Exhibit 4.14.5

CLIFFORD CHANCE LLP
EXECUTION VERSION

THE SYMBOL "[*]" DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TO:
IFM SPV S.R.L.
Via Galileo Galilei 2
39100 Bolzano
Italy
To the attention of: Board of Directors

With copy to:
BANCA FINANZIARIA INTERNAZIONALE S.P.A.
Via V. Alfieri, 1, 31015
Conegliano (TV)
Italy
To the attention of: Managing Director

INTERNATIONAL FLEET FINANCING NO. 2 B.V.
Fourth Floor, 3 George’s Dock, IFSC,
Dublin 1
Ireland
To the attention of: Bryn Cavers-Davies

HERTZ ITALIANA S.R.L.
Via del Casale Cavallari, 204
00145 Rome
Italy
To the attention of: Daniela Dei Agnoli

Bolzano, 7 December 2022

Dear Sirs,

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We refer to the proposal contained in your letter dated the date hereof, the contents of which we reproduce in full below and sign by way of full and unconditioned acceptance thereof.

"TO:
HERTZ FLEET ITALIANA S.R.L.
Via Galileo Galilei 2
39100 Bolzano
Italy
To the attention of: Albana Qoshku

HERTZ ITALIANA S.R.L.
Via del Casale Cavallari, 204
00145 Rome
Italy
To the attention of: Daniela Dei Agnoli

BANCA FINANZIARIA INTERNAZIONALE S.P.A.
Via V. Alfieri, 1, 31015
Conegliano (TV)
Italy
To the attention of: Managing Director

INTERNATIONAL FLEET FINANCING NO. 2 B.V.
Fourth Floor, 3 George’s Dock, IFSC,
Dublin 1
Ireland
To the attention of: Bryn Cavers-Davies

Bolzano, 7 December 2022
Dear Sirs,
RE: Hertz – Italian Master Lease Agreement
We refer to our recent discussions and hereby propose to you the following:

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.IFM SPV S.R.L.
as Italian FleetCo and Lessor
HERTZ ITALIANA S.R.L.
as Italian OpCo and Lessee
Those Permitted Lessees from time to time becoming Lessees hereunder
HERTZ FLEET ITALIANA S.R.L.
as Italian Fleet Servicer and Italian Fleet Seller
INTERNATIONAL FLEET FINANCING NO. 2 B.V.
as Italian Noteholder
and
BANCA FINANZIARIA INTERNAZIONALE S.P.A.
as Italian Master Servicer

ITALIAN MASTER LEASE AGREEMENT

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Table of Contents
Contents    Page

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ITALIAN MASTER LEASE AGREEMENT
BETWEEN
(1)    IFM SPV S.R.L., a limited liability company (società a responsabilità limitata), incorporated and existing under the laws of Italy, pursuant to the Italian Securitisation Law, whose registered office is at Via Galileo Galilei 2, 39100 Bolzano (BZ), Italy, fully paid quota capital of Euro 10,000, fiscal code and registration No. with the companies register of Bolzano number 03185110214, in the process of being enrolled in the elenco delle società veicolo held by the Bank of Italy pursuant to the resolution of the Bank of Italy dated 7 June 2017 and having as its corporate object the realisation of securitisation transactions pursuant to articles 7 and 7.2 of the Italian Securitisation Law (“Italian FleetCo”), acting in its capacity as lessor (in such capacity, the “Lessor”);
(2)    HERTZ ITALIANA S.R.L., a limited liability company (società a responsabilità limitata) incorporated in the Republic of Italy, with registered office at Via del Casale Cavallari, 204 – 00145 Rome, share capital fully paid up equal to Euro 1,635,000, vat number, tax code and number of registration with the register of companies of Rome n. 00433120581, subject to the activity of direction and coordination (soggetta all'attività di direzione e coordinamento) pursuant to article 2497 of the Italian civil code (“Italian OpCo”), acting in its capacity as a lessee (in such capacity as lessee, the “Lessee”);
(3)    those various Permitted Lessees (as defined herein) from time to time becoming Lessees hereunder pursuant to Clause 12 (Additional Lessees) hereof (each an “Additional Lessee”) as lessees (Italian OpCo and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”);
(4)    HERTZ FLEET ITALIANA S.R.L., a limited liability company (società a responsabilità limitata), incorporated in the Republic of Italy, with registered office at Via Galileo Galilei, 2 – 39100, Bolzano, share capital fully paid up equal to Euro 10,000, VAT number, tax code and number of registration, with the register of companies of Bolzano no. 09536331003, as seller of the initial Italian Vehicles (in such capacity, “Italian Fleet Seller”), and as fleet servicer (in such capacity, the “Italian Fleet Servicer”);
(5)    INTERNATIONAL FLEET FINANCING NO.2 B.V., a private company with limited liability (besloten vernootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Amsterdam, the Netherlands and its office at Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland, registered with the Trade Register of the Dutch Chamber of Commerce under the number 34394429 (the “Italian Noteholder”); and
(6)    BANCA FINANZIARIA INTERNAZIONALE S.P.A., breviter Banca Finint S.p.A., a bank incorporated as a joint stock company (società per azioni) under the laws of the Republic of Italy, having its registered office in Via V. Alfieri, 1, 31015 Conegliano (TV), Italy, share capital of Euro 91,743,007.00 fully paid up, tax code and enrolment in the companies' register of Treviso-Belluno no. 04040580963, VAT Group "Gruppo IVA FININT S.P.A." – VAT no. 04977190265, registered in the banks' register held by the Bank of Italy pursuant to article 13 of the Consolidated Banking Act under no. 5580 and in the register of the banking group held by the Bank of Italy as parent company of the Banca Finanziaria Internazionale Banking Group, member of the "Fondo Interbancario di Tutela dei Depositi" and of the "Fondo Nazionale di Garanzia" (the “Italian Master Servicer” and "Banca Finint").
The Lessor, the Lessee and the Italian Master Servicer are hereinafter collectively referred to as the "Parties" and each of them as a "Party".

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Whereas:
(A)    The Lessor has purchased or will purchase title (proprietà) to certain Italian Vehicles from the Italian Fleet Seller (the "Initial Italian Vehicles") on arm’s length terms pursuant to an Italian fleet transfer agreement entered into on or about the date hereof by and between Italian FleetCo and the Italian Fleet Seller (the "Italian Fleet Transfer Agreement"). Pursuant to the Italian Fleet Transfer Agreement, the Italian Fleet Seller and the Lessor may enter into one or more additional deeds for the sale of further Vehicles originally owned by the Italian Fleet Seller. The Lessor will also purchase, subject to certain conditions being satisfied, title (proprietà) to Italian Vehicles from various third party sellers on arm’s-length terms pursuant to one or more other motor vehicle purchase agreements or otherwise, on an ongoing basis.
(B)    The purchase of the Italian Vehicles by the Lessor takes place in the context of a securitisation transaction carried out in accordance with articles 7 and 7.2 of the Italian Securitisation Law (the "Italian Securitisation"), pursuant to which the Lessor will issue a single class of notes (the "Italian Notes") pursuant to the Italian Securitisation Law, The Italian Notes will be subscribed by the Italian Noteholder on the Fifth Amendment Date.
(C)    Furthermore, the Lessor will enter into additional:
(i)    Vehicle Purchasing Agreements pursuant to which Italian FleetCo purchases fleets of Vehicles from a Manufacturer, Dealer or Auction Seller including, without limitation, Manufacturer Programmes and Sale Agreements; and
(ii)    Intra-Group Vehicle Purchasing Agreements pursuant to which Italian FleetCo purchases Non-Program Vehicles from other FleetCo or Opco or another Affiliate of a FleetCo.
(D)    The purchase price of the purchased Vehicles will be funded by the Italian FleetCo in the context of the Italian Securitisation (a) for the Initial Italian Vehicles and further Vehicles' purchases from the Italian Fleet Seller in accordance with the terms of the Italian Fleet Transfer Agreement, through the net proceeds of the issuance of the Italian Notes on the Fifth Amendment Date and (b) for any further sales of Vehicles from the Manufacturers, Dealers and/or Auction Sellers, from time to time, through the Italian Collections (together with the Advance(s) made available to Italian FleetCo pursuant to the Italian Note Purchase agreement) in accordance with the Italian Priority of Payments.
(E)    The activity financed by Italian FleetCo through the Italian Securitisation shall comprise (i) the leasing of the purchased Italian Vehicles, and (ii) the resale or on-sale of the Lease Vehicles to, among others, the Manufacturers and/or Dealers mentioned above, whereby the proceeds deriving from such leasing activity and sale of Lease Vehicles will be used by Italian FleetCo to pay, among other things, the transaction costs of the Italian Securitisation and to make any payments with respect to interests accrued and principal due on the Italian Notes.
(F)    Italian FleetCo, as Lessor (locatore), desires to lease (concedere in leasing operativo) to Italian OpCo, as Lessee (conduttore), and Italian OpCo, as Lessee (conduttore), intends to lease from the Lessor (locatore) certain Lease Vehicles for use in connection with the business of Italian OpCo, including use by such Lessee’s employees, directors, officers, representatives, agents and other business associates in their personal or professional capacities, in accordance with the terms hereof.
(G)    Pursuant to this Agreement, Italian FleetCo, as Lessor (locatore), may also lease (concedere in leasing operativo) certain Lease Vehicles to each entity who is a Permitted Lessee pursuant to Clause 12 (Additional Lessees) below (each an “Additional Lessee” and, together with Italian OpCo, the "Lessees"),

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(H)    On the date hereof, the Lessor entered into a fleet servicing agreement with, amongst others, the Italian Fleet Servicer (the "Italian Fleet Servicing Agreement"), pursuant to which Italian FleetCo, with the acknowledgment of the Italian Master Servicer and upon direction of the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), has appointed the Italian Fleet Servicer to act as its lawful agent (mandatario con rappresentanza) pursuant to article 1704 of the Italian Civil Code, also in the interest of the Italian Noteholder, to perform the management of the fleets of Italian Vehicles purchased from time to time by Italian FleetCo under the Italian Securitisation, including all the Lease Vehicles leased (concesse in leasing) to the Lessee pursuant to this Agreement through the performance of the services identified under the Italian Fleet Servicing Agreement for the purposes of the Italian Securitisation Law.
The Parties hereby agree as follows
1    Definitions and Construction
1.1    Definitions
Except as otherwise defined herein, capitalised terms used herein shall have the meanings assigned to such terms in the master definitions and constructions agreement (the “Master Definitions and Constructions Agreement”) a draft of which is attached hereto as Schedule 8 (Draft Master Definitions and Construction Agreement). The principles of interpretation and construction set out in the Master Definitions and Constructions Agreement shall apply to this Agreement. It is hereby agreed that, should the attached Master Definitions and Constructions Agreement be amended on or about the Fifth Amendment Date, the new version executed by, among others, the Parties will be deemed to form an integral and essential part of this Agreement in replacement of the version originally attached hereto.
1.2    Rules of Construction
1.2.1    In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires, words and expressions used have the constructions ascribed to them in clause 2 (Principles of Interpretation and Construction) of the Master Definitions and Constructions Agreement.
1.2.2    If any obligations of a Party to this Agreement or provisions of this Agreement are subject to or contrary to any mandatory principles of applicable law, compliance with such obligations and/or provisions of this Agreement shall be deemed to be subject to such mandatory principles (or waived) to the extent necessary to be in compliance with such law.
1.2.3    In this Agreement, the term “sub-lease” means any underlease, sub-lease, license or mandate in relation to the use of a Lease Vehicle between a Lessee as lessor and a sub-lessee as lessee but does not include, for the avoidance of doubt, any arrangements and normal business operations involving the ultimate return of Lease Vehicles from locations not operated by a Lessee to drop locations of such Lessee (and ancillary use or transportation of such Lease Vehicles in relation thereto).
1.2.4    Words in Italian used in this Agreement and having a specific legal meaning should prevail over the English translation.
1.2.5    In this Agreement, Clauses marked as [Reserved] are included only for the purpose of ensuring the numbering consistency across similar documents in other jurisdictions in the context of the Securitisation.

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1.3    Role of the Italian Master Servicer
Pursuant to a master servicing agreement (the "Master Servicing Agreement") entered into on or prior to the date of this Agreement, Italian FleetCo appointed Banca Finint as Italian Master Servicer of the Italian Securitisation, in the name and on behalf of the Italian FleetCo, with the duty of, among other things, (a) acting as the "soggetto incaricato della riscossione dei crediti ceduti e dei servizi di cassa e di pagamento" pursuant to article 2, sub-paragraph 3 of the Italian Securitisation Law and (b) verifying that the Italian Securitisation is in compliance with applicable Italian law and the Bank of Italy's regulations and consistent with the Italian Information Memorandum (being the "Prospetto Informativo") in accordance with article 2, sub-paragraph 6-bis of the Italian Securitisation Law and with any relevant applicable regulation, including Bank of Italy Regulation No. 285 of 17 September 2013, as amended, supplemented and/or superseded from time to time ("Regulation 285").
1.4    Role of the Italian Fleet Servicer
The Parties acknowledge that pursuant to the Italian Fleet Servicing Agreement, the Lessor, with the acknowledgment of the Italian Master Servicer, has appointed the Italian Fleet Servicer to perform, among other things, certain obligations under the Italian Fleet Servicing Agreement, and such performance shall discharge the relevant obligations to the same extent as if the Italian FleetCo had performed them. Furthermore, in accordance with the Italian Fleet Servicing Agreement, the Italian FleetCo will agree that the Italian Fleet Servicer will exercise the rights and actions, in the name and on behalf of the Italian FleetCo, against the Manufacturers arising from the statutory warranties due by such Manufacturers as well as all conventional warranties set out in the applicable motor vehicle purchase agreements, all (present and future) legal proceedings exercisable by the Italian FleetCo against any Manufacturer or against any third party connected therewith and/or resulting from the exercise of such warranties (including, without limitation, any action aiming at the termination of the relevant sale (azione di risoluzione), arising from any hidden defect of the Lease Vehicle (azione di garanzia per vizi), and/or arising from any third party rights purported in respect of Lease Vehicles (azione di garanzia per evizione).
1.5    Lessor's capacity
For all purposes, the Lessee hereby acknowledges and agrees that the Lessor is not a Manufacturer, repairer or servicing agent in respect of any Lease Vehicle.
1.6    Segnalazione certificata inizio attività (SCIA)
Italian FleetCo hereby confirms and represents, also for the benefit of the Italian Noteholder and the Italian Master Servicer, that it does not have any knowledge (constructive or actual), nor is in receipt, of an objection by the competent authorities to the "Segnalazione certificata di inizio attività" (SCIA) filing and any related certificate filing, made by Italian FleetCo with the Municipality of Bolzano on 5 December 2022. This representation is given on the date hereof and shall be deemed to be repeated on the date on which any Further Italian Vehicles are sold and transferred by the Italian Fleet Seller to Italian FleetCo.
1.7    Effectiveness
Subject to Clause 2.7 (Condition subsequent), the Parties hereto acknowledge and agree that this Agreement shall become effective on the date on which Italian FleetCo has received the letter of acceptance of the contractual proposal relating to this Agreement consistent with such proposal.

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1.8    Article 1411 of the Italian Civil Code
Each of the Italian Noteholder, the Italian Master Servicer and the Italian Fleet Servicer hereby declares that it accepts, for the purposes of article 1411 et seq. of the Italian Civil Code, the rights and benefits in its favour set out in this Agreement. The Parties acknowledge that, by declaring that it accepts the above-mentioned rights and benefits under this Agreement, the Italian Noteholder, the Italian Master Servicer and the Italian Fleet Servicer shall have no liabilities to, and will not assume or have any obligations of, any other Party to this Agreement.
This Agreement contains stipulations by the Parties in favour of the Italian Noteholder in accordance with article 1411 of the Italian Civil Code, which will be separately accepted by the Italian Noteholder through execution of the Italian Intercreditor Agreement and other Italian Related Documents.
1.9    Data Protection and Privacy Law provisions
1.9.1    Where necessary to enable the Italian OpCo to deliver the services hereunder, for such purposes Italian FleetCo authorises the Italian OpCo to process personal data on behalf of Italian FleetCo in accordance with this Clause. When the Italian OpCo processes such personal data, the Italian OpCo shall take appropriate technical and organisational measures designed to protect against unauthorised or unlawful processing or personal data and against accidental loss or destruction of, or damage to, personal data. In particular, the Italian OpCo shall process personal data only for the purposes contemplated by this Agreement and shall act only on the instructions of Italian FleetCo (given for such purposes) and shall comply at all times with the principles and provisions set out in the Regulation (EU) 2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (and any subsequent amendments thereto) as if applicable to the Italian OpCo directly and any other applicable laws. The Italian OpCo shall answer the reasonable enquiries of Italian FleetCo to enable Italian FleetCo to monitor the Italian OpCo’s compliance with this Clause and the Italian OpCo shall not sub-contract its processing of personal data without the prior written consent of Italian FleetCo.
1.9.2    For the purposes of the above, Italian FleetCo hereby appoints, pursuant to and for the purpose of article 29, paragraphs 1 and 3 of the Italian Privacy Code, the Italian OpCo, and the Italian OpCo accepts such appointment, as responsible (responsabile del trattamento) (in such capacity, a "Privacy Law Responsible Person") for the treatment of the personal data from time to time transferred to the Italian OpCo pursuant to this Agreement and the Italian OpCo agrees to follow the instructions given by Italian FleetCo in relation to such treatment as set out in Schedule 9 (Atto di nomina del responsabile del trattamento dei dati personali).
2    Nature of Agreement
(a)    Each of the Lessee and the Lessor acknowledges that the relationship between the Lessor and the Lessee pursuant to this Agreement shall be only that of a lessor (locatore) and a lessee (conduttore) and that any lease of Lease Vehicles granted pursuant to this Agreement shall be an operating lease governed (leasing operativo) by Italian law and title to the Lease Vehicles will at all times remain with the Lessor. No Lessee shall acquire by virtue of this Agreement any right, title or interest in or option to purchase any Lease Vehicles leased to it whatsoever, other than the right of possession and use as provided by this Agreement.

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(b)    Each of the Lessor and the Lessee hereby confirms to and for the benefit of the Italian Noteholder, that it is the intention of each of the Lessor and the Lessee that:
(1)    this Italian Master Lease constitutes a single indivisible lease of all the Vehicles subject to such Italian Master Lease and not separate leases governed by similar terms; and
(2)    this Italian Master Lease is intended for all purposes (including bankruptcy) to the maximum extent permitted by the applicable law, to be a single lease with respect to all Vehicles subject to such Italian Master Lease.
2.1    Lease of Vehicles
2.1.1    Purchase of Initial Italian Vehicles and further Lease Vehicles from Italian FleetCo Seller.
(A)    On or prior to the date of this Agreement, the Italian Fleet Seller shall have transferred to Italian FleetCo the Initial Italian Vehicles to which it has legal title on the date hereof.
(B)    On the date hereof and subject to the terms and provisions hereto, (A) the Lessor shall lease to the Lessee and (B) the Lessee shall lease from the Lessor, in each case, all Vehicles transferred pursuant to Sub-Clause 2.1.1(A) above.
(C)    The capitalized cost of each Vehicle leased pursuant to this Clause 2.1 shall be equal to such Vehicle's Net Book Value immediately prior to such Vehicle's Lease Vehicle Commencement Date.
2.1.2    Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Clause 2.1.3 (Conditions Precedent to Lease of Lease Vehicles)), the Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, those certain Lease Vehicles identified on Lease Vehicle Acquisition Schedules and Intra-Lease Lessee Transfer Schedules produced from time to time by or on behalf of such Lessee pursuant to Clauses 2.1.4 (Lease Vehicle Purchases and Lease Vehicle Acquisition Schedules) and 2.2.2 (Intra-Lease Transfers), respectively.
2.1.3    Conditions Precedent to Lease of Lease Vehicles. The agreement of the Lessor to commence leasing any Lease Vehicle to the Lessee hereunder is subject to the following conditions precedent being satisfied at the time (i) of the relevant transfer of the Vehicles included in the Initial Italian Vehicles or (ii) the Lessor orders such Lease Vehicles and will continue to be satisfied when the Lease Vehicles are delivered to Italian FleetCo or to its order:
(A)    No Default. No Lease Event of Default shall have occurred and be continuing on the Vehicle Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder, and no Potential Lease Event of Default with respect to any event or condition specified in Clause 9.1.1 (Events of Default), Clause 9.1.5 (Events of Default) or Clause 9.1.8 (Events of Default) shall have occurred and be continuing on the Vehicle Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder;

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(B)    Funding. Save for the purchase of the Lease Vehicles included in the Initial Italian Vehicles, Italian FleetCo shall have sufficient available funding to purchase such Lease Vehicle.
(C)    Representations and Warranties. The representations and warranties contained in Clause 7 (Certain Representations and Warranties) are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date);
(D)    Eligible Vehicle. Such Lease Vehicle is an Eligible Vehicle or in the case of any Credit Vehicle will be an Eligible Vehicle following payment of the purchase price in respect thereof;
(E)    Vehicle Purchasing Agreement. Such Lease Vehicle has been ordered in accordance with the terms of the relevant Vehicle Purchasing Agreement and in compliance with the Required Contractual Criteria;
(F)    Lease Expiration Date. The Lease Expiration Date has not occurred;
(G)    Payment. If such Lease Vehicle was purchased by Italian FleetCo on non-credit terms, Italian FleetCo has paid in full the purchase price for such Lease Vehicle and if such Lease Vehicle was purchased on credit terms by Italian FleetCo, such Lease Vehicle has been delivered to or (as the case may be) is available for collection by Italian FleetCo; and
(H)    Past leases. If such Lease Vehicle was purchased at the time of the Initial Italian Vehicles transfer, any previous leases over such Lease Vehicles have been terminated or otherwise expired in accordance with their terms (the "Terminated Italian Master Lease").
2.1.4    Lease Vehicle Purchases and Lease Vehicle Acquisition Schedules
(A)    The Lessee may from time to time request that the Lessor acquires vehicles for the purpose of leasing such vehicles in accordance with the terms of this Agreement. The Lessor may, in its absolute discretion, and provided that the conditions precedent in Clause 2.1.3 (Conditions Precedent to Lease of Lease Vehicles) above have been satisfied or waived by Italian FleetCo (as directed by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), order (or cause to be order by the Italian Fleet Servicer on its behalf) the relevant Vehicles in accordance with the terms of the relevant Vehicle Purchasing Agreement.
(B)    The Lessor shall not incur any Liability of any type whatsoever if it does not or cannot accept any order of new Vehicle (including if the conditions precedent set out under Clause 2.1.3 (Conditions Precedent to Lease of Lease Vehicles) are satisfied).
(C)    [Reserved].
(D)    The Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the vehicles which the Lessor has acquired pursuant to a

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Vehicle Purchasing Agreement following a request by the Lessee, which schedules shall include the Basic Lease Vehicle Information (each such schedule, substantially in the form of Schedule 6 (Form of Lease Vehicle Acquisition Schedule) hereto, a “Lease Vehicle Acquisition Schedule”). The Lessee hereby agrees that each such delivery of a Lease Vehicle Acquisition Schedule shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favour of the Lessor, that each condition precedent to the leasing of the Lease Vehicles identified in such Lease Vehicle Acquisition Schedule has been satisfied as of the date on which the relevant Lease Vehicles were ordered and delivered.
(E)    During the period from the Vehicle Lease Commencement Date in respect of a Lease Vehicle to the date that such Lease Vehicle is first identified on a Lease Vehicle Acquisition Schedule, the existence of a lease between the Lessor and a Lessee in respect of that Lease Vehicle shall be evidenced and determined by reference to the records of the Lessor (which such records shall be held to be correct for all purposes unless manifestly erroneous).
(F)    The Lease Vehicle Acquisition Schedule for each Lease Vehicle to be leased hereunder on the date hereof shall be substantially in the form as set out in Schedule 6 (Form of Lease Vehicle Acquisition Schedule).
2.1.5    The Lessee shall indemnify the Lessor in respect of any Liabilities which the Lessor may suffer in circumstances where the Lessor has ordered a Vehicle or Vehicles in accordance with the terms of the relevant Vehicle Purchasing Agreement and (i) the Lessee has cancelled or amended the aforementioned Vehicle or Vehicles and/or (ii) the Lessor has accepted an order but subsequently is made aware of an event which would give rise to a Master Lease Termination Notice being served and rejects such notice, and/or (iii) a lease is not entered into by the date on which the Lessor pays the purchase price for such Vehicle or Vehicles (including, without limitation, where a lease is not entered into because the conditions precedent in Clause 2.1.3 (Conditions Precedent to Lease of Lease Vehicles) above are not satisfied).
2.1.6    Lease Vehicle Acceptance or Non-conforming Lease Vehicle Rejection
(A)    Subject to paragraph (B) below, with respect to any vehicle identified on a Lease Vehicle Acquisition Schedule and made available for lease by the Lessor to the Lessee, such Lessee shall have the right to inspect such vehicle within 5 (five) days of receipt (or such shorter period as may be contemplated under the applicable Vehicle Purchasing Agreement) (the “Inspection Period”) of such vehicle and either accept or, if such vehicle is a Non-conforming Lease Vehicle, reject such vehicle, provided that such Lessee shall be deemed to have accepted such vehicle as a Lease Vehicle unless it has notified the Lessor in writing that such vehicle is a Non-conforming Lease Vehicle during the Inspection Period (the delivery date of such written notice, the “Rejection Date”). If such Lessee timely notifies the Lessor that such vehicle is a Non-conforming Lease Vehicle, then such Non-conforming Lease Vehicle with respect to which such Lessee has so notified the Lessor shall be a “Rejected Vehicle”.
(B)    Notwithstanding paragraph (A) above, a Lessee will only be entitled to reject any Lease Vehicle delivered to it by or on behalf of the Lessor (A) if the Lessor is itself entitled to reject such Lease Vehicle under the relevant Vehicle Purchasing

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Agreement pursuant to which such Vehicle was ordered and (B) subject to the same conditions (to the extent applicable) as to rejection as may be applicable to the Lessor under the relevant Vehicle Purchasing Agreement in respect of such Vehicle.
(C)    [Reserved]
2.2    Certain Transfers
2.2.1    Sales to Lessee. Unless a Lease Event of default has occurred and is continuing, the Lessor may sell a Lease Vehicle during such Lease Vehicle’s Vehicle Term to the relevant Lessee for an amount equal to the net book value under GAAP of such Lease Vehicle and in any event, subject to compliance with arm’s length principles.
2.2.2    Intra-Lease Transfers. From time to time, a particular Lessee (the “Transferor Lessee”) may desire to cease leasing a Lease Vehicle hereunder and another Lessee (the “Transferee Lessee”) may desire to commence leasing such Lease Vehicle hereunder. Upon delivery by such Lessee to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Transferor Lessee to such Transferee Lessee (such notice, an “Intra-Lease Lessee Transfer Schedule”), each Lease Vehicle identified in such Intra-Lease Lessee Transfer Schedule shall cease to be leased by the Transferor Lessee and shall contemporaneously commence being leased to the Transferee Lessee, provided that such transfer does not result in the breach of any prescribed limits relating to Lease Vehicles set out in the Related Documents. The Lessee agrees that upon such a transfer of any Lease Vehicle from one Lessee to another Lessee pursuant to this Agreement, such Transferor Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Intra-Lease Lessee Transfer Schedule may be delivered electronically and may be delivered directly by either the applicable Transferor Lessee or the applicable Transferee Lessee or on behalf of either such party by any agent or designee of such party.
2.3    Transfer of Risks
As of the relevant Vehicle Lease Commencement Date, and until the later of:
(a)    the Vehicle Lease Expiration Date; or
(b)    such time at which the Lessee and the relevant sub-lessee (if any) no longer possesses such Lease Vehicle and the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Lease Vehicle has been transferred to any third party, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Lease Vehicle, however caused or occasioned, and all other risks and liabilities relating to the Lease Vehicle.
2.4    Return
2.4.1    Lessee Right to Return. The Lessee may return any Lease Vehicle (other than any Lease Vehicle that has experienced a Casualty or become an Ineligible Vehicle) then leased by such Lessee at any time prior to such Lease Vehicle’s Italian Master Lease Scheduled Expiration Date to the Italian Fleet Servicer (who will act on behalf of the Italian FleetCo and in accordance with the Italian Fleet Servicing Agreement) at the location for such Lease Vehicle’s return reasonably specified by the Italian Fleet Servicer, provided that, for the avoidance of doubt, the Vehicle Term for such Lease Vehicle will continue until the

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Vehicle Lease Expiration Date thereof, notwithstanding the prior return of such Lease Vehicle pursuant to this Sub-Clause 2.4.1 (Lessee Right to Return).
2.4.2    Lessee Obligation to Return.
(A)    The Lessee shall return (or shall oblige any sublessee to return) each Lease Vehicle leased by such Lessee on or prior to such Lease Vehicle’s Italian Master Lease Scheduled Expiration Date to the Italian Fleet Servicer (who will act on behalf of the Italian FleetCo and in accordance with the Italian Fleet Servicing Agreement) at the location for such Lease Vehicle’s return reasonably specified by the Italian Fleet Servicer (or in the case of sub-lease to another jurisdiction pursuant to condition 5.2.2(E) below where the servicer of such relevant jurisdiction will dispose of such Lease Vehicle on the Italian Fleet Servicer's behalf, at the location for such Lease Vehicle’s return reasonably specified by the servicer of such relevant jurisdiction, including for the avoidance of doubt at a location in such other jurisdiction) (taking into account transportation costs and expected realisable disposition proceeds).
(B)    The Lessee shall return each Lease Vehicle leased by such Lessee upon the Vehicle Lease Expiration Date to the Lessor unless a Disposition Date has occurred in respect of such Lease Vehicle.
2.5    Redesignation of Vehicles
2.5.1    Mandatory Program Vehicle to Non-Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Program Vehicle leased by the Lessee hereunder as of any date of determination, the Lessor shall on the date specified in Clause 2.5.4 (Timing of Redesignations) redesignate such Lease Vehicle as a Non-Program Vehicle, if:
(A)    a Manufacturer Event of Default is continuing with respect to the Manufacturer of such Lease Vehicle as of such date; or
(B)    as of any such date occurring after the Minimum Program Term End Date with respect to such Lease Vehicle, such Lease Vehicle was returned as of such date pursuant to the terms of the Manufacturer Program with respect to such Lease Vehicle, the Manufacturer of such Lease Vehicle would not be obliged to pay a repurchase price for such Lease Vehicle, or guarantee the disposition proceeds to be received for such Vehicle, in each case in an amount at least equal to (1) the Net Book Value of such Lease Vehicle, as of such date, minus (2) the Final Base Rent that would be payable in respect of such Lease Vehicle, assuming that such date were the Disposition Date for such Lease Vehicle, minus (3) the Excess Mileage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (4) the Excess Damage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (5) the Pre-VLCD Program Vehicle Depreciation Amount paid or payable with respect to such Lease Vehicle, as of such date, minus (6) the Program Vehicle Depreciation Assumption True-Up Amount paid or payable with respect to such Lease Vehicle, as of such date.
2.5.2    Optional Program Vehicle to Non-Program Vehicle Redesignations. In addition to Clause 2.5.1 (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) and without limitation thereto, with respect to any Lease Vehicle that is a Program Vehicle

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leased by the Lessee hereunder as of any date of determination, such Lessee may redesignate such Lease Vehicle as a Non-Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee), provided that such Lessee shall not redesignate any Program Vehicle as a Non-Program Vehicle pursuant to this Clause 2.5.2 if, after giving effect to such redesignation, an Aggregate Asset Amount Deficiency would exist, unless such redesignation would decrease the amount of such Aggregate Asset Amount Deficiency.
2.5.3    Non-Program Vehicle to Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Non-Program Vehicle leased by the Lessee hereunder as of any date of determination, if such Lease Vehicle was previously designated as a Program Vehicle, then such Lessee may redesignate such Lease Vehicle as a Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee), provided that such Lessee may not redesignate any such Lease Vehicle as a Program Vehicle if such Lease Vehicle would then be required to be redesignated as a Non-Program Vehicle pursuant to Clause 2.5.1 (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) after designating such Lease Vehicle as a Program Vehicle.
2.5.4    Timing of Redesignations. With respect to any redesignation to be effected pursuant to Clause 2.5.1 (Mandatory Program Vehicle to Non-Program Vehicle Redesignations), such redesignation shall occur as of the first calendar day of the calendar month following the date on which the applicable event or condition described in Clause 2.5.1(B) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) occurs. With respect to any redesignation to be effected pursuant to Clause 2.5.2 (Optional Program Vehicle to Non-Program Vehicle Redesignations) or 2.5.3 (Non-Program Vehicle to Program Vehicle Redesignations), such redesignation shall occur as of the first calendar day of the calendar month immediately following the calendar month of the date written notice was delivered by the applicable Lessee of such redesignation.
2.5.5    Program Vehicle to Non-Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Non-Program Vehicle pursuant to Clause 2.5.1 (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) or Clause 2.5.2 (Optional Program Vehicle to Non-Program Vehicle Redesignations), the Lessee of such Lease Vehicle as of the close of business on the date of such redesignation shall pay to the Lessor on the Payment Date following the effective date of such redesignation, as determined in accordance with Clause 2.5.4 (Timing of Redesignations), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle over the Market Value of such Lease Vehicle, in each case, as of the date of such redesignation (such excess, if any, for such Lease Vehicle, a “Redesignation to Non-Program Amount”).
2.5.6    Non-Program Vehicle to Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Program Vehicle pursuant to Clause 2.5.3 (Non-Program Vehicle to Program Vehicle Redesignations), the Lessor shall pay to the Lessee of such Lease Vehicle on the Payment Date following the effective date of such redesignation, as determined in accordance with Clause 2.5.4 (Timing of Redesignations), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle (as of the date of such redesignation and calculated assuming that such Lease Vehicle had never been designated as a Non-Program Vehicle) over the Net Book Value of such Lease Vehicle (as of the date of such redesignation but without giving effect to such Lease Vehicle’s redesignation as a

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Program Vehicle) (such excess, if any, for such Lease Vehicle and such redesignation, the “Redesignation to Program Amount”), provided that:
(A)    no payment shall be required to be made and no payment may be made by the Lessor pursuant to this Clause 2.5.6 to the extent that an Amortization Event or a Potential Amortization Event exists or would be caused by such payment;
(B)    the amount of any such payment to be made by the Lessor on any such date shall be capped at and be paid from (and the obligation of the Lessor to make such payment on such date shall be limited to) the amount of funds available to the Lessor on such date, at any time in accordance with Clause 16 (Non-petition and Limited Recourse) below; and
(C)    if any such payment from the Lessor is limited in amount pursuant to the foregoing paragraph (A) or (B), the Lessor shall pay to such Lessee the funds available to the Lessor on such Payment Date and shall pay to such Lessee on each Payment Date thereafter the amount available to the Lessor until such Redesignation to Program Amount has been paid in full to such Lessee.
2.6    Hell-or-High-Water Lease
Each Lessee’s obligation to pay all rent and other sums hereunder shall be absolute and unconditional, and shall not be subject to any abatement, set-off (except as required under Clause 4.8.6 Tax gross-up below), counterclaim, deduction or reduction for any reason whatsoever. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including, without limitation:
2.6.1    any defect in the condition, merchantability, quality or fitness for use of the Lease Vehicles or any part thereof;
2.6.2    any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Lease Vehicles or any part thereof;
2.6.3    any restriction, prevention or curtailment of or interference with any use of the Lease Vehicles or any part thereof;
2.6.4    any defect in or any Security on title to the Lease Vehicles or any part thereof;
2.6.5    any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of such Lessee or the Lessor;
2.6.6    any bankruptcy, insolvency, reorganisation, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court;
2.6.7    any claim that such Lessee has or might have against any Person including, without limitation, the Lessor;
2.6.8    any failure on the part of the Lessor or such Lessee to perform or comply with any of the terms hereof or of any other agreement;
2.6.9    any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Italian Related Documents or any provision of any thereof, in each case whether against or by such Lessee or otherwise;

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2.6.10    any insurance premiums payable by such Lessee with respect to the Lease Vehicles; or
2.6.11    any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable.
To the maximum extent permitted by the applicable law this Agreement shall not be cancellable by the Lessee (subject to Clause 26 (Lessee Termination and Resignation)) and, except as expressly provided by this Agreement, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement or to any diminution or reduction of Rent or other amounts payable by such Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.
2.7    Condition subsequent
The lease of the Vehicles purchased by Italian FleetCo under this Agreement is taking place within the context of the issue of the Italian Notes. Therefore, the Parties hereby agree and acknowledge that:
2.7.1    in the event that the Italian Notes are not issued and subscribed for by the Fifth Amendment Date, each of the Parties shall be automatically released and discharged from its obligations under this Agreement which shall be automatically terminated;
2.7.2    save for the provisions of article 1358 of the Italian Civil Code, the termination of this Agreement under this Clause 2.7 shall not give rise to any cost or charge for the Parties, nor will it give them any right or action for indemnity or liability; and
2.7.3    in the event this Agreement is terminated pursuant to this Clause 2.7, the Parties undertake to perform all necessary or reasonable activities to allow each of them to return to their original legal and accounting positions.
3    Term
3.1    Vehicle Term
3.1.1    Vehicle Lease Commencement Date. The “Vehicle Lease Commencement Date” with respect to any Lease Vehicle shall mean the date referenced in the applicable Lease Vehicle Acquisition Schedule with respect to such Lease Vehicle, provided that:
(A)    in respect of Lease Vehicles which were leased under the Terminated Italian Master Lease, such date shall be the date hereof;
(B)    in respect of Lease Vehicles to be leased pursuant to this Agreement and which were not leased under the Terminated Italian Master Lease, in no event shall such date be a date later than (i) the date that funds are expended by Italian FleetCo to acquire such Lease Vehicle or (ii) if earlier, the date on which the Lease Vehicle is delivered, (such date of payment, the “Vehicle Funding Date” for such Lease Vehicle).

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3.1.2    Vehicle Term for Lease Vehicles. The “Vehicle Term” with respect to each Lease Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of:
(A)    the Disposition Date with respect to such Lease Vehicle;
(B)    if such Lease Vehicle becomes a Rejected Vehicle, the Rejection Date with respect to such Rejected Vehicle; and
(C)    the Italian Master Lease Scheduled Expiration Date,
the earliest of such three dates being referred to as the “Vehicle Lease Expiration Date” for such Lease Vehicle, provided that, in relation to paragraph (C) above, no Vehicle Lease Expiration Date will occur if an Italian Master Lease Extension Agreement has been executed within five (5) Business Days of the Italian Master Lease Scheduled Expiration Date.
3.1.3    [Reserved]
3.1.4    Lease Vehicles with Multiple Vehicle Terms. For the avoidance of doubt, with respect to any Lease Vehicle that experiences more than one Vehicle Term pursuant to this Agreement, each such Vehicle Term with respect to such Lease Vehicle will be treated as an independent Vehicle Term for all purposes hereunder.
3.1.5    Extension/Renewal of Term. So long as no Lease Event of Default is continuing under this Agreement, any lease of Lease Vehicles hereunder may be extended/renewed by the execution by the Lessor and the applicable Lessee of a Italian Master Lease Extension Agreement in substantially the form set out in Schedule 7 (Form of Italian Master Lease Extension/Renewal Agreement) on or before the Italian Master Lease Scheduled Expiration Date (or within 5 (five) Business Days after the Italian Master Lease Scheduled Expiration Date) in which circumstance the lease of the relevant Lease Vehicle will expire on the immediately following Italian Master Lease Scheduled Expiration Date (and, notwithstanding any provision herein to the contrary, such lease shall have remained in full force and effect during such 5 (five) Business Day period following the relevant Italian Master Lease Scheduled Expiration Date). The Italian Master Lease Extension Agreement shall become effective on the date stated therein (subject to the deemed extension provision in this Sub-Clause 3.1.5 (Extension/Renewal of Term)).
3.2    Italian Master Lease Term
The “Lease Commencement Date” shall mean the date of signing of this Agreement. The “Lease Expiration Date” shall mean the later of (i) the date of the final payment in full or cancellation of the Italian Notes in accordance with the Italian Terms and Conditions and (ii) the Vehicle Lease Expiration Date for the last Lease Vehicle leased by the Lessee hereunder, provided that such lease may be renewed in accordance with Clause 3.1.5 (Extension/Renewal of Term) above. The “Term” of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.
4    Rent and Lease Charges
The Lessee will pay Rent due and payable on a monthly basis as set forth in this Clause 4 (Rent and Lease Charges).

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4.1    Depreciation Records and Depreciation Charges
On each Business Day, the Lessor shall establish or cause to be established the Depreciation Charge with respect to each Lease Vehicle, and the Lessor shall maintain, and upon request by a Lessee, deliver or cause to be delivered to such Lessee a record of such Depreciation Charges (such record, the “Depreciation Record”) with respect to each Lease Vehicle leased by such Lessee as of such date, the delivery of which may be satisfied by the Lessor posting or causing to be posted such depreciation records to a password-protected website made available to such Lessee or by any other reasonable means of electronic transmission (including, without limitation, email or other file transfer protocol), and may be made directly by the Lessor or on its behalf by any agent or designee of the Lessor.
4.2    Monthly Base Rent
With respect to any Payment Date and any Lease Vehicle (other than a Lease Vehicle with respect to which the Disposition Date occurred during such Related Month), the “Monthly Base Rent” with respect to such Lease Vehicle for such Payment Date shall equal the pro rata portion (based upon the number of days in the Related Month with respect to such Payment Date that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the last day of such Related Month calculated on a 30/360 day basis.
4.3    Final Base Rent
With respect to any Payment Date and any Lease Vehicle with respect to which the Disposition Date occurred during such Related Month, the “Final Base Rent” with respect to any such Lease Vehicle for such Payment Date shall be an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of such Disposition Date, calculated on a 30/360 day basis.
4.4    Program Vehicle Depreciation Assumption True-Up Amount
If the Program Vehicle Depreciation Assumption True-Up Amount with respect to any Lease Vehicle is a positive number as of the first day following the end of the Estimation Period for such Lease Vehicle, then the Lessee of such Lease Vehicle shall pay the Lessor such Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle in accordance with Clause 4.7 (Payments).
4.5    Monthly Variable Rent
The “Monthly Variable Rent” for each Payment Date and each Lease Vehicle other than a Lease Vehicle which was a Credit Vehicle on the last day of the Related Month with respect to such Payment Date (w) leased hereunder as of the last day of the Related Month with respect to such Payment Date, (x) the Disposition Date in respect of which occurred during such Related Month, or (y) that was purchased by the applicable Lessee during such Related Month, in each case shall equal the product of:
(A)    the sum of:
(a)    all interest that has accrued on the Italian Note during the Interest Period for the Italian Note ending on the second Business Day immediately preceding the Determination Date immediately preceding such Payment Date; plus
(b)    all Italian Carrying Charges with respect to such Payment Date; and

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(B)    the quotient (the “VR Quotient”) obtained by dividing:
(a)    the Net Book Value of such Lease Vehicle as of the last day of such Related Month (or, if earlier, the Disposition Date with respect to such Lease Vehicle); by
(b)    the aggregate Net Book Value as of the last day of such Related Month (or, in any such case, if earlier, the Disposition Date of such Lease Vehicle) of all such Lease Vehicles leased by the Lessor to the Lessee.
4.6    Casualty; Ineligible Vehicles
On the second day of each calendar month, the Lessee shall deliver to the Italian Fleet Servicer (for itself and as agent on behalf of Italian FleetCo) a list containing each Lease Vehicle leased by such Lessee that suffered a Casualty or became an Ineligible Vehicle in the preceding calendar month (each such list, a “Monthly Casualty Report”). Each such delivery may be satisfied by the applicable Lessee posting such Monthly Casualty Report to a password-protected website made available to the Italian Fleet Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee. On the Disposition Date with respect to each Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, (i) the Lessor shall cause title to such Lease Vehicle to be transferred to or at the direction of the Lessee of such Lease Vehicle and (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Lease Vehicle.
4.7    Payments
4.7.1    Subject to Clause 4.7.3, on each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Clause 4.9 (Prepayments), the Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder to the last day of such Related Month (other than any Lease Vehicle the Disposition Date for which occurred during such Related Month):
(A)    the Monthly Base Rent with respect to such Lease Vehicle as of such Payment Date; plus
(B)    the Pre-VLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any; plus
(C)    if the Program Vehicle Depreciation Assumption True-Up Amount owing with respect to such Lease Vehicle as of such Payment Date is a positive number, then such Program Vehicle Depreciation Assumption True-Up Amount minus all amounts previously paid by the applicable Lessee in respect of such Program Vehicle Depreciation Assumption True-Up Amount; plus
(D)    the Monthly Variable Rent with respect to such Lease Vehicle as of such Payment Date; plus
(E)    the Redesignation to Non-Program Amount, if any, with respect to such Lease Vehicle for such Payment Date.
4.7.2    Subject to Clause 4.7.3, on each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Clause 4.9 (Prepayments), the Lessee shall pay to the Lessor an amount equal to the sum of the

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following amounts with respect to each Lease Vehicle leased by such Lessee hereunder as of any day during such Related Month and the Disposition Date for which occurred during such Related Month:
(A)    the Casualty Payment Amount with respect to such Lease Vehicle, if any; plus
(B)    the Final Base Rent with respect to such Lease Vehicle, if any; plus
(C)    the Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any; plus
(D)    the Non-Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any; plus
(E)    the Early Program Return Payment Amount with respect to such Lease Vehicle, if any; plus
(F)    the Monthly Variable Rent owing with respect to such Lease Vehicle for such Payment Date.
4.7.3    The total amount of Rent payable by the Lessee to the Lessor on each Payment Date shall be adjusted by an amount (positive or negative) as reasonably determined by the Italian Fleet Servicer to result in the net income and gains, of the Lessor for the Related Month, calculated in accordance with GAAP, taking into account, inter alia, (i) all interest expenses and other expenses of such Lessor (including, for the avoidance of doubt, such interest and other expenses paid and accrued but not yet paid) (in accordance with GAAP) and (ii) any losses or gains realised as of the last day of the Related Month in respect of the disposal of Non-Program Vehicles by (or on behalf of) the Lessor during such Related Month being equal to one twelfth of the Italian Minimum Profit Amount (the “Rental Adjustment”) provided that the Rental Adjustment shall not result in the Rent being reduced below such amount as is required by the Lessor to make any payments to third parties (including without limitation in respect of interest and other amounts payable to the Italian Noteholder under the Italian Notes) on such Payment Date.
4.8    Making of Payments
4.8.1    All payments hereunder shall be made by the Lessee or one or more of its Affiliates on behalf of such Lessee, to, or for the account of, the Lessor in immediately available funds, without set-off, counterclaim or deduction of any kind, except as required under Clause 4.8.6.
4.8.2    All such payments shall be deposited into the Italian Collection Account not later than 12.00 noon, London time, on such Payment Date.
4.8.3    If the Lessee pays less than the entire amount of Rent (or any other amounts) due on any Payment Date, after giving full credit for all prepayments made pursuant to Clause 4.9 (Prepayments) with respect to amounts due on such Payment Date, then the payment received from such Lessee in respect of such Payment Date shall be first applied to the Monthly Variable Rent due on such Payment Date.
4.8.4    In the event the Lessee fails to remit payment of any amount due under this Agreement on or before the Payment Date or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee shall pay default interest with respect thereto at a rate equal to (i) the effective interest rate payable by Italian FleetCo on any overdue amounts owed by Italian FleetCo with respect to the Italian Note or (ii) if no such

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interest is payable by Italian FleetCo, EURIBOR plus 1.0 per cent, during the period from the Payment Date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid.
4.8.5    EUR is the currency of account payment for any sum due from one party to another under this Agreement.
4.8.6    Tax gross-up:
(A)    The Lessee shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is a Requirement of Law.
(B)    The Lessee shall, promptly upon becoming aware that it is required to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Lessor and the Italian Noteholder accordingly.
(C)    If the Lessee is required by law to make a Tax Deduction, the amount of the payment due by such Lessee shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due to the payee if no Tax Deduction had been required.
(D)    If the Lessee is required to make a Tax Deduction, such Lessee shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(E)    Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Lessee shall deliver to the Lessor and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) evidence reasonably satisfactory to the Lessor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Tax Authority.
4.9    Prepayments
On any Business Day, the Lessee, or one or more of its Affiliates on behalf of such Lessee, may, at its option, make a non-refundable payment to the Lessor of all or any portion of the Rent or any other amount that is payable by such Lessee hereunder on the Payment Date occurring in the calendar month of such date of payment or the next succeeding Payment Date, in advance of such Payment Date.
4.10    Ordering and Delivery Expenses
With respect to any Lease Vehicle to be leased by the Lessee hereunder, such Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Lease Vehicle and all sales and use tax (if any) to the extent that the same have not been included in the Capitalized Cost of such Lease Vehicle, as such inclusion or exclusion has been reasonably determined by the Italian Fleet Servicer.

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4.11    [Reserved]
5    Vehicle Operational Covenants
5.1    [Reserved]
5.1.1    Maintenance and Repairs. With respect to the Lessee and the Lease Vehicles leased by such Lessee hereunder, such Lessee shall pay for all maintenance and repairs. The Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Lease Vehicles leased by such Lessee hereunder, including, but not limited to, fuel, lubricants and coolants. Any improvements or additions to any Lease Vehicles shall become and remain the property of the Lessor, except that any addition to any Lease Vehicle made by the Lessee shall remain the property of such Lessee if such addition can be disconnected from such Lease Vehicle without impairing the functioning of such Lease Vehicle or its resale value, excluding such addition.
5.1.2    Insurance. The Lessee shall:
(A)    arrange for the following insurances to be effected and maintained until the Lease Expiration Date:
(a)    for the Lessor, for itself and, to the extent each or any of the Lessor or a Lessee is required to do so as a Requirement of Law in the jurisdiction in which each or any of the Lessor or a Lessee is located, for any other Person, insurance cover which is a Requirement of Law, including providing protection against:
(I)    liability in respect of bodily injury or death caused to third parties; and
(II)    loss or damage to property belonging to third parties,
in each case arising out of the use of any Lease Vehicle at or above any applicable minimum limits of indemnity/liability as a Requirement of Law or (if higher) which would be considered to be reasonably prudent in the context of the vehicle rental industry (the “Motor Third Party Liability Cover”); and
(b)    for the Lessor, the Italian Noteholder and itself, insurance cover providing protection against public and product liability in respect of Vehicles which the Lessor leases to the Lessee in an amount which would be considered to be reasonably prudent in the context of the vehicle rental industry (the “Public/Product Liability Cover”),
(each an “Insurance Policy” and together the “Insurance Policies”), in each case with licensed insurance companies or underwriters;
(B)    use reasonable endeavours to ensure that the Motor Third Party Liability Cover is endorsed by a non-vitiation clause substantially in the form as set out in Part A (Non-vitiation endorsement) of Schedule 1 (Common Terms of Motor Third Party Liability Cover);
(C)    use reasonable endeavours to ensure that the Motor Third Party Liability Cover is endorsed by a severability of interest clause substantially in the form as set out in

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Part B (Severability of interest) of Schedule 1 (Common Terms of Motor Third Party Liability Cover);
(D)    use reasonable endeavours to ensure that the Motor Third Party Liability Cover is endorsed by a “non-payment of premium” clause substantially in the form as set out in Part C (Notice of non-payment of premium to be sent to the Italian Noteholder) of Schedule 1 (Common Terms of Motor Third Party Liability Cover);
(E)    upon knowledge of the occurrence of an event giving rise to a claim under any of the Insurance Policies, arrange for a claim to be filed with the relevant insurance company or underwriters and provide assistance in attempting to bring the claim to a successful conclusion;
(F)    ensure that the Insurance Policies are renewed or (as the case may be) replaced in a timely manner and shall pay premiums promptly and in accordance with the requirements of the relevant Insurance Policy;
(G)    notify the Lessor and the Italian Noteholder of any material changes to either a Lessee’s or the Lessor’s insurance coverage under any of the Insurance Policies;
(H)    promptly notify the Lessor and the Italian Noteholder of:
(a)    any notice of threatened cancellation or avoidance of any of the Insurance Policies received from the relevant insurer; and
(b)    any failure to pay premiums to the insurer or broker in accordance with the terms of any such Insurance Policies;
(I)    if any of the Insurance Policies are not kept in full force and effect and/or if a Lessee fails to pay any premiums thereunder, the Lessor has the right, but no obligation, to replace the relevant Insurance Policy or to pay the premiums due (if permitted under the relevant Insurance Policy), as the case may be, and in either case, the Lessee shall indemnify the Lessor for the amount of any premium and any Liabilities incurred in relation to replacement of the relevant Insurance Policy or payment of the premiums due by the Lessor, as the case may be (such indemnity shall be immediately due and payable by such Lessee);
(J)    retain custody of the original Insurance Policy documents and any correspondence regarding claims in respect of any of the Insurance Policies affecting the Lessor and shall supply the original Insurance Policy documents only (but not any claims correspondence) to the Italian Liquidation Co-ordinator and (if so requested) supply the Lessor and the Italian Noteholder with copies thereof;
(K)    comply, and use reasonable endeavours to ensure that any Affiliate to which a Lease Vehicle has been sub-leased pursuant to this Agreement and any sub-contractor, if any and to the extent required, complies, with the terms and conditions of the Insurance Policies, and shall not consent to, or voluntarily permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurance Policies;
(L)    in respect of the Public/Product Liability Cover, if such insurance is obtained through a placing broker (or such placing broker is replaced with another), use reasonable endeavours to obtain a letter of undertaking substantially in the form set out in Part A (Public/Product Liability Cover) of Schedule 2 (Insurance Broker Letter of Undertaking); and

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(M)    in respect of the Motor Third Party Liability Cover, if such insurance is obtained through a placing broker (or such placing broker is replaced with another), use reasonable endeavours to obtain a letter of undertaking substantially in the form set out in Part B (Motor Third Party Liability) of Schedule 2 (Insurance Broker Letter of Undertaking).
5.1.3    Ordering and Delivery Expenses. The Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Clause 4.10 (Ordering and Delivery Expenses).
5.1.4    Fees; Traffic Summonses; Penalties and Fines. With respect to the Lessee and the Lease Vehicles leased by such Lessee hereunder and notwithstanding the fact that the Lessor is the legal owner of any Italian Vehicle, the Lessee shall be responsible for the payment of all registration fees, title fees, licence fees or other similar governmental fees and taxes, excluding Italian car registration tax (imposta provinciale di trascrizione), but including Italian motor vehicle duty (tassa automobilistica) and all costs and expenses in connection with the transfer of title of, or reflection of the interest of any security holder in, any Lease Vehicle, traffic summonses, penalties, judgments and fines incurred with respect to any Lease Vehicle during the Vehicle Term for such Lease Vehicle or imposed during the Vehicle Term for such Lease Vehicle by any Governmental Authority with respect to such Lease Vehicles and any premiums relating to any of the Insurance Policies under Clause 5.1.2 (Insurance), in connection with such Lessee’s operation of such Lease Vehicles. The Lessor may, but is not required to, make any and all payments pursuant to this Clause 5.1.4 on behalf of such Lessee, provided that such Lessee will reimburse the Lessor in full for any and all payments made pursuant to this Clause 5.1.4.
5.1.5    Licences, authorisations, consents and approvals. The Lessee shall obtain and maintain for so long as it leases Lease Vehicles hereunder, all governmental licences, authorisations, consents and approvals required to carry on its business as now conducted and for the purposes of the transactions contemplated by this Agreement, except to the extent that the failure is not reasonably likely to result in a Material Adverse Effect.
5.2    Vehicle Use
5.2.1    The Lessee may use Lease Vehicles leased hereunder in connection with its car rental business, including use by such Lessee’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, subject to Clause 2.4 (Italian Fleet Servicer Functions with Respect to Lease Vehicle Returns, Disposition and Invoicing) of the Italian Fleet Servicing Agreement, Clause 8.6 (Preservation of Rights) and Clause 9 (Default and Remedies Therefor) hereof and Clause 10.2 (Rights of the Italian Noteholder upon Amortization Event or Certain Other Events of Default) of the Italian Note Purchase Agreement. The Lessee agrees to possess, operate and maintain each Lease Vehicle leased to it in a manner consistent with how such Lessee would possess, operate and maintain such Vehicle were such Lessee the beneficial owner of such Lease Vehicle.
5.2.2    In addition to the foregoing, the Lessee may sublet Lease Vehicles to any of:
(A)    any Person(s), so long as (i) the sublease of such Lease Vehicles satisfies the Non-Franchisee Third Party Sublease Contractual Criteria, (ii) the Lease Vehicles being subleased are being used in connection with such Person(s)’ business and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time

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pursuant to this Clause 5.2.2(A) does not exceed one (1) per cent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;
(B)    any franchisee of any Affiliate of the Lessee (and which franchisee, for the avoidance of doubt, may be an Affiliate of the Lessee), so long as (i) the sublease of such Lease Vehicles satisfies the Franchisee Sublease Contractual Criteria, (ii) such franchisee meets the normal credit and other approval criteria for franchises of such Affiliate and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased pursuant to this Clause 5.2.2(B) at any one time does not exceed five (5) per cent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;
(C)    any Affiliate of the Lessee located in the same jurisdiction as the Lessee, so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement, (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Clause 5.2.2(C) does not exceed five (5) per cent. of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement;
(D)    subject to the provisions in Sub-Clause 5.2.2(E) below, any Affiliate of the Lessee located in a jurisdiction different to the jurisdiction where the Lessee is located, so long as:
(i)    the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement;
(ii)    the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities;
(iii)    the relevant FleetCo Class A Baseline Advance Rate applicable to the Lease Vehicle being subleased must be the lower FleetCo Class A Baseline Advance Rate in respect of the relevant FleetCo AAA Component, as the case may be, of (a) the jurisdiction of the Lessee and (b) the jurisdiction of the relevant Affiliate to such Lease Vehicles are sub-leased to;
(iv)    the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Clause 5.2.2(D) does not exceed 1 per cent. of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement; and
(v)    following a Level 1 Minimum Liquidity Test Breach, the subleases of such Lease Vehicles shall be terminated, and such subleased Vehicles shall either be: (a) returned to the Lessee or (b) sold by the relevant Affiliate,

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with all proceeds of such sale to be deposited into the Italian Collection Account.
(E)    in addition to the provisions of Sub-Clause 5.2.2(D) above, the OpCos located in a jurisdiction different than the jurisdiction where the Lessee is located, so long as:
(i)    the sublease of such Lease Vehicles to such OpCo states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement;
(ii)    any Lease Vehicles being so subleased must be Non-Program Vehicles;
(iii)    the relevant FleetCo Class A Baseline Advance Rate applicable to the Lease Vehicle being subleased must be the lower of FleetCo Class A Baseline Advance Rate in respect of the relevant Eligible Investment Grade Non-Program Vehicle Amount or Eligible Non-Investment Grade Non-Program Vehicle Amount, as the case may be, of (a) the jurisdiction of the Lessee and (b) the jurisdiction of the relevant OpCo to such Lease Vehicles are sub-leased to;
(iv)    the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(E) (Vehicle Use), sub-clause 5.2.2 (E) of the Dutch Master Lease, sub-clause 5.2.2. (E) of the French Master Lease, sub-clause 5.2.2 (E) of the Spanish Master Lease and sub-clause 5.2.2 (E) of the German Master Lease, together with the Net Book Value of the Lease Vehicles being subleased pursuant to Sub-Clause 5.2.2(D) (Vehicle Use), sub-clause 5.2.2 (D) of the Dutch Master Lease, sub-clause 5.2.2. (D) of the French Master Lease, sub-clause 5.2.2 (D) of the Spanish Master Lease and sub-clause 5.2.2 (D) of the German Master Lease, does not exceed the lower of (1) ten (10) per cent. of the aggregate Net Book Value of all Eligible Vehicles at any one time or (2) EUR 70,000,000 in total and provided that, in respect of Germany, individually, this should not exceed EUR 16,000,000;
(v)    the Lease Vehicles being so subleased are being used in connection with such OpCo’s business, including use by such OpCo’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities; and
(vi)    following a Level 1 Minimum Liquidity Test Breach, the subleases of such Lease Vehicles shall be terminated, and such subleased Vehicles shall either be: (a) returned to the Lessee or (b) sold by the relevant OpCo on the Italian Fleet Servicer's behalf, with all proceeds of such sale to be deposited into the Italian Collection Account.
With respect to any Lease Vehicles subleased pursuant to this Clause 5.2.2 that meet the conditions of both the preceding paragraphs (A) and (B), as of any date of determination, the Italian OpCo, in its capacity of Lessee, will determine which such Lease Vehicles shall count towards the calculation of the percentage of aggregate Net Book Value in which of the preceding paragraph (A) or (B) as of such date provided that, no such individual Lease Vehicle shall count towards the calculation of the percentage of aggregate Net Book Value with respect to both paragraphs (A) and (B) as of such date.

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On the first day of each calendar month, each Lessee (other than Italian OpCo) shall deliver to the Italian OpCo a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding paragraph (A) or (B) and the sublessee of each such Lease Vehicle (in addition to details on the Manufacturer of such Lease Vehicle and if such Lease Vehicle is designated as Program Vehicle or Non-Program Vehicle), in each case, as of the last day of the immediately preceding calendar month, each of which deliveries may be satisfied by the applicable Lessee posting such list to a password-protected website made available to the Italian OpCo or by any other reasonable means of electronic transmission (including by email, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee.
On the first day of each calendar month, each Lessee (other than Italian OpCo) shall deliver to the Italian OpCo a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding paragraphs (C), (D) and (E) and the sublessee of each such Lease Vehicle (in addition to details on the Manufacturer of such Lease Vehicle and if such Lease Vehicle is designated as Program Vehicle or Non-Program Vehicle), in each case, as of the last day of the immediately preceding calendar month, each of which deliveries will be satisfied by the Italian OpCo, in its capacity of Lessee, having actual knowledge of each such subleased Lease Vehicle and the related sublessee to whom such Lease Vehicle was then being subleased.
The sublease of any Lease Vehicles permitted by this Clause 5 (Vehicle Operational Covenants) shall not release the Lessee from any obligations under this Agreement.
5.3    Non-Disturbance
With respect to the Lessee, so long as such Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Lease Vehicles will not be disturbed during the Term subject, however, to Clause 2.4 (Italian Fleet Servicer functions with respect to Lease Vehicle Returns, Disposition and Invoicing) of the Italian Fleet Servicing Agreement, Clause 8.6 (Preservation of rights) and Clause 9 (Default and Remedies Therefor) hereof and except that the Lessor and the Italian Noteholder each retain the right, but not the duty, to inspect the Lease Vehicles leased by such Lessee without disturbing such Lessee’s business.
5.4    Manufacturer’s Warranties
If a Lease Vehicle is covered by a Manufacturer’s warranty, the Lessee, during the Vehicle Term for such Lease Vehicle, shall have the right to make any claims under such warranty that the Lessor could make.
5.5    Program Vehicle Condition Notices
Upon the occurrence of any event or condition with respect to any Lease Vehicle that is then designated as a Program Vehicle that would reasonably be expected to result in a redesignation of such Lease Vehicle pursuant to Clause 2.5.1(B) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations), the Lessee of such Lease Vehicle shall notify the Lessor and the Italian Fleet Servicer of such event or condition in the normal course of operations.
5.6    Landlord’s lien
5.6.1    So as to anticipate any eventual attempt by any landlord or concessionaire or sub-lessor of premises having entered with the Lessee into a commercial lease agreement (contratto di locazione commerciale), concession or a sub-concession or lease of public assets belonging

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to the so called "patrimonio disponibile" to invoke any special lien (privilegio speciale) in respect of any Lease Vehicles, which may be parked from time to time in the relevant leased premises, the Lessee will send or cause to be sent a notice substantially in the form set out in Schedule 10 (Form of Notice to Landlords) to the relevant landlord and/or concessionaire / sub-lessor of any such premises (the "Relevant Third Party") on the date hereof and, in any case, no later than by the end of January 2023.
5.6.2    Each such notice sent pursuant to Clause 5.6.1 above will be signed by the Lessee, and will be sent, with copy to the Lessor and the Italian Fleet Servicer, by registered mail with acknowledgement of receipt (piego raccomandato aperto) on headed paper of the Lessee expressly stating that:
(a)    the Lessor is the owner (proprietario) of the Vehicles parked in the premises of the Relevant Third Party; and
(b)    where such Relevant Third Party so requests, the Lessee will provide information as to which Lease Vehicle among all Vehicles parked in the relevant premises belong to a party other than the Lessor (with sufficient information to permit the correct identification of those Vehicles).
5.6.3    In respect of Clause 5.6.2, alternatively, the Lessee may serve such notice by way of certified e-mail message (posta elettronica certificata - PEC) from the certified email account of the Lessee to the certified e-mail account of the Relevant Third Party, with copy to the certified e-mail account of the Lessor and the Italian Fleet Servicer. The text of the notice can be set out (i) in the body of such certified email message or (ii) in an attachment to such e-mail, provided that such attachment bears a date certain (data certa) through the use of electronic signatures or digital time stamps (marcatura temporale).
5.6.4    In relation to new lease agreements with new Relevant Third Parties, the Lessee shall either:
(A)    procure that the Relevant Third Party acknowledges in the relevant commercial lease agreement, concession or sub-concession or lease of public assets belonging to the so called "patrimonio disponibile", that the Lessor is the owner (proprietario) of the Lease Vehicles parked in the premises of such Relevant Third Party, allowing the removal of such Lease Vehicles therefrom by the Lessor at any time. If so required, the Lessee will provide information to such Relevant Third Party, by means of notice, as to which Lease Vehicle(s) among all vehicles parked in the relevant premises belong to a party other than the Lessor (with sufficient information to permit the correct identification of those Italian Vehicles); or
(B)    the Lessee will send (or cause to be sent) a notice complying with the provisions of Clauses 5.6.1, 5.6.2 and 5.6.3 above at the latest 3 (three) Business Days before the date on which the first Lease Vehicle is parked or is due to be parked in the relevant premises of the Relevant Third Party.
6    [Reserved]
7    Certain Representations and Warranties
Italian OpCo, as Lessee, represents and warrants to the Lessor and the Italian Noteholder that on the date hereof, and as of each Vehicle Lease Commencement Date, and each Additional Lessee represents and warrants to the Lessor and the Italian Noteholder that as of the Joinder Date with

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respect to such Additional Lessee, and as of each Vehicle Lease Commencement Date applicable to such Additional Lessee occurring on or after such Joinder Date:
7.1    Organisation; Power; Qualification
Such Lessee has been duly incorporated and is validly existing as a limited liability company under the laws of Italy, with corporate power under the laws of Italy to execute and deliver this Agreement and the other Related Documents to which it is a party and to perform its obligations hereunder and thereunder.
7.2    Authorisation; Enforceability
Each of this Agreement and the other Related Documents to which it is a party has been duly authorised, executed and delivered on behalf of such Lessee and, assuming due authorisation, execution and delivery by the other parties hereto or thereto, is a valid and legally binding agreement of such Lessee enforceable against such Lessee in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium and other similar laws affecting creditors’ rights generally or by an implied covenant of good faith and fair dealing).
7.3    Compliance
The execution, delivery and performance by such Lessee of this Agreement and the Italian Related Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security, charge or encumbrance upon any of the property or assets of such Lessee other than Security arising under the Italian Related Documents pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which such Lessee is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of the Lessee’s deed of incorporation and the by-laws of the Lessee.
7.4    Governmental Approvals
There is no consent, approval, authorisation, order, registration or qualification of or with any Governmental Authority having jurisdiction over such Lessee which is required for the execution, delivery and performance of this Agreement or the Italian Related Documents (other than such consents, approvals, authorisations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorisation, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect.
7.5    [Reserved]
7.6    [Reserved]
7.7    Italian Supplemental Documents True and Correct
All information contained in any material Italian Supplemental Document that has been submitted, or that may hereafter be submitted, by such Lessee to the Lessor is, or will be, true, correct and complete in all material respects.

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7.8    [Reserved]
7.9    [Reserved]
7.10    Eligible Vehicles
Each Lease Vehicle is or will be, as the case may be, on the applicable Vehicle Lease Commencement Date, an Eligible Vehicle or in the case of any Credit Vehicle will be an Eligible Vehicle following payment of the purchase price in respect thereof.
8    Certain Affirmative Covenants
Until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee under this Agreement and the Italian Related Documents are satisfied in full, each Lessee covenants and agrees that, unless at any time the Lessor and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) shall otherwise expressly consent in writing, it will:
8.1    Corporate Existence
Do and cause to be done at all times all things necessary to: (i) maintain and preserve its limited liability existence; and (ii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.
8.2    Books, Records, Inspections and Access to Information
8.2.1    Maintain complete and accurate books and records with respect to the Lease Vehicles leased by it under this Agreement and the other Italian Collateral;
8.2.2    at any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), or the Italian Fleet Servicer, or the Italian OpCo permit the Lessor, or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), the Italian Fleet Servicer, or the Italian OpCo (or such other Person who may be designated from time to time by the Lessor, or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), or the Italian Fleet Servicer, or the Italian OpCo) to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Lease Vehicles leased by it under this Agreement and the other Italian Collateral;
8.2.3    permit any of the Lessor, or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), or the Italian Fleet Servicer, or the Italian OpCo (or such other Person who may be designated from time to time by any of the Lessor, or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), or the Italian Fleet Servicer, or the Italian OpCo) to visit the office and properties of such Lessee for the purpose of examining such materials, and to discuss matters relating to the Lease Vehicles leased by such Lessee under this Agreement with such Lessee’s independent public

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accountants or with any of the Authorized Officers of such Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), or the Italian Fleet Servicer or the Italian OpCo may reasonably request;
8.2.4    upon the request of the Lessor, or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), or the Italian Fleet Servicer from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Lease Vehicles to customers) to confirm to the Lessor and/or the Italian Noteholder the location and mileage (as recorded in the relevant Lessee's computer systems) of each Lease Vehicle leased by such Lessee hereunder and to make available for the Lessor’s and/or the Italian Noteholder’s (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) and/or the Italian Fleet Servicer's inspection within a reasonable time period such Lease Vehicle at the location where such Lease Vehicle is then domiciled; and
8.2.5    during normal business hours and with prior notice of at least three (3) Business Days, make its records pertaining to the Lease Vehicles leased by such Lessee hereunder available to the Lessor or the Italian Noteholder or the Italian Fleet Servicer for inspection at the location or locations where such Lessee’s records are normally domiciled, provided that, in each case, the Lessor agrees that it will not disclose any information obtained pursuant to this Clause 8.2 that is not otherwise publicly available without the prior approval of such Lessee, except that the Lessor may disclose such information (x) to its officers, employees, attorneys and advisers, in each case on a confidential and need-to-know basis, and (y) as required by applicable law or compulsory legal process.
8.3    [Reserved]
8.4    Merger
Not merge or consolidate with or into any other Person unless (i) the applicable Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes such Lessee’s obligations under this Agreement.
8.5    Reporting Requirements
Furnish, or cause to be furnished to the Lessor and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents):
8.5.1    no later than the prescribed statutory deadline required by its by-laws and in any event by no later than 270 calendar days after the end of each financial year, its audited Annual Financial Statements together with the related auditors’ report(s);
8.5.2    promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of such Lessee describing such event and the action that such Lessee proposes to take with respect thereto, and (b) notice of any Amortization Event.
The financial data that shall be delivered to the Lessor and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in

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relation to the Italian Related Documents) pursuant to this Clause 8.5 shall be prepared in conformity with GAAP.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Clause 8.5 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Lessee posts such documents, or provides a link thereto on Italian OpCo’s or any Parent’s website (or such other website address as the Lessee may specify by written notice to the Lessor and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) from time to time) or (ii) on which such documents are posted on Italian OpCo’s or any Parent’s behalf on an internet or intranet website to which the Lessor and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Italian Noteholder).
8.6    Preservation of Rights
Preserve and/or exercise and/or enforce its rights and/or shall procure that the same are preserved, exercised or enforced on its behalf (including by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) in respect of the Italian Vehicles, including, but not limited to, promptly notifying any Insolvency Official of a Manufacturer or Dealer of any retention of title existing in respect of one or more Italian Vehicles in favour of the Lessor.
9    Default and Remedies
9.1    Events of Default
Any one or more of the following will constitute an event of default (a “Lease Event of Default”) as that term is used herein:
9.1.1    there occurs a default in the payment of any Rent or other amount payable by the Lessee under this Agreement unless, such default in the payment is caused by an administrative or technical error and in such case, payment is made within three (3) Business Days of being due and payable;
9.1.2    any unauthorised assignment or transfer of this Agreement by the Lessee occurs;
9.1.3    the failure of the Lessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance that in any such case has a Lease Material Adverse Effect, and such default continues for more than fourteen (14) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) to such Lessee or the date an Authorized Officer of such Lessee obtains actual knowledge thereof;
9.1.4    if (i) any representation or warranty made by the Lessee herein is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the Lessee to the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) is false or misleading on the date as of which the facts therein set forth

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are stated or certified, (ii) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect, and (iii) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for fourteen (14) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) to the applicable Lessee and (y) the date an Authorized Officer of the applicable Lessee learns of such circumstance or condition;
9.1.5    an Event of Bankruptcy occurs with respect to Hertz or with respect to the Lessee;
9.1.6    this Agreement or any portion thereof ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the Italian Related Documents) or a proceeding shall be commenced by the Lessee to establish the invalidity or unenforceability of this Agreement, in each case other than with respect to the Lessee that at such time is not leasing any Lease Vehicles hereunder;
9.1.7    a Servicer Default occurs; or
9.1.8    a Liquidation Event occurs.
For the avoidance of doubt, with respect to any Potential Lease Event of Default or Lease Event of Default, if the event or condition giving rise (directly or indirectly) to such Potential Lease Event of Default or Lease Event of Default, as applicable, ceases to be continuing (through cure, waiver or otherwise), then such Potential Lease Event of Default or Lease Event of Default, as applicable, will cease to exist and will be deemed to have been cured for every purpose under the Italian Related Documents.
9.2    Effect of Lease Event of Default
If any Lease Event of Default set forth in Clause 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 (Events of Default) shall occur and be continuing, the Lessee’s right of possession with respect to any Lease Vehicles leased hereunder shall be subject to the Lessor’s option to terminate such right as set forth in Clause 9.3 (Rights of Lessor and Italian Noteholder Upon Lease Event of Default) and 9.4 (Liquidation Event and Non-Performance of Certain Covenants).
9.3    Rights of Lessor and Italian Noteholder Upon Lease Event of Default
9.3.1    If a Lease Event of Default shall occur and be continuing, then the Lessor (or the Italian Fleet Servicer on its behalf) may proceed by appropriate court action or actions available to it under Italian law to enforce performance by the Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Clause 9.5 (Measure of Damages).
9.3.2    If any Lease Event of Default set forth in Clause 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 (Events of Default) shall occur and be continuing, then (i) subject to the terms of this Clause 9.3.2, the Lessor (as directed by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) or the Italian Fleet Servicer shall have the right to serve notice on the other parties hereto, a “Master Lease Termination Notice”, and following service of such notice shall have the right (but not the obligation) to

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(A)    terminate the Lessee’s rights of use and possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee,
(B)    take all steps and/or initiate all actions or recourses (whether judicial or not) which may be available under the applicable law in order to:
(a)    re possess any Lease Vehicles;
(b)    peaceably enter upon the premises of the Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successors or assigns, and to use or dispose of such Lease Vehicles for any purpose whatsoever; and
(c)    the Lessee, at the request of the Lessor (as directed by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), shall return or cause to be returned all Lease Vehicles to and in accordance with the directions of the Lessor or the Italian Fleet Servicer, as the case may be.
9.3.3    Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter available to it under Italian law and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor, provided, however, that the measure of damages recoverable against such Lessee will in any case be calculated in accordance with Clause 9.5 (Measure of Damages). All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein, provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Related Document with respect to such exercise. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein.
9.4    Liquidation Event and Non-Performance of Certain Covenants
9.4.1    If a Liquidation Event shall have occurred and be continuing, the Italian FleetCo (as directed by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) shall have the rights against the Lessee and the Italian Collateral and under the Italian Related Documents, upon a Liquidation Event, including, in each case, the right to serve a Master Lease Termination Notice on the other parties hereto, following service of such notice shall have the right (i) to terminate the Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (ii) to take possession of all or a portion of the Lease Vehicles leased by the Lessee hereunder and (iii) to peaceably enter upon the premises of the Lessee or other premises where Lease Vehicles

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may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever.
9.4.2    [Reserved]
9.4.3    Notwithstanding the exercise of any rights or remedies pursuant to this Clause 9.4, the Lessor (as directed by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) will, nevertheless, have a right to recover from such Lessee any and all amounts (for the avoidance of doubt, as limited by Clause 9.5 (Measure of Damages)) as may be then due.
9.4.4    In addition, following the occurrence of a Liquidation Event, the Lessor shall have all of the rights, remedies, powers, privileges and claims towards the Lessee, necessary or desirable to allow the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) to exercise the rights, remedies, powers, privileges and claims given to the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) pursuant to Italian Condition 13.2 (Rights of the Italian Noteholder upon Amortization Event or Certain Other Events of Default), and the Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the Italian Noteholder pursuant to Italian Condition 13.2 (Rights of the [Italian Noteholder] upon Amortization Event or Certain Other Events of Default) and that the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
9.4.5    The Italian FleetCo (as directed by the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) may only take possession of, or exercise any of the rights or remedies specified in this Agreement with respect to, such number of Lease Vehicles necessary to generate disposition proceeds in an aggregate amount sufficient to pay the Italian Note with respect to which a Liquidation Event is then continuing as set forth in the Issuer Note Purchase Agreement, taking into account the receipt of proceeds of all other vehicles being disposed of that have been pledged to secure such Italian Note.
9.5    Measure of Damages
If a Lease Event of Default or Liquidation Event occurs and the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) exercises the remedies granted to the Lessor or the Italian Noteholder under Clause 8.6 (Preservation of rights), this Clause 9 (Measure of Damages) or Italian Condition 13.2 (Rights of the Italian Noteholder upon Amortization Event or Certain Other Events of Default), the amount that the Lessor shall be permitted to recover from the Lessee as payment shall be equal to:
9.5.1    all Rent for each Lease Vehicle leased by such Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Lease Vehicle or disposition by the Italian Fleet Servicer of such Lease Vehicle in accordance with the terms

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of this Agreement and all other payments payable under this Agreement by such Lessee, accrued and unpaid as of such date; plus
9.5.2    any reasonable out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) will have sustained by reason of such a Lease Event of Default or Liquidation Event, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Lease Vehicles leased by such Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to such Lessee; plus
9.5.3    interest from time to time on amounts due from such Lessee and unpaid under this Agreement at EURIBOR plus 1.0 per cent computed from the date of such a Lease Event of Default or Liquidation Event or the date payments were originally due to the Lessor by such Lessee under this Agreement or from the date of each expenditure by the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents), as applicable, that is recoverable from such Lessee pursuant to this Clause 9 (Default and Remedies Therefor), as applicable, to and including the date payments are made by such Lessee.
9.6    Application of Proceeds
The proceeds of any sale or other disposition pursuant to Clause 9.2 (Effect of Lease Event of Default) or Clause 9.3 (Rights of Lessor and Italian Noteholder Upon Lease Event of Default) shall be applied by the Lessor in accordance with the terms of the Italian Related Documents.
10    Certification of Trade or Business Use
The Lessee hereby warrants and certifies that it intends to use the Lease Vehicles that are subject to this Agreement in connection with its trade or business.
11    [Reserved]
12    Additional Lessees
Subject to the prior consent of Italian FleetCo (such consent, given in accordance with the terms of the Italian Related Documents and not to be unreasonably withheld or delayed) and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) , any Affiliate of Italian OpCo that was incorporated under the laws of Italy (each a “Permitted Lessee”) shall have the right to become a Lessee under and pursuant to the terms of this Agreement by complying with the provisions of this Clause 12 (Additional Lessees). If a Permitted Lessee desires to become a Lessee

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under this Agreement, then such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor and the Italian Noteholder:
12.1    a Joinder in Lease Agreement substantially in the form attached hereto as Annex A (each an “Affiliate Joinder in Lease”);
12.2    a copy of the by-laws (statuto) or other organizational documents of such Permitted Lessee, duly certified by an Authorized Officer of such Permitted Lessee;
12.3    copies of resolutions of the Board of Directors or other authorising action of such Permitted Lessee authorising or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by an Authorized Officer of such Permitted Lessee;
12.4    a certificate of an Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorised to sign the Affiliate Joinder in Lease and any other Related Documents to be executed by it, together with samples of the true signatures of each such individual;
12.5    an Officer’s Certificate stating that such joinder by such Permitted Lessee complies with this Clause 12 and an opinion of counsel, which may be based on an Officer’s Certificate and is subject to customary exceptions and qualifications (including, without limitation any insolvency laws), stating that (a) all conditions precedent set forth in this Clause 12 relating to such joinder by such Permitted Lessee have been complied with and (b) upon the due authorisation, execution and delivery of such Affiliate Joinder in Lease by the parties thereto, such Affiliate Joinder in Lease will be enforceable against such Permitted Lessee; and
12.6    any additional documentation that the Lessor or the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Agreement.
13    Value Added Tax and Stamp Taxes
13.1    Sums payable exclusive of VAT
All sums or other consideration set out in this Agreement or otherwise payable or provided by any party to any other party pursuant to this Agreement shall be deemed to be exclusive of any VAT which is or becomes chargeable (if any) on any supply or supplies for which sums or other consideration (or any part thereof) are the whole or part of the consideration for VAT purposes.
13.2    Payment of amounts in respect of VAT
Where, pursuant to the terms of this Agreement, any party (the “Supplier”) makes a supply to any other party (the “Recipient”) hereto for VAT purposes and VAT is or becomes chargeable on such supply (being VAT for which the Supplier is required to account to the relevant Tax Authority):
13.2.1    where the Supplier is the Lessee, the Recipient shall, following receipt from the Supplier of a valid VAT invoice in respect of such supply, pay to the Supplier (in addition to any other consideration for such supply) a sum equal to the amount of such VAT; and
13.2.2    where the Supplier is the Lessor, the Recipient shall pay to the Supplier (in addition to and at the same time as paying any other consideration for such supply) a sum equal to the amount of such VAT, and the Supplier shall, following receipt of such sum and (unless

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otherwise required pursuant to any Requirement of Law) not before, provide the Recipient with a valid VAT invoice in respect of such supply.
13.3    Cost and Expenses
References in this Agreement to any fee, cost, loss, disbursement, commission, damages, expense, charge or other liability incurred by any party to this Agreement and in respect of which such party is to be reimbursed or indemnified by any other party under the terms of, or the amount of which is to be taken into account in any calculation or computation set out in, this Agreement shall include such part of such fee, cost, loss, disbursement, commission, damages, expense, charge or other liability as represents any VAT, but only to the extent that such first party is not entitled to a refund (by way of a credit or repayment) in respect of such VAT from any relevant Tax Authority.
13.4    Taxes and other duties
The Lessee shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable on or in connection with this Agreement and shall indemnify the Lessor against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees) which it may incur or may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.
In the event that any amount related to indemnities payable by the Lessee to the Lessor in this Agreement pursuant to this Agreement is or become, at any time, subject to Tax in the hands of the Lessor, the Lessee shall increase the amount of the payment to the extent necessary to ensure that the net amount received and retained by the Lessor is equal to the amount that it would have received had the payment not been subject to any such Tax.
14    Security and Assignments
14.1    [Reserved]
14.2    [Reserved]
14.3    Limitations on the Right of the Lessee to Assign or Transfer their rights or obligations under this Agreement
No Lessee shall assign or transfer or purport to assign or transfer any right or obligation under this Agreement to any other party.
14.4    Security
The Lessor may grant security interests in the Lease Vehicles leased by the Lessee hereunder without consent of the Lessee. Except for Permitted Security, the Lessee shall keep all Lease Vehicles free of all Security arising during the Term. If on the Vehicle Lease Expiration Date for any Lease Vehicle, there is Security on such Lease Vehicle, the Lessor may, in its discretion, remove such Security and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee of such Lease Vehicle upon demand by the Lessor.

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15    Non-Liability of Lessor
As between the Lessor and the Lessee, acceptance for lease of each Lease Vehicle pursuant to Clause 2.1.6 (Lease Vehicle Acceptance or Non-conforming Lease Vehicle Rejection) shall constitute such Lessee’s acknowledgment and agreement that such Lessee has fully inspected such Lease Vehicle, that such Lease Vehicle is in good order and condition and is of the manufacture, design, specifications and capacity selected by such Lessee and that such Lessee is satisfied that the same is suitable for this use. The Lessee acknowledges that the Lessor is not a Manufacturer or agent thereof or primarily engaged in the sale or distribution of Lease Vehicles. The Lessee acknowledges that the Lessor makes no representation, warranty or covenant, express or implied in any such case, as to the fitness, safeness, design, merchantability, condition, quality, durability, suitability, capacity or workmanship of the Lease Vehicles in any respect or in connection with or for any purposes or uses of the Lessee and makes no representation, warranty or covenant, express or implied in any such case, that the Lease Vehicles will satisfy the requirements of any law or any contract specification, and as between the Lessor and the Lessee, such Lessee agrees to bear all such risks at its sole cost and expense. The Lessee specifically waives all rights to make claims against the Lessor and any Lease Vehicle for breach of any warranty of any kind whatsoever, and the Lessee leases each Lease Vehicle “as is”. Upon the Lessor’s acquisition of any Lease Vehicle identified in a request from the Lessee pursuant to Clause 2.1.4 (Lease Vehicle Purchases and Lease Vehicle Acquisition Schedules), the Lessor shall in no way be liable for any direct or indirect damages or inconvenience resulting from any defect in or loss, theft, damage or destruction of any Lease Vehicle or of the cargo or contents thereof or the time consumed in recovery repairing, adjusting, servicing or replacing the same and there shall be no abatement or apportionment of rental at such time. The Lessor shall not be liable for any failure to perform any provision hereof resulting from fire or other casualty, natural disaster, riot or other civil unrest, war, terrorism, strike or other labour difficulty, governmental regulation or restriction, or any cause beyond the Lessor’s direct control. In no event shall the Lessor be liable for any inconveniences, loss of profits or any other special, incidental, or consequential damages, whatsoever or howsoever caused (including resulting from any defect in or any theft, damage, loss or failure of any Lease Vehicle).
The Lessor shall not be responsible for any liabilities (including any loss of profit) arising from any delay in the delivery of, or failure to deliver, any Lease Vehicle to the Lessee.
16    Non-Petition and Limited Recourse
16.1    Non-Petition in favour of Italian FleetCo
Each Party (other than Italian FleetCo) agrees with and acknowledges to Italian FleetCo that:
16.1.1    none of the Parties (nor any person on its behalf other than the Italian Noteholder) shall, other than in accordance with the Italian Terms and Conditions, have the right to take or join any person in taking any steps against Italian FleetCo for the purpose of obtaining payment of any amount due from Italian FleetCo to any of such Party;
16.1.2    until the date falling 2 (two) years and 1 (one) day after the later of (i) the date on which the Italian Notes and any other notes issued in any further securitisation undertaken by Italian FleetCo have been redeemed in full or cancelled in accordance with the relevant terms and conditions and (ii) the Italian Legal Final Payment Date, none of the Parties (nor any person on its behalf other than the Italian Noteholder) shall initiate or join any person in initiating an Event of Bankruptcy in relation to Italian FleetCo; and

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16.1.3    none of the Parties shall be entitled to take or join in the taking of any corporate action, legal proceedings or other procedure or step which would result in the Italian Priority of Payments not being complied with.
Each of the Parties agrees and acknowledges that only the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) shall pursue the remedies available under the general law or under the Italian Related Documents to obtain payment of the Italian Obligations and no Party (other than the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) shall be entitled to proceed directly against Italian FleetCo to obtain payment of the Italian Obligations.
16.2    Limited Recourse in favour of Italian FleetCo
Each of the Other Italian FleetCo Creditors agrees with and acknowledges to Italian FleetCo that:
16.2.1    all obligations of Italian FleetCo to such Other Italian FleetCo Creditor, including, without limitation, the Italian Obligations, are limited recourse obligations of Italian FleetCo;
16.2.2    it will have a claim only in respect of the Italian Collections and at all times only in accordance with the Italian Priority of Payments and will not have any claim, by operation of law or otherwise, against, or recourse to, Italian FleetCo's other assets including any assets relating to any further securitisation carried out by Italian FleetCo or its contributed capital;
16.2.3    sums payable to such Other Italian FleetCo Creditor in respect of Italian FleetCo's obligations to such Other Italian FleetCo Creditor shall be limited to the lesser of (A) the aggregate amount of all sums due and payable to such Other Italian FleetCo Creditor and (B) the Italian Collections, net of any sums which are payable by Italian FleetCo in accordance with the applicable Italian Priority of Payments in priority to or pari passu with sums payable to such Other Italian FleetCo Creditor; and
16.2.4    on the date on which the Italian Notes are redeemed or cancelled in full the Other Italian FleetCo Creditors shall have no further claim against Italian FleetCo in respect of any such unpaid amounts and such unpaid amounts shall be cancelled and discharged in full.
17    Submission to Jurisdiction
The parties agree that the courts of MIlan have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement and therefore irrevocably submit to the jurisdiction of those courts.
18    Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Italian law.
19    Notices
Unless otherwise specified herein, all notices, communications, requests, instructions and demands by any Party hereto to another shall be delivered in accordance with the provisions of clause 3.17 of the Master Definitions and Construction Agreement.

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20    Entire Agreement
This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement, together with the Manufacturer Programs, the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the extent to which such Manufacturer Programs, schedules and documents relate to Lease Vehicles, will constitute the entire agreement regarding the leasing of Lease Vehicles by the Lessor to the Lessee.
21    Modification and Severability
The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) and the Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the Italian Note Purchase Agreement. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. For the avoidance of doubt, the execution and/or delivery of and/or performance under any Affiliate Joinder in Lease, Lease Vehicle Acquisition Schedule or Intra-Lease Lessee Transfer Schedule shall not constitute a waiver, alteration, modification, supplement or termination to or of this Agreement.
22    Survivability
In the event that, during the term of this Agreement, the Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of such Lessee.
23    [Reserved]
24    [Reserved]
25    [Reserved]
26    Termination and Resignation
Upon any Additional Lessee (the “Resigning Lessee”) delivering irrevocable written notice to the Lessor, the Italian Fleet Servicer, the Italian OpCo and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) that such Resigning Lessee desires to resign its role as a Lessee hereunder (such notice, substantially in the form attached as Exhibit A hereto, a “Lessee Resignation Notice”), such Resigning Lessee shall immediately cease to be a Lessee hereunder, and, upon such occurrence, event or condition, the Lessor, the Italian Fleet Servicer, the Italian OpCo and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) shall be deemed to have released, waived, remised, acquitted and discharged such Resigning Lessee and

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such Resigning Lessee’s directors, officers, employees, managers, shareholders and members of and from any and all claims, expenses, damages, costs and liabilities arising or accruing in relation to such Resigning Lessee on or after the delivery of such Lessee Resignation Notice to the Lessor, the Italian Fleet Servicer, the Italian OpCo and the Italian Noteholder (acting in accordance with the terms of Italian Condition 16 (Powers of the Italian Noteholder under and in relation to the Italian Related Documents) (the time of such delivery, the “Lessee Resignation Notice Effective Date”); provided that, as a condition to such release and discharge, the Resigning Lessee shall pay to the Lessor all payments due and payable with respect to each Lease Vehicle leased by the Resigning Lessee hereunder, including without limitation any payment listed under Clause 4.7 (Payments), as applicable to each such Lease Vehicle, as of the Lessee Resignation Notice Effective Date; provided further that, the Resigning Lessee shall return or reallocate all Lease Vehicles at the direction of the Italian Fleet Servicer in accordance with Clause 2.4 (Return); provided further that, with respect to any Resigning Lessee, such Resigning Lessee shall not be released or otherwise relieved under this Clause 26 from any claim, expense, damage, cost or liability arising or accruing prior to the Lessee Resignation Notice Effective Date with respect to such Resigning Lessee.
27    Time of the Essence
Subject to any grace periods provided hereunder, time shall be of the essence of this Agreement as regards any time, date or period, whether as originally agreed or altered by agreement between all the parties (and, where required, with consent) or in any other manner provided in this Agreement, for the performance by the Lessee of its obligations under this Agreement.
28    Governing Language
This Agreement is in the English language. If this Agreement is translated into another language, the English text prevails, save for words in Italian used in this Agreement and having specific legal meaning under Italian law will prevail over the English translation.

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Annex
Form of Affiliate Joinder in Lease
THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of [●] 20[●] (with respect to this Joinder and the Joining Party, the “Joinder Date”), by [●], a [●] (“Joining Party”), and delivered to IFM SPV S.R.L., an entity established in Italy (“Italian FleetCo”), as lessor pursuant to the Italian Master Lease Agreement, dated as of [●] (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among Italian FleetCo as Lessor, Hertz Italiana S.r.L. (“Italian OpCo”) as a Lessee, those affiliates of Italian OpCo from time to time becoming Lessees thereunder (together with Italian OpCo, the “Lessees”) and International Fleet Financing no. 2 B.V. as Italian Noteholder (the “Italian Noteholder”). Capitalised terms used herein but not defined herein shall have the meanings provided for in the Lease.
Recitals:
Whereas, the Joining Party is a Permitted Lessee; and
Whereas, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.
Now, therefore, the Joining Party agrees as follows:
Agreement:
1    The Joining Party hereby represents and warrants to and in favour of Italian FleetCo and the Italian Noteholder that (i) the Joining Party is an Affiliate of Italian OpCo, (ii) all of the conditions required to be satisfied pursuant to Clause 12 (Additional Lessees) of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Clause 7 (Certain Representations and Warranties) of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.
2    From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a Lessee under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.
3    By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, Italian FleetCo and the Italian Noteholder each acknowledges that the Joining Party is a Lessee for all purposes under the Lease.
4    The parties agree that the courts of Amsterdam have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Joinder and therefore irrevocably submit to the jurisdiction of those courts. The parties agree that the courts of Amsterdam are an appropriate and convenient forum to settle Disputes between them and, accordingly, the parties will not argue to the contrary.
5    This Joinder and any non-contractual obligations arising out of or in connection with it are governed by Italian law.

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In witness whereof, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.
[Name of Joining Party]
By:        _________________________________
Name:        _________________________________
Title:        _________________________________
Address:     _________________________________
Attention:     _________________________________
Telephone:     _________________________________
Facsimile:     _________________________________
Accepted and Acknowledged by:
IFM SPV S.R.L.
By:        _________________________________
Name:        _________________________________
Title:        _________________________________
INTERNATIONAL FLEET FINANCING NO. 2 B.V.
as Italian Noteholder
By:        _________________________________
Name:        _________________________________
Title:        _________________________________

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Exhibit
Form of Lessee Resignation Notice
[●]
Italian FleetCo as Lessor
Hertz Fleet Italiana S.r.L as Italian Fleet Servicer]
Re: Lessee Termination and Resignation
Ladies and Gentlemen
Reference is hereby made to the Italian Master Lease Agreement, dated as of [●] (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Italian Master Lease”), among Italian FleetCo as Lessor, Hertz Fleet Italiana S.r.L. (“Italian Fleet Servicer”), Hertz Italiana S.r.L. (“Italian OpCo”) as a Lessee, those affiliates of Hertz from time to time becoming Lessees thereunder (together with Italian OpCo, the “Lessees”) and INTERNATIONAL FLEET FINANCING NO. 2 B.V. as Italian Noteholder. Capitalised terms used herein and not otherwise defined shall have the meanings assigned to them in the Italian Master Lease.
Pursuant to Clause 26 (Lessee Termination and Resignation) of the Italian Master Lease, [●] (the “Resigning Lessee”) provides Italian FleetCo, Italian Fleet Servicer and Italian OpCo, irrevocable, written notice that such Resigning Lessee desires to resign as “Lessee” under the Italian Master Lease.
Nothing herein shall be construed to be an amendment or waiver of any requirements of the Italian Master Lease.
[Name of Resigning Lessee]
By:    _________________________________
Name:    _________________________________
Title:    _________________________________

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Schedule 1
Common Terms of Motor Third Party Liability Cover
Part A
Non-vitiation endorsement
The Insurer undertakes to each Insured that this Policy will not be invalidated as regards the rights and interests of each such Insured and that the Insurer will not seek to avoid or deny any liability under this Policy because of any act or omission of any other Insured which has the effect of making this Policy void or voidable and/or entitles the Insurer to refuse indemnity in whole or in any material part in respect of any claims under this Policy as against such other Insured. For the purposes of this part only “Insured” shall not include any “Authorised Driver”.
Part B
Severability of interest
The Insurer agrees that cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each Insured, provided that the total liability of the Insurers to all of the Insureds collectively shall not exceed the sums insured and the limits of indemnity (including any inner limits set by memorandum or endorsement stated in this Policy).
Part C
Notice of non-payment of premium to be sent to the Italian Noteholder
No cancellation unless thirty days’ notice.
In the event of non-payment of premium, this Policy may at the sole discretion of the Insurer be cancelled by written notice to the Insureds and Italian Noteholder, stating when (not less than 30 days thereafter) the cancellation shall be effective. Such notice of cancellation shall be withdrawn and shall be void and ineffective in the event that premium is paid by or on behalf of any of the Insureds prior to the proposed cancellation date.
Notices
The address for delivery of a notice to Italian Noteholder will be as follows:
Address:
Tel:
Fax:
Email:
Attention:

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Schedule 2
Insurance Broker Letter of Undertaking
Part A
Public/Product Liability Cover
To:    [Lessor and the [Italian Noteholder]]
Dear Sirs
Letter of Undertaking
Hertz Italiana S.r.L. (the “Company”)
1    We confirm that the Public/Product Liability Cover providing protection against public and product liability in respect of Vehicles has been effected for the account of the Company, IFM SPV S.r.l. and International Fleet Financing No. 2 B.V..
2    We confirm that such Public/Product Liability Cover is in an amount which would be considered to be reasonably prudent in the context of the vehicle rental industry.
3    We confirm that such Public/Product Liability Cover is in full force and effect as of the date of this letter. The current policy will expire on [●] unless it is cancelled, terminated or liability thereunder is fully discharged prior to that date.
This letter shall be governed by Italian law.
Yours faithfully
…………………………………………..
Date: [●]

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Part B
Motor Third Party Liability
To:    [Lessor]
Dear Sirs
Letter of Undertaking
Hertz Italiana S.r.L., (the “Company”)
1    We confirm that the Motor Third Party Liability Cover providing protection which is required as a matter of law, including providing protection against (i) liability in respect of bodily injury or death caused to third parties, and (ii) loss or damage to property belonging to third parties, in each case arising out of the use of any Vehicle has been effected for the account of the Company, IFM SPV S.r.l., and to the extent that each or either of the aforementioned parties are required to do so as a matter of law in the jurisdiction in which each or either of them or a Vehicle is located, for any other Person.
2    We confirm that such Motor Third Party Liability Cover is in an amount which is at or above any applicable minimum limits of indemnity/liability required as a matter of law or (if higher) which would be considered to be reasonably prudent in the context of the vehicle rental industry.
3    We confirm that such Motor Third Party Liability Cover is in full force and effect as of the date of this letter. The current policy will expire on [●] unless it is cancelled, terminated or liability thereunder is fully discharged prior to that date.
This letter shall be governed by Italian law.
Yours faithfully
…………………………………………..
Date: [●]

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Schedule 3
[Reserved]
[Page intentionally left blank]

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Schedule 4
[Reserved]
[Page intentionally left blank]

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Annex 1
[Reserved]
[Page intentionally left blank]

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Annex 2
[Reserved]
[Page intentionally left blank]

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Schedule 5
[Reserved]
[Page intentionally left blank]

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Schedule 6
Form of Lease Vehicle Acquisition Schedule
Vehicles to be leased pursuant to the Italian Master Lease as of the date of this Lease Vehicle Acquisition Schedule, whose Vehicle Lease Commencement Date shall be the date hereof:

VIN	Make	Model	Model Year

Dear Sirs,
RE: Hertz Italiana S.r.l. – lease of Italian Vehicles
We refer to the agreement entitled "Italian Master Lease Agreement" entered into on or about [●] 2022, between ourselves and yourselves (as amended, renewed and restated from time to time, the "Italian Master Lease Agreement"). Unless otherwise defined, terms defined in the Italian Master Lease Agreement shall have the same meaning when used in this Lease Vehicle Acquisition Schedule (lettera di esecuzione per la concessione in leasing).

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We hereby acknowledge and agree that the Vehicles referred hereunder are leased (concessi in leasing) as from the relevant Vehicle Lease Commencement Date until the contemplated lease end date specified hereunder, in accordance with the Italian Master Lease Agreement.
The Vehicles leased hereunder are not subject to the purchase option in favour of the Lessee (non sono soggette a facoltà di acquisto del locatario).
[The contemplated lease end date specified hereunder may be postponed (prorogata) by executing a letter substantially in the form of this Vehicle Schedule in accordance with, and subject to, the terms of the Italian Master Lease Agreement.]
Lessee
[●]

By:
With a copy to: [Italian Noteholder]

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Schedule 7
Form of Italian Master Lease Extension/Renewal Agreement
To:        [Italian FleetCo] (the "Lessor")
[●]
From:        [Italian OpCo] (the "Lessee")
[●]
Copy to:    [Italian Fleet Servicer], [Italian Noteholder] and [Italian Liquidation Coordinator]

Date: [•]

Dear Sirs
RE: Hertz - Master Lease Renewal Agreement
We refer to the Italian Master Lease Agreement, dated on or about [●] (as amended from time to time) between the Lessee and the Lessor (the "Italian Master Lease Agreement"). Words and expressions used in this letter have the meanings ascribed to them in the Italian Master Lease Agreement.
We hereby request that all the leases of Lease Vehicles entered into and that have not been terminated as of the date hereof in accordance with the Master Lease Agreement be [extended / renewed] until [date] [year] on the terms set out in the Italian Master Lease Agreement.
This letter is a Master Lease Extension/Renewal Agreement, and all provisions of the Italian Master Lease Agreement shall continue to apply mutatis mutandis.
Yours faithfully,
[•]
__________________________
for and on behalf of the Lessee

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Schedule 8
Draft Master Definitions and Constructions Agreement

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ORIGINALLY DATED 25 SEPTEMBER 2018, AS AMENDED ON 8 NOVEMBER 2019 AND 23 DECEMBER 2020 AND AS FURTHER AMENDED AND RESTATED ON 29 APRIL 2021, 21 DECEMBER 2021, 21 JUNE 2022 AND ____________ 2022
MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT
among
INTERNATIONAL FLEET FINANCING NO. 2 B.V.
as Issuer, Dutch Noteholder, FCT Noteholder, German Noteholder, Spanish Noteholder and Italian Noteholder
HERTZ AUTOMOBIELEN NEDERLAND B.V.
as Dutch OpCo, Dutch Lessee, Dutch Administrator and Dutch Servicer
STUURGROEP FLEET (NETHERLANDS) B.V.
as Dutch FleetCo, Dutch Lessor and, acting through its Spanish branch, Spanish FleetCo and Spanish Lessor
HERTZ FRANCE S.A.S.
as French OpCo, French Lessee, French Administrator and French Servicer
RAC FINANCE S.A.S.
as French FleetCo and French Lessor
HERTZ DE ESPANA SL
as Spanish OpCo, Spanish Lessee, Spanish Administrator and Spanish Servicer
HERTZ AUTOVERMIETUNG GMBH
as German OpCo, German Lessee and German Servicer
HERTZ FLEET LIMITED
as German FleetCo and German Lessor
EUROTITRISATION S.A.
FCT Management Company on behalf of FCT YELLOW CAR
BNP PARIBAS S.A.
FCT Custodian
BNP PARIBAS S.A.
FCT Registrar
BNP PARIBAS S.A.
FCT Paying Agent
BNP PARIBAS, ITALIAN BRANCH
as Italian Paying Agent and Italian Payment Account Bank
BNP PARIBAS S.A.
as French Lender and FCT Servicer
HERTZ ITALIANA S.R.L.
as Italian OpCo and Italian Lessee
IFM SPV S.R.L.
as Italian FleetCo and Italian Lessor
HERTZ FLEET ITALIANA S.R.L.
as Italian Fleet Seller, Italian Administrator and Italian Fleet Servicer

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Administrative Agent
HERTZ EUROPE LIMITED
as Issuer Administrator and German Administrator
THE HERTZ CORPORATION
as THC and Guarantor
BNP PARIBAS, LUXEMBOURG BRANCH
as Registrar
TMF SFS MANAGEMENT B.V.
as Issuer Back-Up Administrator, Dutch Back-Up Administrator, French Back-Up Administrator, German Back-Up Administrator, Spanish Back-Up Administrator and Italian Back-Up Administrator
TMF France Management SARL
as TMF SARL
TMF France SAS
as TMF SAS
KPMG ADVISORY SAS
as Dutch Liquidation Co-ordinator, French Liquidation Co-ordinator,
German Liquidation Co-ordinator, Spanish Liquidation Co-ordinator and Italian Liquidation Co-ordinator
BNP PARIBAS TRUST CORPORATION UK LIMITED
as Issuer Security Trustee, Dutch Security Trustee, French Security Trustee, German Security Trustee and Spanish Security Trustee
BNP PARIBAS S.A.
as FCT Account Bank
BNP PARIBAS S.A.
as French Account Bank
BNP PARIBAS S.A., DUBLIN BRANCH
as Issuer Account Bank and German Account Bank (Irish Branch)
BNP PARIBAS S.A., DUBLIN BRANCH
as Italian Notes Custodian
BNP PARIBAS S.A., NETHERLANDS BRANCH
as Dutch Account Bank
BANCA NAZIONALE DEL LAVORO S.P.A.
as Italian Account Bank
BANCA FINANZIARIA INTERNAZIONALE S.P.A
as Italian FleetCo Corporate Services Provider and Italian Master Servicer
SANNE TRUSTEE SERVICES LIMITED
as trustee of the Hertz Funding France Trust and Securitisation Company Shareholder

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CERTAIN ENTITIES NAMED HEREIN
as Committed Note Purchasers
CERTAIN ENTITIES NAMED HEREIN
as Conduit Investors
CERTAIN ENTITIES NAMED HEREIN
as Funding Agents
HERTZ HOLDINGS NETHERLANDS 2 B.V.
as Subordinated Noteholder and Subordinated Note Registrar
AND
HERTZ INTERNATIONAL LIMITED
as HIL

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TABLE OF CONTENTS
Page No.
1    DEFINITIONS    5
2    PRINCIPLES OF INTERPRETATION AND CONSTRUCTION    152
3    COMMON TERMS    156
4    AMENDMENTS AND WAIVERS    175
5    ENFORCEMENT UNDER FRENCH LAW RELATED DOCUMENTS    175
6    DUTCH POWER OF ATTORNEY    175

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THIS MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT is originally dated 25 September 2018, as amended on 8 November 2019 and 23 December 2020, and as further amended and restated on 29 April 2021, 21 December 2021, 21 June 2022 and thereafter on ________ 2022.
1    DEFINITIONS
In this Master Definitions and Constructions Agreement and in any document that incorporates this Clause of the Master Definitions and Constructions Agreement (unless a term defined below is defined otherwise in the relevant document, in which case the definition of the relevant document shall prevail):
1.1    GENERAL DEFINITIONS
“2010 Assigned Receivables” means the receivables assigned under the Receivables Assignment Agreement 2010.
“2010 Fleet Vehicle” means each Vehicle (i) which German OpCo has purchased under a Vehicle Purchasing Agreement, (ii) in respect of which German OpCo has acquired title (Eigentum) or an expectancy/inchoate right (Anwartschaftsrecht) and where the Initial Purchase Price was paid in full to the relevant Supplier prior to the date of this Agreement, (iii) in respect to which legal title or expectancy/inchoate rights (Anwartschaftsrechte) to such Vehicles have been transferred to the Security Agent 2010 and (iv) in respect to which German FleetCo has not yet disposed of.
“Acceptable Bank” means a bank, depositary institution or other entity authorised to accept deposits in the Relevant Jurisdiction and in each case, whose long-term senior unsecured debt obligations are rated at least “BBB” (or the equivalent thereof) by DBRS (or if such entity is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Account” means any of the accounts established pursuant to the International Account Bank Agreement, the FCT Account Bank Agreement, the French Account Bank Agreement, the Spanish Account Letter of Acknowledgement and the Italian Cash Allocation, Management and Payments Agreement.
“Account Bank” means, the Issuer Account Bank, the Dutch Account Bank, the FCT Account Bank, the French Account Bank, the German Account Bank, the Spanish Account Bank and the Italian Account Bank, as applicable.
“Account Bank Agreement” means the International Account Bank Agreement and/or the French Account Bank Agreement and/or the FCT Account Bank Agreement and/or the Spanish Account Letter of Acknowledgement and/or the Italian Cash Allocation, Management and Payments Agreement, as applicable.
“Account Bank Termination Event” has the meaning set out in the relevant Account Bank Agreement.
“Account Conditions” has the meaning specified in the International Account Bank Agreement.
“Account Holder” means each of the parties listed in Part I of Schedule 1 (Account Holders) of the International Account Bank Agreement, or identified as an account holder in the French Account Bank Agreement or FCT Account Bank Agreement or Spanish Account Letter of Acknowledgement or Italian Cash Allocation, Management and Payments Agreement, as the context shall require.
“Account Mandate” means a FleetCo Account Mandate or an Issuer Account Mandate, as the context shall require.
“Accrued Amounts” means, on any date of determination, the sum of the amounts payable (without taking into account availability of funds) pursuant to Clauses 5.2 (a) through (i), (k) and (l) (Application of Funds in the Issuer Interest Collection Account) of the Issuer Facility Agreement that have accrued and remain unpaid as of such date.

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“Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:
(a)    the sum of:
(i)    all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Lease Commencement Date) under the applicable Master Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs;
(ii)    the Final Base Rent with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Lease Commencement Date) under the applicable Master Lease on or prior to the Payment Date occurring in the calendar month immediately following such date;
(iii)    the Pre-VLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Lease Commencement Date) under the applicable Master Lease on or prior to the Payment Date occurring in the calendar month immediately following such date;
(iv)    all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Lease Commencement Date) under the applicable Master Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs; and
(v)    the Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Lease Commencement Date) under the applicable Master Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; minus
(b)    the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Lease Commencement Date) under the applicable Master Lease by the applicable Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination.
“Additional Class A Notes” has the meaning specified in Clause 2.1(e)(i) (Conditions to Issuance of Additional Issuer Notes) of the Issuer Facility Agreement.
“Additional Class B Notes” has the meaning specified in Clause 2.1(e)(ii) (Conditions to Issuance of Additional Issuer Notes) of the Issuer Facility Agreement.
“Additional Issuer Notes” means Additional Class A Notes or Additional Class B Notes.
“Additional Leasing Company” means a special purpose Affiliate of Hertz (other than the FleetCos) that is engaged in the business of acquiring, financing, refinancing and/or leasing Vehicles, designated as such by the Issuer, subject to Annex 2 paragraph 23 (Additional Leasing Companies) of the Issuer Facility Agreement.
“Additional Leasing Company Note” means a variable funding rental car asset backed note or other Indebtedness owing from an Additional Leasing Company to the Issuer and issued or incurred pursuant to an additional FleetCo Facility Agreement.
“Additional Leasing Company Liquidation Event” means an Amortization Event that occurred or is continuing under Clause 7.1(e) of the Issuer Facility Agreement as a result of any Leasing Company Amortization Event arising under Clause 10.1(c), (d), (g) or (k) of the Dutch Facility Agreement, the German Facility Agreement, the Spanish Facility Agreement or under Clause 11.1(c), (d), (g) or (k) of the French Facility Agreement or under the Italian Condition 13.1(c), (d), (f), (h) or (i).
“Additional Lessee” has the meaning specified the preamble of each Master Lease.
“Additional Permitted Investment” has the meaning specified in paragraph 17 of Annex 2 (Standard & Poor’s Limitation on Permitted Investments) of the Issuer Facility Agreement.

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“Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the excess, if any, of (i) the Asset Coverage Threshold Amount over (ii) the sum of (A) the Letter of Credit Amount and (B) the Available Reserve Account Amount, in each case, as of such date.
“Adjusted Letter of Credit/Cash Liquid Enhancement Amount” means, as of any date of determination, the Letter of Credit/Cash Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Defaulted Letter of Credit, as of such date.
“Adjusted Liquid Enhancement Amount” means, as of any date of determination, the Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Defaulted Letter of Credit, as of such date.
“Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Principal Amount as of such date over (B) the Principal Collection Account Amount as of such date.
“Administration Agreement” means the Issuer Administration Agreement and/or each FleetCo Administration Agreement, as applicable.
“Administrative Agent” has the meaning specified in the Preamble of the Issuer Facility Agreement.
“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Administrative Agent Fee Letter” means that certain fee letter, dated on or about the Signing Date, between the Administrative Agent and the Issuer setting forth the definition of Administrative Agent Fee.
“Administrative Agent Indemnified Liabilities” has the meaning specified in Clause 11.4(c) (Indemnification of the Administrative Agent and each Funding Agent) of the Issuer Facility Agreement.
“Administrative Agent Indemnified Parties” has the meaning specified in Clause 11.4(c) (Indemnification of the Administrative Agent and each Funding Agent) of the Issuer Facility Agreement.
“Administrator” means the Issuer Administrator and/or each FleetCo Administrator, as applicable.
“Administrator Termination Notice” has the meaning given to it in Clause 1.5 (Issuer Back-Up Administrator) of the International Account Bank Agreement.
“Advance” means a Class A Advance, a Class B Advance, or has the meaning given to it in Clause 2.3 (Advances) of each FleetCo Facility Agreement, as applicable, or with respect to the Italian Securitisation, has the meaning given to it in Clause 2.4 (a) of the Italian Note Purchase Agreement.
“Affected Person” means a Class A Affected Person and/or a Class B Affected Person, as applicable.
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, ‘control’ means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and ‘controlled’ and ‘controlling’ have meanings correlative to the foregoing.
“Affiliate Joinder in Lease” has the meaning specified in Clause 12.1 of each Master Lease.
“Agent Indemnified Liabilities” has the meaning specified in Clause 11.4(c) of the Issuer Facility Agreement.
“Agent Indemnified Parties” has the meaning specified in Clause 11.4(c) of the Issuer Facility Agreement.

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“Aggregate Asset Amount Deficiency” means, as of any date of determination, the Adjusted Asset Coverage Threshold Amount as of such date is greater than the Issuer Aggregate Asset Amount as of such date.
“Aggregate Leasing Company Principal Amount” means, as of any date of determination, the sum of the Dutch Note Principal Amount, the French Facility Principal Amount, the German Note Principal Amount, the Spanish Note Principal Amount and the Italian Note Principal Amount, in each case Outstanding as of such date.
“Aggregate Transaction Account Amount” means, as of any date of determination, the amount of cash representing principal on deposit in and Permitted Investments credited to each FleetCo Transaction Account and the FCT Account.
“Aggregate Unpaids” has the meaning specified in Clause 10.1 (Authorization and Action of the Administrative Agent) of the Issuer Facility Agreement.
“Alternative Payment Date” means each of October 15 2018, October 25 2018, November 9 2018 and thereafter the 10th Business Day following any Payment Date.
“Amendment and Restatement Deeds” means the Issuer Amendment and Restatement Deed, Dutch Amendment and Restatement Deed, German Amendment and Restatement Agreement, Spanish Amendment and Restatement Deed and French Amendment and Restatement Agreement.
“Amortization Event” means each event listed in Clause 7.1 (Amortization Events) of the Issuer Facility Agreement and any event defined as an ‘Amortization Event’ in any Related Document.
“Annual Financial Statements” means the Financial Statements for a fiscal year to be delivered by each Lessee pursuant to Clause 8.5(a) (Reporting Requirements) of each Master Lease, save for the Italian Lessee, in which case the delivery of such the Financial Statements shall be pursuant to Clause 8.5(a) (Reporting Requirements) of the Italian Fleet Servicing Agreement.
“Appointee” means any attorney, manager, agent, delegate, nominee, custodian, Receiver or other person appointed by the Issuer Security Trustee.
“Asset Coverage Threshold Amount” means, as of any date of determination, the greater of the Class A Asset Coverage Threshold Amount and the Class B Asset Coverage Threshold Amount, in each case as of such date.
“Assumed Remaining Holding Period” means, as of any date of determination and with respect to any Lease Vehicle that is a Non-Program Vehicle as of such date, the greater of (a) the number of months remaining from such date until the then-expected Disposition Date of such Lease Vehicle, as estimated by the applicable Lessor (or its designee) on such date in its sole and absolute discretion and (b) 1.
“Assumed Residual Value” means, as of any date of determination and with respect to any Lease Vehicle that is a Non-Program Vehicle as of such date, the proceeds expected to be realized upon the disposition of such Lease Vehicle, as estimated by the Lessor (or its designee) on such date in its sole and absolute discretion.
“Auction” means the set of procedures specified in a Guaranteed Depreciation Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Program Vehicles’ Manufacturer pursuant to such Guaranteed Depreciation Program.
“Auction Seller” means any third-party selling vehicles through a vehicle auction house in the business of facilitating the buying and selling of vehicles.
“Authorized Instructions” means a communication received by an Account Bank in writing or by electronic transfer containing all the information required by such Account Bank to enable it to carry out the instructions, and bearing a signature that such Account Bank assumes in good faith to have been issued by or on behalf of an Account Holder or a Servicer or the Issuer Administrator or a FleetCo Administrator or its delegate or, following the issue of an Issuer Enforcement Notice or an Issuer Administrator Termination Notice or a FleetCo Administrator Termination Notice and/or a FleetCo Enforcement Notice, in accordance with the relevant Account Bank Agreement by the relevant FleetCo Security Trustee or the Issuer Security Trustee (as applicable).

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“Authorized Officer” means, as to the Issuer, any director, and as to Hertz or any of its Affiliates, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of Hertz or such Affiliate, as applicable.
“Authorized Signatory” means, in relation to any party, any person who is duly authorized and in respect of whom a certificate has been provided signed by a director or another duly authorized person of such party setting out the name and signature of such person and confirming such person’s authority to act.
“Available Headroom Amount” means the excess of the Issuer Aggregate Asset Amount over the Adjusted Asset Coverage Threshold Amount multiplied by the Issuer Class A Blended Advance Rate, which amount shall not exceed the result (expressed as a Euro amount) of (x) the Class A Maximum Principal Amount minus (y) the aggregate Principal Amount Outstanding of the Class A Notes.
“Available L/C Cash Collateral Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Issuer L/C Cash Collateral Account as of such date.
“Available Reserve Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Issuer Reserve Account as of such date.
“Backstop Date” means, with respect to any Program Vehicle subject to a Guaranteed Depreciation Program that has been turned back under such Guaranteed Depreciation Program, the date on which the Manufacturer of such Program Vehicle is obligated to purchase such Program Vehicle in accordance with the terms of such Guaranteed Depreciation Program.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Clause 101 et seq.
“Base Rent” means, Monthly Base Rent and Final Base Rent, collectively.
“Basic Lease Vehicle Information” means the following terms specified by a Lessee in a Lease Vehicle Acquisition Schedule pursuant to Clause 2.1(a) of each Master Lease: a list of the vehicles such Lessee desires to be made available by the applicable Lessor to such Lessee for lease as ‘Lease Vehicles’, and, with respect to each such vehicle, the VIN, make, model, model year, and requested lease commencement date of each such vehicle.
“Board of Directors” means the board of directors of the Issuer, any FleetCo or any Leasing Company, as applicable, or an authorized committee thereof.
“Business Day” means any day other than a Saturday or Sunday and:
(a)    in relation to any date for payment or purchase of Euro or calculation of an amount payable in Euro, a day which is not a public holiday or a bank holiday in London, Paris, Amsterdam, Madrid, Milan, Munich, Dublin, New York and in the principal financial centre of the jurisdiction of each of the payer and the payee, and which is a TARGET Day;
(b)    in relation to any date for payment or purchase of or calculation of an amount payable in a currency other than Euro, a day on which banks are open for general business in London, Paris, Milan, Munich, Dublin, New York and in the principal financial centre of the jurisdiction of each of the payer and the payee, and in the principal financial centre of the country of that currency; or
(c)    in relation to any other date, a day on which banks are open for general business in London, Paris, Milan, Munich, Dublin, New York and in the principal financial centre of the jurisdiction in which the person(s) to whom the relevant provision relates operates, provided that for the purposes of any payment to be made:
(i)    by a FleetCo or OpCo to a Manufacturer or Dealer;
(ii)    by any Lessee to a Lessor;

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(iii)    by the Issuer to a FleetCo or the Subordinated Noteholder;
(iv)    by the Subordinated Noteholder to the Issuer;
(v)    by a FleetCo to the Issuer or the French Servicer on behalf of the FCT,
“Business Day” shall instead mean any day other than a Saturday or Sunday on which banks are open for general business in the principal financial centre of the jurisdiction of each of the payer and the payee.
“Capital Account” has the meaning given to it in the Issuer Co-operation Agreement.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership and partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Capitalized Cost” means, as of any date of determination:
(a)    with respect to any Lease Vehicle that is a Non-Program Vehicle as of its Vehicle Lease Commencement Date:
(i)    unless such Lease Vehicle is an Inter-Group Transferred Vehicle, the capitalized cost calculated in accordance with U.S. GAAP, as recorded in any FleetCo’s or its designee’s computer systems as at such date of determination;
(ii)    if such Lease Vehicle is an Inter-Group Transferred Vehicle, the Legacy NBV of such Lease Vehicle; and
(b)    with respect to any Lease Vehicle that is a Program Vehicle as of its Vehicle Lease Commencement Date, the capitalized cost calculated in accordance with U.S. GAAP, as recorded in any FleetCo’s or its designee’s computer systems as at such date of determination.
“Capped Issuer Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Issuer Administrator Fee Amount with respect to such Payment Date and (ii) €100,000.
“Capped Issuer Operating Expense Amount” means, with respect to any Payment Date the lesser of (i) the Issuer Operating Expense Amount, with respect to such Payment Date and (ii) the excess, if any, of (x) €100,000 over (y) the sum of the Issuer Administrator Fee Amount and the Issuer Security Trustee Fee Amount, in each case with respect to such Payment Date.
“Capped Issuer Security Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Issuer Security Trustee Fee Amount, with respect to such Payment Date and (ii) the excess, if any, of €100,000 over the Issuer Administrator Fee Amount with respect to such Payment Date.
“Carrying Charges” means as of any day, the sum of:
(a)    all fees or other costs, expenses and indemnity amounts, if any, payable by the Issuer to:
(i)    the Issuer Security Trustee other than the Capped Issuer Security Trustee Fee Amount,
(ii)    the Issuer Administrator (other than Issuer Administrator Fee Amounts),
(iii)    the Administrative Agent (other than Administrative Agent Fees),
(iv)    the Noteholders (other than Monthly Interest Amounts and Monthly Default Interest Amounts), or
(v)    any other party to an Issuer Related Document,

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in each case under and in accordance with such Issuer Related Document, plus
(b)    any other operating expenses of the Issuer that have been invoiced as of such date and are then payable by the Issuer relating to the Issuer Notes (in each case, exclusive of any FleetCo Carrying Charges).
“Cash AUP” has the meaning specified in paragraph 5 of Annex 2 (Cash AUP) of the Issuer Facility Agreement.
“Cashflow and Liquidity Forecast” shall have the meaning given to it in clause 2.1 (Cashflow and Liquidity Forecast) of the Refinancing Deed of Covenant.
“Casualty” means, with respect to any Eligible Vehicle, that:
(a)    such Eligible Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use, or
(b)    such Eligible Vehicle is lost or stolen and is not recovered for one hundred and eighty (180) days following the occurrence thereof.
“Casualty Payment Amount” means, with respect to any Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, the result of (a) the Net Book Value of such Lease Vehicle as of the later of (i) such Lease Vehicle’s Vehicle Lease Commencement Date and (ii) the first day of the calendar month in which such Lease Vehicle became a Casualty or became an Ineligible Vehicle minus (b) the Final Base Rent for such Lease Vehicle.
“CEA Assets” means Eligible Vehicles (or the Net Book Value thereof), Spanish AAA Components, Manufacturer Receivables and/or Eligible Manufacturer Receivables.
“Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Letter of Credit.
“Certificate of Termination Demand” means a certificate substantially in the form of Annex B to a Letter of Credit.
“Change in Law” means (a) any law, rule, regulation or treaty or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued, occurring, or taking effect after the Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body” ) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued, occurring, or taking effect after the Closing Date; provided that, notwithstanding anything in the foregoing to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any other United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means:
(a)    any “person” (as such term is used in Clauses 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz, provided that so long as Hertz is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Hertz unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent (other than a Parent that is a Subsidiary of another Parent); or

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(b)    Hertz sells or transfers (in one or a series of related transactions) all or substantially all of the assets of Hertz and its Subsidiaries to another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (a) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person (other than a parent Person that is a Subsidiary of another parent Person); or
(c)    Hertz ceasing to (i) own, directly or indirectly, 100% of the shares of any FleetCo, any OpCo or HHN2 or (ii) control HHN2, other than pursuant to a transaction where Hertz directly or indirectly owns 100% of a successor in interest to HHN2 and otherwise controls such successor in interest.
“Class A 2022 Liquidity Drawstop” means, at any time from and including the Third Amendment Date, the occurrence of a Level 1 Minimum Liquidity Test Breach.
“Class A Acquiring Committed Note Purchaser” has the meaning specified in Clause 9.3(a)(i) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Acquiring Investor Group” has the meaning specified in Clause 9.3(a)(iii) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Action” has the meaning specified in Clause 9.2(a)(i)(E) (Replacement of Class A Investor Group) of the Issuer Facility Agreement.
“Class A Addendum” means an addendum substantially in the form of Exhibit K-1 of the Issuer Facility Agreement.
“Class A Additional Investor Group” means collectively, a Class A Conduit Investor, if any, and the Class A Committed Note Purchaser(s) with respect to such Class A Conduit Investor or, if there is no Class A Conduit Investor, the Class A Committed Note Purchaser with respect to the Class A Investor Group, in each case, that becomes party to the Issuer Facility Agreement pursuant to Clause 2.1(a)(i) (Class A Notes) of the Issuer Facility Agreement in connection with an increase in the Class A Maximum Principal Amount; provided that, for the avoidance of doubt, a Class A Investor Group that is both a Class A Additional Investor Group and a Class A Acquiring Investor Group shall be deemed to be a Class A Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class A Investor Group that increases the Class A Maximum Principal Amount when such Class A Additional Investor Group becomes a party to the Issuer Facility Agreement and Class A Additional Issuer Notes are issued pursuant to Clause 2.1(e)(i) (Conditions to Issuance of Additional Issuer Notes) of the Issuer Facility Agreement, and references in the Issuer Facility Agreement to such Class A Investor Group as a “Class A Additional Investor Group” shall not include the commitment of such Class A Investor Group as a Class A Acquiring Investor Group (the Class A Maximum Investor Group Principal Amount of any such “Class A Additional Investor Group” shall not include any portion of the Class A Maximum Investor Group Principal Amount of such Class A Investor Group acquired pursuant to an assignment to such Class A Investor Group as a Class A Acquiring Investor Group, whereas references to the Class A Maximum Investor Group Principal Amount of such “Class A Investor Group” shall include the entire Class A Maximum Investor Group Principal Amount of such Class A Investor Group as both a Class A Additional Investor Group and a Class A Acquiring Investor Group).
“Class A Additional Investor Group Initial Principal Amount” means, with respect to each Class A Additional Investor Group, on the effective date of the addition of each member such Class A Additional Investor Group as a party to the Issuer Facility Agreement, the amount scheduled to be advanced by such Class A Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class A Drawn Percentage (immediately prior to the addition of such Class A Additional Investor Group as a party hereto) and (b) the Class A Maximum Investor Group Principal Amount of such Class A Additional Investor Group on such effective date (immediately after the addition of such Class A Additional Investor Group as a party hereto).
“Class A Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Class A Principal Amount as of such date over (B) the Principal Collection Account Amount as of such date.

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“Class A Advance” has the meaning specified in Clause 2.2(a)(i) (Class A Advances) of the Issuer Facility Agreement.
“Class A Advance Deficit” has the meaning specified in Clause 2.2(a)(vii) (Class A Funding Defaults) of the Issuer Facility Agreement.
“Class A Advance Request” means, with respect to any Class A Advance requested by the Issuer, a Class A Advance Request substantially in the form of Exhibit J-1 (Form of Advance Request) of the Issuer Facility Agreement with respect to such Class A Advance;
“Class A Affected Person” has the meaning specified in Clause 3.3(a) (Lending Unlawful) of the Issuer Facility Agreement.
“Class A Asset Coverage Threshold Amount” means the Class A Adjusted Principal Amount divided by the Issuer Class A Blended Advance Rate.
“Class A Assignment and Assumption Agreement” has the meaning specified in Clause 9.3(a)(i) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Available Delayed Amount Committed Note Purchaser” means, with respect to any Class A Advance, any Class A Committed Note Purchaser that either (i) has not delivered a Class A Delayed Funding Notice with respect to such Class A Advance or (ii) has delivered a Class A Delayed Funding Notice with respect to such Class A Advance, but (x) has a Class A Delayed Amount with respect to such Class A Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class A Advance to be made by such Class A Committed Note Purchaser or the Class A Conduit Investor in such Class A Committed Note Purchaser’s Class A Investor Group on the proposed date of such Class A Advance, has a Class A Required Non-Delayed Amount that is greater than zero.
“Class A Available Delayed Amount Purchaser” means, with respect to any Class A Advance, any Class A Available Delayed Amount Committed Note Purchaser, or any Class A Conduit Investor in such Class A Available Delayed Amount Committed Note Purchaser’s Class A Investor Group, that funds all or any portion of a Class A Second Delayed Funding Notice Amount with respect to such Class A Advance on the date of such Class A Advance.
“Class A Commercial Paper” means the promissory notes of each Class A Noteholder issued by such Class A Noteholder (or the Person(s) issuing promissory notes on behalf of such Class A Committed Noteholder) in the commercial paper market and allocated to the funding of Class A Advances in respect of the Class A Notes.
“Class A Commitment” means the obligation of the Class A Committed Note Purchasers included in each Class A Investor Group to fund Class A Advances pursuant to Clause 2.2(a) (Class A Advances) of the Issuer Facility Agreement in an aggregate stated amount up to the Class A Maximum Investor Group Principal Amount for such Class A Investor Group.
“Class A Commitment Percentage” means, on any date of determination, with respect to any Class A Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class A Investor Group’s Class A Maximum Investor Group Principal Amount on such date and the denominator is the Class A Maximum Principal Amount on such date.
“Class A Committed Note Purchaser” means those financial institutions that serve as committed note purchasers of Class A Notes set forth in Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class A Committed Note Purchaser Percentage” means, with respect to any Class A Committed Note Purchaser, the percentage set forth opposite the name of such Class A Committed Note Purchaser on Schedule 2 (Conduit Investors and Committed Note Purchaser) of the Issuer Facility Agreement.
“Class A Concentration Adjusted Advance Rate” means in respect of a FleetCo and as of any date of determination,
(a)    with respect to the Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the relevant FleetCo Class A Baseline Advance Rate with respect to such Eligible Investment Grade Non-Program Vehicle Amount of such FleetCo over the Class A

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Concentration Excess Advance Rate Adjustment with respect to such Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(b)    with respect to the Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the relevant FleetCo Class A Baseline Advance Rate with respect to such Eligible Non-Investment Grade Non-Program Vehicle Amount of such FleetCo over the Class A Concentration Excess Advance Rate Adjustment with respect to such Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Class A Concentration Excess Advance Rate Adjustment” means, with respect to any FleetCo AAA Select Component, as of any date of determination, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Concentration Excess Amount, if any, allocated to such FleetCo AAA Select Component by the Issuer and (B) the relevant FleetCo Class A Baseline Advance Rate with respect to such FleetCo AAA Select Component, and the denominator of which is (II) such FleetCo AAA Select Component, in each case as of such date, and (b) the relevant FleetCo Class A Baseline Advance Rate with respect to such FleetCo AAA Select Component; provided that, the portion of the Concentration Excess Amount allocated pursuant to the preceding item (a)(I)(A) shall not exceed the portion of such FleetCo AAA Select Component that was included in determining whether such Concentration Excess Amount exists; provided further that, for the avoidance of doubt, Concentration Excess Amounts shall not be allocated to the Remainder AAA Amount for such FleetCo or the Net VAT Receivables for such FleetCo.
“Class A Conduit Assignee” means, with respect to any Class A Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class A Funding Agent with respect to such Class A Conduit Investor or any Affiliate of such Class A Funding Agent, in each case, designated by such Class A Funding Agent to accept an assignment from such Class A Conduit Investor of the Class A Investor Group Principal Amount or a portion thereof with respect to such Class A Conduit Investor pursuant to Clause 9.3(a) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Conduit Investor” means, in respect of Class A Notes, the several commercial paper conduits or special purpose entities issuing variable funding notes to affiliated commercial paper conduits listed in Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class A Conduits” has the meaning set forth in the definition of “Class A CP Rate”.
“Class A CP Fall-back Rate” means, as of any date of determination and with respect to any Class A Advance funded or maintained by any Class A Funding Agent’s Class A Investor Group through the issuance of Class A Commercial Paper during any Interest Period, the Euro Interbank Offered Rate appearing on the EURIBOR Rates Page at approximately 11:00 a.m. (London time) on the first day of such Interest Period as the rate for euro deposits with a one-month maturity.
“Class A CP Notes” has the meaning set forth in Clause 2.2(a)(iii) (Class A Conduit Investor Funding) of the Issuer Facility Agreement.
“Class A CP Rate” means, with respect to a Class A Conduit Investor in any Class A Investor Group (i) for any day during any Interest Period funded by such a Class A Conduit Investor set forth in Schedule 2 of the Issuer Facility Agreement or any other such Class A Conduit Investor that elects in its Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class A Conduits”), the greater of (A) zero and (B) the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) maturing on dates other than those certain dates on which such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) are to receive funds) in respect of the promissory notes issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) that are allocated in whole or in part by their respective Class A Funding Agent (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits)) to fund or maintain the Class A Principal Amount or that are issued by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) specifically to fund or maintain the Class A Principal Amount, in each case, during such period, as determined by their respective Class A Funding Agent (on behalf of such Class A Conduits (or the Person(s) issuing short term

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promissory notes on behalf of such Class A Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class A Committed Note Purchasers (on behalf of such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Class A Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class A Commercial Paper, and (z) the costs of other borrowings by such Class A Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduits) including borrowings to fund small or odd euro amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class A CP Rate, the respective Class A Funding Agent for such Class A Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Interest Period for any portion of the Commitment of the related Class A Investor Group funded by any other Class A Conduit Investor, the “Class A CP Rate” applicable to such Class A Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class A Conduit) as set forth in its Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class A Funding Agent shall fail to notify the Issuer and the Issuer Administrator of the applicable Class A CP Rate for the Class A Advances made by its Class A Investor Group for the related Interest Period by 11:00 a.m. London time on any Determination Date in accordance with Clause 3.1(b)(i) (Notice of Interest Rates) of the Issuer Facility Agreement, then the Class A CP Rate with respect to such Class A Funding Agent’s Class A Investor Group for each day during such Interest Period shall equal the Class A CP Fall-back Rate with respect to such Interest Period.
“Class A CP Tranche” means that portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Class A CP Rate.
“Class A CP True-Up Payment Amount” has the meaning given to it in Clause 3.1(f) (CP True-Up Payment Amount) of the Issuer Facility Agreement.
“Class A Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of (a) the product of (i) the Class A Note Rate for such Interest Period and (ii) the Class A Principal Amount as of the close of business on such date divided by (b) 360.
“Class A Decrease” means a Class A Mandatory Decrease, a Class A Voluntary Decrease or a Class A Expected Decrease, as applicable.
“Class A Defaulting Committed Note Purchaser” has the meaning specified in Clause 2.2(a)(vii) (Class A Funding Defaults) of the Issuer Facility Agreement.
“Class A Deficiency Amount” has the meaning specified in Clause 3.1(c)(ii) (Payment of Interest; Funding Agent Failure to Provide Rate) of the Issuer Facility Agreement.
“Class A Delayed Amount” has the meaning given to it in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Delayed Funding Date” has the meaning specified in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Delayed Funding Notice” has the meaning specified in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Delayed Funding Procedures” has the meaning specified in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Delayed Funding Purchaser” means, as of any date of determination, each Class A Committed Note Purchaser party to the Issuer Facility Agreement.
“Class A Delayed Funding Purchaser Group” means, collectively, each Class A Delayed Funding Purchaser.
“Class A Delayed Funding Reimbursement Amount” means, with respect to any Class A Delayed Funding Purchaser, with respect to the portion of the Class A Delayed Amount of such

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Class A Delayed Funding Purchaser funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class A Delayed Amount funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class A Decrease), if any, made by the Issuer to each such Class A Available Delayed Amount Purchaser on any date during the period from and including the date of the Class A Advance related to such Class A Delayed Amount to but excluding the Class A Delayed Funding Date for such Class A Delayed Amount, was greater than what it would have been had such portion of the Class A Delayed Amount been funded by such Class A Delayed Funding Purchaser on the date of the Class A Advance related to such Class A Delayed Amount.
“Class A Designated Delayed Advance” has the meaning specified in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class A Principal Amount and the denominator of which is the Class A Maximum Principal Amount, in each case as of such date.
“Class A Excess Principal Event” shall be deemed to have occurred if, on any date, the Class A Principal Amount as of such date exceeds the Class A Maximum Principal Amount as of such date.
“Class A Excess Principal Mandatory Decrease” has the meaning given to it in Clause 2.3 (Procedure for Decreasing the Principal Amount) of the Issuer Facility Agreement.
“Class A Excess Principal Mandatory Decrease Amount” has the meaning given to it in Clause 2.3(c) (Procedure for Decreasing the Principal Amount) of the Issuer Facility Agreement.
“Class A Expected Decrease” has the meaning specified in Clause 2.3(b)(iii) of the Issuer Facility Agreement.
“Class A Funding Agent” means the financial institution set forth opposite the name of each Class A Conduit Investor or the Class A Committed Note Purchaser with respect to such Class A Investor Group, on Schedule 2 to the Issuer Facility Agreement.
“Class A Funding Conditions” means, with respect to any Class A Advance requested by the Issuer pursuant to Clause 2.2(a) (Class A Advances) of the Issuer Facility Agreement, the following shall be true and correct both immediately before and immediately after giving effect to such Class A Advance, provided that paragraphs (d) and (f) below shall not apply to Class A Reserve Advances:
(a)    the Issuer Repeating Representations and the representations and warranties of the Subordinated Noteholder set out in Clause 10 (Subordinated Noteholder Representations and Warranties) of the Subordinated Note Purchase Facility Agreement, in each case, shall be true and accurate as of the date of such Class A Ordinary Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b)    the related Class A Funding Agent shall have received an executed Class A Advance Request certifying as to the current Issuer Aggregate Asset Amount delivered in accordance with the provisions of Clause 2.2(a) (Class A Advances) of the Issuer Facility Agreement;
(c)    no Class A Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class A Excess Principal Event is continuing under this clause (c), the Class A Principal Amount shall be deemed to be increased by all Class A Delayed Amounts, if any, that any Class A Delayed Funding Purchaser(s) in a Class A Investor Group are required to fund on a Class A Delayed Funding Date that is scheduled to occur after the date of such requested Class A Advance that have not been funded on or prior to the date of such requested Class A Advance; provided further that, if a Class A 2022 Liquidity Drawstop occurs, the Issuer shall not request a Class A Advance and no Class A Noteholder, Class A Committed Note Purchaser or Class A Conduit Investor shall be required to fund any Class A Advance further;
(d)    no Amortization Event or Potential Amortization Event, in each case with respect to the Issuer Notes, exists;

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(e)    if such Advance is in connection with any issuance of Additional Class A Notes or any Class A Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than EUR 5,000,000 and in integral multiples of EUR 100,000 per Class A Investor Group in excess thereof;
(f)    the Revolving Period is continuing;
(g)    if the Net Book Value of any vehicle owned by a FleetCo is included in the calculation of the Issuer Aggregate Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Advance on such date), then the representations and warranties of such FleetCo set out in Clause 8 (Representations and Warranties) of the relevant FleetCo Facility Agreement shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(h)    the Commitment Termination Date has not occurred.
“Class A Illegality Mandatory Decrease” has the meaning given to it in Clause 2.3 (Procedure for Decreasing the Principal Amount) of the Issuer Facility Agreement.
“Class A Illegality Principal Mandatory Decrease Amount” has the meaning given to it in Clause 2.3 (Procedure for Decreasing the Principal Amount) of the Issuer Facility Agreement.
“Class A Initial Advance Amount” means, with respect to any Class A Noteholder, the amount specified as such on Schedule 2 to the Issuer Facility Agreement with respect to such Class A Noteholder.
“Class A Initial Investor Group Principal Amount” means, with respect to each Class A Investor Group, the amount set forth and specified as such opposite the name of the Class A Committed Note Purchaser included in such Class A Investor Group on Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class A Investor Group” means, collectively, a Class A Conduit Investor, if any, and the Class A Committed Note Purchaser(s) with respect to such Class A Conduit Investor or, if there is no Class A Conduit Investor with respect to any Class A Investor Group, the Class A Committed Note Purchaser(s) with respect to such Class A Investor Group, in each case, party to the Issuer Facility Agreement as of the Closing Date.
“Class A Investor Group Maximum Principal Increase” has the meaning given to it in Clause 2.1(d)(i) (Investor Group Maximum Principal Increase) of the Issuer Facility Agreement.
“Class A Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-1 (Form of Class A Investor Group Maximum Principal Increase Addendum) of the Issuer Facility Agreement.
“Class A Investor Group Principal Amount” means, as of any date of determination with respect to any Class A Investor Group, the result of:
(a)    such Class A Investor Group’s Class A Initial Investor Group Principal Amount; plus
(b)    the Class A Investor Group Maximum Principal Increase Amount with respect to each Class A Investor Group Maximum Principal Increase applicable to such Class A Investor Group, if any, on or prior to such date; plus
(c)    the principal amount of the portion of all Class A Advances funded by such Class A Investor Group on or prior to such date (excluding, for the avoidance of doubt, any Class A Initial Advance Amount from the calculation of such Class A Advances); minus
(d)    the amount of principal payments (whether pursuant to a Class A Decrease, a redemption or otherwise) made to such Class A Investor Group in respect of its Class A Advances only pursuant to the Issuer Facility Agreement on or prior to such date.
“Class A Investor Group Maximum Principal Increase Amount” means, with respect to each Class A Investor Group Maximum Principal Increase, on the effective date of any Class A Investor

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Group Maximum Principal Increase with respect to any Class A Investor Group, the amount scheduled to be advanced by such Class A Investor Group on such effective date, which amount may not exceed the product of (a) the Class A Drawn Percentage (immediately prior to the effectiveness of such Class A Investor Group Maximum Principal Increase) and (b) the amount of such Class A Investor Group Maximum Principal Increase.
“Class A Investor Group Supplement” the meaning specified in Clause 9.3(a)(iii) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Maximum Investor Group Principal Amount” means with respect to each Class A Investor Group as of any date of determination, the amount specified as such for such Class A Investor Group on Schedule 2 of the Issuer Facility Agreement for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms thereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Class A Notes, the Class A Maximum Investor Group Principal Amount with respect to each Class A Investor Group shall not exceed the Class A Investor Group Principal Amount for such Class A Investor Group.
“Class A Maximum Principal Amount” means EUR 1,100,000,000, and/or following a Class A 2022 Liquidity Drawstop, EUR 915,000,000; provided further that such amount may be (i) reduced at any time and from time to time by the Issuer upon notice to each Class A Noteholder, the Administrative Agent, each Class A Conduit Investor, each Class A Committed Note Purchaser and their Funding Agents in accordance with the terms of the Issuer Facility Agreement, or (ii) increased at any time and from time to time upon the effective date for any Class A Investor Group Maximum Principal Increase pursuant to clause 2 (Initial Issuance; Increases and Decreases of Principal Amount Of Issuer Notes) of the Issuer Facility Agreement;
“Class A Majority Program Support Provider” means, with respect to the related Class A Investor Group, Class A Program Support Providers holding more than 50% of the aggregate commitments of all Class A Program Support Providers.
“Class A Mandatory Decrease” means each Class A Excess Principal Mandatory Decrease and each Class A Illegality Mandatory Decrease.
“Class A Mandatory Decrease Amount” means the Class A Excess Principal Mandatory Decrease Amount or the Class A Illegality Mandatory Decrease Amount, as applicable.
“Class A Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 3.5%, (y) the result of (a) the sum of the Class A Principal Amount as of each day during the related Interest Period (after giving effect to any increases or decreases to the Class A Principal Amount on such day) during which an Amortization Event with respect to the Class A Notes has occurred and is continuing divided by (b) the actual number of days in the related Interest Period during which an Amortization Event with respect to the Class A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Interest Period during which an Amortization Event with respect to the Class A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class A Monthly Interest Amount” means an amount equal to the sum of:
(a)    the Class A Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    with respect to any Payment Date:
(i)    all previously due and unpaid amounts described in clause (a) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (b) at the Class A Note Rate); plus
(ii)    the Class A Undrawn Fee with respect to each Investor Group for such Payment Date; plus
(iii)    the Class A Program Fee with respect to each Class A Investor Group for such Payment Date; plus

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(iv)    the Class A CP True-Up Payment Amounts, if any, owing to each Class A Noteholder on such Payment Date; plus
(v)    the Restructuring Fee with respect to each Class A Investor Group, if any due, to each Investor Group on such Payment Date in accordance with clause 3.2(c) of the Issuer Facility Agreement.
“Class A MTM/DT Advance Rate Adjustment”    means, as of any date of determination,
(a)    with respect to the Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Failure Percentage as of such date and (ii) the Class A Concentration Adjusted Advance Rate with respect to the Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;
(b)    with respect to the Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Failure Percentage as of such date and (ii) the Class A Concentration Adjusted Advance Rate with respect to the Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c)    with respect to any other FleetCo AAA Component, zero.
“Class A Non-Consenting Purchaser” has the meaning specified in Clause 9.2(a)(i) (Replacement of Class A Investor Group) of the Issuer Facility Agreement.
“Class A Non-Defaulting Committed Note Purchaser” has the meaning specified in Clause 2.2(a)(vii) (Class A Funding Defaults) of the Issuer Facility Agreement.
“Class A Non-Delayed Amount” means, with respect to any Class A Delayed Funding Purchaser and a Class A Advance for which the Class A Delayed Funding Purchaser delivered a Class A Delayed Funding Notice, an amount equal to the excess of such Class A Delayed Funding Purchaser’s ratable portion of such Class A Advance over its Class A Delayed Amount in respect of such Class A Advance.
“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.
“Class A Note Rate” means, for any Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class A CP Rates applicable to the Class A CP Tranche and (b) the Reference Rate applicable to the Class A Reference Rate Tranche in each case, for such Interest Period; provided, however, that the Class A Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class A Note Repurchase Amount” has the meaning specified in Clause 11.1(a) (Optional Repurchase of the Class A Notes) of the Issuer Facility Agreement.
“Class A Notes” means the class A variable funding notes issued by the Issuer pursuant to the Issuer Facility Agreement on and subsequent to the Closing Date.
“Class A Ordinary Advance” means any Class A Advance specified as such in the related Class A Advance Request.
“Class A Participants” has the meaning specified in Clause 9.3(a)(iv) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Permitted Delayed Amount” has the meaning given to it in Clause 2.2(a)(v) (Class A Advances) of the Issuer Facility Agreement.
“Class A Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class A Potential Terminated Purchaser” has the meaning specified in Clause 9.2(a)(i) (Replacement of Class A Investor Group) of the Issuer Facility Agreement.
“Class A Principal Amount” means the sum of the Class A Investor Group Principal Amount as of such date with respect to each Class A Investor Group as of such date; provided that, during the Revolving Period, for purposes of determining whether or not the Required Noteholders have given

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any consent, waiver, direction or instruction, the Principal Amount held by each Class A Noteholder shall be deemed to include, without double counting, such Class A Noteholder’s undrawn portion of the “Class A Maximum Investor Group Principal Amount”, (i.e., the unutilized purchase commitments under the Issuer Facility Agreement) for such Class A Noteholder’s Class A Investor Group.
“Class A Program Fee Letter” means that certain fee letter, dated on or around the Second Amendment Date, that certain fee letter, dated on or around the Third Amendment Date, and that certain fee letter, dated on or around the Fifth Amendment Date, by and among each initial Class A Conduit Investor, each initial Class A Committed Note Purchaser, the Administrative Agent and the Issuer setting forth the definition of Class A Program Fee Rate and the definition of Class A Undrawn Fee.
“Class A Program Fee” means, with respect to each Payment Date and each Class A Investor Group, an amount equal to the sum with respect to each day in the related Interest Period of the product of:
(a)    the Class A Program Fee Rate for such Class A Investor Group (or, if applicable, Class A Program Fee Rate for the related Class A Conduit Investor and Class A Committed Note Purchaser in such Class A Investor Group, respectively, if each of such Class A Conduit Investor and Class A Committed Note Purchaser is funding a portion of such Class A Investor Group’s Class A Investor Group Principal Amount) for such day, and
(b)    the Class A Investor Group Principal Amount for such Class A Investor Group (or, if applicable, the portion of the Class A Investor Group Principal Amount for the related Class A Conduit Investor and Class A Committed Note Purchaser in such Class A Investor Group, respectively, if each of such Class A Conduit Investor and Class A Committed Note Purchaser is funding a portion of such Class A Investor Group’s Class A Investor Group Principal Amount) for such day (after giving effect to all Class A Advances and Class A Decreases on such day), and
(c)    1/360.
“Class A Program Fee Rate” has the meaning specified in the Class A Program Fee Letter.
“Class A Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class A Committed Note Purchaser or a Class A Conduit Investor in respect of such Class A Committed Note Purchaser’s or Class A Conduit Investor’s Class A Notes, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class A Conduit Investor’s securitization program as it relates to any Class A Commercial Paper issued by such Class A Conduit Investor, in each case pursuant to a program support agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class A Program Support Provider” without the prior written consent of an Authorized Officer of the Issuer, which consent may be withheld for any reason in the Issuer’s sole and absolute discretion.
“Class A Reference Rate Tranche” means the portion of the Class A Principal Amount purchased or maintained with Class A Advances that bear interest by reference to the Reference Rate.
“Class A Replacement Purchaser” has the meaning specified in Clause 9.2(a)(i) (Replacement of Class A Investor Group) of the Issuer Facility Agreement.
“Class A Required Non-Delayed Amount” means with respect to a Class A Delayed Funding Purchaser and a proposed Class A Advance, the excess, if any, of (i) the Class A Required Non-Delayed Percentage of such Class A Delayed Funding Purchaser’s Class A Maximum Investor Group Principal Amount as of the date of such proposed Class A Advance over (ii) with respect to each previous Class A Advance designated as a Class A Designated Delayed Advance of such Class A Delayed Funding Purchaser with respect to which the related Class A Advance occurred during the thirty five (35) days preceding the date of such proposed Class A Advance, if any, the sum of, with respect to each such previous Class A Advance designated as a Class A Designated Delayed Advance for which the related Class A Delayed Funding Date will not have occurred on or prior to the date of such proposed Class A Advance, the Class A Non-Delayed Amount with respect to each such previous Class A Designated Delayed Advance.

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“Class A Required Non-Delayed Percentage” means, as of the Second Amendment Date, 10%, and as of any date thereafter, the Class A Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by the Issuer to the Administrative Agent, each Class A Funding Agent, each Class A Committed Note Purchaser and each Class A Conduit Investor at least 35 days prior to the effective date specified therein.
“Class A Reserve Advance” means any Class A Advance specified as such in the related Class A Advance Request.
“Class A Restructuring Fee” for each Class A Committed Note Purchaser has the meaning specified in the Class A Restructuring Fee Letter, if any, for such Class A Committed Note Purchaser.
“Class A Restructuring Fee Letter” means, with respect to a Class A Committed Note Purchaser, if applicable, that certain fee letter dated on or about the Second Amendment Date, by and among such Class A Committed Note Purchaser, the Administrative Agent and the Issuer setting forth the definition of Class A Restructuring Fee for such Class A Committed Note Purchaser.
“Class A Second Delayed Funding Notice” is defined in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Second Delayed Funding Notice Amount” has the meaning specified in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Second Permitted Delayed Amount” is defined in Clause 2.2(a)(v) (Class A Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class A Terminated Purchaser” has the meaning specified in Clause 9.2(a)(i)(E) (Replacement of Class A Investor Group) of the Issuer Facility Agreement.
“Class A Transferee” has the meaning specified in Clause 9.3(a)(v) (Class A Assignments) of the Issuer Facility Agreement.
“Class A Up-Front Fee” for each Class A Committed Note Purchaser has the meaning specified in the Class A Up-Front Fee Letter, if any, for such Class A Committed Note Purchaser.
“Class A Up-Front Fee Letter” means, with respect to a Class A Committed Note Purchaser, if applicable, that certain fee letter dated on or about the Signing Date, that certain fee letter dated on or about the First Amendment Date, that certain fee letter dated on or about the Third Amendment Date and that certain fee letter dated on or about the Fifth Amendment Date, by and among such Class A Committed Note Purchaser, the Administrative Agent and the Issuer setting forth the definition of Class A Up-Front Fee for such Class A Committed Note Purchaser.
“Class A Undrawn Fee” means:
(a)    with respect to each Payment Date on or prior to the Commitment Termination Date and each Class A Investor Group, an amount equal to the sum with respect to each day in the Interest Period of the product of:
(i)    the Undrawn Fee Rate for such Class A Investor Group for such day; and
(ii)    the excess, if any, of (x) the Class A Maximum Investor Group Principal Amount for the related Class A Investor Group over (y) the Class A Investor Group Principal Amount for the related Class A Investor Group (after giving effect to all Class A Advances and Class A Decreases on such day), in each case for such day; and
(iii)    1/360; and
(b)    with respect to each Payment Date following the Commitment Termination Date, zero.
“Class A Undrawn Fee Rate” has the meaning specified in the Class A Program Fee Letter.
“Class A Voluntary Decrease” has the meaning given to it in Clause 2.3(d)(i) (Voluntary Decrease) of the Issuer Facility Agreement.

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“Class A Voluntary Decrease Amount” has the meaning specified in Clause 2.3(d)(i) (Voluntary Decrease) of the Issuer Facility Agreement.
“Class B Acquiring Committed Note Purchaser” has the meaning specified in Clause 9.3(b)(i) (Class B Assignments) of the Issuer Facility Agreement.
“Class B Acquiring Investor Group” has the meaning specified in Clause 9.3(b)(iii) (Class B Assignments) of the Issuer Facility Agreement.
“Class B Action” has the meaning specified in Clause 9.2(b)(i)(E) (Replacement of Class B Investor Group) of the Issuer Facility Agreement.
“Class B Addendum” means an addendum substantially in the form of Exhibit K-2 of the Issuer Facility Agreement.
“Class B Additional Investor Group” means collectively, a Class B Conduit Investor, if any, and the Class B Committed Note Purchaser(s) with respect to such Class B Conduit Investor or, if there is no Class B Conduit Investor, the Class B Committed Note Purchaser with respect to the Class B Investor Group, in each case, that becomes party to the Issuer Facility Agreement pursuant to Clause 2.1(a)(ii) (Class B Notes) of the Issuer Facility Agreement in connection with an increase in the Class B Maximum Principal Amount; provided that, for the avoidance of doubt, a Class B Investor Group that is both a Class B Additional Investor Group and a Class B Acquiring Investor Group shall be deemed to be a Class B Additional Investor Group solely in connection with, and to the extent of, the commitment of such Class B Investor Group that increases the Class B Maximum Principal Amount when such Class B Additional Investor Group becomes a party to the Issuer Facility Agreement and Class B Additional Issuer Notes are issued pursuant to Clause 2.1(a)(ii) (Class B Notes) of the Issuer Facility Agreement, and references in the Issuer Facility Agreement to such Class B Investor Group as a “Class B Additional Investor Group” shall not include the commitment of such Class B Investor Group as a Class B Acquiring Investor Group (the Class B Maximum Investor Group Principal Amount of any such “Class B Additional Investor Group” shall not include any portion of the Class B Maximum Investor Group Principal Amount of such Class B Investor Group acquired pursuant to an assignment to such Class B Investor Group as a Class B Acquiring Investor Group, whereas references to the Class B Maximum Investor Group Principal Amount of such “Class B Investor Group” shall include the entire Class B Maximum Investor Group Principal Amount of such Class B Investor Group as both a Class B Additional Investor Group and a Class B Acquiring Investor Group).
“Class B Additional Investor Group Initial Principal Amount” means, with respect to each Class B Additional Investor Group, on the effective date of the addition of each member such Class B Additional Investor Group as a party to the Issuer Facility Agreement, the amount scheduled to be advanced by such Class B Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Class B Drawn Percentage (immediately prior to the addition of such Class B Additional Investor Group as a party hereto) and (b) the Class B Maximum Investor Group Principal Amount of such Class B Additional Investor Group on such effective date (immediately after the addition of such Class B Additional Investor Group as a party hereto).
“Class B Advance” has the meaning specified in Clause 2.2(b)(i) (Class B Advances) of the Issuer Facility Agreement.
“Class B Advance Deficit” has the meaning specified in Clause 2.2(b)(vii) (Class B Funding Defaults) of the Issuer Facility Agreement.
“Class B Advance Request” means, with respect to any Class B Advance requested by the Issuer, a Class B Advance Request substantially in the form of Exhibit J-2 (Form of Advance Request) of the Issuer Facility Agreement with respect to such Class B Advance;
“Class B Affected Person” has the meaning specified in Clause 3.3(b) (Lending Unlawful) of the Issuer Facility Agreement.
“Class B Asset Coverage Threshold Amount” means (A) the Adjusted Principal Amount, divided by (B) the Issuer Class B Blended Advance Rate.
“Class B Assignment and Assumption Agreement” has the meaning specified in Clause 9.3(b)(i) (Assignments) of the Issuer Facility Agreement.

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“Class B Available Delayed Amount Committed Note Purchaser” means, with respect to any Class B Advance, any Class B Committed Note Purchaser that either (i) has not delivered a Class B Delayed Funding Notice with respect to such Class B Advance or (ii) has delivered a Class B Delayed Funding Notice with respect to such Class B Advance, but (x) has a Class B Delayed Amount with respect to such Class B Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Committed Note Purchaser or the Class B Conduit Investor in such Class B Committed Note Purchaser’s Class B Investor Group on the proposed date of such Class B Advance, has a Class B Required Non-Delayed Amount that is greater than zero.
“Class B Available Delayed Amount Purchaser” means, with respect to any Class B Advance, any Class B Available Delayed Amount Committed Note Purchaser, or any Class B Conduit Investor in such Class B Available Delayed Amount Committed Note Purchaser’s Class B Investor Group, that funds all or any portion of a Class B Second Delayed Funding Notice Amount with respect to such Class B Advance on the date of such Class B Advance
“Class B Commercial Paper” means the promissory notes of each Class B Noteholder issued by such Class B Noteholder (or the Person(s) issuing promissory notes on behalf of such Class B Noteholder) in the commercial paper market and allocated to the funding of Class B Advances in respect of the Class B Notes.
“Class B Commitment” means, the obligation of the Class B Committed Note Purchasers included in each Class B Investor Group to fund Class B Advances pursuant to Clause 2.2(b) (Class B Advances) of the Issuer Facility Agreement in an aggregate stated amount up to the Class B Maximum Investor Group Principal Amount for such Class B Investor Group.
“Class B Commitment Percentage” means, on any date of determination, with respect to any Class B Investor Group, the fraction, expressed as a percentage, the numerator of which is such Class B Investor Group’s Class B Maximum Investor Group Principal Amount on such date and the denominator is the Class B Maximum Principal Amount on such date.
“Class B Committed Note Purchaser” means those financial institutions which become party to the Issuer Facility Agreement as committed note purchasers of Class B Notes from time to time, whose details can be found in Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class B Committed Note Purchaser Percentage” means, with respect to any Class B Committed Note Purchaser, the percentage set forth opposite the name of such Class B Committed Note Purchaser on Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class B Concentration Adjusted Advance Rate” means in respect of a FleetCo and as of any date of determination,
(a)    with respect to the Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the relevant FleetCo Class B Baseline Advance Rate with respect to such Eligible Investment Grade Non-Program Vehicle Amount of such FleetCo over the Class B Concentration Excess Advance Rate Adjustment with respect to such Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(b)    with respect to the Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the relevant FleetCo Class B Baseline Advance Rate with respect to such Eligible Non-Investment Grade Non-Program Vehicle Amount of such FleetCo over the Class B Concentration Excess Advance Rate Adjustment with respect to such Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Class B Concentration Excess Advance Rate Adjustment” means, with respect to any FleetCo AAA Select Component as of any date of determination, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Concentration Excess Amount, if any, allocated to such FleetCo AAA Select Component by the Issuer and (B) the relevant FleetCo Class B Baseline Advance Rate with respect to such FleetCo AAA Select Component, and the denominator of which is (II) such FleetCo AAA Select Component, in each case as of such date, and (b) the relevant FleetCo Class B Baseline Advance Rate with respect to such FleetCo AAA Select Component; provided that, the portion of the Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such FleetCo AAA Select Component that was included in determining whether such Concentration Excess Amount exists.

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“Class B Conduit Assignee” means, with respect to any Class B Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Class B Funding Agent with respect to such Class B Conduit Investor or any Affiliate of such Class B Funding Agent, in each case, designated by such Class B Funding Agent to accept an assignment from such Class B Conduit Investor of the Class B Investor Group Principal Amount or a portion thereof with respect to such Class B Conduit Investor pursuant to Clause 9.3(b) (Class B Assignments) of the Issuer Facility Agreement.
“Class B Conduit Investor” means, in respect of Class B Notes, the several commercial paper conduits or special purpose entities issuing variable funding notes to affiliated commercial paper conduits listed from time to time pursuant to the Issuer Facility Agreement, whose details can be found in Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class B Conduits” has the meaning set forth in the definition of “Class B CP Rate”.
“Class B CP Fall-back Rate” means, as of any date of determination and with respect to any Class B Advance funded or maintained by any Class B Funding Agent’s Class B Investor Group through the issuance of Class B Commercial Paper during any Interest Period, the Euro Interbank Offered Rate appearing on the EURIBOR Rates Page at approximately 11:00 a.m. (London time) on the first day of such Interest Period as the rate for euro deposits with a one-month maturity.
“Class B CP Notes” has the meaning set forth in Clause 2.2(b)(iii) (Class B Conduit Investor Funding) of the Issuer Facility Agreement.
“Class B CP Rate” means, with respect to a Class B Conduit Investor in any Class B Investor Group (i) for any day during any Interest Period funded by such a Class B Conduit Investor set forth in Schedule 2 of the Issuer Facility Agreement or any other such Class B Conduit Investor that elects in its Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Class B Conduits”), the greater of (A) zero and (B) the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) maturing on dates other than those certain dates on which such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) are to receive funds) in respect of the promissory notes issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) that are allocated in whole or in part by their respective Class B Funding Agent (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits)) to fund or maintain the Class B Principal Amount or that are issued by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) specifically to fund or maintain the Class B Principal Amount, in each case, during such period, as determined by their respective Class B Funding Agent (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Class B Committed Note Purchasers (on behalf of such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Class B Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Class B Commercial Paper, and (z) the costs of other borrowings by such Class B Conduits (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduits) including borrowings to fund small or odd euro amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the Class B CP Rate, the respective Class B Funding Agent for such Class B Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Interest Period for any portion of the Commitment of the related Class B Investor Group funded by any other Class B Conduit Investor, the “Class B CP Rate” applicable to such Class B Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Class B Conduit) as set forth in its Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Class B Funding Agent shall fail to notify the Issuer and the Issuer Administrator of the applicable Class B CP Rate for the Class B Advances made by its Class B Investor Group for the related Interest Period by 11:00 a.m. London time on any Determination Date in accordance with Clause 3.1(b)(i) (Notice of Interest Rates) of the Issuer Facility Agreement, then the Class B CP Rate with respect to

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such Class B Funding Agent’s Class B Investor Group for each day during such Interest Period shall equal the Class B CP Fall-back Rate with respect to such Interest Period.
“Class B CP Tranche” means that portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Class B CP Rate.
“Class B CP True-Up Payment Amount” has the meaning given to it in Clause 3.1(f) (CP True-Up Payment Amount) of the Issuer Facility Agreement.
“Class B Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of (a) the product of (i) the Class B Note Rate for such Interest Period and (ii) the Class B Principal Amount as of the close of business on such date divided by (b) 360.
“Class B Decrease” means a Class B Mandatory Decrease or a Class B Voluntary Decrease, as applicable.
“Class B Defaulting Committed Note Purchaser” has the meaning specified in Clause 2.2(b)(vii) (Class B Funding Defaults) of the Issuer Facility Agreement.
“Class B Deficiency Amount” has the meaning specified in Clause 3.1(c)(ii) (Payment of Interest; Funding Agent Failure to Provide Rate) of the Issuer Facility Agreement.
“Class B Delayed Amount” has the meaning given to it in Clause 2.2(b)(v) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Delayed Funding Date” has the meaning specified in Clause 2.2(b)(v) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Delayed Funding Notice” has the meaning specified in Clause 2.2(b)(v) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Delayed Funding Procedures” has the meaning specified in Clause 2.2(b)(v) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Delayed Funding Purchaser” means, as of any date of determination, each Class B Committed Note Purchaser party to the Issuer Facility Agreement.
“Class B Delayed Funding Purchaser Group” means, collectively, each Class B Delayed Funding Purchaser.
“Class B Delayed Funding Reimbursement Amount” means, with respect to any Class B Delayed Funding Purchaser, with respect to the portion of the Class B Delayed Amount of such Class B Delayed Funding Purchaser funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class B Delayed Amount funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Class B Decrease), if any, made by the Issuer to each such Class B Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class B Delayed Amount to but excluding the Class B Delayed Funding Date for such Class B Delayed Amount, was greater than what it would have been had such portion of the Class B Delayed Amount been funded by such Class B Delayed Funding Purchaser on the date of the Class B Advance related to such Class B Delayed Amount.
“Class B Designated Delayed Advance” has the meaning specified in Clause 2.2(b)(v) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class B Principal Amount and the denominator of which is the Class B Maximum Principal Amount, in each case as of such date.
“Class B Excess Principal Event” shall be deemed to have occurred if, on any date, the Class B Principal Amount as of such date exceeds the Class B Maximum Principal Amount as of such date.

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“Class B Funding Agent” means the financial institution set forth opposite the name of each Class B Conduit Investor, or if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser with respect to such Class B Investor Group, on Schedule 2 to the Issuer Facility Agreement.
“Class B Funding Conditions” means, with respect to any Class B Advance requested by the Issuer pursuant to Clause 2.2(b) (Class B Advances) of the Issuer Facility Agreement, the following shall be true and correct both immediately before and immediately after giving effect to such Class B Advance:
(a)    the Issuer Repeating Representations and the representations and warranties of the Subordinated Noteholder set out in Clause 10 (Subordinated Noteholder Representations and Warranties) of the Subordinated Note Purchase Facility Agreement, in each case, shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b)    the related Class B Funding Agent shall have received an executed Class B Advance Request certifying as to the current Issuer Aggregate Asset Amount delivered in accordance with the provisions of Clause 2.2(b) (Class B Advances) of the Issuer Facility Agreement;
(c)    no Class B Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class B Excess Principal Event is continuing under this clause (c), the Class B Principal Amount shall be deemed to be increased by all Class B Delayed Amounts, if any, that any Class B Delayed Funding Purchaser(s) in a Class B Investor Group are required to fund on a Class B Delayed Funding Date that is scheduled to occur after the date of such requested Class B Advance that have not been funded on or prior to the date of such requested Class B Advance;
(d)    no Amortization Event or Potential Amortization Event, in each case with respect to the Issuer Notes, exists;
(e)    if such Advance is in connection with any issuance of Additional Class B Notes or any Class B Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than EUR 5,000,000 and integral multiples of EUR 100,000 in excess thereof;
(f)    the Revolving Period is continuing;
(g)    if the Net Book Value of any vehicle owned by a FleetCo is included in the calculation of the Issuer Aggregate Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Advance on such date), then the representations and warranties of such FleetCo set out in Clause 8 (Representations and Warranties) of the relevant FleetCo Facility Agreement shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Class B Initial Advance Amount” means, with respect to any Class B Noteholder, the amount specified as such on Schedule 2 to the Issuer Facility Agreement with respect to such Class B Noteholder.
“Class B Initial Investor Group Principal Amount” means, with respect to each Class B Investor Group, the amount set forth and specified as such opposite the name of the Class B Committed Note Purchaser included in such Class B Investor Group on Schedule 2 (Conduit Investors and Committed Note Purchasers) of the Issuer Facility Agreement.
“Class B Investor Group” means, collectively, a Class B Conduit Investor, if any, and the Class B Committed Note Purchaser(s) with respect to such Class B Conduit Investor or, if there is no Class B Conduit Investor with respect to any Class B Investor Group, the Class B Committed Note Purchaser(s) with respect to such Class B Investor Group, in each case, party to the Issuer Facility Agreement as of the Closing Date.
“Class B Investor Group Maximum Principal Increase” has the meaning given to it in Clause 2.1(d)(ii) (Investor Group Maximum Principal Increase) of the Issuer Facility Agreement.

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“Class B Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M-2 (Form of Class B Investor Group Maximum Principal Increase Addendum) of the Issuer Facility Agreement.
“Class B Investor Group Maximum Principal Increase Amount” means, with respect to each Class B Investor Group Maximum Principal Increase, on the effective date of any Class B Investor Group Maximum Principal Increase with respect to any Class B Investor Group, the amount scheduled to be advanced by such Class B Investor Group on such effective date, which amount may not exceed the product of (a) the Class B Drawn Percentage (immediately prior to the effectiveness of such Class B Investor Group Maximum Principal Increase) and (b) the amount of such Class B Investor Group Maximum Principal Increase.
“Class B Investor Group Principal Amount” means, as of any date of determination with respect to any Class B Investor Group, the result of:
(a)    such Class B Investor Group’s Class B Initial Investor Group Principal Amount; plus
(b)    the Class B Investor Group Maximum Principal Increase Amount with respect to each Class B Investor Group Maximum Principal Increase applicable to such Class B Investor Group, if any, on or prior to such date; plus
(c)    the principal amount of the portion of all Class B Advances funded by such Class B Investor Group on or prior to such date (excluding, for the avoidance of doubt, any Class B Initial Advance Amount from the calculation of such Class B Advances); minus
(d)    the amount of principal payments (whether pursuant to a Class B Decrease, a redemption or otherwise) made to such Class B Investor Group pursuant to the Issuer Facility Agreement on or prior to such date.
“Class B Investor Group Supplement” the meaning specified in Clause 9.3(b)(iii) (Class B Assignments) of the Issuer Facility Agreement.
“Class B Majority Program Support Provider” means, with respect to the related Class B Investor Group, Class B Program Support Providers holding more than 50% of the aggregate commitments of all Class B Program Support Providers.
“Class B Mandatory Decrease” has the meaning given to it in Clause 2.3 (Procedure for Decreasing the Principal Amount) of the Issuer Facility Agreement.
“Class B Mandatory Decrease Amount” has the meaning given to it in Clause 2.3 (Procedure for Decreasing the Principal Amount) of the Issuer Facility Agreement.
“Class B Maximum Investor Group Principal Amount” means, with respect to each Class B Investor Group as of any date of determination, the amount specified as such for such Class B Investor Group on Schedule 2 of the Issuer Facility Agreement for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms thereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Class B Notes, the Class B Maximum Investor Group Principal Amount with respect to each Class B Investor Group shall not exceed the Class B Investor Group Principal Amount for such Class B Investor Group.
“Class B Maximum Principal Amount” means zero, provided that such amount may be (i) reduced at any time and from time to time by the Issuer upon notice to each Class B Noteholder, the Administrative Agent, each Class B Conduit Investor and each Class B Committed Note Purchaser in accordance with the terms of the Issuer Facility Agreement, or (ii) increased at any time and from time to time upon the effective date for any Class B Investor Group Maximum Principal Increase.
“Class B Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Class B Principal Amount as of each day during the related Interest Period (after giving effect to any increases or decreases to the Class B Principal Amount on such day) during which an Amortization Event with respect to the Class B Notes has occurred and is continuing divided by (b) the actual number of days in the related Interest Period during which an Amortization Event with respect to the Class B Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Interest Period during which an Amortization Event with respect to the Class B Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and

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unpaid amounts described in clause (i) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Class B Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of:
(a)    the Class B Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    all previously due and unpaid amounts described in clause (a) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (b) at the Class B Note Rate); plus
(c)    the Class B Undrawn Fee with respect to each Investor Group for such Payment Date; plus
(d)    the Class B Program Fee with respect to each Class B Investor Group for such Payment Date; plus
(e)    the Class B CP True-Up Payment Amounts, if any, owing to each Class B Noteholder on such Payment Date.
“Class B MTM/DT Advance Rate Adjustment”    means, as of any date of determination,
(a)    with respect to the Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Failure Percentage as of such date and (ii) the Class B Concentration Adjusted Advance Rate with respect to the Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;
(b)    with respect to the Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Failure Percentage as of such date and (ii) the Class B Concentration Adjusted Advance Rate with respect to the Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and
(c)    with respect to any other FleetCo AAA Component, zero.
“Class B Non-Consenting Purchaser” has the meaning specified in Clause 9.2(b)(i)(E) (Replacement of Class B Investor Group) of the Issuer Facility Agreement.
“Class B Non-Defaulting Committed Note Purchaser” has the meaning specified in Clause 2.2(b)(vii) (Class B Funding Defaults) of the Issuer Facility Agreement.
“Class B Non-Delayed Amount” means, with respect to any Class B Delayed Funding Purchaser and a Class B Advance for which the Class B Delayed Funding Purchaser delivered a Class B Delayed Funding Notice, an amount equal to the excess of such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance over its Class B Delayed Amount in respect of such Class B Advance.
“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.
“Class B Note Rate” means, for any Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the Class B CP Rates applicable to the Class B CP Tranche and (b) the Reference Rate applicable to the Class B Reference Rate Tranche in each case, for such Interest Period; provided, however, that the Class B Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Class B Note Repurchase Amount” has the meaning specified in Clause 11.1(b) (Optional Repurchase of the Class B Notes) of the Issuer Facility Agreement.
“Class B Notes” means the class B variable funding notes issued by the Issuer pursuant to the Issuer Facility Agreement subsequent to the Closing Date.
“Class B Participants” has the meaning specified in Clause 9.3(b)(iv) (Class B Assignments) of the Issuer Facility Agreement.

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“Class B Permitted Delayed Amount” has the meaning given to it in Clause 2.2(b)(v) (Class B Advances) of the Issuer Facility Agreement.
“Class B Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Class B Potential Terminated Purchaser” has the meaning specified in Clause 9.2(b)(i)(E) (Replacement of Class B Investor Group) of the Issuer Facility Agreement.
“Class B Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class B Investor Group Principal Amount as of such date with respect to each Class B Investor Group as of such date; provided that, during the Revolving Period, for purposes of determining whether or not the Required Noteholders have given any consent, waiver, direction or instruction, the Principal Amount held by each Class B Noteholder shall be deemed to include, without double counting, such Class B Noteholder’s undrawn portion of the “Class B Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments under the Issuer Facility Agreement) for such Class B Noteholder’s Class B Investor Group.
“Class B Program Fee Letter” means any fee letter that is entered into in connection with the issuance of Class B Notes subsequent to the Closing Date by and among each initial Class B Conduit Investor, each initial Class B Committed Note Purchaser, the Administrative Agent and the Issuer setting forth the definition of Class B Program Fee Rate and the definition of Class B Undrawn Fee
“Class B Program Fee” means, with respect to each Payment Date and each Class B Investor Group, if any, an amount equal to the sum with respect to each day in the related Interest Period of the product of:
(a)    the Class B Program Fee Rate for such Class B Investor Group (or, if applicable, Class B Program Fee Rate for the related Class B Conduit Investor and Class B Committed Note Purchaser in such Class B Investor Group, respectively, if each of such Class B Conduit Investor and Class B Committed Note Purchaser is funding a portion of such Class B Investor Group’s Class B Investor Group Principal Amount) for such day, and
(b)    the Class B Investor Group Principal Amount for such Class B Investor Group (or, if applicable, the portion of the Class B Investor Group Principal Amount for the related Class B Conduit Investor and Class B Committed Note Purchaser in such Class B Investor Group, respectively, if each of such Class B Conduit Investor and Class B Committed Note Purchaser is funding a portion of such Class B Investor Group’s Class B Investor Group Principal Amount) for such day (after giving effect to all Class B Advances and Class B Decreases on such day), and
(c)    1/360.
“Class B Program Fee Rate” has the meaning specified in the Class B Program Fee Letter.
“Class B Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Class B Committed Note Purchaser or a Class B Conduit Investor in respect of such Class B Committed Note Purchaser’s or Class B Conduit Investor’s Class B Notes, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Class B Conduit Investor’s securitization program as it relates to any Class B Commercial Paper issued by such Class B Conduit Investor, in each case pursuant to a program support agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Class B Program Support Provider” without the prior written consent of an Authorized Officer of the Issuer, which consent may be withheld for any reason in the Issuer’s sole and absolute discretion.
“Class B Reference Rate Tranche” means the portion of the Class B Principal Amount purchased or maintained with Class B Advances that bear interest by reference to the Reference Rate.
“Class B Replacement Purchaser” has the meaning specified in Clause 9.2(b)(i) (Replacement of Class B Investor Group) of the Issuer Facility Agreement.
“Class B Required Non-Delayed Amount” means, with respect to a Class B Delayed Funding Purchaser and a proposed Class B Advance, the excess, if any, of (a) the Class B Required Non-Delayed Percentage of such Class B Delayed Funding Purchaser’s Class B Maximum Investor

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Group Principal Amount as of the date of such proposed Class B Advance over (b) with respect to each previous Class B Designated Delayed Advance of such Class B Delayed Funding Purchaser with respect to which the related Class B Advance occurred during the thirty five (35) days preceding the date of such proposed Class B Advance, if any, the sum of, with respect to each such previous Class B Designated Delayed Advance for which the related Class B Delayed Funding Date will not have occurred on or prior to the date of such proposed Class B Advance, the Class B Non-Delayed Amount with respect to each such previous Class B Designated Delayed Advance.
“Class B Required Non-Delayed Percentage” means, as of the Closing Date, 10%, and as of any date thereafter, the Class B Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by the Issuer to the Administrative Agent, each Class B Funding Agent, each Class B Committed Note Purchaser and each Class B Conduit Investor at least 35 days prior to the effective date specified therein.
“Class B Second Delayed Funding Notice” is defined in Clause 2.2(b)(v)(C) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Second Delayed Funding Notice Amount” has the meaning specified in Clause 2.2(b)(v)(C) (Class B Delayed Funding Procedures) of the Issuer Facility Agreement.
“Class B Terminated Purchaser” has the meaning specified in Clause 9.2(b) (Replacement of Class B Investor Group) of the Issuer Facility Agreement.
“Class B Transferee” has the meaning specified in Clause 9.3(b)(v)(E) (Class B Assignments) of the Issuer Facility Agreement.
“Class B Up-Front Fee” for each Class B Committed Note Purchaser has the meaning specified in the Class B Up-Front Fee Letter, if any, for such Class B Committed Note Purchaser.
“Class B Up-Front Fee Letter” means, any fee letter that is entered into in connection with the issuance of Class B Notes subsequent to the Closing Date by and among such Class B Committed Note Purchaser, the Administrative Agent and the Issuer setting forth the definition of Class B Up-Front Fee for such Class B Committed Note Purchaser.
“Class B Undrawn Fee” means:
(a)    with respect to each Payment Date on or prior to the Commitment Termination Date and each Class B Investor Group, an amount equal to the sum with respect to each day in the Interest Period of the product of:
(i)    the Undrawn Fee Rate for such Class B Investor Group for such day; and
(ii)    the excess, if any, of (x) the Class B Maximum Investor Group Principal Amount for the related Class B Investor Group over (y) the Class B Investor Group Principal Amount for the related Class B Investor Group (after giving effect to all Class B Advances and Class B Decreases on such day), in each case for such day; and
(iii)    1/360; and
(b)    with respect to each Payment Date following the Commitment Termination Date, zero.
“Class B Undrawn Fee Rate” has the meaning specified in the Class B Program Fee Letter.
“Class B Voluntary Decrease” has the meaning given to it in Clause 2.3(d)(ii) (Voluntary Decrease) of the Issuer Facility Agreement.
“Class B Voluntary Decrease Amount” has the meaning specified in Clause 2.3(d)(ii) (Voluntary Decrease) of the Issuer Facility Agreement.
“Clearstream” means Clearstream Banking, Luxembourg with offices at 42 avenue JF Kennedy, L-1855 Luxembourg.
“Closing Date” means the date on which the Effective Time occurs.

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“Commercial Paper” means Class A Commercial Paper and/or Class B Commercial Paper, as applicable.
“Commitment” means, the obligation of the Committed Note Purchasers included in each Investor Group to fund Advances pursuant to Clause 2.2 (Advances) of the Issuer Facility Agreement in an aggregate stated amount up to the Class A Maximum Investor Group Principal Amount and/or the Class B Maximum Investor Group Principal Amount, as applicable, for each such Investor Group.
“Commitment Termination Date” means 30 November 2024, or such later date designated in accordance with Clause 2.6 (Commitment Terms and Extensions of Commitments) of the Issuer Facility Agreement.
“Committed Note Purchaser” means the Class A Committed Note Purchaser(s) and/or the Class B Committed Note Purchaser(s), as applicable.
“Common Terms” means the terms set out in Clause 3 of this Agreement.
“Company Order” and “Company Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Issuer Security Trustee.
“Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Manufacturer Concentration Excess Amount with respect to each Manufacturer as of such date, if any, (ii) the Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, if any, and (iii) the Vehicle Concentration Excess Amount as of such date, if any, subject to the Concentration Excess Amount Calculation Convention.
“Concentration Excess Amount Calculation Convention” means (i) any CEA Asset designated as satisfying any Individual Concentration Excess Amount may also be designated as satisfying any other Individual Concentration Excess Amount so long as such CEA Asset bears the characteristics that give rise to such other Individual Concentration Excess Amount and (ii) the determination of which CEA Assets are to be designated as constituting any Individual Concentration Excess Amount shall be made iteratively by the Issuer or any FleetCo, as applicable, in its reasonable discretion.
“Conduit Investor” means the Class A Conduit Investor(s) and/or the Class B Conduit Investor(s), as applicable.
“Conduits” means the Class A Conduits and/or the Class B Conduits, as applicable.
“Confidential Information” means information that the Issuer, Hertz or any Affiliate thereof (or any successor to any such Person in any capacity) furnishes to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent, but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent or other Person to which a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent delivered such information, (ii) that was in the possession of a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent prior to its being furnished to such Committed Note Purchaser, such Conduit Investor, such Funding Agent or the Administrative Agent by the Issuer, Hertz or any Affiliate thereof; provided that, there exists no obligation of any such Person to keep such information confidential, or (iii) that is or becomes available to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent from a source other than the Issuer, Hertz or an Affiliate thereof; provided that, such source is not (1) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be bound by a confidentiality agreement with the Issuer, Hertz or any Affiliate thereof, as the case may be, or (2) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in

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part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Investment Affiliate” means as to any person, any other person which directly or indirectly is in control of, is controlled by, or is under common control with, such person and is organised by such person (or any person controlling such person) primarily for making equity or debt investments in Hertz or its direct or indirect parent company or other portfolio companies of such person.
“Corresponding DBRS Rating” means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below.

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Moody’s	S&P	Fitch	DBRS
Aaa	AAA	AAA	AAA
Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)
Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)
Ca	CC		CC(H)
C			CC
CC(L)
C(H)
C
C(L)

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“Credit Support Annex” has the meaning specified in Clause 4.4(c) (Collateral Posting for Ineligible Interest Rate Cap Providers) of the Issuer Facility Agreement.
“Credit Vehicle” means, on any date, a Vehicle which has been delivered to or to the order of any FleetCo by a Manufacturer or Dealer pursuant to a Vehicle Purchasing Agreement but for which the full purchase price payable by or on behalf of such FleetCo has not been received by or on behalf of the relevant Manufacturer or Dealer.
“Daily Interest Allocation” means, on each Deposit Date, an amount equal to the sum of (i) the aggregate amount of Issuer Interest Collections deposited into the Issuer Interest Collection Account on such date and (ii) all amounts received by the Issuer in respect of the Interest Rate Caps on such date.
“Daily Principal Allocation” means, on each Deposit Date, an amount equal to the aggregate amount of Issuer Principal Collections deposited into the Issuer Principal Collection Account on such date.
“DBRS” means DBRS, Inc.
“DBRS Equivalent Rating” means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date:
(a)    if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date;
(b)    if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and
(c)    if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.
“DBRS Trigger Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “BBB” by DBRS (or, if such entity is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Dealer” means any vehicles dealer (which is not, for the avoidance of doubt, a Manufacturer), including, without limitation, any vehicle auction house in the business of buying and selling vehicles.
“Deed of Pledge over Convertible Notes” means the receivables pledge between the Issuer, as pledgor, Hertz Holdings Netherlands B.V., as pledgor, and the Issuer Security Trustee, as pledgee, dated as of the Signing Date.
“Defaulted Letter of Credit” means, as of any date of determination, each Letter of Credit that, as of such date, an Authorized Officer of the Issuer Administrator has actual knowledge that:
(a)    such Letter of Credit is not be in full force and effect (other than in accordance with its terms or otherwise as expressly permitted in such Letter of Credit);
(b)    an Event of Bankruptcy has occurred with respect to the Letter of Credit Provider of such Letter of Credit and is continuing;
(c)    such Letter of Credit Provider has repudiated such Letter of Credit or such Letter of Credit Provider has failed to honor a draw thereon made in accordance with the terms thereof; or
(d)    a Downgrade Event has occurred and is continuing for at least thirty (30) consecutive days with respect to the Letter of Credit Provider of such Letter of Credit.
“Deposit Date” means each Business Day on which any Issuer Collections are deposited into the Issuer Interest Collection Account and/or the Issuer Principal Collection Account.

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“Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:
(a)    Non-Program Vehicle, an amount at least equal to the greater of: (i) the depreciation charge recorded in any FleetCo’s or its designee’s computer systems calculated in accordance with US GAAP; and (ii) such higher percentage of the Capitalized Cost of such Lease Vehicle as of such date, selected by the Lessor in its sole and absolute discretion, that would cause the weighted average of the “Depreciation Charges” (weighted by Net Book Value as of such date) with respect to all Lease Vehicles that are Non-Program Vehicles as of such date to be equal to or greater than 1.25%;
(b)    Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any, the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date; and
(c)    Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle, an amount at least equal to the depreciation charge recorded in any FleetCo’s or its designee’s computer systems calculated in accordance with US GAAP.
“Depreciation Record” has the meaning specified in Clause 4.1 of each Master Lease.
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disbursement” shall mean any L/C Credit Disbursement or any L/C Termination Disbursement under the Letters of Credit or any combination thereof, as the context may require.
“Discharge Date” means the date earliest to occur on which the Issuer Security Trustee notifies or confirms to the Issuer Secured Parties, each FleetCo and each FleetCo Administrator that:
(i)    there is no reasonable likelihood of there being any further payment, recovery or realization, whether due and payable on such date, or which shall or may become due and payable, whether from the relevant party under a Related Document or from the realization of the enforcement of any Issuer Security, or otherwise that would be available for distribution; or
(ii)    all amounts owed to the relevant Issuer Secured Parties (other than the Subordinated Noteholder) under the Issuer Priority of Payments have been fully and unconditionally discharged in full.
“Disposition Date” means, with respect to any Eligible Vehicle:
(a)    if such Eligible Vehicle was returned to a Manufacturer for repurchase pursuant to a Repurchase Program, the Turnback Date with respect to such Eligible Vehicle;
(b)    if such Eligible Vehicle was subject to a Guaranteed Depreciation Program and not sold to any third party prior to the Backstop Date with respect to such Eligible Vehicle, the Backstop Date with respect to such Eligible Vehicle;
(c)    if such Eligible Vehicle was sold to any Person (other than to the Manufacturer thereof pursuant to such Manufacturer’s Manufacturer Program) the date on which the proceeds of such sale are deposited in the relevant FleetCo Collection Account; and
(d)    if such Eligible Vehicle becomes a Casualty or an Ineligible Vehicle (other than as a result of a sale thereof that would be included in any of clause (i) through (iii) above), the day on which such Eligible Vehicle suffers a Casualty or becomes an Ineligible Vehicle.
“Disposition Proceeds” means, with respect to each Non-Program Vehicle (which for the purposes of this definition shall exclude Non-Program Vehicles acquired by the Italian FleetCo which are designated as Italian Fleet Seller Buy-Back Vehicles), the net proceeds from the sale or disposition (i) by a Fleetco, or (ii) following the sale or disposition by a FleetCo to the relevant OpCo, by such OpCo, of such Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to any Master Lease).
“Dispute” means any dispute arising out of or in connection with the relevant Related Document (including a dispute regarding the existence, validity or termination of such Related Document).

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“Disqualified Party” means any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Ford”, “Fox”, “Google”, “Lyft”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Uber”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” or any Affiliate of any of the foregoing.
“Downgrade Event” has the meaning specified in Clause 5.7(b) (Letter of Credit Provider Downgrades) of the Issuer Facility Agreement.
“Downgrade Withdrawal Amount” has the meaning specified in Clause 5.7(b) (Letter of Credit Provider Downgrades) of the Issuer Facility Agreement.
“Due and Unpaid Lease Payment Amount” means, as of any date of determination, all amounts (other than Monthly Variable Rent) known by the applicable Servicer to be due and payable by the applicable Lessees to the applicable FleetCo on either of the next two succeeding Payment Dates pursuant to Clause 4.7 of the applicable Master Lease as of such date (other than (i) Monthly Base Rent payable on the second such succeeding Payment Date and (ii) Monthly Variable Rent), together with all amounts due and unpaid as of such date by such Lessees to such FleetCo pursuant to Clause 4.7 of the applicable Master Lease.
“Due Date” means, with respect to any payment due from a Manufacturer or auction dealer in respect of a Program Vehicle turned back for repurchase or sale pursuant to the terms of the related Manufacturer Program, the ninetieth (90th) day after the Disposition Date for such Eligible Vehicle.
“Dutch Amendment and Restatement Deed” means the amendment and restatement deed entered into, by amongst others, Dutch FleetCo, Dutch OpCo and the Dutch Security Trustee dated on or about the Fifth Amendment Date.
“Early Program Return Payment Amount” means, with respect to each Payment Date and each Lease Vehicle that:
(a)    was a Program Vehicle as of its Turnback Date,
(b)    the Turnback Date for which occurred during the Related Month with respect to such Payment Date, and
(c)    the Turnback Date for which occurred prior to the Minimum Program Term End Date for such Lease Vehicle, an amount equal to the excess, if any, of (i) the Net Book Value of such Lease Vehicle (as of its Turnback Date) over (ii) the Repurchase Price received or receivable with respect to such Lease Vehicle (or that would have been received but for a Manufacturer Event of Default, as applicable).
“EBA” means the European Banking Authority (formerly known as the Committee of European Banking Supervisors), or any predecessor, successor or replacement agency or authority.
“Effective Time” has the meaning given to it in the Escrow Deed dated 26 September 2018.
“Election Period” has the meaning specified in Clause 2.6(c) (Procedures for Extension Consents) of the Issuer Facility Agreement.
“Eligible Account” means a separately identifiable deposit account established with an Acceptable Bank.
“Eligible Due and Unpaid Lease Payment Amount” means, with respect to a FleetCo as of any date of determination, the lesser of:
(a)    the relevant FleetCo Due and Unpaid Lease Payment Amount as of such date and
(b)    the product of
(i)    the sum of the relevant FleetCo AAA Components as of such date and

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(ii)    4.0%.
“Eligible Interest Rate Cap Provider” means a counterparty to an Interest Rate Cap that is a bank, other financial institution or Person that as of any date of determination satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Interest Rate Cap are guaranteed pursuant to a guarantee in a form and substance satisfactory to the Administrative Agent (acting reasonably) and satisfying the other requirements set forth in the related Interest Rate Cap provided by a guarantor that satisfies the DBRS Trigger Required Ratings); provided that, as of the date of the acquisition, replacement or extension (whether in connection with an extension of the Commitment Termination Date or otherwise) of any Interest Rate Cap, the applicable counterparty satisfies the Initial Counterparty Required Ratings or such counterparty’s present and future obligations under its Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Administrative Agent (acting reasonably) and satisfying the other requirements set forth in the related Interest Rate Cap) provided by a guarantor that satisfies the Initial Counterparty Required Ratings.
“Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to any FleetCo, as of such date by all Investment Grade Manufacturers.
“Eligible Investment Grade Program Vehicle Amount”    means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Program Vehicle for which the Disposition Date has not occurred as of such date.
“Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Letter of Credit and as of the date of any amendment or extension of the Commitment Termination Date a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Eligible Manufacturer Receivable” means, as of any date of determination:
(a)    each Manufacturer Receivable payable to any FleetCo by any Manufacturer that has a Relevant DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of at least “A(L)”) as of such date pursuant to a Manufacturer Program that, as of such date, has not remained unpaid for more than 150 calendar days past the Disposition Date with respect to the Eligible Vehicle giving rise to such Manufacturer Receivable;
(b)    each Manufacturer Receivable payable to any FleetCo by any Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “A(L)” from DBRS as of such date and (ii) at least “BBB(L)” from DBRS as of such date or (b) if such Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “A(L)” as of such date and (ii) at least “BBB(L)” as of such date, in either such case of the foregoing clause (a) or (b), pursuant to a Manufacturer Program that, as of such date, has not remained unpaid for more than 120 calendar days past the Disposition Date with respect to the Eligible Vehicle giving rise to such Manufacturer Receivable; and
(c)    each Manufacturer Receivable payable to any FleetCo by a Non-Investment Grade (High) Manufacturer or a Non-Investment Grade (Low) Manufacturer, in any case, pursuant to a Manufacturer Program, that, as of such date, has not remained unpaid for more than 90 calendar days past the Disposition Date with respect to the Eligible Vehicle giving rise to such Manufacturer Receivable.
“Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to the FleetCos, as of such date by all Non-Investment Grade (High) Manufacturers.
“Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Manufacturer Receivables payable to the FleetCos, as of such date by all Non-Investment Grade (Low) Manufacturers.

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“Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value of each Non-Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the Net Book Value as of such date of each Non-Investment Grade (High) Program Vehicle and each Non-Investment Grade (Low) Program Vehicle, in each case, for which the Disposition Date has not occurred as of such date.
“Eligible Vehicle” means a Vehicle that is owned a FleetCo and leased by such FleetCo to any Lessee pursuant to the applicable Master Lease:
(a)    that is not older than seventy-two (72) months from December 31 of the calendar year preceding the model year of such Vehicle;
(b)    that is owned by such FleetCo free and clear of all Security (other than Permitted Security);
(c)    that is designated on the applicable Servicer’s computer systems as leased under a Master Lease; and
(d)    that is not a Credit Vehicle.
“Enhancement” means, with respect to the Issuer Notes, the rights and benefits provided to the Noteholders of the Issuer Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of Class B Notes and/or Subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, hedging instrument or any other similar agreement.
“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.
“Enhancement Provider” means the Person providing any Enhancement as designated in the Issuer Facility Agreement.
“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.
“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.
“Escrow Deed” means the escrow deed dated 26 September 2018 between, amongst others, the Credit Agricole Corporate and Investment Bank as escrow agent, the existing securitisation parties as described therein, the existing rcf parties as described therein and the new securitisation parties as described therein.
“ESMA” means the European Securities and Markets Authority.
“ESMA Reporting Templates” means the standardised disclosure templates published by ESMA on 23 September 2020 as amended from time to time.
“Estimation Period” means, with respect to any Lease Vehicle that is a Program Vehicle with respect to which the applicable depreciation charge set forth in the related Manufacturer Program for such Lease Vehicle has not been recorded in the applicable FleetCo’s or its designee’s computer systems or has been recorded in such computer systems, but has not been applied to such Program Vehicle therein, the period commencing on such Lease Vehicle’s Vehicle Lease Commencement Date and terminating on the date such applicable depreciation charge has been recorded in such FleetCo’s or its designee’s computer systems and applied to such Program Vehicle therein.
“EU ABCP Asset Report” means a monthly report as then required by and in accordance with Article 7(1)(a) of the EU Securitisation Regulation in the form of the applicable ESMA reporting template equivalent to Annex 11 to the ESMA Reporting Templates.

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“EU ABCP Investor Report” means a monthly report as then required by and in accordance with Article 7(1)(e) of the EU Securitisation Regulation in the form of the applicable ESMA reporting template equivalent to Annex 13 to the ESMA Reporting Templates”
“EU Asset Report” means a monthly report as then required by and in accordance with Article 7(1)(a) of the EU Securitisation Regulation in the form of the applicable ESMA reporting template equivalent to Annex 9 to the ESMA Reporting Templates.
“EU Investor Report” means a monthly report as then required by and in accordance with Article 7(1)(e) of the EU Securitisation Regulation in the form of the applicable ESMA reporting template equivalent to Annex 12 to the ESMA Reporting Templates.
“EU Retention Requirement Law” means the EU Securitisation Regulation.
“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to Regulation (EU) 2017/2402, and, in each case, any guidelines or related documents published from time to time in relation thereto by the European Banking Authority or ESMA (or successor agency or authority) and adopted by the European Commission.
“EURIBOR” means the greater of zero and the offered rate which appears on the display designated on the Bloomberg Screen “BTMMEU” page (or such other page or service as may replace it for the purpose of displaying EURIBOR rates), as applicable to one month Euro deposits, or, in the case of Credit Agricole Corporate and Investment Bank (in its capacity as a Class A Committed Purchaser), as applicable to three month Euro deposits.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a)    such Person:
(i)    is unable or admits inability to pay its debts as they fall due;
(ii)    is deemed to or is declared to, be unable to pay its debts under applicable law;
(iii)    suspends or threatens to suspend making payments on any of its debts; or
(iv)    by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
(b)    The value of the assets of such Person is less than its liabilities (taking into account contingent and prospective liabilities);
(c)    A moratorium is declared in respect of any indebtedness of such Person. If a moratorium occurs, the ending of the moratorium will not remedy any Amortization Event, Liquidation Event or Servicer Default caused by that moratorium;
(d)    Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)    the suspension of payments, a moratorium of any indebtedness, insolvency proceeding, winding-up, liquidation (including provisional liquidation), dissolution, examinership, administration, receivership, or reorganisation (by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise) of such Person or any other relief is sought by or in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts or other similar law affecting creditors’ rights;
(ii)    a composition, compromise, assignment, arrangement or readjustment with any creditor of such Person;

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(iii)    the appointment of an Insolvency Official in respect of any such Person or any of its assets;
(iv)    enforcement of any Security over any (A) assets of such Person, (B) Vehicle leased or in the possession of such Person, or (C) the FleetCo Collateral;
or any analogous or similar procedure or step is taken in any jurisdiction;
(e)    Paragraph (d) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 10 Business Days of commencement;
(f)    any expropriation, attachment, sequestration, distress, enforcement or execution or any analogous process in any jurisdiction affects any (i) asset or assets of such Person, (ii) any Vehicle leased or in the possession of such Person, or (iii) the FleetCo Collateral; or
(g)    such Person takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts, provided that, if such Person is a company or corporation incorporated in Italy, an “Event of Bankruptcy” shall be deemed to have occurred if:
(i)    such company or corporation is declared insolvent or the competent judicial authorities instated a special administration proceedings, liquidation of such company/corporation or the appointment of liquidator/administrator or such company or corporation has become subject to any applicable bankruptcy, liquidation, administration, insolvency, composition or reorganisation (including, without limitation, “fallimento”, “liquidazione coatta amministrativa”, “concordato preventivo”, and “amministrazione straordinaria”, each such expression bearing the meaning ascribed to it by the laws of the Republic of Italy, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration) or similar proceedings or the whole or any substantial part of the undertaking or assets of such company or corporation are subject to a pignoramento or similar procedure having a similar effect (other than, in the case of the Italian FleetCo, any portfolio of assets purchased by the Italian FleetCo for the purposes of further securitisation transactions) unless, in the opinion of the Italian Noteholder (who may in this respect rely on the advice of a lawyer selected by it), such proceedings are being disputed in good faith with a reasonable prospect of success; or
(ii)    an application for the commencement of any of the proceedings under roman (i) above is made in respect of or by such company or corporation or such proceedings are otherwise initiated against such company or corporation and, in the opinion of the Italian Noteholder (who may in this respect rely on the advice of a lawyer selected), the commencement of such proceedings are not being disputed in good faith with a reasonable prospect of success; or
(iii)    such company or corporation takes any action for a re-adjustment of or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors (other than, in the case of the Italian FleetCo, the Other Italian FleetCo Creditors) or is granted by a competent court a moratorium in respect of any of its indebtedness or any guarantee, indemnity or assurance against loss given by it in respect of any indebtedness or applies for suspension of payments; or
(iv)    an order is made or an effective resolution is passed for the winding-up, liquidation or dissolution in any form of such company or corporation or any of the events under article 2484 of the Italian Civil Code occurs with respect to such company or corporation (except a winding-up for the purposes of, or pursuant to, a solvent amalgamation or reconstruction, the terms of which have been previously approved in writing by the Italian Noteholder); or
(v)    such company or corporation becomes subject to any proceedings equivalent or analogous to those above under the law of any jurisdiction in which such company or corporation is deemed to carry on business.

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“Excess Administrator Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Issuer Administrator Fee Amount with respect to such Payment Date over (ii) the Capped Issuer Administrator Fee Amount with respect to such Payment Date.
“Excess Damage Charges” means, with respect to any Program Vehicle, the amount charged or deducted from the Repurchase Price by the Manufacturer of such Vehicle due to (a) damage over a prescribed limit, (b), if applicable, damage not subject to a prescribed limit and (c) missing equipment, in each case with respect to such Vehicle at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.
“Excess Mileage Charges” means, with respect to any Program Vehicle, the amount charged or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.
“Excess Issuer Operating Expense Amount” means, with respect to any Payment Date the excess, if any, of (i) the Issuer Operating Expense Amount with respect to such Payment Date over (ii) the Capped Issuer Operating Expense Amount with respect to such Payment Date.
“Excess Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Issuer Security Trustee Fee Amount with respect to such Payment Date over (ii) the Capped Issuer Security Trustee Fee Amount with respect to such Payment Date.
“Excluded Payments” means (a) all incentive payments payable by a Manufacturer to purchase Vehicles (but not any amounts payable by a Manufacturer as an incentive for selling Program Vehicles outside of the related Manufacturer Program), (b) all amounts payable by a Manufacturer as compensation for the preparation of newly delivered vehicles, (c) all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Vehicle is paid, (d) all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of a FleetCo on the relevant Vehicles and (e) any volume rebates in connection with the purchase of Vehicles which are due to any OpCo.
“Existing/Prior Financing” means:
(a)    in respect of the Issuer, French FleetCo and Dutch FleetCo, the financing pursuant to the VFN Purchase Facility Agreement dated 8 July 2010 (as amended from time to time) between (among others) the Issuer and BNP Paribas Trust Corporation UK Limited as Issuer Security Trustee;
(b)    in respect of German FleetCo, the financing pursuant to the Euro revolving credit facility agreement dated 24 June 2010, as amended from time to time (including for the avoidance of doubt any seasonal facilities or intragroup financing arrangements entered into in connection therewith); and
(c)    in respect of German FleetCo, the financing pursuant to the high yield bonds issued on 23 March 2018.
“Expected Final Payment Date” means the Commitment Termination Date.
“Extension Length” has the meaning specified in Clause 2.6 (Commitment Terms and Extensions of Commitments) of the Issuer Facility Agreement.
“Facility Term” has the meaning specified in Clause 2.6(a) of the Issuer Facility Agreement.
“Failure Percentage” means, as of any date of determination, a percentage equal to 100% minus the lower of (x) the lowest Non-Program Vehicle Disposition Proceeds Percentage Average for any Determination Date (including such date of determination) within the preceding twelve (12) calendar months (or such fewer number of months as have elapsed since the Closing Date) and (y) the lowest Market Value Average as of any Determination Date within the preceding twelve (12) calendar months (or such fewer number of months as have elapsed since the Closing Date).

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“Fifth Amendment Date” means the Fifth Amendment Date as defined in the amendment and restatement deed in respect of certain issuer level related documents dated on or around 20 December 2022.
“Final Base Rent” has the meaning specified in Clause 4.3 of each Master Lease.
“Financial Advisor” means any financial advisor appointed by the Required Noteholders in accordance with the Issuer Relevant Documents or the FleetCo Relevant Documents and notified as being appointed to the Administrator, each FleetCo Administrator, each FleetCo, each OpCo and the Liquidation Co-ordinator.
“Financial Statement” means, in respect of any Person, audited financial statements of such Person for a specified period (including a balance sheet, profit and loss account (or other form of income statement), but excluding for the avoidance of doubt any statement of cash flow).
“First Amendment Date” means the Amendment Date as defined in the amendment deed in respect of certain Related Documents dated 8 November 2019.
“First Supplemental Dutch Security Trust Deed” means the first supplemental security trust deed dated on or around the Fifth Amendment Date entered into by, amongst others, the Dutch Security Trustee and the Dutch FleetCo and as further amended, restated or supplemented from time to time.
“First Supplemental French Security Trust Deed” means the first supplemental security trust deed dated on or around the Fifth Amendment Date entered into by, amongst others, the French Security Trustee and the French FleetCo and as further amended, restated or supplemented from time to time.
“First Supplemental German Security Trust Deed” means the first supplemental security trust deed dated on or around the Fifth Amendment Date entered into by, amongst others, the German Security Trustee and the German FleetCo and as further amended, restated or supplemented from time to time.
“First Supplemental Issuer Security Trust Deed” means the first supplemental security trust deed dated on or around the Fifth Amendment Date entered into by, amongst others, the Issuer Security Trustee and the Issuer and as further amended, restated or supplemented from time to time.
“First Supplemental Spanish Security Trust Deed” means the first supplemental security trust deed dated on or around the Fifth Amendment Date entered into by, amongst others, the Spanish Security Trustee and the Spanish FleetCo and as further amended, restated or supplemented from time to time.
“First Rating Trigger Event” means that at any time the Interest Cap Provider or (where applicable) the guarantor of the Interest Rate Cap Provider ceases to have the Initial Counterparty Required Ratings.
“Fitch” means Fitch Ratings.
“FleetCo” means the Dutch FleetCo, the French FleetCo, the German FleetCo, the Spanish FleetCo and/or the Italian FleetCo, as applicable.
“FleetCo AAA Component” means the Dutch AAA Component, the French AAA Component, the German AAA Component, the Spanish AAA Component and/or the Italian AAA Component, as applicable.
“FleetCo AAA Select Component” means each FleetCo AAA Component other than any Eligible Due and Unpaid Lease Payment Amount.
“FleetCo Acceleration Notice” means a Dutch Acceleration Notice, a French Acceleration Notice, a German Acceleration Notice, a Spanish Acceleration Notice and/or an Italian Acceleration Notice, as applicable.
“FleetCo Account” means any Dutch Accounts, any French Accounts, any German Accounts, any Spanish Accounts and any Italian Accounts, as applicable.

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“FleetCo Account Mandates” means the signature authorities relating to a FleetCo Account, as amended from time to time in accordance with the relevant Account Bank Agreement.
“FleetCo Administration Agreement” means the Dutch Administration Agreement, the French Administration Agreement, the German Administration Agreement, the Spanish Administration Agreement and/or the Italian Administration Agreement, as applicable.
“FleetCo Administrator” means the Dutch Administrator, the French Administrator, the German Administrator, the Spanish Administrator and/or the Italian Administrator, as applicable.
“FleetCo Administrator Default” means a Dutch Administrator Default, a French Administrator Default, a German Administrator Default, a Spanish Administrator Default and/or an Italian Administrator Default, as applicable.
“FleetCo Administrator Termination Notice” has the meaning given to it in Clause 1.4 (Issuer Back-Up Administrator) of the International Account Bank Agreement.
“FleetCo Aggregate Asset Amount” means the Dutch Aggregate Asset Amount, the French Aggregate Asset Amount, the German Aggregate Asset Amount, the Spanish Aggregate Asset Amount and/or the Italian Aggregate Asset Amount, as applicable.
“FleetCo Back-Up Administration Agreement” means the Dutch Back-Up Administration Agreement, the French Back-Up Administration Agreement, the German Back-Up Administration Agreement, the Spanish Back-Up Administration Agreement and/or the Italian Back-Up Administration Agreement, as applicable.
“FleetCo Back-Up Administrator” means the Dutch Back-Up Administrator, the French Back-Up Administrator, the German Back-Up Administrator, the Spanish Back-Up Administrator and/or the Italian Back-Up Administrator, as applicable.
“FleetCo Carrying Charges” means the Dutch Carrying Charges, the French Carrying Charges, the German Carrying Charges, the Spanish Carrying Charges and/or the Italian Carrying Charges, as applicable.
“FleetCo Class A Baseline Advance Rate” means, the Dutch Class A Baseline Advance Rate, the French Class A Baseline Advance Rate, the Spanish Class A Baseline Advance Rate, the German Class A Baseline Advance Rate and/or the Italian Class A Baseline Advance Rate, as applicable.
“FleetCo Class A Blended Advance Rate” means the Dutch Class A Blended Advance Rate, the French Class A Blended Advance Rate, the German Class A Blended Advance Rate, the Spanish Class A Blended Advance Rate and/or the Italian Class A Blended Advance Rate, as applicable.
“FleetCo Class A Blended Advance Rate Weighting Denominator” means the Dutch Class A Blended Advance Rate Weighting Denominator, the French Class A Blended Advance Rate Weighting Denominator, the German Class A Blended Advance Rate Weighting Denominator, the Spanish Class A Blended Advance Rate Weighting Denominator and the Italian Class A Blended Advance Rate Weighting Denominator, as applicable.
“FleetCo Class A Blended Advance Rate Weighting Numerator” means the Dutch Class A Blended Advance Rate Weighting Numerator, the French Class A Blended Advance Rate Weighting Numerator, the German Class A Blended Advance Rate Weighting Numerator, the Spanish Class A Blended Advance Rate Weighting Numerator and the Italian Class A Blended Advance Rate Weighting Numerator, as applicable.
“FleetCo Class B Baseline Advance Rate” means, the Dutch Class B Baseline Advance Rate, the French Class B Baseline Advance Rate, the Spanish Class B Baseline Advance Rate, the German Class B Baseline Advance Rate and/or the Italian Class B Baseline Advance Rate, as applicable.
“FleetCo Class B Blended Advance Rate” means the Dutch Class B Blended Advance Rate, the French Class B Blended Advance Rate, the German Class B Blended Advance Rate, the Spanish Class B Blended Advance Rate and/or the Italian Class B Blended Advance Rate, as applicable.
“FleetCo Class B Blended Advance Rate Weighting Denominator” means the Dutch Class B Blended Advance Rate Weighting Denominator, the French Class B Blended Advance Rate Weighting Denominator, the German Class B Blended Advance Rate Weighting Denominator, the

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Spanish Class B Blended Advance Rate Weighting Denominator and the Italian Class B Blended Advance Rate Weighting Denominator, as applicable.
“FleetCo Class B Blended Advance Rate Weighting Numerator” means the Dutch Class B Blended Advance Rate Weighting Numerator, the French Class B Blended Advance Rate Weighting Numerator, the German Class B Blended Advance Rate Weighting Numerator, the Spanish Class B Blended Advance Rate Weighting Numerator and the Italian Class B Blended Advance Rate Weighting Numerator, as applicable.
“FleetCo Collateral” means the Dutch Collateral, the French Collateral, the German Collateral and/or the Spanish Collateral and/or the Italian Collateral, as applicable.
“FleetCo Collection Account” means the Dutch Collection Account, the French Collection Account, the German Collection Account, the Spanish Collection Account and/or the Italian Collection Account, as applicable.
“FleetCo Collections” means the Dutch Collections, the French Collections, the German Collections, the Spanish Collections and/or the Italian Collections, as applicable.
“FleetCo Daily Collection Report” means the Dutch Daily Collection Report, the French Daily Collection Report, the German Daily Collection Report, the Spanish Daily Collection Report and/or the Italian Daily Collection Report, as applicable.
“FleetCo Due and Unpaid Lease Payment Amount” means the Due and Unpaid Lease Payment Amount with respect to the Dutch Master Lease, the French Master Lease, the German Master Lease, the Spanish Master Lease and the Italian Master Lease.
“FleetCo Enforcement Notice” means a Dutch Enforcement Notice, a French Enforcement Notice, a German Enforcement Notice, a Spanish Enforcement Notice and/or an Italian Enforcement Notice, as applicable.
“FleetCo Facility Agreement” means the Dutch Facility Agreement, the French Facility Agreement, the German Facility Agreement, the Spanish Facility Agreement and/or the Italian Note Purchase Agreement, as applicable.
“FleetCo Interest Collections” means the Dutch Interest Collections, the French Interest Collections, the German Interest Collections, the Spanish Interest Collections and/or the Italian Interest Collections, as applicable.
“FleetCo Maximum Principal Amount” means the Dutch Maximum Principal Amount, the French Maximum Principal Amount, the German Maximum Principal Amount, the Spanish Maximum Principal Amount and/or the Italian Maximum Principal Amount, as applicable.
“FleetCo Note Framework Agreement” means each of the Dutch Note Framework Agreement, the Spanish Note Framework Agreement and the German Note Framework Agreement, as applicable.
“FleetCo Note Register” means each of the Dutch Note Register, the Spanish Note Register and the German Note Register, as applicable.
“FleetCo Notes” means the Dutch Note, the Spanish Note, the German Note and the Italian Note as applicable.
“FleetCo Principal Collections” means the Dutch Principal Collections, the French Principal Collections, the German Principal Collections, the Spanish Principal Collections and/or the Italian Principal Collections, as applicable.
“FleetCo Priority of Payments” means the Dutch Priority of Payments, the French Priority of Payments, the German Priority of Payments, the Spanish Priority of Payments and/or the Italian Priority of Payments, as applicable.
“FleetCo Registrar” means the Dutch Registrar, the German Registrar, the Spanish Registrar as applicable.

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“FleetCo Related Documents” means the THC Guarantee and Indemnity, the Refinancing Deed of Covenant, the Dutch Related Documents, the French Related Documents, the German Related Documents, the Spanish Related Documents and/or the Italian Related Documents, as applicable.
“FleetCo Repeating Representations” means the Dutch Repeating Representations, the French Repeating Representations, the German Repeating Representations, the Spanish Repeating Representations and the Italian Repeating Representations, as applicable.
“FleetCo Required Reserve Advance” means the Dutch Required Reserve Advance, the French Required Reserve Advance, the German Required Reserve Advance, the Spanish Required Reserve Advance and/or the Italian Required Reserve Advance, as applicable.
“FleetCo Reserve Advance” means the Dutch Reserve Advance, the French Reserve Advance, the German Reserve Advance, the Spanish Reserve Advance and/or the Italian Reserve Advance, as applicable.
“FleetCo Secured Obligations” means the Dutch Secured Obligations, the French Secured Obligations, the German Secured Obligations and/or the Spanish Secured Obligations, as applicable.
“FleetCo Secured Party” means the Dutch Secured Parties, the French Secured Parties, the German Secured Parties and/or the Spanish Secured Parties, as applicable.
“FleetCo Security” means the Dutch Security, the French Security, the German Security and/or the Spanish Security, as applicable.
“FleetCo Security Documents” means the Dutch Security Documents, the French Security Documents, the German Security Documents and/or the Spanish Security Documents, as applicable.
“FleetCo Security Trustee” means the Dutch Security Trustee, the French Security Trustee, the German Security Trustee and/or the Spanish Security Trustee, as applicable.
“FleetCo Transaction Account” means the Dutch Transaction Account, the French Transaction Account, the German Transaction Account, the Spanish Transaction Account and/or the Italian Transaction Account, as applicable.
“Forecasted Liquidity” means the aggregate of:
(a)    The European Group’s cash in hand;
(b)    any credit balance on any deposit, savings, current or other account held with a bank or financial institution and to which a member (or members) of the European Group is alone beneficially entitled and which is available to be freely withdrawn during the forecast period (net of any debit balance on any such account to the extent that such accounts are reported and operated on a net basis in the ordinary day-to-day course of the European Group’s cash management arrangements);
(c)    an amount equal to the then current Class A Maximum Principal amount less any Class A Principal Amount save to the extent that the Class A Funding Conditions would otherwise prevent such Class A Maximum Principal Amount from being utilised; and
(d)    any other undrawn financing commitments which are either unconditionally available to any member of the European Group or which are subject to conditions which HHN2 (acting reasonably) believes would be satisfied if the European Group attempted to draw upon those commitments (and for the avoidance of doubt HHN2 will be deemed to have acted reasonably if acting on advice from a professional advisor), in each case for the 13-week period from and including the date of the applicable Cashflow and Liquidity Forecast.
“Fourth Amendment Date” means the Fourth Amendment Date as defined in the amendment and restatement deed in respect of certain issuer level related documents dated on or around 21 June 2022.

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“Franchisee Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a franchisee, the related sublease:
(a)    states in writing that it is subject to the terms and conditions of the applicable Master Lease and is subject and subordinate in all respects to such Master Lease;
(b)    requires that the Lease Vehicles subleased under such sublease may only be used in furtherance of the business contemplated by any applicable franchise or license agreement entered into by the sublessee;
(c)    other than renting such subleased Lease Vehicles to customers in the ordinary course of such franchisee’s business, prohibits such franchisee from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;
(d)    does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the applicable Master Lease;
(e)    limits such franchisee’s use of such subleased Lease Vehicles to primarily in the Relevant Jurisdiction (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the Relevant Jurisdiction, in each case in the franchisee’s course of business);
(f)    requires such franchisee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;
(g)    prohibits such franchisee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;
(h)    contains an express acknowledgement and agreement from such franchisee that each such subleased Lease Vehicle is at all times the property of the applicable Lessor and that such franchisee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the applicable Master Lease;
(i)    allows the applicable Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;
(j)    contains an express covenant from such franchisee that prior to the date that is one year and one day after the payment of the latest maturing applicable FleetCo Note, it will not institute against or join with any other Person in instituting against the applicable Lessor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any national or state bankruptcy or similar law;
(k)    states that such sublease shall terminate upon the termination of the applicable Master Lease; and
(l)    requires that the Lease Vehicles subleased under such sublease must primarily be used in the course of the applicable franchisee’s daily car rental business.
“French Amendment and Restatement Agreement” means the amendment and restatement agreement entered into, by amongst others, French FleetCo, French OpCo and the French Security Trustee dated on or about the Fifth Amendment Date.
“FSMA” means the Financial Services and Markets Act 2000.
“Funding Agent” means the Class A Funding Agent(s) and/or the Class B Funding Agent(s), as applicable.
“GAAP” means generally accepted accounting principles in the Relevant Jurisdiction, as applicable.

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“German Amendment and Restatement Agreement” means the amendment and restatement agreement entered into, by amongst others, German FleetCo, German OpCo and the German Security Trustee dated on or about the Fifth Amendment Date.
“Global Deed of Termination and Release” means the deed of termination and release dated on or about the Signing Date entered into between the parties to the existing European ABS transaction of the Hertz Group.
“Governmental Authority” means any national, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.
“Guaranteed Depreciation Program” means a guaranteed depreciation program pursuant to which a Manufacturer has agreed to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold at Auction, (b) cause the proceeds of any such sale to be deposited in the applicable FleetCo Collection Account by such auction dealer promptly following such sale and (c) pay to the applicable FleetCo the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Turnback Date in accordance with the provisions of such guaranteed depreciation program over the amount deposited in the applicable FleetCo Collection Account by an auction dealer pursuant to clause (b) above.
“Guarantor” means The Hertz Corporation.
“HEH” means Hertz Europe Holdings B.V..
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz 2021 Chapter 11 Effective Date” means, with respect to the Hertz 2021 Chapter 11 Plan, the date that is a Business Day (as defined in the Hertz 2021 Chapter 11 Plan) on which (i) no stay of the Confirmation Order (as defined in the Chapter 11 Plan) is in effect; (ii) all conditions precedent to effectiveness of the Hertz 2021 Chapter 11 Plan have been satisfied or waived; and (iii) the Hertz 2021 Chapter 11 Plan is declared effective by the Debtors. Without limiting the foregoing, any action to be taken on the Hertz 2021 Chapter 11 Effective Date may be taken on or as soon as reasonably practicable after the Hertz 2021 Chapter 11 Effective Date.
“Hertz 2021 Chapter 11 Plan” means Hertz’s Fourth Modified Second Amended Joint Chapter 11 Plan of Reorganisation of The Hertz Corporation and its Debtor Affiliates (as such may be amended, modified, supplement or amended and restated from time to time by, on behalf or with the support of the debtors thereof) in respect of Case No. 20-11218 under chapter 11 of title 11 of the United States Code.
“Hertz 2021 Chapter 11 Plan Sponsors” has the meaning given to “Plan Sponsors” in the Hertz 2021 Chapter 11 Plan.
“Hertz Group” means collectively, Hertz and each Affiliate.
“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Senior Credit Facilities.
“HIL” means Hertz International Limited.
“HGH” means Hertz Global Holdings, Inc., and any successor in interest thereto.
“HHN2” means Hertz Holdings Netherlands 2 B.V..
“Holdings” means Rental Car Intermediate Holdings, LLC, and any successor in interest thereto.
“IFRS” means International Financial Reporting Standards.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the

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deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness in respect of any of the foregoing secured by any Security on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.
“Indemnified Liabilities” has the meaning specified in Clause 11.4(b) (Indemnification) of the Issuer Facility Agreement.
“Indemnified Parties” has the meaning specified in Clause 11.4(b) (Indemnification) of the Issuer Facility Agreement.
“Independent Director” means a Person who is not currently and has not been during the five years prior to his or her appointment as Independent Director:
(a)    a stockholder, member, partner, director, officer, employee, Affiliate, associate, creditor (other than the corporate services provider), franchisee, major supplier, major customer or independent contractor of any FleetCo, any OpCo or any Affiliate thereof (excluding, however, any service provided by a Person engaged as an “independent” manager or director, as the case may be); or
(b)    a Person owning directly or beneficially any outstanding shares of common stock of any FleetCo, any OpCo or any Affiliate thereof, or a stockholder, director, officer, employee, Affiliate, associate, creditor or independent contractor of such beneficial owner or any of such beneficial owner’s Affiliates or associates; or
(c)    a director, officer, employee, member or partner or member of the immediate family of, or a Person otherwise owning a direct or indirect ownership interest in, any Person described in clauses (a) or (b) above.
“Individual Concentration Excess Amounts” means the Italy Concentration Excess Amount, the Spain Concentration Excess Amount, the Non-Program Vehicle Concentration Excess Amount, the Light-Duty Truck Concentration Excess Amount, the Manufacturer Concentration Excess Amount, (up to and including the Non-RCC Expiry Date only) the Non-RCC Compliant Eligible Vehicle Concentration Excess Amount and the Non-Investment Grade (High) Program Receivable Concentration Excess Amount.
“Ineligible Vehicle” means, as of any date of determination, a Vehicle that is owned by a FleetCo and leased by such FleetCo to any Lessee pursuant to the applicable Master Lease that is not an Eligible Vehicle as of such date.
“Initial Counterparty Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “A” by DBRS (or, if such entity is not rated by DBRS, “A2” by Moody’s or “A” by S&P).
“Initially Estimated Depreciation Charge” means, with respect to any Lease Vehicle that is a Program Vehicle, as of any date of determination during the Estimation Period for such Lease Vehicle, the monthly depreciation charge (expressed as a monthly Euro amount), if any, for such Lease Vehicle reasonably estimated by the applicable FleetCo (or its designee) as of such date.
“In-Service Date” means (i) in relation to a Program Vehicle, the date on which depreciation commences with regard to such Vehicle in accordance with the terms of the relevant Manufacturer Program and (ii) in relation to a Non-Program Vehicle, the date on which such Vehicle is first available to be placed in service under the terms of the applicable Master Lease.
“Insolvency Official” means a liquidator, provisional liquidator, administrator, insolvency administrator, preliminary insolvency administrator, conciliator, mandataire ad hoc, administrative receiver, sequestrator receiver, receiver and manager, examiner, interim examiner, compulsory or interim manager, moratorium supervisor, nominee, supervisor, custodian, trustee, assignee or official assignee, conservator, guardian or other similar officer in respect of such Person or any of its assets or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law of any jurisdiction.
“Inspection Period” has the meaning specified in Clause 2.2.6 of each Master Lease.

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“Insurance Policies” has the meaning specified in Clause 5.1.2 of each Master Lease.
“Inter-Group Transferred Vehicle” means any Lease Vehicle that, immediately prior to its Vehicle Lease Commencement Date, was owned by a member of the Hertz Group and was initially purchased by a member of the Hertz Group from an unaffiliated third party which was subsequently acquired by a FleetCo pursuant to clause 6.3 (C) of the relevant Master Lease.
“Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that (i) the Interest Period which commences on the second Business Day prior to the Determination Date immediately preceding the Fifth Amendment Date shall end on and but not include the Fifth Amendment Date and (ii) the first Interest Period following the Fifth Amendment Date shall commence on and include the Fifth Amendment Date and end on and include the day preceding the second Business Day preceding the next succeeding Determination Date; provided further, however, that the final Interest Period with respect to the Class A Notes and/or the Class B Notes shall commence on and include the second Business Day preceding the Determination Date immediately preceding the Payment Date upon which the Class A Principal Amount and/or Class B Principal Amount, as applicable, is reduced to zero and end on and include such Payment Date.
“Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Clause 4.4 (Interest Rate Caps) of the Issuer Facility Agreement, including, the Interest Rate Cap Documents with respect thereto.
“Interest Rate Cap Documents” means, with respect to any Interest Rate Cap, the documentation that governs such Interest Rate Cap.
“Interest Rate Cap Provider” means the Issuer’s counterparty under any Interest Rate Cap.
“International Account Bank Agreement” means the account bank agreement entered into by the Issuer, the Dutch Account Bank, the Issuer Account Bank, the German Account Bank, the Issuer Security Trustee and the Issuer Administrator dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Intra-Group Transfer” has the meaning specified in Clause 2.1 of Schedule 3 to each Master Lease, except for Italy, in which case it has the meaning specified in Clause 2.1 of Schedule 1 (Required Contractual Criteria for Vehicle Purchasing Agreements) to the Italian Fleet Servicing Agreement.
“Intra-Group Vehicle Purchasing Agreement” means, during the Revolving Period, an agreement pursuant to which a FleetCo (other than the German FleetCo) purchases a Non-Program Vehicle from other FleetCo or OpCo or other Affiliate of such FleetCo pursuant to Clause 6.3 of the Master Lease (except for the Italian FleetCo, in which case, pursuant to Clause 2.5 (Required Contractual Criteria) of the Italian Fleet Servicing Agreement), and in form and substance substantially the same as the template intra-group vehicle purchasing agreement set out in Schedule V (Draft Intra-Group Vehicle Purchasing Agreement) of the applicable Master Lease (except for Italy, which template is set out in Schedule 3 (Draft Intra-Group Vehicle Purchasing Agreement) of the Italian Fleet Servicing Agreement).
“Intra-Lease Lessee Transfer Schedule” has the meaning specified in Clause 2.3.2 of each Master Lease.
“Investment Company Act” means the United States Investment Company Act of 1940, as amended.
“Investment Grade Manufacturer” means, as of any date of determination, any Manufacturer that has a Relevant DBRS Rating as of such date of at least “BBB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then, a DBRS Equivalent Rating of “BBB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Manufacturer may, in the applicable FleetCo’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such DBRS Equivalent Rating) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any FleetCo Administrator, any FleetCo or any Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the FleetCo Security

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Trustee notifies the applicable FleetCo Administrator in writing of such withdrawal or downgrade (as applicable).
“Investment Grade Non-Program Vehicle” means, as of any date of determination, any Eligible Vehicle manufactured by an Investment Grade Manufacturer that is not an Investment Grade Program Vehicle as of such date.
“Investment Grade Program Vehicle” means, as of any date of determination, any Program Vehicle that is:
(a)    manufactured by an Investment Grade Manufacturer (as determined as of such date of determination) that is subject to a Manufacturer Program;
(b)    subject to an agreement with a Dealer which agreement is guaranteed by an Investment Grade Manufacturer (as determined as of such date of determination); or
(c)    subject to an agreement with a Dealer which agreement is not guaranteed by an Investment Grade Manufacturer and which Dealer has the Relevant DBRS Rating or DBRS Equivalent Rating set out in the definition of “Investment Grade Manufacturer” (as determined as of such date of determination);
and, in each case, such Program Vehicle is subject to such Manufacturer Program or agreement, as applicable, on the Vehicle Lease Commencement Date for such Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Non-Program Vehicle pursuant to Clause 2.5 (Redesignation of Vehicles) of the applicable Master Lease as of such date.
“Investor Group” means the Class A Investor Group and the Class B Investor Group, as applicable.
“Issuer” means International Fleet Financing No. 2 B.V., a private company with limited liability (besloten vernootschap met beperkte aansprakelijkheid) incorporated in The Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 34394429 and having its registered address at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1, Ireland.
“Issuer Acceleration Notice” has the meaning specified in Clause 6 (Enforcement) of the Issuer Security Trust Deed.
“Issuer Account Bank” means BNP Paribas, Dublin Branch or, as the case may be, any other Acceptable Bank which would be subsequently appointed as Issuer Account Bank pursuant to the terms of the International Account Bank Agreement.
“Issuer Accounts Deed of Charge” means the deed of charge of bank accounts entered into between the Issuer and the Issuer Security Trustee dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Issuer Account Collateral” means all the assets of the Issuer which from time to time are, or are expressed to be, the subject of the security granted under the Issuer Accounts Deed of Charge.
“Issuer Accounts” has the meaning specified in Clause 4.2(a) (Establishment of Accounts) of the Issuer Facility Agreement and for the avoidance of doubt shall exclude Capital Accounts.
“Issuer Account Mandate” means the signature authorities relating to the Issuer Accounts as amended from time to time.
“Issuer Administration Agreement” means the Issuer administration agreement entered into between the Issuer, the Issuer Administrator, the Administrative Agent and the Issuer Security Trustee dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Issuer Administrator” means Hertz Europe Limited in its capacity as the administrator under the Issuer Administration Agreement.
“Issuer Administrator Default” has the meaning set forth in Clause 9(c) (Term of Agreement; Resignation and Removal of Issuer Administrator) of the Issuer Administration Agreement.

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“Issuer Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the fees payable to the Issuer Administrator pursuant to the Issuer Administration Agreement on such Payment Date.
“Issuer Administrator Termination Notice” has the meaning given to it in Clause 1.5 (Issuer Back-Up Administrator) of the International Account Bank Agreement.
“Issuer Aggregate Asset Amount” means the aggregate of each FleetCo Aggregate Asset Amount plus the Aggregate Transaction Account Amount.
“Issuer Amendment and Restatement Deed” means the amendment and restatement deeds in respect of certain Issuer Related Documents between, amongst others, the Issuer, Issuer Administrator, Issuer Security Trustee, each FleetCo, each OpCo, each FleetCo Administrator each Servicer dated on or about the Fifth Amendment Date.
“Issuer Back-Up Administrator” means TMF SFS Management B.V. and any successor or replacement appointed pursuant to the Issuer Back-Up Administration Agreement.
“Issuer Back-Up Administration Termination Event” has the meaning set forth in Clause 5.1 of the Issuer Back-Up Administration Agreement.
“Issuer Back-Up Administration Agreement” means that certain Issuer Back-Up Administration Agreement dated on or about the Signing Date by and among the Issuer Back-Up Administrator, the Issuer, the Issuer Security Trustee and the Issuer Administrator (and as may be amended, restated or supplemented from time to time), and any successor agreement entered into with a successor back-up administrator in accordance with the foregoing agreement and the Issuer Facility Agreement.
“Issuer Back-Up Servicing Fee” has the meaning given to it in Clause 6.1(a) of the Issuer Back-Up Administration Agreement.
“Issuer Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Issuer Class A Blended Advance Rate Weighting Numerator and the denominator of which is the Issuer Class A Blended Advance Rate Weighting Denominator, in each case as of such date, provided that the Issuer Class A Blended Advance Rate shall not exceed seventy (70) per cent.
“Issuer Class A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of all FleetCo AAA Components, in each case as of such date.
“Issuer Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the aggregate sum of, for each FleetCo, the product of (A) the sum of such FleetCo’s FleetCo AAA Components, multiplied by (B) the relevant FleetCo Class A Blended Advance Rate, in each case as of such date.
“Issuer Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Issuer Class B Blended Advance Rate Weighting Numerator and the denominator of which is the Issuer Class B Blended Advance Rate Weighting Denominator, in each case as of such date.
“Issuer Class B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of all FleetCo AAA Components, in each case as of such date.
“Issuer Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the aggregate sum of, for each FleetCo, the product of (A) the sum of such FleetCo’s FleetCo AAA Components, multiplied by (B) the relevant FleetCo Class B Blended Advance Rate, in each case as of such date.
“Issuer Collateral” means all of the assets which from time to time are, or are expressed to be, the subject of the Issuer Security created pursuant to the Issuer Security Documents.
“Issuer Collections” means all payments on or in respect of the Issuer Collateral.

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“Issuer Co-operation Agreement” means the co-operation agreement between the Issuer, Hertz Holdings Netherlands B.V. and Wilmington Trust SP Services (Dublin) Limited dated on or about the Signing Date.
“Issuer Corporate Services Agreement” means the corporate services agreement between the Issuer and the Issuer Corporate Services Provider dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Issuer Corporate Services Provider” means Wilmington Trust SP Services (Dublin) Limited.
“Issuer Daily Collection Report” has the meaning specified in Clause 10.1(a) (Reports and Instructions to Trustee) of the Issuer Note Framework Agreement.
“Issuer Declaration of Trust” means the declaration of trust over shares in the Issuer by the Issuer Corporate Services Provider dated 8 July 2010 as amended and restated on or about the Signing Date.
“Issuer Enforcement Notice” has the meaning specified in Clause 6 (Enforcement) of the Issuer Security Trust Deed.
“Issuer Facility Agreement” means the VFN issuance facility agreement entered into between the Issuer, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents for the Investor Groups and the Issuer Security Trustee dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Issuer Fee Letter” means the Administrative Agent Fee Letter, the Class A Program Fee Letter, the Class A Up-Front Fee Letter, the Class A Restructuring Fee Letter, the Class B Program Fee Letter, the Class B Up-Front Fee Letter and any fee letter that is entered into in connection with the Issuer Facility Agreement.
“Issuer Interest Collections” means on any date of determination, all Issuer Collections that represent interest payments on the Leasing Company Notes and the French Facility plus any amounts earned on Permitted Investments in the Issuer Collection Account that are available for distribution on such date and any indemnity amounts received by the Issuer from any Related Document.
“Issuer Interest Collection Account” has the meaning specified in Clause 4.2(a) (Establishment of Accounts) of the Issuer Facility Agreement.
“Issuer IR Cap CSA Collateral Account” has the meaning specified in Clause 4.2(a) (Establishment of Accounts) of the Issuer Facility Agreement.
“Issuer L/C Cash Collateral Account” has the meaning specified in Clause 4.2(a) (Establishment of Accounts) of the Issuer Facility Agreement.
“Issuer Maximum Principal Amount” means, as of any date of determination, the sum of the Class A Maximum Principal Amount plus the Class B Maximum Principal Amount, in each case as of such date.
“Issuer Minimum Profit Amount” means €10,000 per annum.
“Issuer Note Framework Agreement” means the note framework agreement entered into between, amongst others, the Issuer and the Issuer Security Trustee dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Issuer Notes” means the Class A Notes and the Class B Notes.
“Issuer Operating Expense Amount” means, with respect to any Payment Date, the aggregate amount of Carrying Charges on such Payment Date.
“Issuer Principal Collections” means any Issuer Collections other than Issuer Interest Collections.
“Issuer Principal Collection Account” has the meaning specified in Clause 4.2(a) (Establishment of Accounts) of the Issuer Facility Agreement.

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“Issuer Priority of Payments” means the priority of payments set out in Clause 5 (Priority of Payments) of the Issuer Facility Agreement.
“Issuer Related Documents” means this Master Definitions and Construction Agreement, the Issuer Note Framework Agreement, the Issuer Facility Agreement, the Issuer Subordinated Facility Agreement, the Subordinated Issuer Convertible Notes Purchase Agreement, the Preference Certificate Purchase Agreement, the FCT Note Purchase Agreement, the French Payment Direction Agreement, the Issuer Administration Agreement, the Issuer Back-up Administration Agreement, the Dutch Facility Agreement, the Spanish Facility Agreement, the German Facility Agreement, the Italian Note Purchase Agreement, the International Account Bank Agreement, the Issuer Corporate Services Agreement, the Issuer Co-operation Agreement, the Issuer Security Documents, the Tax Deed of Covenant, the Refinancing Deed of Covenant, the Interest Rate Cap Documents, the Credit Support Annex, the Risk Retention Letter, the Global Deed of Termination and Release, the Issuer Fee Letters and any other agreements relating to the issuance or purchase of the Issuer Notes.
“Issuer Repeating Representations” means the representations and warranties of the Issuer and the Issuer Administrator set out in Clause 1 and Annex I (Representations and Warranties) of the Issuer Facility Agreement and the representations and warranties of the Issuer set out in the Issuer Note Framework Agreement save for the representations and warranties set out in the following clauses in the Issuer Note Framework Agreement: (i) Sub-Clause 5.3 (No Consent); (ii) Sub-Clause 5.12 (Ownership of Shares; Subsidiary); (iii) Sub-Clause 5.15 (Centre of Main Interests); (iv) Sub-Clause 5.16 (Taxes); (v) Sub-Clause 5.17 (Capitalisation); (vi) Sub-Clause 5.20 (Beneficial Owner); (vii) Sub-Clause 5.18 (No Distributions); and (viii) Sub-Clause 5.23 (Filings).
“Issuer Reserve Account” has the meaning specified in Clause 4.2(a) (Establishment of Accounts) of the Issuer Facility Agreement.
“Issuer Secured Obligations” means the aggregate of the Issuer’s Indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to the Issuer Secured Parties:
(a)    whether actually or contingently, or
(b)    whether presently due or falling due at some future time,
arising under the Issuer Related Documents and the Issuer Notes, whether solely or jointly with another person, whether as principal or surely and whether or not the Issuer Secured Parties shall have been an original party to the relevant transaction and in whatever currency denominated.
“Issuer Secured Party” means each of the Parties listed at Schedule 1 (Issuer Secured Parties) to the Issuer Security Trust Deed.
“Issuer Security” means the security granted pursuant to the Issuer Security Documents.
“Issuer Security Documents” means the Issuer Security Trust Deed, the Issuer Accounts Deed of Charge, the Issuer Shares Pledge, the Deed of Pledge over Convertible Notes, the Issuer Declaration of Trust, the Italian Note Accounts Security Deed, the Italian Notes Custody Agreement, the Second Ranking Deed of Pledge of Registered Shares, the Second Ranking Deed of Pledge of Convertible Notes and the First Supplemental Issuer Security Trust Deed.
“Issuer Security Trust Deed” means the security trust deed dated on or around the Signing Date entered into by the Issuer Security Trustee and the Issuer and as further amended, restated or supplemented from time to time.
“Issuer Security Trust Deed of Accession” has the meaning specified in the Issuer Security Trust Deed.
“Issuer Security Trustee” means BNP Paribas Trust Corporation UK Limited.
“Issuer Security Trustee Fee Amount” has the meaning specified in the fee letter between the Issuer Security Trustee and the Issuer.
“Issuer Shares Pledge” means the deed of pledge of registered shares of the Issuer dated on or about the Closing Date, granted by Hertz Holdings Netherlands 2 B.V. and Wilmington Trust SP Services (Dublin) Limited.

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“Issuer Subordinated Facility Agreement” means the subordinated debt facility agreement entered into between the Issuer, Hertz Holdings Netherlands 2 B.V. and the Issuer Security Trustee dated on or about the Signing Date and as further amended, restated or supplemented from time to time.
“Italy Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the aggregate amount of the Italian AAA Components as of such date over the Maximum Italian AAA Amount as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Italian Note Accounts Security Deed” means the Irish law governed deed of charge over securities and cash account agreement entered into between Italian Noteholder and Issuer Security Trustee dated on or about the Fifth Amendment Date and as may be amended, restated or supplemented from time to time.
“Italian Notes Custodian” means BNP Paribas S.A., Dublin Branch pursuant to the terms of the Italian Custody Agreement.
“Italian Notes Custody Agreement” means the custody agreement between the Italian Noteholder and the Italian Notes Custodian dated 16 December 2022, as amended from time to time, pursuant to which the Italian Notes Securities Account and the Italian Notes Cash Account have been opened.
“Italian Notes Cash Account” means the Italian notes cash account opened with the Italian Notes Custodian and identified as such in Schedule 1 (Account Details) to the Italian Notes Custody Agreement.
“Italian Notes Securities Account” means the Italian notes securities account opened with the Italian Notes Custodian and identified as such in Schedule 1 (Account Details) to the Italian Notes Custody Agreement.
“Joinder” has the meaning specified in Annex A of the Master Lease.
“Joinder Date” has the meaning specified in Annex A of the Master Lease.
“L/C Cash Collateral Account Collateral” means the Issuer Account Collateral with respect to the Issuer L/C Cash Collateral Account.
“L/C Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Available L/C Cash Collateral Account Amount and (b) the excess, if any, of the Adjusted Liquid Enhancement Amount over the Required Liquid Enhancement Amount on such Payment Date.
“L/C Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Available L/C Cash Collateral Account Amount as of such date and the denominator of which is the Letter of Credit Amount as of such date.
“L/C Credit Disbursement” means an amount drawn under a Letter of Credit pursuant to a Certificate of Credit Demand.
“L/C Termination Disbursement” means an amount drawn under a Letter of Credit pursuant to a Certificate of Termination Demand.
“Lease Commencement Date” has the meaning specified in Clause 3.2 of the Master Lease.
“Lease Event of Default” has the meaning specified in Clause 9.1 of the Master Lease.
“Lease Expiration Date” has the meaning specified in Clause 3.2 of the Master Lease.
“Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Issuer Interest Collections that would have been deposited into the Issuer Interest Collection Account if all payments of Monthly Variable Rent required to have been made under the Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Issuer Interest Collections that

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have been received for deposit into the Issuer Interest Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Lease Material Adverse Effect” means, with respect to any occurrence, event or condition applicable to any party to any Master Lease:
(a)    a material adverse effect on the ability of such party to perform its obligations under such Master Lease or the applicable FleetCo Security Documents;
(b)    a material adverse effect on the applicable Lessor’s beneficial ownership interest in the Lease Vehicles or on the ability of the applicable Lessor to grant Security on any after-acquired property that would constitute FleetCo Collateral;
(c)    a material adverse effect on the validity or enforceability of such Master Lease; or
(d)    a material adverse effect on the validity, perfection or priority of the lien of the FleetCo Security Trustee in the applicable FleetCo Collateral (other than in an immaterial portion of such FleetCo Collateral), other than, in each case, a material adverse effect on any priority arising due to the existence of a Permitted Security.
“Lease Payment Deficit” means either a Lease Interest Payment Deficit or a Lease Principal Payment Deficit.
“Lease Payment Deficit Notice” has the meaning specified in Clause 5.9(b) (Certain Instructions to the Issuer Security Trustee) of the Issuer Facility Agreement.
“Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) all amounts deposited into the Issuer Principal Collection Account on or prior to such Payment Date on account of such Lease Principal Payment Deficit.
“Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Lease Principal Payment Carryover Deficit for such Payment Date.
“Lease Vehicle Acquisition Schedule” has the meaning specified in Clause 2.1 (Lease Vehicle Acquisition Schedules) of the Master Lease.
“Lease Vehicles” means, as of any date of determination, each vehicle (i) that has been accepted by a Lessee in accordance with Clause 2.1(d) of the Master Lease, and (ii) as of such date the Vehicle Lease Expiration Date with respect to such vehicle has not occurred since such vehicle’s most recent Vehicle Lease Commencement Date; provided that, solely with respect to the calculation and payment of Final Base Rent, any Non-Program Vehicle Special Default Payment Amount, any Program Vehicle Special Default Payment Amount, any Casualty Payment Amount, any Early Program Return Payment Amount, any Pre-VLCD Program Vehicle Depreciation Amount, any Program Vehicle Depreciation Assumption True-up Amount, any Redesignation to Program Amount or any Redesignation to Non-Program Amount, in each case with respect to any vehicle satisfying the preceding clause (i), such vehicle shall be deemed to be a ‘Lease Vehicle’ (notwithstanding the occurrence of such Vehicle Lease Expiration Date with respect thereto) until such Final Base Rent, Non-Program Vehicle Special Default Payment Amount, Program Vehicle Special Default Payment Amount, Casualty Payment Amount, Early Program Return Payment Amount, Pre-VLCD Program Vehicle Depreciation Amount, Program Vehicle Depreciation Assumption True-up Amount, Redesignation to Program Amount or Redesignation to Non-Program Amount, as applicable, has been paid by the Lessee of such vehicle (as of such Vehicle Lease Expiration Date with respect thereto), none of which, for the avoidance of doubt, shall be payable more than once with respect to any such vehicle by such Lessee.
“Leasing Company” means each FleetCo and each Additional Leasing Company.
“Leasing Company Amortization Event” means a Dutch Leasing Company Amortization Event, French Leasing Company Amortization Event, German Leasing Company Amortization Event, Spanish Leasing Company Amortization Event or an Italian Leasing Company Amortization Event, as applicable.

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“Leasing Company Note” means the Dutch Note, German Note, Spanish Note and Italian Note, as applicable.
“Legacy NBV” means, with respect to any Lease Vehicle that is an Inter-Group Transferred Vehicle, the net book value of such Inter-Group Transferred Vehicle, as recorded in any FleetCo’s or its designee’s computer systems as at the relevant purchase date taking into account the sum of all depreciation charges that accrued with respect to such Inter-Group Transferred Vehicle immediately prior to such purchase date, in each case calculated in accordance with U.S. GAAP.
“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.
“Legal Reservations” means:
(a)    the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)    the time barring of claims under the Limitation Act 1980, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;
(c)    the required perfection of any Issuer Security and FleetCo Security;
(d)    similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(e)    any other matters which are set out as assumptions, qualifications or reservations as to matters of law in the Legal Opinions.
“Lessee” means each OpCo and each Additional Lessee, in each case in its capacity as a lessee under the Master Lease.
“Lessee Resignation Notice” has the meaning specified in Clause 26 (Lessee Termination and Resignation) of each Master Lease.
“Lessee Resignation Notice Effective Date” has the meaning specified in Clause 26 (Lessee Termination and Resignation) of the Master Lease
“Lessor” means each FleetCo, in its capacity as the lessor under the applicable Master Lease.
“Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit I (Form of Letter of Credit) of the Issuer Facility Agreement issued by an Eligible Letter of Credit Provider in favor of the Issuer Security Trustee for the benefit of the Noteholders; provided that, any Letter of Credit issued after the Closing Date not substantially in the form of Exhibit I (Form of Letter of Credit) of the Issuer Facility Agreement shall be subject to the written consent of the Required Noteholders.
“Letter of Credit Amount” means, as of any date of determination, the sum of (i) the aggregate amount available to be drawn as of such date under the Letters of Credit, as specified therein, and (ii) if the Issuer L/C Cash Collateral Account has been established and funded pursuant to Clause 4.2(a)(ii) (Establishment of Accounts) of the Issuer Facility Agreement, the Available L/C Cash Collateral Account Amount as of such date.
“Letter of Credit/Cash Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Letter of Credit Amount and (b) the Available Reserve Account Amount.
“Letter of Credit/Cash Liquid Enhancement Deficiency” means, as of any date of determination, the Adjusted Letter of Credit/Cash Liquid Enhancement Amount is less than the Required Letter of Credit/Cash Liquid Enhancement Amount as of such date.
“Letter of Credit Expiration Date” means, with respect to any Letter of Credit, the expiration date set forth in such Letter of Credit, as such date may be extended in accordance with the terms of such Letter of Credit.
“Letter of Credit Liquidation Event Advance” means the amount deposited to the Issuer Reserve Account pursuant to clause 5.5(d) (Letters of Credit) of the Issuer Facility Agreement.

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“Letter of Credit Provider” means each issuer of a Letter of Credit.
“Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Letter of Credit Provider for draws under its Letter of Credit.
“Level 1 Minimum Liquidity Test Breach” shall occur on any date of determination where the Cashflow and Liquidity Forecast delivered on or prior to that date shows that Forecasted Liquidity for any two or more consecutive calendar weeks in the period covered by that Cashflow and Liquidity Forecast is or will be less than € 40,000,000.
“Level 2 Minimum Liquidity Test Breach” shall occur on any date of determination where the Cashflow and Liquidity Forecast delivered on or prior to that date shows that Forecasted Liquidity for any two or more consecutive calendar weeks falling within the first 8 weeks of the period covered by that Cashflow and Liquidity Forecast is or will be less than € 15,000,000.
“Liabilities” means, in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings or other liabilities, whatsoever, including any amounts arising directly or indirectly from a breach of contract, any reasonable legal fees and any Taxes and penalties incurred by that person, together with any irrecoverable VAT charged or chargeable in respect of any of the sums referred to in this definition.
“Light-Duty Truck Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the aggregate Net Book Value of all Eligible Vehicles which are light-duty trucks as of such date (and light-duty truck shall, for the avoidance of doubt, exclude vans) over the Maximum Light-Duty Truck Amount as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Letter of Credit Amount, (b) the Available Reserve Account Amount as of such date and (c) Available Headroom Amount.
“Liquid Enhancement Deficiency” means, as of any date of determination, the Adjusted Liquid Enhancement Amount is less than the Required Liquid Enhancement Amount as of such date.
“Liquidation Co-ordination Agreement” means, the Dutch Liquidation Co-ordination Agreement, the French Liquidation Co-ordination Agreement, the German Liquidation Co-ordination Agreement, the Spanish Liquidation Co-ordination Agreement and the Italian Liquidation Co-ordination Agreement, as applicable.
“Liquidation Co-ordinator” means the Dutch Liquidation Co-ordinator, the French Liquidation Co-ordinator, the German Liquidation Co-ordinator, the Spanish Liquidation Co-ordinator and the Italian Liquidation Co-ordinator, as applicable.
“Liquidation Event” means, so long as such event or condition continues:
(a)    any Amortization Event with respect to the Issuer Notes described in clauses (a), (b), (d), (h) through (k), (n), (o), (p) (with respect to a failure to comply by the Administrator) or (r), (s), (t) or (v) of Clause 7.1 (Amortization Events) of the Issuer Facility Agreement that continues for fourteen (14) consecutive days (without double counting the cure period, if any, provided therein) after declaration thereof (whether by notice or automatic); or
(b)    any Amortization Event with respect to the Issuer Notes described in Clause 7.1(c) of the Issuer Facility Agreement, any Additional Leasing Company Liquidation Event or any Amortization Event specified in clauses (y) or (z) of Clause 7.1 (Amortization Events) of the Issuer Facility Agreement; or
(c)    any Amortization Event with respect to the Issuer Notes described in Clause 7.1(aa) of the Issuer Facility Agreement after declaration thereof by not less than 14 days written notice; or
(d)    the Issuer shall fail to acquire one or more Interest Rate Caps within 30 days following the Closing Date in accordance with all the requirements set out in Sub-Clause 4.4 of the Issuer Facility Agreement; or
(e)    any other event or circumstance which is expressly specified as constituting a Liquidation Event under the terms of any of the Related Document.

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“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent, Hertz or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Hertz or any Parent.
“Manufacturer” means each Person that has manufactured an Eligible Vehicle.
“Manufacturer Amount” means, as of any date of determination and with respect to any Manufacturer, the sum of:
(a)    the aggregate Net Book Value of all Eligible Vehicles manufactured by such Manufacturer as of such date; and
(b)    the aggregate amount of all Eligible Manufacturer Receivables with respect to such Manufacturer.
“Manufacturer Concentration Excess Amount” means, with respect to any Manufacturer as of any date of determination, the excess, if any, of the Manufacturer Amount with respect to such Manufacturer as of such date over the Maximum Manufacturer Amount with respect to such Manufacturer as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Manufacturer Event of Default” means with respect to any Manufacturer, (i) there shall be Past Due Amounts owing to a FleetCo with respect to such Manufacturer in an amount equal to or in excess of the lesser of (x) €30 million and (y) the then outstanding aggregate amount of repurchase obligations of such Manufacturer under its Manufacturer Program in respect of all Vehicles, in each case, on an aggregate basis for all FleetCos and net of Past Due Amounts aggregating no more than €30 million, (A) that are the subject of a good faith dispute as evidenced in a writing by such FleetCo or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability as against it of such Manufacturer Program) and (B) with respect to which such FleetCo as the case may be, has provided adequate reserves as reasonably determined by such Person, (ii) the occurrence and continuance of an Event of Bankruptcy with respect to such Manufacturer; or (iii) the termination of such Manufacturer’s Manufacturer Program or the failure of such Manufacturer’s Repurchase Program or Guaranteed Depreciation Program to qualify as a Manufacturer Program.

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“Manufacturer Percentage” means, for any Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table.

Manufacturer	Manufacturer Percentage
BMW	55%
Chrysler / Fiat / PSA	65%
DR Automobiles	3%
Ford	55%
GM	35%
Honda	35%
Hyundai	15%
Jaguar / Land Rover	15%
Kia	15%
Mazda	12.5%
Mercedes	55%
Mitsubishi	15%
Nissan	55%
Renault	55%
Subaru	15%
Suzuki	15%
Tesla	10%
Toyota	55%
Volkswagen	55%
Volvo	25%
Any other individual Manufacturer	3%

“Manufacturer Program” means at any time any Repurchase Program or Guaranteed Depreciation Program that is in full force and effect with a Manufacturer and that, in any such case, satisfies the Required Contractual Criteria.

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“Manufacturer Receivable” means any amount payable to a FleetCo by a Manufacturer in respect of or in connection with the disposition of a Program Vehicle; provided that, with respect to any outstanding Manufacturer Receivable payable to any FleetCo by Daimler AG, or to Spanish FleetCo by a Non-Accepting Entity (as defined in the Spanish Master Lease), such amount shall be reduced by any payables owing from such FleetCo to Daimler AG or such Non-Accepting Entity, respectively, pursuant to the terms of the related Manufacturer Program; provided further that, the maximum amount of any such reduction shall be the amount of such outstanding Manufacturer Receivable.
“Market Value” means, with respect to each Eligible Vehicle, as of any date of determination during a calendar month:
(a)    if the Market Value Procedures with respect to such Eligible Vehicle have been completed for such month as of such date, then
(i)    the Monthly Third Party Mark, if any, for such Eligible Vehicle obtained in such calendar month in accordance with such Market Value Procedures; and
(ii)    if, pursuant to the Market Value Procedures, a Monthly Third Party Mark for such Eligible Vehicle was not obtained for such calendar month (regardless of whether such value was not obtained because (A) a Monthly Third Party Mark was not obtained in undertaking the Market Value Procedures or (B) such Eligible Vehicle experienced its Vehicle Lease Commencement Date on or after the first day of such calendar month), then the relevant Servicer’s reasonable estimation of the fair market value of such Eligible Vehicle as of such date of determination; and
(b)    until the Market Value Procedures have been completed for such calendar month:
(i)    if such Eligible Vehicle experienced its Vehicle Lease Commencement Date prior to the first day of such calendar month, the Market Value obtained in the immediately preceding calendar month, in accordance with the Market Value Procedures for such immediately preceding calendar month, and
(ii)    if such Eligible Vehicle experienced its Vehicle Lease Commencement Date on or after the first day of such calendar month, then the relevant Servicer’s reasonable estimation of the fair market value of such Eligible Vehicle as of such date of determination.
“Market Value Average” means, as of any date of determination, commencing with the third Determination Date following the Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Non-Program Fleet Market Value as of the three preceding Determination Dates and the denominator of which is the average of the aggregate Net Book Value of all Non-Program Vehicles as of such three preceding Determination Dates.
“Market Value Procedures” means, with respect to each calendar month and each Non-Program Vehicle, on or prior to the Determination Date for such calendar month, the relevant FleetCo shall use commercially reasonable efforts (or cause the relevant FleetCo Administrator to use commercially reasonable efforts) to obtain a Monthly Third Party Mark for any such Non-Program Vehicle.
“Master Lease” means each of the Dutch Master Lease, the French Master Lease, the German Master Lease, the Spanish Master Lease and/or the Italian Master Lease, as applicable.
“Master Lease Termination Notice” has the meaning specified in Clause 9.3.2 (Rights of Lessor Upon Lease Event of Default) of each Master Lease.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Hertz and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any of a FleetCo or the Issuer of any Related Documents or the rights or remedies of the Administrative Agent, the FleetCo Security Trustee, the Issuer Security Trustee or the Noteholders under the Related Documents or with respect to the Issuer Collateral, the Issuer Security, the FleetCo Collateral or the FleetCo Security, in each case taken as a whole.
“Maximum Investor Group Principal Amount” means the Class A Maximum Investor Group Principal Amount and the Class B Maximum Investor Group Principal Amount.

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“Maximum Italian AAA Amount” means, as of any date of determination, an amount equal to the product of (a) 40.0% and (b) the total of all FleetCo AAA Components as of such date.
“Maximum Lease Termination Date” means, with respect to any Lease Vehicle, the earlier of (x) the last Business Day of the month that is 48 months after the month in which the Vehicle Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle.
“Maximum Light-Duty Truck Amount” means, as of any date of determination, an amount equal to the product of (a) 7.5% and (b) the aggregate Net Book Value of all Eligible Vehicles as of such date.
“Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Manufacturer, an amount equal to the product of (a) the Manufacturer Percentage for such Manufacturer and (b) the total of all FleetCo AAA Components as of such date.
“Maximum Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination and with respect to any Non-Investment Grade (High) Manufacturer, an amount equal to 7.5% of the total of all FleetCo AAA Components as of such date.
“Maximum Non-RCC Compliant Eligible Vehicle Amount” means, as of any date of determination up to and including the Non-RCC Expiry Date only, an amount equal to 30% of the aggregate Net Book Value of all Eligible Vehicles as of such date.
“Maximum Non-RCC Compliant Unpaid Vehicle Amount” means, as of any date of determination up to and including the Non-RCC Expiry Date only, an amount equal to EUR 10,000,000 as of such date.
“Maximum Repurchase Price” means, as of any date of determination, with respect to any Lease Vehicle that is a Program Vehicle as of such date, the Repurchase Price that would be applicable with respect to such Lease Vehicle under the terms of the related Manufacturer Program, assuming that (i) no Depreciation Charges have accrued or have been applied with respect to such Lease Vehicle under such Manufacturer Program, (ii) the Excess Damage Charges and Excess Mileage Charges with respect to such Lease Vehicle are zero, (iii) no minimum holding period applies with respect to such Lease Vehicle and (iv) all other applicable requirements for return (including the return) of such Lease Vehicles under such Manufacturer Program have been complied with.
“Maximum Spanish AAA Amount” means, as of any date of determination, an amount equal to the product of (a) 40.0% and (b) the total of all FleetCo AAA Components as of such date.
“Maximum Weighted Average Interest Cap Rate” means at any date of determination, the greatest Weighted Average Strike Rate calculated for a forward-looking period of 8 months following such date of determination.
“Measurement Month” on any Determination Date, means each complete calendar month, or the smallest number of consecutive calendar months preceding such Determination Date, in which at least 1,500 vehicles were sold to unaffiliated third parties (provided that, the Issuer, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Measurement Month shall be included in any other Measurement Month.
“Minimum Profit Amount” means the Dutch Minimum Profit Amount, the French Minimum Profit Amount, the German Minimum Profit Amount, the Spanish Minimum Profit Amount or the Italian Minimum Profit Amount, as applicable.
“Minimum Program Term End Date” means, as of any date of determination and with respect to any Lease Vehicle that is a Program Vehicle as of such date, the date determined based on the terms of the related Manufacturer Program, assuming compliance with all of the applicable requirements of such Manufacturer Program, after which either (i) the Manufacturer may become obligated to repurchase or guarantee the amount of disposition proceeds realized with respect to such Program Vehicle or (ii) the price at which the related Manufacturer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer in respect of such Lease Vehicle in either case pursuant to such Manufacturer Program is first reduced by the passage of time.
“Monthly Base Rent” has the meaning specified in Clause 4.2 of each Master Lease.

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“Monthly Casualty Report” has the meaning specified in Clause 4.6 of each Master Lease.
“Monthly Collateral Certificate” means a Dutch Monthly Collateral Certificate, a French Monthly Collateral Certificate, a German Monthly Collateral Certificate, a Spanish Monthly Collateral Certificate or an Italian Monthly Collateral Certificate, as applicable.
“Monthly Default Interest Amount” means the Class A Monthly Default Interest Amount and the Class B Monthly Default Interest Amount.
“Monthly Interest Amount” means the Class A Monthly Interest Amount and the Class B Monthly Interest Amount.
“Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Issuer Principal Collections that would have been deposited into the Issuer Principal Collection Account if all payments required to have been made under the Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Issuer Principal Collections that have been received for deposit into the Issuer Principal Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Monthly Noteholders’ Statement” means the statement delivered by the Issuer to the Administrative Agent and the Issuer Security Trustee pursuant to Clause 11.2 (Information) of the Issuer Facility Agreement.
“Monthly Servicing Certificate” means a Dutch Monthly Servicing Certificate, a French Monthly Servicing Certificate, a German Monthly Servicing Certificate, a Spanish Monthly Servicing Certificate and/or an Italian Monthly Servicing Certificate, as applicable.
“Monthly Third Party Mark” means, with respect to any Eligible Vehicle, as of any date the Third Party Provider obtains market values that can be used by a FleetCo, the market value of such Eligible Vehicle for the model class and model year of such Eligible Vehicle, based on the average equipment and the average mileage of each vehicle of such model class and model year as quoted in such Third Party Provider information most recently available as of such date.
“Monthly Variable Rent” has the meaning specified in Clause 4.5 of the Master Lease.
“Moody’s” means Moody’s Investors Service.
“Motor Third Party Liability Cover” has the meaning specified in Clause 5.1.2 of the Master Lease.
“MSRP” means as of any date of determination, with respect to each Lease Vehicle, the Manufacturer’s suggested retail price for such Lease Vehicle, as determined by the Servicer in its reasonable discretion based on such Lease Vehicle’s characteristics.
“Net Book Value” means, with respect to any Lease Vehicle, as of any date of determination, the excess (if any) of (i) the Capitalized Cost of such Lease Vehicle over (ii) the Accumulated Depreciation with respect to such Lease Vehicle, in each case as of such date, provided that for the purposes of determining the purchase price of an Inter-Group Transferred Vehicles, the Net Book Value shall be the Legacy NBV.
“Net VAT Receivables” means VAT Receivables less VAT Payables.
“Non-conforming Lease Vehicle” means any vehicle made available for lease by a Lessor to the applicable Lessee pursuant to a Lease Vehicle Acquisition Schedule that does not conform in all material respects to the Basic Lease Vehicle Information with respect to such vehicle.
“Non-Extending Purchaser” has the meaning specified in Clause 2.6(c) (Procedures for Extension Consents) of the Issuer Facility Agreement.
“Non-Franchisee Third Party Sublease Contractual Criteria” means, with respect to the sublease of Lease Vehicles by a Lessee to a Person other than a franchisee, the related sublease:
(a)    states in writing that it is subject to the terms and conditions of the Master Lease and is subject and subordinate in all respects to the Master Lease;

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(b)    does not permit the termination date for such subleased Lease Vehicles under such sublease to exceed the Maximum Lease Termination Date with respect to such Lease Vehicle under the Master Lease;
(c)    other than renting such subleased Lease Vehicles to customers in the ordinary course of such Person’s business, prohibits such Person from subleasing such Lease Vehicles or otherwise assigning any of its rights with respect to such Lease Vehicles or assigning any of its rights or obligations in, to or under such sublease;
(d)    limits such sublessee’s use of such subleased Lease Vehicles to primarily in the Relevant Jurisdiction (which will include all normal course movements of vehicles across borders in connection with customer rentals and following any such movements until convenient to return such Lease Vehicles to the Relevant Jurisdiction, in each case in the sublessee’s course of business);
(e)    requires such sublessee to report the location of such subleased Lease Vehicles no less frequently than weekly and grant inspection rights to the applicable Lessee upon reasonable request of such Lessee;
(f)    prohibits such sublessee from using any such subleased Lease Vehicles in violation of any laws or regulations or contrary to the provisions of any applicable insurance policy;
(g)    contains an express acknowledgement and agreement from such sublessee that each such subleased Lease Vehicle is at all times the property of the applicable Lessor and that such sublessee acquires no right, title or interest in or to such Lease Vehicle except a leasehold interest with respect to such subleased Lease Vehicle, subject to the Master Lease;
(h)    allows the applicable Lessor or such Lessee, upon the occurrence of an event of default pursuant to such sublease, to enter the premises where such subleased Lease Vehicles may be located and take possession of such subleased Lease Vehicles;
(i)    contains an express covenant from such sublessee that prior to the date that is one year and one day after the payment of the latest maturing associated FleetCo Note, it will not institute against or join with any other Person in instituting against the applicable Lessor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any national or state bankruptcy or similar law;
(j)    states that such sublease shall terminate upon the termination of the Master Lease;
(k)    requires that the Lease Vehicles subleased under such sublease must primarily be used in the course of such Person’s daily car rental business;
(l)    is with a sublessee that is located in the same jurisdiction as the applicable Lessee;
(m)    does not conflict with any terms of the applicable Master Lease;
(n)    prohibits the transfer of title or proprietary interest in the Lease Vehicles subject to the sublease;
(o)    contains a statement of acknowledgment of the security granted to the FleetCo Security Trustee pursuant to the FleetCo Security Documents;
(p)    may only be entered into if no Leasing Company Amortization Event has occurred or is continuing immediately prior to the entry into such sublease; and
(q)    may only be entered into if, to the knowledge of the applicable Lessee immediately prior to the entry into such sublease, no Event of Bankruptcy has occurred in respect of the sublessee.
“Non-Investment Grade (High) Manufacturer” means, as of any date of determination, any Manufacturer that (a) has a Relevant DBRS Rating as of such date (i) less than “BBB(L)” from DBRS and (ii) at least “BB(L)” from DBRS, or (b) if such Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “BBB(L)” as of such date and (ii) at least “BB(L)” as of such date; provided that, upon any withdrawal or downgrade of any rating of any Manufacturer by DBRS (or, if such Manufacturer is not rated by

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DBRS, any Equivalent Rating Agency), such Manufacturer may, in any FleetCo’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (i) the date on which an Authorized Officer of any FleetCo Administrator, any Lessor or any Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (ii) the date on which the Issuer Security Trustee notifies the FleetCo Administrators in writing of such withdrawal or downgrade (as applicable).
“Non-Investment Grade (High) Program Receivable Concentration Excess Amount” means, with respect to any Non-Investment Grade (High) Manufacturer, as of any date of determination, the excess, if any, of the Eligible Non-Investment Grade (High) Program Receivable Amount with respect to such Non-Investment Grade (High) Manufacturer as of such date over the Maximum Non-Investment Grade (High) Program Receivable Amount with respect to such Non-Investment Grade (High) Manufacturer as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Non-Investment Grade (High) Program Vehicle” means, as of any date of determination, any Program Vehicle that is:
(a)    subject on the Vehicle Lease Commencement Date for such Vehicle to an agreement with a Dealer which agreement is not guaranteed by an Investment Grade Manufacturer and which Dealer has the Relevant DBRS Rating or DBRS Equivalent Rating set out in the     definition of “Non-Investment Grade (High) Manufacturer” (as determined as of such date of determination); or
(b)    manufactured by a Non-Investment Grade (High) Manufacturer (as determined as of such date of determination) that is or was subject to a Manufacturer Program on the Vehicle Lease Commencement Date for such Program Vehicle, in each case, unless it has been redesignated (and as of such date remains so designated) as a Non-Program Vehicle pursuant to Clause 2.5 (Redesignation of Vehicles) of the applicable Master Lease as of such date.
“Non-Investment Grade (Low) Manufacturer” means, as of any date of determination, any Manufacturer that has a Relevant DBRS Rating as of such date of less than “BB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, a DBRS Equivalent Rating of “BB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any DBRS Equivalent Rating), such Manufacturer may, in any FleetCo’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which any FleetCo Administrator, any FleetCo or any Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Issuer Security Trustee notifies the FleetCo Administrators in writing of such withdrawal or downgrade (as applicable).
“Non-Investment Grade (Low) Program Vehicle” means, as of any date of determination, any Program Vehicle that is:
(a)    subject on the Vehicle Lease Commencement Date for such Vehicle to an agreement with a Dealer which agreement is not guaranteed by an Investment Grade Manufacturer and which Dealer has either (x) the Relevant DBRS Rating or DBRS Equivalent Rating set out in the definition of “Non-Investment Grade (Low) Manufacturer” (as determined as of such date of determination) or (y) no rating (as determined as of such date of determination); or
(b)    manufactured by a Non-Investment Grade (Low) Manufacturer (as determined as of such date of determination) that is or was subject to a Manufacturer Program on the Vehicle Lease Commencement Date for such Program Vehicle, in each case, unless it has been redesignated (and as of such date remains so designated) as a Non-Program Vehicle pursuant to Clause 2.6 (Redesignation of Vehicles) of the applicable Master Lease as of such date.

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“Non-Investment Grade Non-Program Vehicle” means, as of any date of determination, any Eligible Vehicle that (i) was manufactured by a Non-Investment Grade (High) Manufacturer or a Non-Investment Grade (Low) Manufacturer and (ii) is not a Non-Investment Grade (High) Program Vehicle or a Non-Investment Grade (Low) Program Vehicle, in each case as of such date.
“Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles as of any date of determination, the sum of the respective Market Values of each such Non-Program Vehicle as of such date.
“Non-Program Vehicle” means, as of any date of determination, an Eligible Vehicle that is not a Program Vehicle as of such date.
“Non-Program Vehicle 3-month Look-back Concentration Failure Percentage” means, as of any date of determination, a percentage equal to the greater of (i) the Non-Program Vehicle Rolling 3-month Look-back Average less (A) during the period from and including the Fourth Amendment Date to and including 31 December 2023, 65% and (B) at any other time, 55% and (ii) zero.
“Non-Program Vehicle Concentration Excess Amount” means, as of any date of determination, the product of the Non-Program Vehicle 3-month Look-back Concentration Failure Percentage as of such date multiplied by the aggregate Net Book Value of all Eligible Vehicles as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Measurement Month, commencing on the third Determination Date following the Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds (excluding VAT) paid or payable in respect of all Non-Program Vehicles that are sold (i) by all Fleetcos, or (ii) following the sale or disposition by all FleetCos to their relevant OpCos, by such OpCos, to unaffiliated third parties (excluding salvage sales), during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the excess, if any, of the aggregate Net Book Values of such Non-Program Vehicles on the dates of their respective sales over the aggregate Final Base Rent with respect such Non-Program Vehicles.
“Non-Program Vehicle Report” means the report to be delivered by the Issuer pursuant to the Issuer Security Trustee pursuant to paragraph 27 (Non-Program Vehicle Report) of Annex 2 (Covenants) of the Issuer Facility Agreement.
“Non-Program Vehicle Rolling 3-month Look-back Average” means, as of any date of determination the percentage equivalent of a fraction, the numerator of which is the daily average Net Book Value of all Non-Program Vehicles during the prior three (3) calendar months and the denominator of which is the daily average Net Book Value of all Eligible Vehicles during the prior three (3) calendar months.
“Non-Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any (i) Lease Vehicle (a) that was a Non-Program Vehicle as of its Vehicle Lease Expiration Date, (b) the Vehicle Lease Expiration Date for which occurred during the Related Month with respect to such Payment Date, (c) the Vehicle Lease Expiration Date for which did not occur due to a sale by the applicable FleetCo pursuant to the applicable Master Lease or applicable Vehicle Purchasing Agreement, and (d) that did not become a Casualty or an Ineligible Vehicle during such Related Month, an amount equal to (I) the sum of all Program Vehicle Special Default Payment Amounts payable by the Lessees on such Payment Date and the eleven (11) Payment Dates preceding such Payment Date divided by (II) the number of Program Vehicles that were turned back to Manufacturers or sold through auctions conducted by or through Manufacturers during the twelve (12) Related Months with respect to such twelve (12) Payment Dates and (ii) any other Lease Vehicle, zero.
“Non-RCC Compliant Eligible Vehicle” means, as at any date of determination, a Non-Program Vehicle that is owned by a FleetCo (and, for the avoidance of doubt, for which the purchase price has been paid in full by or on behalf of such FleetCo) and that such FleetCo acquired from an Auction Seller or Dealer without being required to comply with the Required Contractual Criteria provided that certain conditions were met in accordance with and pursuant to the applicable Master Lease.
“Non-RCC Compliant Eligible Vehicle Concentration Excess Amount” means, as of any date of determination up to and including the Non-RCC Expiry Date, the excess, if any, of the aggregate Net Book Value of all Non-RCC Compliant Eligible Vehicles over the Maximum Non-RCC

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Compliant Eligible Vehicle Amount as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Non-RCC Compliant Unpaid Vehicle Concentration Excess Amount” means, as of any date of determination up to and including the Non-RCC Expiry Date, the excess, if any, of the aggregate Net Book Value of all Vehicles where the Vehicles have been delivered to or to the order of a FleetCo by an Auction Seller or Dealer pursuant to a Vehicle Purchasing Agreement but for which the full purchase price payable by or on behalf of such FleetCo has not yet been paid by or on behalf of such FleetCo, over the Maximum Non-RCC Compliant Unpaid Vehicle Amount.
“Non-RCC Expiry Date” means the date falling on 31 December 2023.
“Note Register” has the meaning set out in Clause 2.6 (Note Register) of the Issuer Note Framework Agreement.
“Noteholder” means the Class A Noteholders and the Class B Noteholders, as applicable.
“Noteholder Statement AUP” has the meaning specified in paragraph 6 (Noteholder Statement AUP) of Annex 2 (Covenants) of the Issuer Facility Agreement.
“Notice of Reduction” means a notice in the form of Annex G to a Letter of Credit.
“Officer’s Certificate” means (i) with respect to any Person, a certificate signed by an authorized officer of such Person and (ii) with respect to any Affiliate of Hertz, a certificate signed by an Authorized Officer of such Affiliate.
“Official Body” has the meaning specified in the definition of “Change in Law”.
“OpCo” means each of Dutch OpCo, French OpCo, German OpCo, Spanish OpCo and/or Italian OpCo, as applicable.
“Operating Expense Amount” means, with respect to any Payment Date, the sum (without duplication) of (a) the aggregate amount of Carrying Charges on such Payment Date (excluding any Carrying Charges payable to the Noteholders, the Administrative Agent or the Funding Agents) and (b) the aggregate amount of FleetCo Carrying Charges, if any, payable by the Issuer on such Payment Date (excluding any Carrying Charges payable to the Noteholders).
“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Issuer Security Trustee. If acceptable to the Issuer Security Trustee, the counsel may be an employee of or counsel to Hertz or any of its Affiliates, as the case may be. For the avoidance of doubt, the term ‘Opinion of Counsel’ shall not include any opinion not bearing a handwritten signature.
“Outstanding” means in relation to the Issuer Notes or the FleetCo Notes, as of any date of determination, all of the Issuer Notes, or all of the FleetCo Notes (as applicable) that have been issued and not redeemed or purchased and cancelled by the Issuer or the relevant FleetCo (as applicable).
“Parent” means any of HGH, Holdings, and any Other Parent, and any other Person that is a Subsidiary of HGH, Holdings, or any Other Parent and of which Hertz is a Subsidiary. As used herein, “Other Parent” means a Person of which Hertz becomes a Subsidiary after the Closing Date and that is designated by Hertz as an “Other Parent”; provided that, either (x) immediately after Hertz first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Hertz or a Parent of Hertz immediately prior to Hertz first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of Hertz first becoming a Subsidiary of such Person.
“Past Due Amounts” means, with respect to any Manufacturer, the amount that such Manufacturer shall have failed to pay when due under such Manufacturer’s Manufacturer Program with respect to an Eligible Vehicle turned in to such Manufacturer with respect to which such failure shall have continued for more than one hundred and twenty (120) days following the Due Date.
“Past Due Rent Payment” means, with respect to any Lease Payment Deficit and any Lessee, any payment of Rent or other amounts payable by such Lessee under any Lease with respect to which such Lease Payment Deficit applied, which payment occurred on or prior to the fifth Business Day

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after the occurrence of such Lease Payment Deficit and which payment is in satisfaction (in whole or in part) of such Lease Payment Deficit.
“Past Due Rental Payments Priorities” means the priorities of payments set forth in Clause 5.6 (Past Due Rental Payments) of the Issuer Facility Agreement.
“Payment Date” means, the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, with the first Payment Date being November 26, 2018.
“Payment Date Available Interest Amount” means, with respect to each Interest Period, the sum of the Daily Interest Allocations for each Deposit Date in such Interest Period.
“Payment Date Interest Amount” means, with respect to each Payment Date, the sum (without duplication) of the amounts payable pursuant to Clauses 5.3(a) through (e) (Application of Funds in the Interest Collection Account) of the Issuer Facility Agreement.
“Permitted Holders” means any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control that has been consented to by Noteholders holding more than 66⅔% of the Principal Amount, and any Affiliate thereof, (ii) any of the Management Investors, (iii) the Plan Sponsors, (iv) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clauses (i) to (iii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the relevant Parent entity held by such “group”), and any other Person that is a member of such “group” and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings or any Subsidiary thereof or any Parent entity.
“Permitted Investment Qualifying Country” means any of Austria, Belgium, Canada, the Channel Islands, Denmark, Finland, France, Germany, Iceland, the Republic of Ireland, Italy, Liechtenstein, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom or the United States of America and any other country which has a Moody’s local currency country risk ceiling of, at the time of acquisition of the relevant Permitted Investment, at least “Baa2” or “P-2” by Moody’s and the foreign currency country issuer rating of which is rated, at the time of acquisition of the relevant Permitted Investment, at least “BBB-” by S&P.
“Permitted Investments” means negotiable instruments or securities, payable in Euros, represented by instruments in bearer or registered in book-entry form which evidence:
(a)    obligations the full and timely payment of which are to be made by or is fully guaranteed by a Permitted Investment Qualifying Country or any agency or instrumentality of a Permitted Investment Qualifying Country, other than financial contracts whose value depends on the values or indices of asset values;
(b)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of a Permitted Investment Qualifying Country whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by governmental banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A 1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(c)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(d)    bankers’ acceptances issued by any depositary institution or trust company described in paragraph (b) above;

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(e)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(f)    Eurodollar time deposits having a credit rating from S&P of “A 1+” and a credit rating from Moody’s of “P-1”; and
(g)    repurchase agreements involving any of the Permitted Investments described in paragraphs (a) and (f) above and the certificates of deposit described in paragraph (b) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s.
“Permitted Lessee” has the meaning specified in Clause 12 of each Master Lease.
“Permitted Security” means (i) Security for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Security, and other Security imposed by law, securing obligations that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (iii) Security in favor of the Issuer Security Trustee pursuant to any Issuer Related Document or in favour of the FleetCo Security Trustee pursuant to any FleetCo Related Document.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Plan Sponsors” means collectively, certain funds and accounts managed or advised by Knighthead Capital Management, LLC or one of its Controlled Investment Affiliates (“Knighthead”) and certain funds and accounts managed or advised by Certares Opportunities LLC or one of its Controlled Investment Affiliates (“Certares”) and CK Amarillo LP, a Delaware limited partnership formed by Certares and Knighthead.
“Potential Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Amortization Event.
“Potential Lease Event of Default” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.
“Potential Leasing Company Amortization Event” means a Dutch Potential Leasing Company Amortization Event, French Potential Leasing Company Amortization Event, German Potential Leasing Company Amortization Event, Spanish Potential Leasing Company Amortization Event or Italian Potential Leasing Company Amortization Event, as applicable.
“Preference Certificates” means the preferred equity note certificates issued by the Issuer on or about the Closing Date.
“Preference Certificate Purchase Agreement” means the purchase agreement relating to the Preference Certificates, dated on or about the Signing Date between the Issuer and Hertz Holdings Netherlands B.V.
“Pre-VLCD Program Vehicle Depreciation Amount” means, as of any date of determination, with respect to (a) any Lease Vehicle that was a Program Vehicle as of the Vehicle Lease Commencement Date with respect to such Lease Vehicle and was not, prior to such Vehicle Lease Commencement Date, leased by a FleetCo or any Affiliate thereof to the relevant OpCo or any Affiliate thereof, an amount equal to the excess, if any, of (i) the depreciation charges scheduled to accrue pursuant to the terms of the Manufacturer Program with respect to such Lease Vehicle, if any, prior to such Vehicle Lease Commencement Date over (ii) all payments in respect of clause (i) made by the applicable Lessees to the applicable FleetCo pursuant to Clause 4.7.1 of the applicable Master Lease or Clause 4.9 of the applicable Master Lease on or prior to such date and (b) any other Lease Vehicle, zero
“Principal Amount” means, as of any date of determination, the sum of the Class A Principal Amount and the Class B Principal Amount, in each case as of such date.

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“Principal Collection Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Issuer Principal Collection Account as of such date.
“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Adjusted Principal Amount on such date over (b) the Issuer Aggregate Asset Amount on such date.
“Pro Rata Share” means, with respect to each Letter of Credit issued by any Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Letters of Credit as of such date; provided, that solely for purposes of calculating the Pro Rata Share with respect to any Letter of Credit Provider as of any date, if the related Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under such Letter of Credit made prior to such date, the available amount under such Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Hertz for such amount (provided that the foregoing calculation shall not in any manner reduce a Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under any of its Letters of Credit).
“Program Maximum Term” means, as of any date of determination and with respect to any Lease Vehicle which is a Program Vehicle, the latest date determined based on the terms of the related Manufacturer Program, assuming compliance with all of the requirements of such Manufacturer Program, by which either (i) the Manufacturer/Dealer may become obliged to repurchase or guarantee the amount of disposition proceeds realized with respect to such Program Vehicle or (ii) the price at which the related Manufacturer/Dealer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer/Dealer in respect of such Lease Vehicle in either case pursuant to such Manufacturer Program is first reduced by the passage of time.
“Program Minimum Term” means, as of any date of determination and with respect to any Lease Vehicle which is a Program Vehicle, the date determined based on the terms of the related Manufacturer Program, assuming compliance with all of the requirements of such Manufacturer Program, after which either (i) the Manufacturer/Dealer may become obliged to repurchase or guarantee the amount of disposition proceeds realized with respect to such Program Vehicle or (ii) the price at which the related Manufacturer/Dealer is obligated to repurchase such Lease Vehicle or the amount of disposition proceeds that is guaranteed by such Manufacturer/Dealer in respect of such Lease Vehicle in either case pursuant to such Manufacturer Program is first reduced by the passage of time.
“Program Support Provider” means a Class A Program Support Provider and/or a Class B Program Support Provider, as applicable.
“Program Vehicle” means, as of any date of determination, an Eligible Vehicle that is (i) eligible under, and subject to, a Manufacturer Program as of such date and (ii) not designated as a Non-Program Vehicle pursuant to a Master Lease as of such date.
“Program Vehicle Depreciation Assumption True-Up Amount” means, as of any date of determination, with respect to:
(a)    any Lease Vehicle (x) that was a Program Vehicle as of the Vehicle Lease Commencement Date for such Lease Vehicle, and (y) to which an Estimation Period applied, during which one or more calendar months ended, and which Estimation Period has ended as of such date, an amount equal to:
(i)    an amount equal to the aggregate of all Base Rent that would have been paid with respect to such Lease Vehicle calculated utilizing the Depreciation Charge that would have been applicable to such Lease Vehicle pursuant to the Manufacturer Program related to such Lease Vehicle for the period during which such Initially Estimated Depreciation Charges were utilized, had such Depreciation Charge been known, or otherwise available, to the Servicer during such period; minus
(ii)    the aggregate of all Monthly Base Rent with respect to such Lease Vehicle paid or payable prior to such date calculated utilizing the Initially Estimated Depreciation Charges with respect to such Lease Vehicle; and

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(b)    any other Lease Vehicle, zero.
“Program Vehicle Special Default Payment Amount” means, with respect to any Payment Date and any Lease Vehicle (a) that was a Program Vehicle on its Turnback Date and (b) with respect to which such Turnback Date occurred during the Related Month with respect to such Payment Date, an amount equal to the sum of the Excess Damage Charges and Excess Mileage Charges with respect to such Lease Vehicle, if any.
“Prospectus Regulation” means Regulation (EU) 2017/1129.
“Public/Product Liability Cover” has the meaning specified in Clause 5.1.2 of each Master Lease.
“Qualifying Noteholder” means, any person which is:
(a)    a bank, within the meaning of section 246(1) TCA, which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA;
(b)    resident for the purposes of tax corresponding to Irish corporation tax in a jurisdiction (other than Ireland) that would not result in any Taxes being required to be withheld or deducted by the Issuer or German FleetCo, as the case may be, in relation to the relevant Issuer Note as a result of such person holding such Issuer Note and does not receive payments under the relevant Issuer Note in connection with a trade or business which is carried on in Ireland by it through a branch or agency;
(c)    a qualifying company within the meaning of section 110 of the TCA;
(d)    an exempt approved scheme within the meaning of section 774 TCA;
(e)    an investment undertaking within the meaning of section 739B TCA;
(f)    a company that is incorporated in the US and taxed in the US on its worldwide income provided that such US company does not provide its commitment in connection with a trade or business carried on by it in Ireland through a branch or agency; or
(g)    a US LLC where the ultimate recipients of the interest payable to such US LLC satisfy the requirements set out in paragraph (b) above and the business conducted through such US LLC is so structured for market reasons and not for tax avoidance purposes, provided that such US LLC does not provide its commitment in connection with a trade or business carried on by it in Ireland trough a branch or agency.
“Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event has occurred with respect to the Issuer Notes, and ending upon the earlier to occur of (i) the date on which the Issuer Notes have been paid in full and (ii) the termination of the Issuer Facility Agreement.
“RCF Global Deed of Release” has the meaning specified in the Escrow Deed.
“Receivables Assignment Agreement 2010” means the receivables assignment agreement dated 30 June 2010 (as confirmed on 31 October 2014) entered into between Security Agent 2010 and German FleetCo in connection with the conclusion of a revolving facility agreement.
“Receiver” has the meaning set forth in clause 10.5 of the Issuer Security Trust Deed.
“Redesignation to Non-Program Amount” has the meaning specified in Clause 2.5(e) (Program Vehicle to Non-Program Vehicle Redesignation Payments) of each Master Lease.
“Redesignation to Program Amount” has the meaning specified in Clause 2.5(f) (Non-Program Vehicle to Program Vehicle Redesignation Payments) of each Master Lease.
“Reference Banks” means Credit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, HSBC Continental Europe, Natixis S.A., Royal Bank of Canada, BNP Paribas S.A., Lloyds Bank Plc, Barclays Bank PLC and Bank of America Europe Designated Activity

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Company or such other four (4) banks as the Issuer and the Administrative Agent each acting reasonably from time to time agree to appoint.
“Reference Lender” means, with respect to each Investor Group, the related Funding Agent or if such Funding Agent does not have a prime rate, an Affiliate thereof designated by such Funding Agent.
“Reference Rate” means, with respect to any Interest Period, EURIBOR, as quoted at 10a.m. London time on the first day of the relevant Interest Period. If such rate is not available by 10.30 a.m. London time on such date, then the rate will be the arithmetic mean of the rates quoted by four of the Reference Banks to the relevant Funding Agent (and notified by it to the Issuer). The quotations will be for rates which such Reference Banks quoted or would have quoted at approximately 10.00 a.m., London time, on such date. If in respect of such date the rate for that date cannot be determined in accordance with the foregoing procedures then the rate will be the rate determined by the Funding Agent having regard to comparable indices then available. The rate so calculated or determined will be expressed as a percentage rate per annum and will be rounded up, if necessary, to the next higher one ten-thousandth of a percentage point (0.0001%).
“Reference Rate Replacement Event” means, in relation to a Reference Rate:
(a)    the methodology, formula or others means of determining that a Reference Rate has, in the opinion of the Required Noteholders and the Issuer Administrator materially changed;
(b)
(i)
(A)    the administrator of that Reference Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)    information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Reference Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Reference Rate;
(ii)    the administrator of that Reference Rate publicly announces that it has ceased or will cease, to provide that Reference Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Reference Rate;
(iii)    the supervisor of the administrator of that Reference Rate publicly announces that such Reference Rate has been or will be permanently or indefinitely discontinued; or
(iv)    the administrator of that Reference Rate or its supervisor announces that that Reference Rate may no longer be used; or
(c)    the administrator of that Reference Rate determines that that Reference Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Required Noteholders and the Issuer Administrator) temporary; or
(d)    in the opinion of the Required Noteholders and the Issuer Administrator, that Reference Rate is otherwise no longer appropriate for the purposes of calculating interest under the Issuer Facility Agreement.
“Refinancing” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism) and the terms “refinance,” “refinances”, “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

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“Refinancing Deed of Covenant” means the document so named entered into between, amongst others, the Issuer, the FleetCos, the OpCos, the Class A Committed Note Purchasers, the Class A Conduit Investors, the Class A Funding Agents, the Issuer Security Trustee and each FleetCo Security Trustee on or around the Second Amendment Date and as further amended, restated or supplemented from time to time.
“Registrar” means BNP Paribas, Luxembourg Branch.
“Registrar International Operating Model” means the international operating model delivered by the Registrar to the Issuer as amended from time to time.
“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply.
“Rejected Vehicle” has the meaning specified in Clause 2.1(f) (Lease Vehicle Acceptance or Nonconforming Lease Vehicle Rejection) of each Master Lease.
“Rejection Date” has the meaning specified in Clause 2.1(f) (Lease Vehicle Acceptance or Nonconforming Lease Vehicle Rejection) of each Master Lease.
“Related Documents” means each of the Issuer Related Documents and the FleetCo Related Documents.
“Related Month” means, with respect to any date of determination, the most recently ended calendar month.
“Relevant DBRS Rating” means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.
“Relevant Fitch Rating” means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date, (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.
“Relevant Jurisdiction” means:
(a)    the Netherlands in respect of Dutch FleetCo, France in respect of French FleetCo, Spain in respect of Spanish FleetCo, Germany in respect of German FleetCo and Italy in respect of the Italian FleetCo; and
(b)    in relation to any other party, its jurisdiction of incorporation.
“Relevant Moody’s Rating” means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date, (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.
“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Relevant Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such

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Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.
“Relevant S&P Rating” means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.
“Remainder AAA Amount” means, with respect to a FleetCo as of any date of determination, the excess, if any, of:
(a)    the relevant FleetCo Aggregate Asset Amount as of such date over
(b)    the sum of such FleetCo’s:
(i)    Eligible Investment Grade Program Vehicle Amount as of such date,
(ii)    Eligible Investment Grade Program Receivable Amount as of such date,
(iii)    Eligible Non-Investment Grade Program Vehicle Amount as of such date,
(iv)    Eligible Non-Investment Grade (High) Program Receivable Amount as of such date,
(v)    Eligible Non-Investment Grade (Low) Program Receivable Amount as of such date,
(vi)    Eligible Investment Grade Non-Program Vehicle Amount as of such date,
(vii)    Eligible Non-Investment Grade Non-Program Vehicle Amount as of such date,
(viii)    Due and Unpaid Lease Payment Amount as of such date, and
(ix)    Net VAT Receivables as of such date.
“Rent” means Base Rent and Monthly Variable Rent, collectively.
“Rental Adjustment” has the meaning specified in Clause 4 (Rent and Lease Charges) of the applicable Master Lease.
“Replacement Issuer Back-Up Administrator” has the meaning given to it in Clause 5.4(a) of the Issuer Back-Up Administration Agreement.
“Replacement Reference Rate” means a benchmark rate which is:
(a)    formally designated, nominated or recommended as the replacement for a Reference Rate by:
(i)    the administrator of that Reference Rate; or
(ii)    any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;
(b)    in the opinion of the Required Noteholders and the Issuer Administrator, generally accepted in the international financial markets as the appropriate successor to a Reference Rate; or
(c)    in the opinion of the Required Noteholders and the Issuer Administrator, an appropriate successor to a Reference Rate.

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“Repurchase Period” means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at Auction pursuant to the applicable Manufacturer Program.
“Repurchase Price” with respect to any Program Vehicle:
(a)    subject to a Repurchase Program, means the price paid or payable by the Manufacturer thereof to repurchase such Program Vehicle pursuant to its Manufacturer Program; and
(b)    subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to the seller of such Program Vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Program Vehicle pursuant to its Manufacturer Program.
“Repurchase Program” means a program pursuant to which a Manufacturer or one or more of its Affiliates has agreed to repurchase Vehicles manufactured by such Manufacturer or one or more of its Affiliates during the specified Repurchase Period.
“Required Contractual Criteria” means the contractual criteria applicable for each Vehicle Purchasing Agreement set out in Schedule 3 (Required Contractual Criteria for Vehicle Purchasing Agreements) to each Master Lease, except for Italy, in which case the contractual criteria are set out in Schedule 1 (Required Contractual Criteria for Vehicle Purchasing Agreements) to the Italian Fleet Servicing Agreement.
“Required Letter of Credit/Cash Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the product of (a) the Class A Program Fee during the Rapid Amortization Period plus the Maximum Weighted Average Interest Cap Rate, (b) the ratio of 8 months over 12 months and (c) the Adjusted Principal Amount as of such date.
“Required Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the sum of (i) the Required Letter of Credit/Cash Liquid Enhancement Amount and (ii) the product of (a) 2.25% and (b) the Adjusted Principal Amount as of such date.
“Required Noteholders” means, so long as the Issuer Notes are Outstanding, as of any date of determination, Noteholders holding more than 50% of the Principal Amount.
“Required Reserve Account Amount” means with respect to any date of determination, an amount equal to the greater of:
(a)    the excess, if any, of
(i)    the Required Liquid Enhancement Amount over
(ii)    the sum of the Letter of Credit Amount and the Available Headroom Amount, in each case, as of such date, excluding from the calculation of such excess the amount available to be drawn under any Defaulted Letter of Credit as of such date, and
(b)    the excess, if any, of:
(i)    the sum of the Adjusted Asset Coverage Threshold Amount and the Available Reserve Account Amount over
(ii)    the Issuer Aggregate Asset Amount, in each case as of such date, plus, in each case, prior to the Non-RCC Expiry Date, the Non-RCC Compliant Unpaid Vehicle Concentration Excess Amount (if any) on such date.
“Required Reserve Advance Amount” means with respect to any date of determination, the excess, if any, of
(i)    the Required Liquid Enhancement Amount, as of such date, over
(ii)    the Adjusted Letter of Credit/Cash Liquid Enhancement Amount, as of such date.

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“Required Supermajority Noteholders” means, as of any date of determination, (i) for so long as any Class A Notes are Outstanding, Class A Noteholders holding more than 66⅔% of the Class A Principal Amount and (ii) if no Class A Notes are Outstanding as of such date of determination, then Class B Noteholders holding more than 66⅔% of the Class B Principal Amount.
“Requirement of Law” or “Requirements of Law” means, with respect to any Person or any of its property (other than its Subsidiaries), the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property (other than its Subsidiaries), and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property (other than its Subsidiaries) or to which such Person or any of its property (other than its Subsidiaries) is subject, whether national, state or local.
“Reserve Account Collateral” means the Issuer Account Collateral with respect to the Issuer Reserve Account.
“Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Required Reserve Account Amount for such date over the Available Reserve Account Amount for such date.
“Reserve Account Interest Withdrawal Shortfall” has the meaning specified in Clause 5.4(a) (Issuer Reserve Account Withdrawals) of the Issuer Facility Agreement.
“Reserve Account Legal Final Withdrawal Shortfall” has the meaning specified in Clause 5.4(a) (Issuer Reserve Account Withdrawals) of the Issuer Facility Agreement.
“Reserve Account Principal Withdrawal Shortfall” has the meaning specified in Clause 5.4(a) (Issuer Reserve Account Withdrawals) of the Issuer Facility Agreement.
“Reserve Account Surplus” means, as of any date of determination, the excess, if any, of the Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Required Reserve Account Amount, in each case, as of such date.
“Resigning Lessee” has the meaning specified in Clause 26 (Lessee Termination and Resignation) of each Master Lease.
“Restricted Lender” is:
(a)    a Person that falls within the definition of Disqualified Party; or
(b)    any other Person that Hertz determines (acting reasonably) to be a competitor of Hertz or any of its Subsidiaries provided that such Person has (i) been identified in a written notice delivered by the Issuer to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor (a “Restricted Lender Notice”), and (ii) the Administrative Agent (acting on the instructions of all Noteholders in accordance with clause 9.1(e) of the Issuer Facility Agreement) has confirmed in writing that such Person shall be a Restricted Lender and provided further that (A) if the Administrative Agent rejects the assertion (acting reasonably) that the Person identified in the notice is a competitor of Hertz or any of its Subsidiaries within 20 Business Days of receipt of the notice, that the Person identified in the notice shall not be a Restricted Lender and (B) if the Administrative Agent does not provided such confirmation or rejection within 20 Business Days of receipt of such notice, that Person identified in the notice shall be a Restricted Lender.
“Retention Holder” means HHN2.
“Revolving Period” means the period from and including the Closing Date to the earlier of (i) the Commitment Termination Date and (ii) the commencement of the Rapid Amortization Period.
“Risk Retention Letter” means the risk retention letter entered into between the Issuer, the Retention Holder, Hertz and the Issuer Security Trustee originally dated 26 September 2018, as amended and restated on 8 November 2019 and again on 23 December 2020 and as further amended, restated or supplemented from time to time.

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“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Sale Agreement” means a specific sale arrangement (not being a Manufacturer Program) between a FleetCo and a Manufacturer or a Dealer, as the case may be, pursuant to which such FleetCo purchases Vehicles.
“Second Amendment Date” means the Second Amendment Date as defined in the amendment and restatement deed in respect of certain issuer level related documents dated 29 April 2021.
“Second Ranking Deed of Pledge of Registered Shares” means the second ranking deed of pledge of registered shares of the Issuer dated on or about the Fifth Amendment Date, granted by Hertz Holdings Netherlands 2 B.V. and Wilmington Trust SP Services (Dublin) Limited.
“Second Ranking Deed of Pledge of Convertible Notes” means the second ranking deed of pledge of convertible notes of the Issuer dated on or about the Fifth Amendment Date, granted by Hertz Holdings Netherlands 2 B.V..
“Securities Act” means the United States Securities Act of 1933, as amended.
“Security” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any Vehicle that is being rented (as of such date) to any third-party customer of Hertz or any Affiliate thereof, which interest or right secures payment or performance of any obligation of such third-party customer.
“Security Agent 2010” means Crédit Agricole Corporate and Investment Bank.
“Security Trustee” means any of the Issuer Security Trustee, the Dutch Security Trustee, the French Security Trustee, the German Security Trustee and the Spanish Security Trustee (and, any two or more of the foregoing together, the “Security Trustees”).
“Senior Credit Facilities” means:
(a)    the senior secured asset based revolving loan and term loan facility, provided under a credit agreement, dated as of June 30, 2016, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Barclays Bank PLC, as administrative agent and collateral agent, Credit Agricole Corporate and Investment Bank, as syndication agent, and Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as co-documentation agents, and the other financial institutions party thereto from time to time; and
(b)    following the Hertz 2021 Chapter 11 Effective Date:
(i)    the USD 1,500,000,000 Exit Revolving Credit Facility provided under the Exit Revolving Credit Agreement (each as defined in the Hertz 2021 Chapter 11 Plan); and
(ii)    the USD 1,300,000,000 Exit Term Loan Facility provided under the Exit Term Loan Credit Agreement (each as defined in the Hertz 2021 Chapter 11 Plan); and
(c)    any refinancing, successor or replacement revolving credit or term loan facility or facilities to the facilities described in sub-clauses (a) and (b) above.
“Senior Interest Waterfall Shortfall Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the amounts payable (without taking into account availability of funds) pursuant to Clauses 5.3(a) through (d) (Application of Funds in the Issuer Interest Collection Account) of the Issuer Facility Agreement on such Payment Date over (b) the sum of (i) the Payment Date Available Interest Amount with respect to the Interest Period ending on such Payment Date and (ii) the aggregate amount of all deposits into the Issuer Interest Collection Account with proceeds of the Issuer Reserve Account, each Letter of Credit and each Issuer L/C

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Cash Collateral Account, in each case made since the immediately preceding Payment Date; provided that, the amount calculated pursuant to the preceding clause (b)(ii) shall be calculated on a pro forma basis and prior to giving effect to any withdrawals from the Issuer Principal Collection Account for deposit into the Issuer Interest Collection Account on such Payment Date.
“Service Vehicle” means any Vehicle which is not intended to be rented to a customer of OpCo as part of its daily rental business including, without limitation, Vehicles which are:
(a)    used by an OpCo for transportation of either its customers or vehicles; and
(b)    provided to employees in their personal activities or activities related to the rental business.
“Servicer” means each of the Dutch Servicer, the French Servicer, the German Servicer, the Spanish Servicer and/or the Italian Fleet Servicer, as applicable.
“Servicer Default” has the meaning specified in Clause 9.6 (Servicer Default) of the Dutch Master Lease, the French Master Lease, the German Master Lease and the Spanish Master Lease or, in the case of Italian Fleet Servicer, has the meaning specified in Clause 6.2 (Servicer Default) of the Italian Fleet Servicing Agreement.
“Servicer Records” has the meaning specified in Clause 6.8 (Servicer Records and Servicer Reports) of each Master Lease or, in the case of Italy, Clause 2.13 (Italian Fleet Servicer Records and Italian Fleet Servicer Reports) of the Italian Fleet Servicing Agreement.
“Servicer Report” has the meaning specified in Clause 6.8 (Servicer Records and Servicer Reports) of each Master Lease or, in the case of Italy, Clause 2.13 (Italian Fleet Servicer Records and Italian Fleet Servicer Reports) of the Italian Fleet Servicing Agreement.
“Servicing Standard” means servicing that is performed with the promptness, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and that:
(a)    taken as a whole (i) is usual and customary in the daily motor vehicle rental, fleet leasing and/or equipment rental or leasing industry or (ii) to the extent not usual and customary in any such industry, reflects changed circumstances, practices, technologies, tactics, strategies or implementation methods and, in each case, is behaviour that any Servicer or its Affiliates would undertake were such Servicer the owner of the Lease Vehicles and that would not reasonably be expected to have a Lease Material Adverse Effect with respect to the applicable Lessor;
(b)    with respect to any Lessor or any Lessee, would enable the applicable Servicer to cause such Lessor or such Lessee to comply in all material respects with all the duties and obligations of such Lessor or such Lessee, as applicable, under the applicable Master Lease; and
(c)    with respect to any Lessor or any Lessee, causes the applicable Servicer, such Lessor and/or such Lessee to remain in compliance with all Requirements of Law, except to the extent that failure to remain in such compliance would not reasonably be expected to result in a Lease Material Adverse Effect with respect to such Lessor.
“Signing Date” means 25 September 2018.
“Spain Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the aggregate amount of the Spanish AAA Components as of such date over the Maximum Spanish AAA Amount as of such date, subject to the Concentration Excess Amount Calculation Convention.
“Spanish Amendment and Restatement Deed” means the amendment and restatement deed entered into, by amongst others, Spanish FleetCo, Spanish OpCo and the Spanish Security Trustee dated on or about the Fourth Amendment Date.
“Specified Cost Clause” means Clauses 3.5 (Increased or Reduced Costs, etc.), 3.6 (Funding Losses), 3.7 (Increased Capital Costs) and/or 3.8 (Taxes) of the Issuer Facility Agreement.

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“Specified Office” means, in relation to the Registrar or any FleetCo Registrar or the Italian Paying Agent, any office notified in accordance with the Issuer Note Framework Agreement or the relevant FleetCo Note Framework Agreement, as applicable.
“Subordinated Issuer Convertible Notes” means the Notes (as defined in the Subordinated Issuer Convertible Notes Purchase Agreement).
“Subordinated Issuer Convertible Notes Purchase Agreement” means the subordinated notes purchase agreement relating to €100,000, 12.00 per cent. subordinated convertible notes issued by the Issuer, dated on or about the Signing Date between the Issuer and Hertz Holdings Netherlands B.V.
“Subordinated Issuer Debt” means:
(a)    the Subordinated Notes;
(b)    the Subordinated Issuer Convertible Notes; and
(c)    the Preference Certificates.
“Subordinated Notes” means a subordinated variable funding note issued by the Issuer in accordance with the Issuer Subordinated Facility Agreement.
“Subordinated Noteholder” means HHN2.
“Subordinated Utilization Request” has the meaning specified in Clause 1.1 of the Issuer Subordinated Facility Agreement.
“Sub-Servicer” has the meaning specified in Clause 6.7 (Sub-Servicers) of each Master Lease, except for Italy, in which case it has the meaning specified in Clause 2.11 (Sub-Servicers) of the Italian Fleet Servicing Agreement.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
“Supplement” means a supplement to the Dutch Note Framework Agreement, French Facility Agreement, Spanish Note Framework Agreement or the German Note Framework Agreement as applicable, complying (to the extent applicable) with the terms of Clause 12 of the Dutch Note Framework Agreement, French Facility Agreement, Spanish Note Framework Agreement or German Note Framework Agreement, as applicable.
“Supplemental Security Documents” means each of the following documents:
(a)    First Supplemental Issuer Security Trust Deed;
(b)    First Supplemental Dutch Security Trust Deed;
(c)    First Supplemental French Security Trust Deed;
(d)    First Supplemental Spanish Security Trust Deed;
(e)    First Supplemental German Security Trust Deed;
(f)    Second Ranking Deed of Pledge of Registered Shares;
(g)    Second Ranking Deed of Pledge of Convertible Notes;
(h)    Dutch Second Ranking Deed of Pledge of Registered Shares;
(i)    Dutch Second Ranking Deed of Non-Possessory Pledge of Vehicles;

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(j)    Dutch Second Ranking Receivables Pledge;
(k)    Second Ranking French Bank Accounts Pledge Agreement;
(l)    Second Ranking French On-Going Business Pledge Agreement;
(m)    Second Ranking French Share Pledge Agreement;
(n)    Second Ranking French Receivables Pledge Agreement;
(o)    Second Ranking French Vehicle Pledge Agreement; and
(p)    Second German Account Pledge Agreement.
“TARGET Day” means a day on which the TARGET System is operating.
“TARGET System” means the Trans-European Automated Real-Time, Gross Settlement Express Transfer (TARGET) System or any successor thereto.
“Tax” or “Taxes” means any tax, levy, duty, impost, assessment or other charge of whatsoever nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under the Related Documents.
“Tax Deed of Covenant” means the deed of covenant dated on or about the Signing Date entered into by, among others, the Issuer, the FleetCos, the OpCos, the Securitization Company Shareholders (as defined in the deed of covenant), the Subordinated Noteholders, the FCT, the FCT Management Company and the Issuer Security Trustee and as further amended, restated or supplemented from time to time.
“Term” has the meaning specified in Clause 3.2 (Term) of each Master Lease.
“TCA” means the Taxes Consolidation Act 1997 (as amended) of Ireland.
“THC” means The Hertz Corporation.
“THC Guarantee and Indemnity” means the guarantee and indemnity dated on or about the Third Amendment Date granted by The Hertz Corporation to the Issuer Security Trustee.
“Third Amendment Date” means the Third Amendment Date as defined in the amendment and restatement deed in respect of certain issuer level related documents dated 21 December 2021.
“Third Party Provider” means Cars2Click or such other equivalent, reputable third-party provider as is agreed by the Administrative Agent, acting on the instructions of the Required Noteholders, or for the provision of market values that can be used by the French FleetCo, German FleetCo, Spanish FleetCo and the Dutch FleetCo, Autovista up to February 2023.
“Top Two Non-Investment Grade Manufacturers” means, with respect to a FleetCo, the two Manufacturers designated as such by such FleetCo.
“Transfer Date” has the meaning specified in Clause 4.1 of the Issuer Back-Up Administration Agreement.
“Transferee Lessee” has the meaning specified in Clause 2.2(b) (Intra-Lease Transfers) of each Master Lease.
“Transferor Lessee” has the meaning specified in Clause 2.2(b) (Intra-Lease Transfers) of each Master Lease.

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“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Turnback Date” means, with respect to any Lease Vehicle that is a Program Vehicle, the date on which such Lease Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Manufacturer Program.
“UK Asset Report” means a monthly report as then required by and in accordance with Article 7(1)(a) of the UK Securitisation Regulation in the form of the applicable ESMA reporting template equivalent to Annex 9 to the ESMA Reporting Templates.
“UK Investor Report” means a monthly report as then required by and in accordance with Article 7(1)(e) of the UK Securitisation Regulation in the form of the applicable ESMA reporting template equivalent to Annex 12 to the ESMA Reporting Templates.
“UK Retention Requirement Law” means the UK Securitisation Regulation.
“UK Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018. “U.S. GAAP” means generally accepted accounting principles in the United States of America, used in all calculations relating to Lease Vehicles.
“US Risk Retention Rule” means 17 C.F.R. Clause 246.
“VAT” means:
(a)    any tax imposed in compliance with (but subject to the derogations from) the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and Sixth Council directive of 17 May 1977 on the harmonization of the laws of member states relating to turnover taxes-common system of value added tax: uniform basis of assessment (EC Directive 77/388); and
(b)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or elsewhere.
“VAT Payables” in relation to each FleetCo means, at the time of calculation, and in relation to each VAT Week of that FleetCo, the aggregate on the Friday of the immediately preceding VAT Week of the output tax of that FleetCo attributable to that preceding VAT Week, including but not limited to amounts of output tax which relate to Vehicles sold and amounts not referable to the sales of Vehicles;
“VAT Receivables” in relation to each FleetCo means, at the time of calculation and in relation to each VAT Week of that FleetCo, the aggregate on the Friday of the immediately preceding VAT Week of amounts:
(a)    which constitute input tax of that FleetCo, including but not limited to amounts in respect of purchased Vehicles and amounts not referable to the purchases of Vehicles; and
(b)    in respect of which that FleetCo is entitled to credit or repayment from the relevant Tax Authority; and
(c)    which that FleetCo has paid during the preceding VAT Week, provided that any such amount which appears in an invoice relating to (or which otherwise forms part of a greater amount payable by that FleetCo for) the purchase of a Vehicle by that FleetCo shall only be treated as paid for these purposes as and when the balance of that invoice (or the balance of that greater amount) is also paid.
“VAT Week” means the period of seven (7) days commencing on Monday and ending on Sunday.
“Vehicle” means a passenger automobile, van, minibus or light-duty truck.

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“Vehicle Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Italy Concentration Excess Amount, (ii) the Spain Concentration Excess Amount as of such date, if any, (iii) the Non-Program Vehicle Concentration Excess Amount as of such date, if any, (iv) the Light-Duty Truck Concentration Excess Amount as of such date, if any, and (v) (up to and including the Non-RCC Expiry Date) the Non-RCC Compliant Eligible Vehicle Concentration Excess Amount, if any.
“Vehicle Funding Date” has the meaning specified in Clause 3.1(a) (Vehicle Lease Commencement Date) of each Master Lease.
“Vehicle Lease Commencement Date” has the meaning specified in Clause 3.1(a) (Vehicle Lease Commencement Date) of each Master Lease.
“Vehicle Lease Expiration Date” has the meaning specified in Clause 3.1(b) (Vehicle Term for Lease Vehicles) of each Master Lease.
“Vehicle Purchasing Agreement” means an agreement pursuant to which a FleetCo or German OpCo purchases Vehicles from a Manufacturer, Dealer or Auction Seller including, without limitation, Manufacturer Programmes, Sale Agreements and New Sale and Repurchase Agreements.
“Vehicle Term” has the meaning specified in Clause 3.1(b) (Vehicle Term for Lease Vehicles) of each Master Lease.
“VIN” means vehicle identification number.
“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.
“Waiver Agreement” the waiver agreement dated 22 May 2020 as amended from time to time and most recently on 31 March 2021.
“Weighted Average Strike Rate” means, as of any date of determination, the weighted average strike rate of the Interest Rate Caps, weighted on the basis of the notional amount for the given month in the Interest Rate Cap’s notional schedule.

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1.2    DUTCH DEFINITIONS
“Dutch AAA Component” means each of:
(a)    the Dutch Eligible Investment Grade Program Vehicle Amount;
(b)    the Dutch Eligible Investment Grade Program Receivable Amount;
(c)    the Dutch Eligible Non-Investment Grade Program Vehicle Amount;
(d)    the Dutch Eligible Non-Investment Grade (High) Program Receivable Amount;
(e)    the Dutch Eligible Non-Investment Grade (Low) Program Receivable Amount;
(f)    the Dutch Eligible Investment Grade Non-Program Vehicle Amount;
(g)    the Dutch Eligible Non-Investment Grade Non-Program Vehicle Amount;
(h)    the Eligible Due and Unpaid Lease Payment Amount under the Dutch Master Lease;
(i)    the Dutch Net VAT Receivables; and
(j)    the Remainder AAA Amount with respect to Dutch Fleetco.
“Dutch AAA Select Component” means each Dutch AAA Component other than the Eligible Due and Unpaid Lease Payment Amount.
“Dutch Acceleration Notice” has the meaning given to it in Sub-Clause 6.3 (Dutch Acceleration Notice) of the Dutch Security Trust Deed.
“Dutch Account Bank” means BNP Paribas, Netherlands Branch or, as the case may be, any other Acceptable Bank which would be subsequently appointed as Dutch Account Bank pursuant to the terms of the International Account Bank Agreement.
“Dutch Account Mandates” means the signature authorities relating to a Dutch Account, as amended from time to time in accordance with the International Account Bank Agreement.
“Dutch Accounts” means the accounts established and maintained in the name of Dutch FleetCo.
“Dutch Administration Agreement” means the Dutch administration agreement entered into between Dutch FleetCo, the Dutch Administrator and the Dutch Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“Dutch Administrator” means Hertz Automobielen Nederland B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under Dutch law, with its corporate seat in Amsterdam, the Netherlands, having its registered address at Scorpius 120, 2132 LR Hoofddorp, the Netherlands, registered with the Trade Register of the Chamber of Commerce under number 34049337.
“Dutch Administrator Default” has the meaning specified in Sub-Clause 9.2 (Term of Agreement; Removal of Dutch Administrator) of the Dutch Administration Agreement.
“Dutch Advance” has the meaning given to “Advance” in clause 2.3(a) of the Dutch Facility Agreement.
“Dutch Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following with respect to Dutch FleetCo:
(a)    the aggregate Net Book Value of all Dutch Eligible Vehicles as of such date;
(b)    the aggregate amount of all Dutch Manufacturer Receivables as of such date;
(c)    the Due and Unpaid Lease Payment Amount in respect of the Dutch Master Lease as of such date; and

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(d)    the Dutch Net VAT Receivables as of such date.
“Dutch Back-Up Administration Agreement” means the Dutch back-up administration agreement entered into between Dutch FleetCo, the Dutch Administrator, the Dutch Back-Up Administrator and the Dutch Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“Dutch Back-Up Administrator” means TMF SFS Management B.V.
“Dutch Back-Up Servicing Fee” has the meaning given to it in Sub-Clause 5.1(a) (Compensation) of the Dutch Back-Up Administration Agreement.
“Dutch Bank Account Pledge Agreement” means the public deed of pledge over credit rights arising from bank accounts entered into on or about the Signing Date between Dutch FleetCo as Pledgor and the Dutch Security Trustee and as may be amended, restated or supplemented from time to time.
“Dutch Carrying Charges” means, for any Payment Date, without duplication, the sum of:
(a)    the Dutch Monthly Servicing Fee payable by Dutch FleetCo to the Dutch Servicer pursuant to the Dutch Master Lease on such Payment Date;
(b)    all reasonable out-of-pocket costs and expenses of Dutch FleetCo incurred in connection with the Dutch Note;
(c)    all fees, expenses and other amounts payable by Dutch FleetCo under the Dutch Related Documents;
(d)    any accrued Dutch Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date);
(e)    the Dutch Percentage of the Carrying Charges; and
(f)    one twelfth of the Dutch Percentage of the Issuer Minimum Profit Amount.
“Dutch Class A Adjusted Advance Rate” means, as of any date of determination, with respect to any Dutch AAA Select Component, a percentage equal to the greater of (A) (i) the Dutch Class A Baseline Advance Rate for such Dutch AAA Select Component, minus (ii) the Class A Concentration Excess Advance Rate Adjustment for such Dutch AAA Select Component minus (iii) the Class A MTM/DT Advance Rate Adjustment for such Dutch AAA Select Component; and (B) zero.
“Dutch Class A Baseline Advance Rate” means, with respect to each Dutch AAA Select Component, the percentage set forth opposite such Dutch AAA Select Component in the following table (provided that for the Dutch AAA Select Component related to Vehicles subleased to a Fleetco from another jurisdiction as per clause 5.2.2 (D) and 5.2.2 (E) of the Dutch Master Lease, the percentage shall be the lower of (i) the percentage set forth opposite such Dutch AAA Select Component in the below table and (ii) the percentage set forth opposite such Fleetco AAA Select Component in the table related to the Fleetco Class A Baseline Advance Rate with respect to the Fleetco where it is subleased):

Dutch AAA Component	Dutch Class A Baseline Advance Rate
Dutch Eligible Investment Grade Program Vehicle Amount	76.25%
Dutch Eligible Investment Grade Program Receivable Amount	76.25%

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Dutch Eligible Non-Investment Grade Program Vehicle Amount	65.75%
Dutch Eligible Non-Investment Grade (High) Program Receivable Amount	65.75%
Dutch Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
Dutch Eligible Investment Grade Non-Program Vehicle Amount, provided that where the relevant Dutch Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the Dutch Master Lease, the following Dutch Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- Dutch Eligible Vehicles subleased to France:
- Dutch Eligible Vehicles subleased to Spain:
- Dutch Eligible Vehicles subleased to Germany:
- Dutch Eligible Vehicles subleased to Italy:
67.75% 67.75% 60.5% 66.25% 67%
Dutch Eligible Non-Investment Grade Non-Program Vehicle Amount, provided that where the relevant Dutch Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the Dutch Master Lease, the following Dutch Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- Dutch Eligible Vehicles subleased to France:
- Dutch Eligible Vehicles subleased to Spain:
- Dutch Eligible Vehicles subleased to Germany:
- Dutch Eligible Vehicles subleased to Italy:
65.75% 65.75% 52.25% 57.25% 63.25%

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Dutch Net VAT Receivables	94.75%
Remainder AAA Amount	0%

“Dutch Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Dutch Class A Blended Advance Rate Weighting Numerator and the denominator of which is the Dutch Class A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Dutch Class A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Dutch AAA Select Component, in each case as of such date.
“Dutch Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Dutch AAA Select Component equal to the product of such Dutch AAA Select Component and the Dutch Class A Adjusted Advance Rate with respect to such Dutch AAA Select Component, in each case as of such date.
“Dutch Class B Adjusted Advance Rate” means, as of any date of determination, with respect to any Dutch AAA Select Component, a percentage equal to the greater of (A) (i) the Dutch Class B Baseline Advance Rate for such Dutch AAA Select Component, minus (ii) the Class B Concentration Excess Advance Rate Adjustment for such Dutch AAA Select Component minus (iii) the Class B MTM/DT Advance Rate Adjustment for such Dutch AAA Select Component; and (B) zero.
“Dutch Class B Baseline Advance Rate” means, with respect to each Dutch AAA Select Component, the percentages agreed between the Issuer and the Class B Noteholders at the time the Class B Notes are first issued, which agreed percentages for the avoidance of doubt shall not require the consent of the Class A Noteholders.
“Dutch Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Dutch Class B Blended Advance Rate Weighting Numerator and the denominator of which is the Dutch Class B Blended Advance Rate Weighting Denominator, in each case as of such date.
“Dutch Class B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Dutch AAA Select Component, in each case as of such date.
“Dutch Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Dutch AAA Select Component equal to the product of such Dutch AAA Select Component and the Dutch Class B Adjusted Advance Rate with respect to such Dutch AAA Select Component, in each case as of such date.
“Dutch Collateral” means all of the assets which from time to time are, or are expressed to be, the subject of the Dutch Security.
“Dutch Collection Account” means the collection account in the name of Dutch FleetCo into which Dutch Collections shall be deposited.
“Dutch Collection Account Reserve Ledger” means the ledger so named maintained in the Dutch Collection Account.
“Dutch Collections” means all payments on or in respect of the Dutch Collateral.
“Dutch Commitment Termination Date” means 1 October 2048.
“Dutch Daily Collection Report” has the meaning specified in Sub-Clause 5.1(a) (Daily Collection Reports) of the Dutch Facility Agreement.

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“Dutch Daily Interest Allocation” means, on each Dutch Deposit Date, an amount equal to the aggregate amount of Dutch Interest Collections deposited into the Dutch Transaction Account on such date.
“Dutch Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of:
(a)    the product of (i) the Dutch Note Rate for such Interest Period and (ii) the Dutch Note Principal Amount as of the close of business on such date; divided by
(b)    30.
“Dutch Daily Principal Allocation” means, on each Dutch Deposit Date, an amount equal to the aggregate amount of Dutch Principal Collections deposited into the Dutch Transaction Account on such date.
“Dutch Decrease” has the meaning specified in Sub-Clause 2.4 (Procedure for Decreasing the Dutch Note Principal Amount) of the Dutch Facility Agreement.
“Dutch Deed of Non-Possessory Pledge of Vehicles” means the deed of non-possessory pledge of vehicles dated on or about the Signing Date, entered into by Dutch FleetCo as Pledgor in respect of the Dutch Vehicles and the Dutch Security Trustee and as may be amended, restated or supplemented from time to time.
Dutch Deed of Pledge of Receivables” means the deed of pledge of receivables dated on or about the Signing Date, entered into by Dutch FleetCo as Pledgor and the Dutch Security Trustee and as may be amended, restated or supplemented from time to time.
“Dutch Deposit Date” has the meaning specified in Sub-Clause 7.1 (Allocations with Respect to the Dutch Note) of the Dutch Facility Agreement.
“Dutch Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Non-Program Vehicle owned by Dutch FleetCo in respect of the Dutch Vehicles for which the Disposition Date has not occurred as of such date.
“Dutch Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to Dutch FleetCo in respect of the Dutch Vehicles, as of such date by all Investment Grade Manufacturers.
“Dutch Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Program Vehicle owned by Dutch FleetCo in respect of the Dutch Vehicles for which the Disposition Date has not occurred as of such date.
“Dutch Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to Dutch FleetCo in respect of the Dutch Vehicles, as of such date by all Non-Investment Grade (High) Manufacturers.
“Dutch Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Manufacturer Receivables payable to Dutch FleetCo in respect of the Dutch Vehicles, as of such date by all Non-Investment Grade (Low) Manufacturers.
“Dutch Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value of each Non-Investment Grade Non-Program Vehicle owned by Dutch FleetCo in respect of the Dutch Vehicles for which the Disposition Date has not occurred as of such date.
“Dutch Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Non-Investment Grade (High) Program Vehicle and each Non-Investment Grade (Low) Program Vehicle, in each case, owned by Dutch FleetCo in respect of the Dutch Vehicles and for which the Disposition Date has not occurred as of such date.

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“Dutch Eligible Vehicles” means the Eligible Vehicles owned by Dutch FleetCo in respect of the Dutch Vehicles.
“Dutch Enforcement Notice” has the meaning specified in Sub-Clause 6.1 (Dutch Enforcement Notice) of the Dutch Security Trust Deed.
“Dutch Facility Agreement” means the VFN issuance facility agreement entered into between Dutch FleetCo, the Dutch Noteholder and the Dutch Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“Dutch FleetCo” means Stuurgroep Fleet (Netherlands) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its office at Scorpius 120, 2132 LR Hoofddorp, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 34275100.
“Dutch FleetCo Corporate Services Agreement” means the corporate services agreement between Dutch FleetCo and the Dutch FleetCo Corporate Services Provider dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“Dutch FleetCo Corporate Services Fee Letter” has the meaning given to it in Sub-Clause 1.1 of the Dutch FleetCo Corporate Services Agreement.
“Dutch FleetCo Corporate Services Provider” means Intertrust Management B.V.
“Dutch Initial Principal Amount” means €101,650,000.00.
“Dutch Interest Collections” means on any date of determination, all Dutch Collections which represent payments of Monthly Variable Rent under the Dutch Master Lease plus any amounts earned on Permitted Investments in the Dutch Collection Account that are available for distribution on such date and any indemnity amounts received by the Dutch FleetCo from any Related Document.
“Dutch Leasing Company Amortization Event” has the meaning given to it in Sub-Clause 10.1 of the Dutch Facility Agreement.
“Dutch Legal Final Payment Date” means the one-year anniversary of the Dutch Commitment Termination Date.
“Dutch Liquidation Co-ordination Agreement” means the liquidation co-ordination agreement entered into between (among others) Dutch FleetCo, the Dutch Liquidation Co-ordinator and the Dutch Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“Dutch Liquidation Co-ordinator” means KPMG Advisory SAS.
“Dutch Manufacturer Receivables” means the Manufacturer Receivables owing to Dutch FleetCo in respect of Dutch Vehicles only.
“Dutch Master Lease” means the Dutch Master Lease and Servicing Agreement, dated on or about the Signing Date between, among others, Dutch FleetCo, as lessor thereunder and Dutch OpCo, as lessee and servicer and as may be amended, restated or supplemented from time to time.
“Dutch Master Lease Payment Default” means the occurrence of any event described in Sub-Clause 9.1.1 of the Dutch Master Lease.
“Dutch Maximum Principal Amount” means EUR 310,000,000, and/or following a Class A 2022 Liquidity Drawstop, EUR 310,000,000 provided further that such amount may be increased or reduced from time to time pursuant to written agreement between the Dutch Noteholder and Dutch FleetCo, provided that no such reduction shall cause the Dutch Maximum Principal Amount to be less than the Dutch Note Principal Amount.
“Dutch Minimum Profit Amount” means, on an annual basis, an amount equal to five per cent. (5%) of Dutch Servicing Fee payable under the Dutch Master Lease as the local GAAP profit before tax.

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“Dutch Monthly Administration Fee” has the meaning specified in Clause 4 (Compensation) of the Dutch Administration Agreement.
“Dutch Monthly Collateral Certificate” has the meaning specified in Sub-Clause 5.1(d) (Dutch Monthly Collateral Certificate) of the Dutch Facility Agreement.
“Dutch Monthly Interest” means, with respect to any Payment Date, an amount equal to the sum of:
(a)    the Dutch Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    all previously due and unpaid amounts described in paragraph (a) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this paragraph (b) at the Dutch Note Rate).
“Dutch Monthly Servicing Certificate” has the meaning specified in Sub-Clause 5.1(c) (Monthly Servicing Certificate) of the Dutch Facility Agreement.
“Dutch Monthly Servicing Fee” has the meaning specified in Clause 6.6 (Servicer’s Monthly Fee) of the Dutch Master Lease.
“Dutch Note Framework Agreement” means the note framework agreement entered into between Dutch FleetCo and the Dutch Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“Dutch Net VAT Receivables” means the Net VAT Receivables owing to Dutch FleetCo.
“Dutch Note Principal Amount” means, when used with respect to any date, an amount equal to the result of: (i) the Dutch Initial Principal Amount, plus (ii) the principal amount of the portion of all Dutch Advances funded by the Dutch Noteholder on or prior to such date, minus (iii) the amount of principal payments (whether pursuant to a Dutch Decrease, a redemption or otherwise) made to such Dutch Noteholder pursuant to the Dutch Facility Agreement.
“Dutch Note Rate” means, for any Interest Period, the rate, as determined by the Issuer in its reasonable discretion, reflecting (i) the Dutch Percentage of the Carrying Charges payable by the Issuer for such Interest Period and (ii) the proportion of interest costs by the Issuer for such Interest Period attributable to Dutch FleetCo (based on the Dutch Class A Blended Advance Rate).
“Dutch Note Register” has the meaning specified in Sub-Clause 2.6 (Dutch Note Register) of the Dutch Note Framework Agreement.
“Dutch Note Repurchase Amount” means, as of any date of determination, the sum of the Dutch Note Principal Amount plus all accrued and unpaid interest thereon and any fees in respect thereof then due and payable to the Dutch Noteholder.
“Dutch Noteholder” means the Issuer.
“Dutch Note” means each variable funding rental car asset backed note issued by Dutch FleetCo pursuant to and in accordance with the Dutch Note Framework Agreement and the Dutch Facility Agreement.
“Dutch OpCo” means Hertz Automobielen Nederland B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under Dutch law, with its corporate seat in Amsterdam, the Netherlands, having its registered address at Scorpius 120, 2132 LR Hoofddorp, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 34049337.
“Dutch Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Dutch Note Principal Amount as of such date and the denominator of which is the sum of the Dutch Note Principal Amount, the French Facility Principal Amount, the German Note Principal Amount, the Spanish Note Principal Amount and the Italian Note Principal Amount, in each case as of such date.

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“Dutch Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Dutch Leasing Company Amortization Event.
“Dutch Predecessor Administrator Work Product” has the meaning given to it in Sub-Clause 6.4 (Reliance on Prior Work Product) of the Dutch Back-Up Administration Agreement.
“Dutch Principal Collections” means any Dutch Collections other than Dutch Interest Collections.
“Dutch Priority of Payments” means the priority of payments applicable to the payments owed by Dutch FleetCo under the Dutch Related Documents set out in Sub-Clauses 7.3 (Application of Dutch Interest Collections) and 7.4 (Application of Dutch Principal Collections) of the Dutch Facility Agreement.
“Dutch Qualifying Noteholder” means:
(a)    a holder of Dutch Note to which a payment under this Agreement and the Note can be made without a Tax Deduction imposed by the Netherlands based on Dutch domestic law; or
(b)    a Dutch Treaty Noteholder.
“Dutch Registrar” means the Dutch Administrator.
“Dutch Related Document Actions” has the meaning specified in Sub-Clause 9.24(c) (Actions under the Dutch Related Documents and Manufacturer Programs) of the Dutch Facility Agreement.
“Dutch Related Documents” means, collectively, the Dutch Facility Agreement, the Dutch FleetCo Corporate Services Fee Letter, the Dutch FleetCo Corporate Services Agreement, the Dutch Note Framework Agreement, the Dutch Administration Agreement, the Dutch Back-Up Administration Agreement, the Dutch Liquidation Co-ordination Agreement, the Dutch Security Documents, the Dutch Master Lease, the Tax Deed of Covenant, the THC Guarantee and Indemnity and any other agreements relating to the issuance or the purchase of the Dutch Note.
“Dutch Repeating Representations” means the representations and warranties of Dutch FleetCo set out in Clause 8 (Representations and Warranties) of the Dutch Facility Agreement save for: (i) Sub-Clause 8.3 (No Consent); (ii) Sub-Clause 8.12 (Ownership of Limited Liability Company Interests); (iii) Sub-Clause 8.20 (Stamp Taxes); (iv) Sub-Clause 8.21 (Capitalisation); (v) Sub-Clause 8.22 (No Distributions); and (vi) Sub-Clause 8.23 (Beneficial Owner).
“Dutch Repurchase Date” has the meaning specified in Sub-Clause 11.1 (Optional Repurchase of the Dutch Note) of the Dutch Facility Agreement.
“Dutch Required Reserve Advance” means an amount as agreed between the Dutch Security Trustee (acting on the instructions of Required Noteholders) and the Dutch Liquidation Co-ordinator and notified to the Issuer and the Dutch FleetCo.
“Dutch Reserve Advance” has the meaning given to “Reserve Advance” in clause 2.3(a) of the Dutch Facility Agreement.
“Dutch Second Ranking Deed of Pledge of Registered Shares” means the second ranking deed of pledge of registered shares of Dutch FleetCo dated on or about the Fifth Amendment Date, entered into by Dutch FleetCo, Stuurgroep Holland B.V. and the Dutch Security Trustee.
“Dutch Second Ranking Deed of Non-Possessory Pledge of Vehicles” means the second ranking deed of non-possessory pledge of vehicles dated on or about the Fifth Amendment Date, entered into by Dutch FleetCo as Pledgor in respect of the Dutch Vehicles and the Dutch Security Trustee and as may be amended, restated or supplemented from time to time.
“Dutch Second Ranking Receivables Pledge” means the second ranking deed of pledge of receivables dated on or about the Fifth Amendment Date, entered into by Dutch FleetCo as Pledgor and the Dutch Security Trustee and as may be amended, restated or supplemented from time to time.

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“Dutch Secured Obligations” means the aggregate of Dutch FleetCo’s Indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to the Dutch Secured Parties:
(a)    whether actually or contingently; or
(b)    whether presently due or falling due at some future time,
arising under the Dutch Related Documents and the Dutch Note, whether solely or jointly with another person, whether as principal or surely and whether or not the Dutch Secured Parties shall have been an original party to the relevant transaction and in whatever currency denominated.
“Dutch Secured Party” means each of the Parties listed at Schedule 1 (Dutch Secured Parties) to the Dutch Security Trust Deed.
“Dutch Security” means the security interests granted to the Dutch Security Trustee pursuant to the Dutch Security Documents.
“Dutch Security Documents” means the Dutch Security Trust Deed, Dutch Deed of Non-Possessory Pledge of Vehicles, the Dutch Deed of Pledge of Receivables, the Dutch Shares Pledge, the Dutch Second Ranking Deed of Pledge of Registered Shares, the Dutch Second Ranking Deed of Non-Possessory Pledge of Vehicles, and the Dutch Second Ranking Receivables Pledge.
“Dutch Security Trust Deed” means the security trust deed dated on or about the Signing Date entered into between the Issuer Security Trustee, the Dutch Security Trustee, Dutch FleetCo and the Dutch Secured Parties named therein as may be amended, restated or supplemented from time to time.
“Dutch Security Trustee” means BNP Paribas Trust Corporation UK Limited.
“Dutch Servicer” means Hertz Automobielen Nederland B.V., in its capacity as servicer under the Dutch Master Lease.
“Dutch Servicing Fee” means €240,000 per annum or such other adjusted amount notified to the Lessor and the Dutch Security Trustee by the Dutch Servicer based on the reasonable costs and expenses incurred in connection with the provision of services in accordance with the Dutch Master Lease.
“Dutch Shares Pledge” means the deed of pledge of registered shares of Dutch FleetCo dated on or about the Closing Date, entered into by Dutch FleetCo, Stuurgroep Holland B.V. and the Dutch Security Trustee.
“Dutch Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to the Dutch Master Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Dutch Collateral.
“Dutch Transaction Account” means the transaction account in the name of Dutch FleetCo from which withdrawals are made in accordance with Clause 7 (Applications and Distributions) of the Dutch Facility Agreement.
“Dutch Transfer Date” has the meaning specified in Sub-Clause 4.1 (Transfer of Administrative Obligations) of the Dutch Back-Up Administration Agreement.
“Dutch Treaty Noteholder” means a holder of Dutch Note which:
(a)    is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)    does not carry on a business in the Netherlands through a permanent establishment with which that holder’s participation in the Dutch Note is effectively connected; and
(c)    fulfils any conditions which must be fulfilled under the double taxation agreement for residents of that Treaty State to obtain full exemption from tax imposed by the Netherlands on interest payable to that holder in respect of an advance under this Agreement and the Dutch Note.

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“Dutch Vehicle Documents” means the registration documents (including, without limitation, the ascription code (tenaamstellingscode)), keys and spare keys to the Dutch Vehicles.
“Dutch Vehicles” means all Vehicles owned by Dutch FleetCo and which are leased pursuant to the Dutch Master Lease (which, for the avoidance of doubt, excludes any Spanish Vehicles).
“RDW” means the Netherlands Vehicle Authority (Rijksdienst voor het Wegverkeer).
“RDW Register” means the register referred to in article 42 of the Act on the Traffic Regulations (Wegenverkeerswet 1994).
“RTL Agreement” has the meaning given in Sub-Clause 5.1.5(b)(ii) of the Dutch Master Lease.
“RTL Register” means the Register Tenaamstelling Leasemaatschappijen, the secondary register maintained by the RDW.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the Netherlands which makes provision for full exemption from a tax imposed by the Netherlands on interest.

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1.3    FRENCH DEFINITIONS
“AMF” means the Autorité des Marchés Financiers.
“FCT” means the French mutual securitisation fund (fonds commun de titrisation) named FCT Yellow Car, established by the FCT Management Company and BNP Paribas S.A. (in its capacity as initial custodian of the FCT) on the FCT Establishment Date.
“FCT Account” means the segregated EUR denominated bank account opened with the FCT Account Bank in the name of the FCT, the details of which are set out in Sub-Clause 4.2 (Opening and Identification of the FCT Account) of the FCT Account Bank Agreement.
“FCT Account Bank” means BNP Paribas or, as the case may be, any other Acceptable Bank which would be subsequently appointed as FCT Account Bank pursuant to the terms of the FCT Regulations and the FCT Account Bank Agreement.
“FCT Account Bank Agreement” means the account bank agreement relating to the FCT Account entered into between the FCT and the FCT Account Bank on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“FCT Account Bank Termination Event” has the meaning set out in Sub-Clause 7.5 (Termination of Appointment) of the FCT Account Bank Agreement.
“FCT Available Cash” has the meaning ascribed to it in Clause 13 (The Assets of the FCT) of the FCT Regulations.
“FCT Commitment Termination Date” means 1 October 2048.
“FCT Custodian” means BNP Paribas, in its capacity as custodian (dépositaire) of the assets of the FCT pursuant to the FCT Regulations or, as the case may be, any other institution which would be subsequently appointed as custodian in accordance with the terms of the FCT Regulations.
“FCT Establishment Date” has the meaning given to it in Recital A of the FCT Regulations.
“FCT Financing Fee” has the meaning given to it in Clause 27 (FCT Fees) of the FCT Regulations.
“FCT Increase Request” has the meaning given to it in Sub-Clause 5.1 (FCT Increase Requests) of the FCT Note Purchase Agreement.
“FCT Management Company” means Eurotitrisation, a société anonyme incorporated under the laws of France, duly licensed as a portfolio management company (société de gestion de portefeuille) under number GP 14000029 authorized to manage alternative investment funds, having its registered office at 12, rue James Watt 93200, Saint-Denis, France, registered with the Trade and Companies Registry of Bobigny (Registre du Commerce et des Societes de Bobigny) under number B 352 458 368 or, as the case may be, any other institution which would be subsequently appointed as management company in accordance with the terms of the FCT Regulations.
“FCT Management Company Covenants” has the meaning given to it in Clause 14 (FCT Management Company Covenants) of the FCT Note Purchase Agreement.
“FCT Management Company Representations” has the meaning given to it in Sub-Clause 13.1 (FCT Management Company Representations and Warranties) of the FCT Note Purchase Agreement.
“FCT Minimum Required Selling Price” means, on any date of determination, the purchase price payable to the FCT by any acquirer of the French Facility Receivables which provides the FCT with sufficient funds, together with the FCT’s temporarily available cash (if any), to pay, on any date of determination, all amounts due in respect of principal, interest and other amounts due to the FCT Noteholder and the holders of FCT Residual Units and repay, on any date of determination, all sums due by the FCT under the French Related Documents to which the FCT is a party.
“FCT Note” means the variable funding note issued on the Closing Date by the FCT to the Issuer as FCT Noteholder pursuant to the FCT Note Purchase Agreement.

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“FCT Noteholder” means, with respect to the FCT Note, the Issuer or such subsequent holder of the FCT Note in whose name such FCT Note is registered in the FCT Register.
“FCT Noteholder Available Commitment” means, on any date of determination, the FCT Noteholder Total Commitment minus the FCT Principal Amount Outstanding as at such date.
“FCT Noteholder Representations” has the meaning given to it in Sub-Clause 13.2 (The FCT Noteholder Representations and Warranties) of the FCT Note Purchase Agreement.
“FCT Noteholder Total Commitment” means an amount equal to the figure set out opposite the FCT Noteholder’s name in Schedule 7 (Commitment) to the FCT Note Purchase Agreement, as such amount may be increased or decreased from time to time in accordance with clause 3 (Increase and Decrease in FCT Noteholder Commitments) of the FCT Note Purchase Agreement.
“FCT Note Conditions” means, the conditions of the FCT Note as set out in Schedule 2 (FCT Note Conditions) of the FCT Note Purchase Agreement, as the same may from time to time be modified in accordance with the provisions of the FCT Note Purchase Agreement and the FCT Regulations.
“FCT Note Increase” means, with respect to any requested increase of the FCT Principal Amount Outstanding, the amount made available by the Issuer to the FCT in accordance with Sub-Clause 5.1 (FCT Increase Requests) of the FCT Note Purchase Agreement.
“FCT Note Purchase Agreement” means the note purchase agreement in respect of the FCT Note entered into on or about the Signing Date between, inter alios, the Issuer (as Noteholder) and the FCT Management Company representing the FCT (as may be amended, restated or supplemented from time to time).
“FCT Note Rate” means, for any Interest Period, the rate, as determined by the Issuer in its reasonable discretion, reflecting (i) the French Percentage of the Carrying Charges payable by the Issuer for such Interest Period and (ii) the proportion of interest costs by the Issuer for such Interest Period attributable to French FleetCo (based on the French Class A Blended Advance Rate).
“FCT Parties” means the FCT Management Company, the FCT Custodian and the FCT Servicer.
“FCT Paying Agency Agreement” means the paying agency agreement entered into on or about the Signing Date between, inter alios, the FCT and BNP Paribas as FCT Paying Agent (as may be amended, restated or supplemented from time to time).
“FCT Paying Agent” has the meaning given to it in the FCT Paying Agency Agreement.
“FCT Principal Amount Outstanding” means, on any day, in connection with the FCT Note Purchase Agreement, the initial principal amount of the FCT Note plus the aggregate amount of any FCT Note Increases less the aggregate amount of any redemptions of the FCT Note made or to be made by the FCT, in each case on or prior to that day (as such amount may be written up or down in the FCT Register by the FCT Registrar from time to time, where such adjustments are made in order to reflect any FCT Note Increases or redemptions of the FCT Note).
“FCT Priority of Payments” means the priority order of payments specified in Clause 24 (Priority of Payments) of the FCT Regulations.
“FCT Register” has the meaning given to it in Sub-Clause 17.1 (FCT Register of the FCT Note) of the FCT Note Purchase Agreement.
“FCT Registrar” means BNP Paribas.
“FCT Regulations” means the regulations governing the FCT initially entered into between the FCT Management Company and BNP Paribas S.A. (in its capacity as initial custodian of the FCT) on 10 June 2008 in accordance with Articles L. 214-24, I.- and II.-, L.214-166-1 to L. 214-175, L.214-175-1 to L.214-175-7, L. 214-180 to L. 214-186, L. 231-7 and R.214-217 to D.214-240 of the French Code monétaire et financier as amended and/or supplemented from time to time, including as amended and restated on or about the Effective Time, and as from the Effective Time, the custodian shall be BNP Paribas.

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“FCT Residual Units” mean one hundred (100) residual units issued by the FCT on 24 July 2008 which are held as follows on the Signing Date: ninety-nine (99) by the Issuer and one (1) by HHN2.
“FCT Servicer” means the French Lender or such subsequent servicer which may be appointed as servicer of the FCT by the FCT Management Company pursuant to the relevant terms of the FCT Transfer and Servicing Agreement.
“FCT Statutory Auditor” means Deloitte, in its capacity as statutory auditor of the FCT pursuant to the FCT Regulations or, as the case may be, any other institution which would be subsequently appointed as statutory auditor in accordance with the terms of the FCT Regulations.
“FCT Supplemental Transfer Deed” means the transfer deed (acte de cession de créances) substantially in the form of the schedule to the FCT Transfer and Servicing Agreement, to be delivered on any Transfer Date (as defined under the FCT Transfer and Servicing Agreement) following the Closing Date by the French Lender to the FCT Management Company, acting in the name and on behalf of the FCT in accordance with the relevant provisions of the FCT Transfer and Servicing Agreement.
“FCT Transfer and Servicing Agreement” means the transfer and servicing agreement entered into between the FCT Management Company, the French Security Trustee, the FCT Custodian and the FCT Servicer on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“FCT Transfer Deed” means (i) the transfer deed (acte de cession de créances) in the form of the schedule to the FCT Transfer and Servicing Agreement, to be delivered on the Closing Date by the French Lender to the FCT Management Company, acting in the name and on behalf of the FCT in accordance with the relevant provisions of the FCT Transfer and Servicing Agreement or (ii) any FCT Supplemental Transfer Date.
“French AAA Component” means each of:
(a)    the French Eligible Investment Grade Program Vehicle Amount;
(b)    the French Eligible Investment Grade Program Receivable Amount;
(c)    the French Eligible Non-Investment Grade Program Vehicle Amount;
(d)    the French Eligible Non-Investment Grade (High) Program Receivable Amount;
(e)    the French Eligible Non-Investment Grade (Low) Program Receivable Amount;
(f)    the French Eligible Investment Grade Non-Program Vehicle Amount;
(g)    the French Eligible Non-Investment Grade Non-Program Vehicle Amount;
(h)    the Eligible Due and Unpaid Lease Payment Amount under the French Master Lease;
(i)    the French Net VAT Receivables; and
(j)    the Remainder AAA Amount with respect to French FleetCo.
“French AAA Select Component” means each French AAA Component other than the Eligible Due and Unpaid Lease Payment Amount.
“French Acceleration Notice” has the meaning given to it in Sub-Clause 6.3 (French Acceleration Notice) of the French Security Trust Deed.
“French Account Bank” means BNP Paribas S.A. or, as the case may be, any other Acceptable Bank which would be subsequently appointed as French Account Bank pursuant to the terms of the French Account Bank Agreement.
“French Account Bank Agreement” means the account bank agreement entered into by French FleetCo, the French Account Bank, the French Security Trustee and the French Administrator on or about the Signing Date and as may be amended, restated or supplemented from time to time.

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“French Account Mandates” means the signature authorities relating to a French Account, as amended from time to time in accordance with the French Account Bank Agreement.
“French Accounts” means the accounts established and maintained in the name of French FleetCo.
“French Administration Agreement” means the French administration agreement entered into between French FleetCo, the French Administrator and the French Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Administrator” means Hertz France S.A.S., a company incorporated as a société par actions simplifiée under the laws of France, registered with the Commercial and Company Registry of Versailles under number 377839667, whose registered office is at 1/3 avenue Westphalie, Immeuble Futura 3, 78180 Montigny Le Bretonneux, France.
“French Administrator Default” has the meaning specified in Sub-Clause 9.2 (Term of Agreement; Removal of French Administrator) of the French Administration Agreement.
“French Administrator Termination Notice” has the meaning given to it in Sub-Clause 1.3 (French Back-Up Administrator) of the French Account Bank Agreement.
“French Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following with respect to French FleetCo:
(a)    the aggregate Net Book Value of all French Eligible Vehicles as of such date;
(b)    the aggregate amount of all French Manufacturer Receivables as of such date;
(c)    the Due and Unpaid Lease Payment Amount in respect of the French Master Lease as of such date; and
(d)    the French Net VAT Receivables as of such date.
“French Back-Up Administration Agreement” means the French back-up administration agreement entered into between French FleetCo, the French Administrator, the French Back-Up Administrator and the French Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Back-Up Administrator” means TMF SFS Management B.V..
“French Back-Up Servicing Fee” has the meaning given to it in Sub-Clause 6.1(a) (Compensation) of the French Back-Up Administration Agreement.
“French Bank Account Pledge Agreement” means the French bank account pledge agreement entered into on or about the Signing Date between French FleetCo as Pledgor and the French Security Trustee (as may be amended, restated or supplemented from time to time).
“French Carrying Charges” means, for any Payment Date, without duplication, the sum of:
(a)    the French Monthly Servicing Fee payable by French FleetCo to the French Servicer pursuant to the French Master Lease on such Payment Date;
(b)    all reasonable out-of-pocket costs and expenses of French FleetCo incurred in connection with the French Facility;
(c)    all fees, expenses and other amounts payable by French FleetCo under the French Related Documents (including for the avoidance of doubt the FCT Financing Fee);
(d)    any accrued French Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date);
(e)    the French Percentage of the Carrying Charges (provided that the Issuer has delivered an invoice to French FleetCo in respect of such Carrying Charges); and
(f)    one twelfth of the French Percentage of the Issuer Minimum Profit Amount.

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“French Class A Adjusted Advance Rate” means, as of any date of determination, with respect to any French AAA Select Component, a percentage equal to the greater of (A) (i) the French Class A Baseline Advance Rate for such French AAA Component, minus (ii) the Class A Concentration Excess Advance Rate Adjustment for such French AAA Select Component minus (iii) the Class A MTM/DT Advance Rate Adjustment for such French AAA Select Component; and (B) zero.
“French Class A Baseline Advance Rate” means, with respect to each French AAA Select Component, the percentage set forth opposite such French AAA Select Component in the following table (provided that for the French AAA Select Component related to Vehicles subleased to a Fleetco from another jurisdiction as per clause 5.2.2 (D) and 5.2.2 (E) of the French Master Lease, the percentage shall be the lower of (i) the percentage set forth opposite such French AAA Select Component in the below table and (ii) the percentage set forth opposite such Fleetco AAA Select Component in the table related to the Fleetco Class A Baseline Advance Rate with respect to the Fleetco where it is subleased):

French AAA Component	French Class A Baseline Advance Rate
French Eligible Investment Grade Program Vehicle Amount	89.25%
French Eligible Investment Grade Program Receivable Amount	89.25%
French Eligible Non-Investment Grade Program Vehicle Amount	76%
French Eligible Non-Investment Grade (High) Program Receivable Amount	76%
French Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
French Eligible Investment Grade Non-Program Vehicle Amount, provided that where the relevant French Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the French Master Lease, the following French Class A Baseline Advance Rate shall apply to such subleased Vehicles:
-     French Eligible Vehicles subleased to the Netherlands:
-     French  Eligible Vehicles subleased to Spain:
-     French Eligible Vehicles subleased to Germany:
-     French Eligible Vehicles subleased to Italy:
78.5% 67.75% 60.5% 66.25% 67%

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French Eligible Non-Investment Grade Non-Program Vehicle Amount, provided that where the relevant French Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the French Master Lease, the following French Class A Baseline Advance Rate shall apply to such subleased Vehicles:
-     French Eligible Vehicles subleased to the Netherlands:
-     French Eligible Vehicles subleased to Spain:
-     French Eligible Vehicles subleased to Germany:
-     French Eligible Vehicles subleased to Italy:
75% 65.75% 52.25% 57.25% 63.25%
French Net VAT Receivables	97%
Remainder AAA Amount	0%

“French Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the French Class A Blended Advance Rate Weighting Numerator and the denominator of which is the French Class A Blended Advance Rate Weighting Denominator, in each case as of such date.
“French Class A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each French AAA Select Component, in each case as of such date.
“French Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each French AAA Select Component equal to the product of such French AAA Select Component and the French Class A Adjusted Advance Rate with respect to such French AAA Select Component, in each case as of such date.
“French Class B Adjusted Advance Rate” means, as of any date of determination, with respect to any French AAA Select Component, a percentage equal to the greater of (A) (i) the French Class B Baseline Advance Rate for such French AAA Component, minus (ii) the Class B Concentration Excess Advance Rate Adjustment for such French AAA Select Component minus (iii) the Class B MTM/DT Advance Rate Adjustment for such French AAA Select Component; and (B) zero.
“French Class B Baseline Advance Rate” means, with respect to each French AAA Select Component, the percentages agreed between the Issuer and the Class B Noteholders at the time the Class B Notes are first issued, which agreed percentages for the avoidance of doubt shall not require the consent of the Class A Noteholders.
“French Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the French Class B Blended Advance Rate Weighting Numerator and the denominator of which is the French Class B Blended Advance Rate Weighting Denominator, in each case as of such date.

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“French Class B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each French AAA Select Component, in each case as of such date.
“French Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each French AAA Select Component equal to the product of such French AAA Select Component and the French Class B Adjusted Advance Rate with respect to such French AAA Select Component, in each case as of such date.
“French Collateral” means all of the assets which from time to time are, or are expressed to be, the subject of the French Security.
“French Collection Account” means the collection account in the name of French FleetCo into which French Collections and the purchase price of French Facility Receivables shall be deposited.
“French Collection Account Reserve Ledger” means the ledger so named maintained in the French Collection Account.
“French Collections” means all payments on or in respect of the French Collateral.
“French Commitment Termination Date” means 1 October 2048.
“French Daily Collection Report” has the meaning specified in Sub-Clause 6.1(a) (Daily Collection Reports) of the French Facility Agreement.
“French Daily Interest Allocation” means, on each French Deposit Date, an amount equal to the aggregate amount of French Interest Collections deposited into the French Collection Account on such date.
“French Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of:
(a)    the product of (i) the French Facility Advance Rate for such Interest Period and (ii) the French Facility Principal Amount as of the close of business on such date; divided by
(b)    30.
“French Daily Principal Allocation” means, on each French Deposit Date, an amount equal to the aggregate amount of French Principal Collections deposited into the French Transaction Account on such date.
“French Decrease” has the meaning specified in Sub-Clause 2.4 (Procedure for partial prepayment of the French Facility Principal Amount) of the French Facility Agreement.
“French Deposit Date” has the meaning specified in Sub-Clause 8.1 (Allocations) of the French Facility Agreement.
“French Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Non-Program Vehicle owned by French FleetCo for which the Disposition Date has not occurred as of such date.
“French Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to French FleetCo, as of such date by all Investment Grade Manufacturers.
“French Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Program Vehicle owned by French FleetCo for which the Disposition Date has not occurred as of such date.
“French Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to French FleetCo, as of such date by all Non-Investment Grade (High) Manufacturers.

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“French Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Manufacturer Receivables payable to French FleetCo, as of such date by all Non-Investment Grade (Low) Manufacturers.
“French Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value of each Non-Investment Grade Non-Program Vehicle owned by French FleetCo for which the Disposition Date has not occurred as of such date.
“French Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Non-Investment Grade (High) Program Vehicle and each Non-Investment Grade (Low) Program Vehicle, in each case, owned by French FleetCo and for which the Disposition Date has not occurred as of such date.
“French Eligible Vehicles” means the Eligible Vehicles owned by French FleetCo.
“French Enforcement Notice” has the meaning specified in Sub-Clause 6.1 (French Enforcement Notice) of the French Security Trust Deed.
“French Facility” means the revolving credit facility made available to French FleetCo by the French Lender subject to, and in accordance with, the relevant terms of the French Facility Agreement.
“French Facility Advance” means each advance from time to time borrowed by French FleetCo from the French Lender subject to, and in accordance with, the relevant terms of the French Facility Agreement.
“French Facility Advance Rate” means, for any Interest Period, the rate, as determined by the Issuer in its reasonable discretion, reflecting the French Percentage of the aggregate amount of interest and Carrying Charges payable by the Issuer for such Interest Period, based on the daily average French Class A Blended Advance Rate and the daily average French Facility Principal Amount for such Interest Period.
“French Facility Agreement” means the revolving credit facility agreement entered into between French FleetCo, the French Lender, the French Security Trustee and the Issuer Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Facility Principal Amount” means, at any date of determination, the outstanding principal amount of any French Facility Advance at such date under the French Facility Agreement.
“French Facility Receivables” means:
(a)    each and any receivable arising as a result of the French Lender’s rights as a creditor of French FleetCo (whether existing (créances nées), future (créances futures) or conditional (créances conditionnelles) in respect of the French Facility Advance(s) drawn down, or to be drawn down, by French FleetCo under the French Facility Agreement, subject to, and in accordance with, the relevant terms of the French Facility Agreement, increased by the amount of any and all interest accrued thereon; and
(b)    each and any receivable arising as a result of the French Lender’s rights as a creditor of French FleetCo, whether existing (créances nées), future (créances futures) or conditional (créances conditionnelles) which has arisen or will arise from the French Facility Agreement and which is not characterised as a receivable referred to in (a) above.
“French FleetCo” means RAC Finance S.A.S., a company incorporated as a société par actions simplifiée under the laws of France, registered with the Commercial and Company Registry of Beauvais under number 487581498, whose registered office is at Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1, 78180, Montigny-le-Bretonneux, 487 581 498 RCS Versailles.
“French FleetCo Corporate Services Providers” means TMF France Management Sarl and TMF France SAS.
“French Interest Collections” means on any date of determination, all French Collections which represent payments of Monthly Variable Rent under the French Master Lease plus any amounts earned on Permitted Investments in the French Collection Account that are available for distribution

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on such date and any indemnity amounts received by the French FleetCo from any Related Document.
“French Leasing Company Amortization Event” has the meaning given to it in Sub-Clause 11.1 (Amortization Event) of the French Facility Agreement.
“French Legal Final Payment Date” means the one-year anniversary of the French Commitment Termination Date.
“French Lender” means BNP Paribas S.A. in its capacity as lender under the French Facility Agreement.
“French Lessee” means Hertz France S.A.S.
“French Lessor” means RAC Finance S.A.S.
“French Liquidation Co-ordination Agreement” means the liquidation co-ordination agreement entered into between (among others) French FleetCo, the French Liquidation Co-ordinator and the French Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Liquidation Co-ordinator” means KPMG Advisory SAS.
“French Management Services Agreement” means the management services agreement dated on or about the Signing Date between French FleetCo, French OpCo and the French FleetCo Corporate Services Providers (as may be amended, restated or supplemented from time to time).
“French Manufacturer Receivables” means the Manufacturer Receivables owing to French FleetCo.
“French Master Lease” means the French Master Lease and Servicing Agreement, dated on or about the Signing Date between, among others, French FleetCo, as lessor thereunder and French OpCo, as lessee and servicer (as may be amended, restated or supplemented from time to time).
“French Master Lease Extension Agreement” means, in relation to the French Master Lease, an agreement executed by the Lessor and the Lessee(s) thereunder which provides that the Master Lease Scheduled Expiry Date in respect of the relevant lease entered into pursuant to the French Master Lease will be extended for a further period of five (5) calendar months from the date of such agreement.
“French Master Lease Payment Default” means the occurrence of any event described in Sub-Clause 9.1.1 of the French Master Lease.
“French Master Lease Scheduled Expiration Date” means, in relation to any Lease Vehicles leased pursuant to the French Master Lease, the date falling five (5) calendar months after:
(a)    the Vehicle Lease Commencement Date of such Lease Vehicle; or
(b)    the date on which the most recent French Master Lease Extension Agreement became effective with respect to such Lease Vehicle.
“French Maximum Principal Amount” means EUR 1,100,000,000, and/or following a Class A 2022 Liquidity Drawstop, EUR 915,000,000; provided further that such amount may be increased or reduced from time to time pursuant to written agreement between the French Lender and French FleetCo, provided that no such reduction shall cause the French Maximum Principal Amount to be less than the French Facility Principal Amount.
“French Minimum Profit Amount” means, on an annual basis, an amount equal to five per cent. (5%) of French Servicing Fee payable under the French Master Lease as the local GAAP profit before tax.
“French Monthly Administration Fee” has the meaning specified in Clause 4 (Compensation) of the French Administration Agreement.

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“French Monthly Collateral Certificate” has the meaning specified in Sub-Clause 6.1(d) (French Monthly Collateral Certificate) of the French Facility Agreement.
“French Monthly Interest” means, with respect to any Payment Date, an amount equal to the sum of
(a)    the French Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    all previously due and unpaid amounts described in paragraph (a) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this paragraph (b) at the French Facility Advance Rate).
“French Monthly Servicing Certificate” has the meaning specified in Sub-Clause 6.1(c) (Monthly Servicing Certificate) of the French Facility Agreement.
“French Monthly Servicing Fee” has the meaning specified in Clause 6.6 (Servicer’s Monthly Fee) of the French Master Lease.
“French Net VAT Receivables” means the Net VAT Receivables owing to French FleetCo.
“French On-Going Business Pledge Agreement” means the French convention de nantissement de fonds de commerce entered into between French FleetCo and the French Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French OpCo” means Hertz France S.A.S.
“French Payment Direction Agreement” means the payment direction agreement entered into by French FleetCo, the French Servicer, the French Account Bank, the FCT Noteholder, the Issuer Administrator, the FCT and the FCT Servicer on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the French Facility Principal Amount as of such date and the denominator of which is the sum of the Dutch Note Principal Amount, the French Facility Principal Amount, the German Note Principal Amount, the Spanish Note Principal Amount and the Italian Note Principal Amount, in each case as of such date.
“French Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a French Leasing Company Amortization Event.
“French Predecessor Administrator Work Product” has the meaning given to it in Sub-Clause 6.4 (Reliance on Prior Work Product) of the French Back-Up Administration Agreement.
“French Principal Collections” means any French Collections other than French Interest Collections.
“French Priority of Payments” means the priority of payments applicable to the payments owed by French FleetCo under the French Related Documents set out in Sub-Clauses 8.3 (Application of French Interest Collections) and 8.4 (Application of French Principal Collections) of the French Facility Agreement.
“French Qualifying Noteholder” means any holder of the FCT Note which, at the time a payment of interest is made on the FCT Note, either:
(a)    fulfils the conditions imposed by French law in order for that payment not to be subject to (or as the case may be, to be exempt from) any French withholding tax and, in particular, is not a person resident or established, and does not receive payments in respect of bank accounts opened in its name or for its benefit, in a “non-cooperative State or Territory” (Etat ou territoire non-coopératif) as set out in the list referred to in Article 238-0 A of the French Code général des impôts, as such list may be amended; or

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(b)    is an entity which is entitled under a double taxation agreement in force (subject only to the completion of any necessary procedural formalities) to receive all payments under the FCT Note without any deduction or withholding for or on account of tax.
“French Receivables Pledge Agreement” means the French receivables pledge agreement relating to receivables owed by French FleetCo under the French Related Documents entered into between French FleetCo as Pledgor and the French Security Trustee, dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Related Document Actions” has the meaning specified in Sub-Clause 10.23(c) (Actions under the French Related Documents and Manufacturer Programs) of the French Facility Agreement.
“French Related Documents” means, collectively, the French Facility Agreement, the French Administration Agreement, the French Back-Up Administration Agreement, the French Liquidation Co-ordination Agreement, the French Account Bank Agreement, the French Security Documents, the French Master Lease, the French Payment Direction Agreement, the FCT Note Purchase Agreement, the FCT Account Bank Agreement, the FCT Regulations, the FCT Paying Agency Agreement, the FCT Transfer and Servicing Agreement, the Tax Deed of Covenant, the THC Guarantee and Indemnity and any other agreements relating to the French Facility.
“French Repeating Representations” means the representations and warranties of French FleetCo set out in Clause 9 (Representations and Warranties) of the French Facility Agreement save for: (i) Sub-Clause 9.3 (No Consent); (ii) Sub-Clause 9.12 (Ownership of Limited Liability Company Interests); (iii) Sub-Clause 9.19 (Stamp Taxes); (iv) Sub-Clause 9.20 (Capitalisation); (v) Sub-Clause 9.21 (No Distributions); and (vi) Sub-Clause 9.22 (Owner).
“French Required Reserve Advance” means an amount as agreed between the French Security Trustee (acting on the instructions of Required Noteholders) and the French Liquidation Co-ordinator and notified to the Issuer and the French FleetCo.
“French Reserve Advance” has the meaning given to “Reserve Advance” in clause 2.3(a) (Advances) of the French Facility Agreement.
“French Secured Obligations” means the aggregate of French FleetCo’s Indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to the French Security Trustee:
(a)    whether actually or contingently; or
(b)    whether presently due or falling due at some future time,
arising under the French Related Documents and the French Facility, whether solely or jointly with another person, whether as principal or surely and whether or not the French Security Trustee shall have been an original party to the relevant transaction and in whatever currency denominated.
“French Secured Party” means each of the Parties listed at Schedule 1 (French Secured Parties) to the French Security Trust Deed.
“French Securities Account” has the meaning given to it in Schedule 1 of the French Account Bank Agreement.
“French Security” means the security interests granted to the French Security Trustee pursuant to the French Security Documents.
“French Security Documents” means the French Security Trust Deed, the French Vehicle Pledge Agreement, the French Receivables Pledge Agreement, the French Bank Account Pledge Agreement, the French On-Going Business Pledge Agreement, the French Shares Pledge, the Second Ranking French Bank Accounts Pledge Agreement, the Second Ranking French On-Going Business Pledge Agreement, the Second Ranking French Receivables Pledge Agreement, the Second Ranking French Share Pledge Documents, and the Second Ranking French Vehicle Pledge Agreement.
“French Security Trust Deed” means the security trust deed dated on or about the Signing Date entered into between the Issuer Security Trustee, the French Security Trustee, French FleetCo, the

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FCT, the FCT Servicer and the French Secured Parties named therein (as may be amended, restated or supplemented from time to time).
“French Security Trustee” means BNP Paribas Trust Corporation UK Limited.
“French Servicer” means Hertz France S.A.S., in its capacity as servicer under the French Master Lease.
“French Servicing Fee” means €400,000 per annum or such other adjusted amount notified to the Lessor by the French Servicer based on the reasonable costs and expenses incurred in connection with the provision of services in accordance with the French Master Lease.
“French Shares Pledge” means the French pledge agreement in respect of shares in French FleetCo entered into between Hertz France S.A.S. as Pledgor, French FleetCo and the French Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to the French Master Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute French Collateral.
“French Third Party Holder” means Hertz France S.A.S.
“French Transaction Account” means the transaction account in the name of French FleetCo from which withdrawals are made in accordance with Clause 8 (Applications and Distributions) of the French Facility Agreement.
“French Transfer Date” has the meaning specified in Sub-Clause 4.1 (Transfer of Administrative Obligations) of the French Back-Up Administration Agreement.
“French Vehicle Pledge Agreement” means the French vehicle pledge agreement entered into between French FleetCo as Pledgor, the French Security Trustee and the French Third Party Holder dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“French Vehicles” means all Vehicles owned by French FleetCo and which are leased pursuant to the French Master Lease.
“French Vehicle Documents” means the registration documents, keys and spare keys to the French Vehicles.
“INSEE” means the Institut national de la statistique et des études économiques.
“Second Ranking French Bank Accounts Pledge Agreement” means a second ranking bank accounts pledge agreement dated the Fifth Amendment Date between the French FleetCo as pledgor and BNP Paribas Trust Corporation UK Limited as French Security Trustee.
“Second Ranking French On-Going Business Pledge Agreement” means a second ranking on-going business pledge agreement (convention de nantissement de fonds de commerce) dated the Fifth Amendment Date between the French FleetCo as pledgor and BNP Paribas Trust Corporation UK Limited as French Security Trustee.
“Second Ranking French Receivables Pledge Agreement” means a second ranking receivables pledge agreement dated the Fifth Amendment Date between the French FleetCo as pledgor and BNP Paribas Trust Corporation UK Limited as French Security Trustee.
“Second Ranking French Share Pledge Agreement” means a second ranking French share pledge agreement between the French OpCo as pledgor and BNP Paribas Trust Corporation UK Limited as French Security Trustee in relation to the shares of the FleetCo.
“Second Ranking French Share Pledge Documents” means the Second Ranking French Statement of Pledge and the Second Ranking French Share Pledge Agreement.

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“Second Ranking French Statement of Pledge” means a second ranking statement of pledge (declaration de nantissement) signed by French FleetCo as pledgor in relation to the Second Ranking French Share Pledge Agreement.
“Second Ranking French Vehicle Pledge Agreement” means a second ranking vehicle pledge agreement dated the Fifth Amendment Date between the French FleetCo as pledgor and BNP Paribas Trust Corporation UK Limited as French Security Trustee.

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1.4    GERMAN DEFINITIONS
“Carport Service Provider” means each carport service provider contracted by German OpCo so as to provide carports for each of the Relevant Vehicles delivered from the Manufacturer/Dealers by freight carriers before such Vehicles are delivered to premises rented by German OpCo from third party landlords;
“German AAA Component” means each of:
(a)    the German Eligible Investment Grade Program Vehicle Amount;
(b)    the German Eligible Investment Grade Program Receivable Amount;
(c)    the German Eligible Non-Investment Grade Program Vehicle Amount;
(d)    the German Eligible Non-Investment Grade (High) Program Receivable Amount;
(e)    the German Eligible Non-Investment Grade (Low) Program Receivable Amount;
(f)    the German Eligible Investment Grade Non-Program Vehicle Amount;
(g)    the German Eligible Non-Investment Grade Non-Program Vehicle Amount;
(h)    the Eligible Due and Unpaid Lease Payment Amount under the German Master Lease;
(i)    the Remainder AAA Amount with respect to German FleetCo; and
(j)    The German Net VAT Receivables.
“German AAA Select Component” means each German AAA Component other than the Eligible Due and Unpaid Lease Payment Amount.
“German Acceleration Notice” has the meaning given to it in Sub-Clause 6.3 (German Acceleration Notice) of the German Security Trust Deed.
“German Account Bank” means BNP Paribas, Dublin Branch or, as the case may be, any other Acceptable Bank which would be subsequently appointed as German Account Bank pursuant to the terms of the International Account Bank Agreement.
“German Account Mandates” means the signature authorities relating to a German Account, as amended from time to time in accordance with the International Account Bank Agreement.
“German Account Pledge Agreement” means the account pledge agreement between German FleetCo and the German Security Trustee.
“German Accounts” means the accounts established and maintained in the name of German FleetCo.
“German Administration Agreement” means the German administration agreement entered into between German FleetCo, the German Administrator and the German Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“German Administrator” means Hertz Europe Limited in its capacity as the German administrator under the German Administration Agreement.
“German Administrator Default” has the meaning specified in Sub-Clause 9.2 (Term of Agreement; Removal of German Administrator) of the German Administration Agreement.
“German Advance” has the meaning given to “Advance” in clause 2.3(a) (Advances) of the German Facility Agreement.

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“German Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following with respect to German FleetCo:
(a)    the aggregate Net Book Value of all German Eligible Vehicles as of such date;
(b)    the aggregate amount of all German Manufacturer Receivables as of such date; and
(c)    the Due and Unpaid Lease Payment Amount in respect of the German Master Lease as of such date.
“German Back-Up Administration Agreement” means the German back-up administration agreement entered into between German FleetCo, the German Administrator, the German Back-Up Administrator and the German Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“German Back-Up Administrator” means TMF SFS Management B.V..
“German Back-Up Servicing Fee” has the meaning given to it in Sub-Clause 6.1(a) (Compensation) of the German Back-Up Administration Agreement.
“German Carrying Charges” means, for any Payment Date, without duplication, the sum of:
(a)    the German Monthly Servicing Fee payable by German FleetCo to the German Servicer pursuant to the German Master Lease on such Payment Date;
(b)    all reasonable out-of-pocket costs and expenses of German FleetCo incurred in connection with the German Note;
(c)    all fees, expenses and other amounts payable by German FleetCo under the German Related Documents;
(d)    any accrued German Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date);
(e)    the German Percentage of the Carrying Charges; and
(f)    one twelfth of the German Percentage of the Issuer Minimum Profit Amount.
“German Class A Adjusted Advance Rate” means, as of any date of determination, with respect to any German AAA Select Component, a percentage equal to the greater of (A) (i) the German Class A Baseline Advance Rate for such German AAA Component, minus (ii) the Class A Concentration Excess Advance Rate Adjustment for such German AAA Select Component minus (iii) the Class A MTM/DT Advance Rate Adjustment for such German AAA Select Component; and (B) zero.
“German Class A Baseline Advance Rate” means, with respect to each German AAA Select Component, the percentage set forth opposite such German AAA Select Component in the following table (provided that for the German AAA Select Component related to Vehicles subleased to a Fleetco from another jurisdiction as per clause 5.2.2 (D) and 5.2.2 (E) of the German Master Lease and Servicing Agreement, the percentage shall be the lower of (i) the percentage set forth opposite such German AAA Select Component in the below table and (ii) the percentage set forth opposite such Fleetco AAA Select Component in the table related to the Fleetco Class A Baseline Advance Rate with respect to the Fleetco where it is subleased):

German AAA Component	German Class A Baseline Advance Rate
German Eligible Investment Grade Program Vehicle Amount	72.5%

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German Eligible Investment Grade Program Receivable Amount	72.5%
German Eligible Non-Investment Grade Program Vehicle Amount	57.25%
German Eligible Non-Investment Grade (High) Program Receivable Amount	57.25%
German Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
German Eligible Investment Grade Non-Program Vehicle Amount, provided that where the relevant German Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the German Master Lease, the following German Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- German Eligible Vehicles subleased to France:
- German Eligible Vehicles subleased to Spain:
- German Eligible Vehicles subleased to the Netherlands:
- German Eligible Vehicles subleased to Italy:
66.25% 66.25% 60.5% 66.25% 66.25%

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German Eligible Non-Investment Grade Non-Program Vehicle Amount, provided that where the relevant German Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the German Master Lease, the following German Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- German Eligible Vehicles subleased to France:
- German Eligible Vehicles subleased to Spain:
- German Eligible Vehicles subleased to the Netherlands:
- German Eligible Vehicles subleased to Italy:
57.25% 57.25% 52.25% 57.25% 57.25%
Remainder AAA Amount	0%

“German Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the German Class A Blended Advance Rate Weighting Numerator and the denominator of which is the German Class A Blended Advance Rate Weighting Denominator, in each case as of such date.
“German Class A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each German AAA Select Component, in each case as of such date.
“German Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each German AAA Select Component equal to the product of such German AAA Select Component and the German Class A Adjusted Advance Rate with respect to such German AAA Select Component, in each case as of such date.
“German Class B Adjusted Advance Rate” means, as of any date of determination, with respect to any German AAA Select Component, a percentage equal to the greater of (A) (i) the German Class B Baseline Advance Rate for such German AAA Component, minus (ii) the Class B Concentration Excess Advance Rate Adjustment for such German AAA Select Component minus (iii) the Class B MTM/DT Advance Rate Adjustment for such German AAA Select Component; and (B) zero.
“German Class B Baseline Advance Rate” means, with respect to each German AAA Select Component, the percentages agreed between the Issuer and the Class B Noteholders at the time the Class B Notes are first issued, which agreed percentages for the avoidance of doubt shall not require the consent of the Class A Noteholders.
“German Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the German Class B Blended Advance Rate Weighting Numerator and the denominator of which is the German Class B Blended Advance Rate Weighting Denominator, in each case as of such date.

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“German Class B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each German AAA Select Component, in each case as of such date.
“German Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each German AAA Select Component equal to the product of such German AAA Select Component and the German Class B Adjusted Advance Rate with respect to such German AAA Select Component, in each case as of such date.
“German Collateral” means all of the assets which from time to time are, or are expressed to be, the subject of the German Security.
“German Collection Account (Irish Branch)” means the collection account in the name of German FleetCo with BNP Paribas, Dublin Branch in Ireland, into which certain German Collections shall be deposited.
“German Collection Account” has the meaning given to it in Sub-Clause 6.1(a) (Establishment of German Collection Account) of the German Facility Agreement.
“German Collection Account Reserve Ledger” means the ledger so named maintained in the German Collection Account.
“German Collections” means all payments on or in respect of the German Collateral.
“German Commitment Termination Date” means 1 October 2048.
“German Custodian” means PS-Fleet Lead Logistics GmbH with registered number HRA 4365 in the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Wiesbaden, a company with limited liability incorporated in Germany, whose registered office is at Am Klingenweg 6, 65396 Wiesbaden, Germany.
“German Custody Agreement” means the custody agreement between German OpCo and the German Custodian dated 5 April 2012, as amended and restated from time to time.
“German Daily Collection Report” has the meaning specified in Sub-Clause 5.1(a) (Daily Collection Reports) of the German Facility Agreement.
“German Daily Interest Allocation” means, on each German Deposit Date, an amount equal to the aggregate amount of German Interest Collections deposited into the German Transaction Account on such date.
“German Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of:
(a)    the product of (i) the German Note Rate for such Interest Period and (ii) the German Note Principal Amount as of the close of business on such date; divided by
(b)    30.
“German Daily Principal Allocation” means, on each German Deposit Date, an amount equal to the aggregate amount of German Principal Collections deposited into the German Transaction Account on such date.
“German Decrease” has the meaning specified in Sub-Clause 2.4 (Procedure for Decreasing the German Note Principal Amount) of the German Facility Agreement.
“German Deposit Date” has the meaning specified in Sub-Clause 7.1 (Allocations with Respect to the German Note) of the German Facility Agreement.
“German Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Non-Program Vehicle owned by German FleetCo for which the Disposition Date has not occurred as of such date.

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“German Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to German FleetCo, as of such date by all Investment Grade Manufacturers.
“German Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Program Vehicle owned by German FleetCo for which the Disposition Date has not occurred as of such date.
“German Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to German FleetCo, as of such date by all Non-Investment Grade (High) Manufacturers.
“German Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Manufacturer Receivables payable to German FleetCo, as of such date by all Non-Investment Grade (Low) Manufacturers.
“German Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value of each Non-Investment Grade Non-Program Vehicle owned by German FleetCo for which the Disposition Date has not occurred as of such date.
“German Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Non-Investment Grade (High) Program Vehicle and each Non-Investment Grade (Low) Program Vehicle, in each case, owned by German FleetCo and for which the Disposition Date has not occurred as of such date.
“German Eligible Vehicles” means the Eligible Vehicles owned by German FleetCo.
“German Enforcement Notice” has the meaning specified in Sub-Clause 6.1 (German Enforcement Notice) of the German Security Trust Deed.
“German Facility Agreement” means the VFN issuance facility agreement entered into between German FleetCo, the German Noteholder and the German Security Trustee dated on or about the Signing Date and as may be amended, restated or supplemented from time to time.
“German FleetCo” means Hertz Fleet Limited, with registered number 412465, a company with limited liability incorporated in Ireland with its principal place of business in Ireland, whose registered office is at Hertz Europe Service Centre, Swords Business Park, Swords, Co. Dublin, Ireland.
“German FleetCo Corporate Services Agreement” means the corporate services agreement between German FleetCo and the German FleetCo Corporate Services Provider dated on or about 13 September 2018 and as may be amended, restated or supplemented from time to time.
“German FleetCo Corporate Services Provider” means Wilmington Trust SP Services (Dublin) Limited.
“German FleetCo Irish Account Pledge Agreement” means the Irish bank account pledge agreement entered into on or about the Signing Date between German FleetCo as Pledgor and the German Security Trustee (as may be amended, restated or supplemented from time to time).
“German FleetCo Shares Pledge” means the deed of pledge of registered shares of German FleetCo dated on or about the Closing Date, granted by Hertz Holdings Netherlands B.V.
“German Initial Principal Amount” means €219,090,850.28.
“German Interest Collections” means on any date of determination, all German Collections which represent payments of Monthly Variable Rent under the German Master Lease plus any amounts earned on Permitted Investments in the German Collection Account that are available for distribution on such date and any indemnity amounts received by the German FleetCo from any Related Document.
“German Leasing Company Amortization Event” has the meaning given to it in Sub-Clause 10.1(p)(i) of the German Facility Agreement.

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“German Legal Final Payment Date” means the one-year anniversary of the German Commitment Termination Date.
“German Lessee” means Hertz Autovermietung Gmbh.
“German Lessor” means Hertz Fleet Limited.
“German Liquidation Co-ordination Agreement” means the liquidation co-ordination agreement entered into between (among others) German FleetCo, the German Liquidation Co-ordinator and the German Security Trustee dated on or about the Signing Date.
“German Liquidation Co-ordinator” means KPMG Advisory SAS.
“German Manufacturer Receivables” means the Manufacturer Receivables owing to German FleetCo.
“German Master Fleet Purchase Agreement” means the German master fleet purchase agreement, dated on or around the Signing Date, as may be amended, restated or supplemented from time to time, among German FleetCo, German OpCo and the German Security Trustee.
“German Master Lease” means the German Master Lease and Servicing Agreement, dated on or about the Signing Date, as may be amended, restated or supplemented from time to time, between, among others, German FleetCo, as lessor thereunder and German OpCo, as lessee and servicer.
“German Master Lease Payment Default” means the occurrence of any event described in Sub-Clause 9.1.1 (Events of Default) of the German Master Lease.
“German Maximum Principal Amount” means EUR 1,100,000,000, and/or following a Class A 2022 Liquidity Drawstop, EUR 915,000,000; provided further that such amount may be increased or reduced from time to time pursuant to written agreement between the German Noteholder and German FleetCo, provided that no such reduction shall cause the German Maximum Principal Amount to be less than the German Note Principal Amount.
“German Minimum Profit Amount” means €10,000 per annum.
“German Monthly Administration Fee” has the meaning specified in Clause 4 (Compensation) of the German Administration Agreement.
“German Monthly Collateral Certificate” has the meaning specified in Sub-Clause 5.1(d) (German Monthly Collateral Certificate) of the German Facility Agreement.
“German Monthly Interest” means, with respect to any Payment Date, an amount equal to the sum of:
(a)    the German Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    all previously due and unpaid amounts described in paragraph (a) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this paragraph (b) at the German Note Rate).
“German Monthly Servicing Certificate” has the meaning specified in Sub-Clause 5.1(c) (Monthly Servicing Certificate) of the German Facility Agreement.
“German Monthly Servicing Fee” has the meaning specified in Clause 6.6(a) (Servicer’s Monthly Fee) of the German Master Lease.
“German Note Framework Agreement” means the note framework agreement entered into between German FleetCo and the German Security Trustee dated on or about the Signing Date and as may be amended, restated, supplemented from time to time.
“German Note Principal Amount” means, when used with respect to any date, an amount equal to the result of: (i) the German Initial Principal Amount, plus (ii) the principal amount of the portion of all German Advances funded by the German Noteholder on or prior to such date, minus (iii) the

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amount of principal payments (whether pursuant to a German Decrease, a redemption or otherwise) made to such German Noteholder pursuant to the German Facility Agreement.
“German Note Rate” means, for any Interest Period, the rate, as determined by the Issuer in its reasonable discretion, reflecting (i) the German Percentage of the Carrying Charges payable by the Issuer for such Interest Period and (ii) the proportion of interest costs by the Issuer for such Interest Period attributable to German FleetCo (based on the German Class A Blended Advance Rate).
“German Note Register” has the meaning specified in Sub-Clause 2.6 (German Note Register) of the German Note Framework Agreement.
“German Note Repurchase Amount” means, as of any date of determination, the sum of the German Note Principal Amount plus all accrued and unpaid interest thereon and any fees in respect thereof then due and payable to the German Noteholder.
“German Noteholder” means the Issuer.
“German Note” means each variable funding rental car asset backed note issued by German FleetCo pursuant to and in accordance with the German Note Framework Agreement and the German Facility Agreement.
“German OpCo” means Hertz Autovermietung GmbH, with registered number HRB 52255 in the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Frankfurt am Main, a company with limited liability incorporated in Germany with its principal place of business in Germany, whose registered office is at Ginnheimer Straße 4, 65670 Eschborn, Germany.
“German Parallel Debt” has the meaning given to it in Sub-Clause 3.2 (Parallel Debt) of the German Parallel Debt Agreement.
“German Parallel Debt Agreement” means the parallel debt agreement dated the Signing Date, as may be amended, restated, supplemented from time to time, entered into by German FleetCo and the German Security Trustee in order to create a valid security interest under German law.
“German Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the German Note Principal Amount as of such date and the denominator of which is the sum of the Dutch Note Principal Amount, the French Facility Principal Amount, the German Note Principal Amount, the Spanish Note Principal Amount and the Italian Note Principal Amount, in each case as of such date.
“German Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a German Leasing Company Amortization Event.
“German Predecessor Administrator Work Product” has the meaning given to it in Sub-Clause 6.4 (Reliance on Prior Work Product) of the German Back-Up Administration Agreement.
“German Principal Collections” means any German Collections other than German Interest Collections.
“German Priority of Payments” means the priority of payments applicable to the payments owed by German FleetCo under the German Related Documents set out in Sub-Clauses 7.3 (Application of German Interest Collections) and 7.4 (Application of German Principal Collections) of the German Facility Agreement.
“German Receivables Assignment Agreement” means the receivables assignment agreement dated on or about the Signing Date, as may be amended, restated, supplemented from time to time, entered into between German FleetCo and the German Security Trustee.
“German Registrar” means the German Administrator.
“German Related Document Actions” has the meaning specified in Sub-Clause 9.24(c) (Actions under the German Related Documents and Manufacturer Programs) of the German Facility Agreement.

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“German Related Documents” means, collectively, the German Facility Agreement, the German Note Framework Agreement, the German Administration Agreement, the German Back-Up Administration Agreement, the German Liquidation Co-ordination Agreement, the German Security Documents, the German Master Lease, the German Master Fleet Purchase Agreement, the German FleetCo Corporate Services Agreement, the Tax Deed of Covenant, the THC Guarantee and Indemnity and any other agreements relating to the issuance or the purchase of the German Note.
“German Repeating Representations” means the representations and warranties of German FleetCo set out in Clause 8 (Representations and Warranties) of the German Facility Agreement save for: (i) Sub-Clause 8.3 (No Consent); (ii) Sub-Clause 8.12 (Ownership of Limited Liability Company Interests); (iii) Sub-Clause 8.20 (Stamp Taxes); (iv) Sub-Clause 8.21 (Capitalisation); (v) Sub-Clause 8.22 (No Distributions); and (vi) Sub-Clause 8.23 (Beneficial Owner).
“German Repurchase Date” has the meaning specified in Sub-Clause 11.1 (Optional Redemption of the German Note) of the German Facility Agreement.
“German Required Reserve Advance” means an amount as agreed between the German Security Trustee (acting on the instructions of Required Noteholders) and the German Liquidation Co-ordinator and notified to the Issuer and the German FleetCo.
“German Reserve Advance” has the meaning given to “Reserve Advance” in clause 2.3(a) (Advances) of the German Facility Agreement.
“German Secured Obligations” means the aggregate of German FleetCo’s Indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to the German Secured Parties:
(a)    whether actually or contingently; or
(b)    whether presently due or falling due at some future time,
arising under the German Related Documents and the German Note, whether solely or jointly with another person, whether as principal or surely and whether or not the German Secured Parties shall have been an original party to the relevant transaction and in whatever currency denominated.
“German Secured Party” means each of the Parties listed at Schedule 1 (FleetCo Secured Parties) to the German Security Trust Deed.
“German Security” means the security interests granted to the German Security Trustee pursuant to the German Security Documents.
“German Security Documents” means the German Security Trust Deed, the German Account Pledge Agreement, the Second German Account Pledge Agreement, the German Parallel Debt Agreement, the German Security Transfer Agreement, the German FleetCo Shares Pledge, the German FleetCo Irish Account Pledge Agreement and the German Receivables Assignment Agreement.
“German Security Transfer Agreement” means the security transfer agreement dated on or about the Signing Date, as may be amended, restated, supplemented from time to time, entered into between German FleetCo and the German Security Trustee.
“German Security Trust Deed” means the security trust deed dated on or about the Signing Date, as may be amended, restated, supplemented from time to time, entered into between the Issuer Security Trustee, the German Security Trustee, German FleetCo and the German Secured Parties named therein.
“German Security Trustee” means BNP Paribas Trust Corporation UK Limited.
“German Servicer” means Hertz Autovermietung GmbH, in its capacity as servicer under the German Master Lease.
“German Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to the German Master Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute German Collateral.

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“German Transaction Account” means the transaction account in the name of German FleetCo from which withdrawals are made in accordance with Clause 7 (Applications and Distributions) of the German Facility Agreement.
“German Transfer Date” has the meaning specified in Sub-Clause 4.1 (Transfer of Administrative Obligations) of the German Back-Up Administration Agreement.
“German Vehicle Documents” means, in respect of both Program Vehicles and Non-Program Vehicles, the radio code/spare key, warranty/servicing booklet, German Vehicle Certificate I (Zulassungsbescheinigung Teil I – “Kfz-Schein”), German Vehicle Certificate II (Zulassungbescheinigung Teil II – “Kfz-Brief”), invoice of Manufacturer/Dealer and the title transfer offer.
“German Vehicles” means all Vehicles owned by German FleetCo.
“Initial Purchase Price” means, in relation to a Vehicle, the purchase price or other consideration payable by German OpCo to the Supplier for the purchase by German OpCo of such Vehicle, as provided in the relevant Vehicle Purchasing Agreement;
“New Sale and Repurchase Agreement” means each Original Sale and Repurchase Agreement as amended by and pursuant to the relevant Supplemental Agreement (including the Required Contractual Criteria);
“Onward Purchase Price” means the purchase price payable by German FleetCo to German OpCo for a Relevant Vehicle which, for the avoidance of doubt, shall be equal to (i) the Initial Purchase Price and (if necessary) calculated by way of break-down of the aggregate price for each type of Vehicles subject to the respective Purchase Offer;
“Original Sale and Repurchase Agreement” means any Vehicle Purchasing Agreement entered into by the Supplier and German OpCo pursuant to which the Supplier has agreed to sell certain vehicles to German OpCo and to subsequently repurchase such vehicles from German OpCo in certain circumstances;
“Purchase Offer” has the meaning given to it in Sub-Clause 2.1 of the German Master Fleet Purchase Agreement;
“Related Rights” means, in connection with any Relevant Vehicle, all rights of the owner thereof including, without limitation, any rights to the benefit of any warranties or guarantees given by the manufacturer or seller of the Relevant Vehicle, excluding, however, any rights relating to volume rebates and discounts set forth in Sub-Clause 2.6 of each Supplemental Agreement;
“Relevant Vehicle” means any Vehicle (a) purchased by German OpCo from the Supplier under a Vehicle Purchasing Agreement and (b) subsequently sold by German OpCo to German FleetCo (and whereby legal title to such vehicle is transferred from German OpCo to German FleetCo under the German Master Fleet Purchase Agreement).
“Second German Account Pledge Agreement” means the second account pledge agreement dated on or about the Fifth Amendment Date between German FleetCo and the German Security Trustee.
“Supplemental Agreement” means each supplemental agreement to be entered into in respect of an Original Sale and Repurchase Agreement between German FleetCo, German OpCo and a Supplier;
“Supplier” has them meaning given to such term in recital (A) of the German Master Fleet Purchase Agreement.
“Title Transfer Offer” has the meaning given in Sub-Clause 3.4 of the German Master Fleet Purchase Agreement.

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1.5    SPANISH DEFINITIONS
“Spanish AAA Component” means each of:
(a)    the Spanish Eligible Investment Grade Program Vehicle Amount;
(b)    the Spanish Eligible Investment Grade Program Receivable Amount;
(c)    the Spanish Eligible Non-Investment Grade Program Vehicle Amount;
(d)    the Spanish Eligible Non-Investment Grade (High) Program Receivable Amount;
(e)    the Spanish Eligible Non-Investment Grade (Low) Program Receivable Amount;
(f)    the Spanish Eligible Investment Grade Non-Program Vehicle Amount;
(g)    the Spanish Eligible Non-Investment Grade Non-Program Vehicle Amount;
(h)    the Eligible Due and Unpaid Lease Payment Amount under the Spanish Master Lease;
(i)    the Spanish Net VAT Receivables; and
(j)    the Remainder AAA Amount with respect to Spanish FleetCo.
“Spanish AAA Select Component” means each Spanish AAA Component other than the Eligible Due and Unpaid Lease Payment Amount.
“Spanish Acceleration Notice” has the meaning given to it in Sub-Clause 6.3 (Spanish Acceleration Notice) of the Spanish Security Trust Deed.
“Spanish Account Bank” means BNP Paribas, Spanish Branch or, as the case may be, any other Acceptable Bank which would be subsequently appointed as Spanish Account Bank.
“Spanish Account Letter of Acknowledgement” means the letter of acknowledgement in respect of the Spanish Accounts signed by the Spanish Account Bank, the Spanish Security Trustee and Spanish FleetCo on or about the Signing Date and as may be amended, restated, supplemented from time to time.
“Spanish Account Mandates” means the signature authorities relating to a Spanish Account, as amended from time to time.
“Spanish Accounts” means the accounts established and maintained in the name of Spanish FleetCo.
“Spanish Administration Agreement” means the Spanish administration agreement entered into between Spanish FleetCo, the Spanish Administrator and the Spanish Security Trustee dated on or about the Signing Date and as may be amended, restated, supplemented from time to time.
“Spanish Administrator” means Hertz de España, S.L., a limited liability company incorporated and existing under the laws of the Kingdom of Spain, with registered office at calle Jacinto Benavente 2, Edificio B, 3ª planta, Las Rozas, Madrid (Spain) and Spanish Tax Id number B-28121549.
“Spanish Administrator Default” has the meaning specified in Sub-Clause 9.2 (Term of Agreement; Removal of Spanish Administrator) of the Spanish Administration Agreement.
“Spanish Advance” has the meaning given to “Advance” in clause 2.3(a) (Advances) of the Spanish Facility Agreement.
“Spanish Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following with respect to Spanish FleetCo:
(a)    the aggregate Net Book Value of all Spanish Eligible Vehicles as of such date;

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(b)    the aggregate amount of all Spanish Manufacturer Receivables as of such date;
(c)    the Due and Unpaid Lease Payment Amount in respect of the Spanish Master Lease as of such date; and
(d)    the Spanish Net VAT Receivables as of such date.
“Spanish Back-Up Administration Agreement” means the Spanish back-up administration agreement entered into between Spanish FleetCo, the Spanish Administrator, the Spanish Back-Up Administrator and the Spanish Security Trustee dated on or about the Signing Date and as may be amended, restated, supplemented from time to time.
“Spanish Back-Up Administrator” means TMF SFS Management B.V..
“Spanish Back-Up Servicing Fee” has the meaning given to it in Sub-Clause 6.1(a) (Compensation) of the Spanish Back-Up Administration Agreement.
“Spanish Bank Account Pledge Agreement” means the public deed of pledge over credit rights arising from bank accounts entered into on or about the Signing Date, as may be amended, restated, ratified and/or supplemented from time to time, between Spanish FleetCo as Pledgor and the Spanish Security Trustee.
“Spanish Carrying Charges” means, for any Payment Date, without duplication, the sum of:
(a)    the Spanish Monthly Servicing Fee payable by Spanish FleetCo to the Spanish Servicer pursuant to the Spanish Master Lease on such Payment Date;
(b)    all reasonable out-of-pocket costs and expenses of Spanish FleetCo incurred in connection with the Spanish Note;
(c)    all fees, expenses and other amounts payable by Spanish FleetCo under the Spanish Related Documents;
(d)    any accrued Spanish Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date);
(e)    the Spanish Percentage of the Carrying Charges; and
(f)    one twelfth of the Spanish Percentage of the Issuer Minimum Profit Amount.
“Spanish Class A Adjusted Advance Rate” means, as of any date of determination, with respect to any Spanish AAA Select Component, a percentage equal to the greater of (A) (i) the Spanish Class A Baseline Advance Rate for such Spanish AAA Component, minus (ii) the Class A Concentration Excess Advance Rate Adjustment for such Spanish AAA Select Component minus (iii) the Class A MTM/DT Advance Rate Adjustment for such Spanish AAA Select Component; and (B) zero.
“Spanish Class A Baseline Advance Rate” means, with respect to each Spanish AAA Select Component, the percentage set forth opposite such Spanish AAA Select Component in the following table (provided that for the Spanish AAA Select Component related to Vehicles subleased to a Fleetco from another jurisdiction as per clause 5.2.2 (D) and 5.2.2 (E) of the Spanish Master Lease and Servicing Agreement, the percentage shall be the lower of (i) the percentage set forth opposite such Spanish AAA Select Component in the below table and (ii) the percentage set forth opposite such Fleetco AAA Select Component in the table related to the Fleetco Class A Baseline Advance Rate with respect to the Fleetco where it is subleased):

Spanish AAA Component	Spanish Class A Baseline Advance Rate
Spanish Eligible Investment Grade Program Vehicle Amount	79.25%

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Spanish Eligible Investment Grade Program Receivable Amount	79.25%
Spanish Eligible Non-Investment Grade Program Vehicle Amount	52.25%
Spanish Eligible Non-Investment Grade (High) Program Receivable Amount	0%
Spanish Eligible Investment Grade Non-Program Vehicle Amount, provided that where the relevant Spanish Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the Spanish Master Lease, the following Spanish Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- Spanish Eligible Vehicles subleased to France:
- Spanish Eligible Vehicles subleased to Germany:
- Spanish Eligible Vehicles subleased to the Netherlands:
- Spanish Eligible Vehicles subleased to Italy:
60.5% 60.5% 60.5% 60.5% 60.5%
Spanish Eligible Non-Investment Grade Non-Program Vehicle Amount, provided that where the relevant Spanish Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the Spanish Master Lease, the following Spanish Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- Spanish Eligible Vehicles subleased to France:
- Spanish Eligible Vehicles subleased to Germany:
- Spanish Eligible Vehicles subleased to the Netherlands:
- Spanish Eligible Vehicles subleased to Italy:
52.25% 52.25% 52.25% 52.25% 52.25%

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Spanish Net VAT Receivables,	95.25%
Remainder AAA Amount	0%

“Spanish Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Spanish Class A Blended Advance Rate Weighting Numerator and the denominator of which is the Spanish Class A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Spanish Class A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Spanish AAA Select Component, in each case as of such date.
“Spanish Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Spanish AAA Select Component equal to the product of such Spanish AAA Select Component and the Spanish Class A Adjusted Advance Rate with respect to such Spanish AAA Select Component, in each case as of such date.
“Spanish Class B Adjusted Advance Rate” means, as of any date of determination, with respect to any Spanish AAA Select Component, a percentage equal to the greater of (A) (i) the Spanish Class B Baseline Advance Rate for such Spanish AAA Component, minus (ii) the Class B Concentration Excess Advance Rate Adjustment for such Spanish AAA Select Component minus (iii) the Class B MTM/DT Advance Rate Adjustment for such Spanish AAA Select Component; and (B) zero.
“Spanish Class B Baseline Advance Rate” means, with respect to each Spanish AAA Select Component, the percentages agreed between the Issuer and the Class B Noteholders at the time the Class B Notes are first issued, which agreed percentages for the avoidance of doubt shall not require the consent of the Class A Noteholders.
“Spanish Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Spanish Class B Blended Advance Rate Weighting Numerator and the denominator of which is the Spanish Class B Blended Advance Rate Weighting Denominator, in each case as of such date.
“Spanish Class B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Spanish AAA Select Component, in each case as of such date.
“Spanish Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Spanish AAA Select Component equal to the product of such Spanish AAA Select Component and the Spanish Class B Adjusted Advance Rate with respect to such Spanish AAA Select Component, in each case as of such date.
“Spanish Collateral” means all of the assets which from time to time are, or are expressed to be, the subject of the Spanish Security.
“Spanish Collection Account” means the collection account in the name of Spanish FleetCo into which Spanish Collections shall be deposited.
“Spanish Collection Account Reserve Ledger” means the ledger so named maintained in the Spanish Collection Account.
“Spanish Collections” means all payments on or in respect of the Spanish Collateral.
“Spanish Commitment Termination Date” means 1 October 2048.
“Spanish Daily Collection Report” has the meaning specified in Sub-Clause 5.1(a) (Daily Collection Reports) of the Spanish Facility Agreement.

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“Spanish Daily Interest Allocation” means, on each Spanish Deposit Date, an amount equal to the aggregate amount of Spanish Interest Collections deposited into the Spanish Transaction Account on such date.
“Spanish Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of:
(a)    the product of (i) the Spanish Note Rate for such Interest Period and (ii) the Spanish Note Principal Amount as of the close of business on such date; divided by
(b)    30.
“Spanish Daily Principal Allocation” means, on each Spanish Deposit Date, an amount equal to the aggregate amount of Spanish Principal Collections deposited into the Spanish Transaction Account on such date.
“Spanish Decrease” has the meaning specified in Sub-Clause 2.4(a) (Procedure for Decreasing the Spanish Note Principal Amount) of the Spanish Facility Agreement.
“Spanish Deposit Date” has the meaning specified in Sub-Clause 7.1 (Allocations with Respect to the Spanish Note) of the Spanish Facility Agreement.
“Spanish Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Non-Program Vehicle owned by Spanish FleetCo in respect of the Spanish Vehicles for which the Disposition Date has not occurred as of such date.
“Spanish Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to Spanish FleetCo in respect of the Spanish Vehicles, as of such date by all Investment Grade Manufacturers.
“Spanish Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Program Vehicle owned by Spanish FleetCo in respect of the Spanish Vehicles for which the Disposition Date has not occurred as of such date.
“Spanish Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to Spanish FleetCo in respect of the Spanish Vehicles, as of such date by all Non-Investment Grade (High) Manufacturers.
“Spanish Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Manufacturer Receivables payable to Spanish FleetCo in respect of the Spanish Vehicles, as of such date by all Non-Investment Grade (Low) Manufacturers.
“Spanish Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value of each Non-Investment Grade Non-Program Vehicle owned by Spanish FleetCo in respect of the Spanish Vehicles for which the Disposition Date has not occurred as of such date.
“Spanish Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Non-Investment Grade (High) Program Vehicle and each Non-Investment Grade (Low) Program Vehicle, in each case, owned by Spanish FleetCo in respect of the Spanish Vehicles and for which the Disposition Date has not occurred as of such date.
“Spanish Eligible Vehicles” means the Eligible Vehicles owned by Spanish FleetCo in respect of the Spanish Vehicles.
“Spanish Enforcement Notice” has the meaning specified in Sub-Clause 6.1 (Spanish Enforcement Notice) of the Spanish Security Trust Deed.
“Spanish Facility Agreement” means the VFN issuance facility agreement entered into between Spanish FleetCo, the Spanish Noteholder and the Spanish Security Trustee dated on or about the Signing Date and as may be amended, restated, supplemented from time to time.

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“Spanish FleetCo” means Stuurgroep Fleet (Netherlands) B.V. acting through its Spanish branch Stuurgroep Fleet (Netherlands) B.V., Sucursal En España, whose registered office is at calle Jacinto Benavente, 2, Edificio B, 3ª planta, Las Rozas de Madrid, Madrid (Spain) and registered with the Commercial Registry of Madrid under Volume M-672439, Book 37748, Folio 1.
“Spanish Initial Principal Amount” means €178,226,305.33.
“Spanish Interest Collections” means on any date of determination, all Spanish Collections which represent payments of Monthly Variable Rent under the Spanish Master Lease plus any amounts earned on Permitted Investments in the Spanish Collection Account that are available for distribution on such date and any indemnity amounts received by the Spanish FleetCo from any Related Document.
“Spanish Leasing Company Amortization Event” has the meaning given to it in Sub-Clause 10.1(o)(i) of the Spanish Facility Agreement.
“Spanish Lessee” means Hertz de España, S.L.
“Spanish Legal Final Payment Date” means the one-year anniversary of the Spanish Commitment Termination Date.
“Spanish Liquidation Co-ordination Agreement” means the liquidation co-ordination agreement entered into between (among others) Spanish FleetCo, the Spanish Liquidation Co-ordinator and the Spanish Security Trustee dated on or about the Signing Date and as may be amended, restated, supplemented from time to time.
“Spanish Liquidation Co-ordinator” means KPMG Advisory SAS.
“Spanish Manufacturer Receivables” means the Manufacturer Receivables owing to Spanish FleetCo in respect of Spanish Vehicles only.
“Spanish Master Lease” means the Spanish Master Lease and Servicing Agreement, dated on or about the Signing Date between, among others, Spanish FleetCo, as lessor thereunder and Spanish OpCo, as lessee and servicer and as may be amended, restated, supplemented from time to time.
“Spanish Master Lease Payment Default” means the occurrence of any event described in Sub-Clause 9.1.1 (Events of Default) of the Spanish Master Lease.
“Spanish Maximum Principal Amount” means EUR 1,100,000,000, and/or following a Class A 2022 Liquidity Drawstop, EUR 915,000,000; provided further that such amount may be increased or reduced from time to time pursuant to written agreement between the Spanish Noteholder and Spanish FleetCo, provided that no such reduction shall cause the Spanish Maximum Principal Amount to be less than the Spanish Note Principal Amount.
“Spanish Minimum Profit Amount” means, on an annual basis, an amount equal to five per cent. (5%) of Spanish Servicing Fee payable under the Spanish Master Lease as the local GAAP profit before tax.
“Spanish Monthly Administration Fee” has the meaning specified in Clause 4 (Compensation) of the Spanish Administration Agreement.
“Spanish Monthly Collateral Certificate” has the meaning specified in Sub-Clause 5.1(d) (Monthly Collateral Certificate) of the Spanish Facility Agreement.
“Spanish Monthly Interest” means, with respect to any Payment Date, an amount equal to the sum of:
(a)    the Spanish Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    all previously due and unpaid amounts described in paragraph (a) with respect to prior Interest Periods (together with interest on such unpaid amounts required to be paid in this paragraph (b) at the Spanish Note Rate).

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“Spanish Monthly Servicing Certificate” has the meaning specified in Sub-Clause 5.1(c) (Monthly Servicing Certificate) of the Spanish Facility Agreement.
“Spanish Monthly Servicing Fee” has the meaning specified in Clause 6.6(a) (Servicer’s Monthly Fee) of the Spanish Master Lease.
“Spanish Note Framework Agreement” means the note framework agreement entered into between Spanish FleetCo and the Spanish Security Trustee dated on or about the Signing Date and as may be amended, restated, supplemented from time to time.
“Spanish Net VAT Receivables” means the Net VAT Receivables owing to Spanish FleetCo.
“Spanish Note Principal Amount” means, when used with respect to any date, an amount equal to the result of: (i) the Spanish Initial Principal Amount, plus (ii) the principal amount of the portion of all Spanish Advances funded by the Spanish Noteholder on or prior to such date, minus (iii) the amount of principal payments (whether pursuant to a Spanish Decrease, a redemption or otherwise) made to such Spanish Noteholder pursuant to the Spanish Facility Agreement.
“Spanish Note Rate” means, for any Interest Period, the rate, as determined by the Issuer in its reasonable discretion, reflecting (i) the Spanish Percentage of the Carrying Charges payable by the Issuer for such Interest Period and (ii) the proportion of interest costs by the Issuer for such Interest Period attributable to Spanish FleetCo (based on the Spanish Class A Blended Advance Rate).
“Spanish Note Register” has the meaning specified in Sub-Clause 2.6 (Spanish Note Register) of the Spanish Note Framework Agreement.
“Spanish Note Repurchase Amount” means, as of any date of determination, the sum of the Spanish Note Principal Amount plus all accrued and unpaid interest thereon and any fees in respect thereof then due and payable to the Spanish Noteholder.
“Spanish Noteholder” means the Issuer.
“Spanish Note” means each variable funding rental car asset backed note issued by Spanish FleetCo pursuant to and in accordance with the Spanish Note Framework Agreement and the Spanish Facility Agreement.
“Spanish OpCo” means Hertz de España, S.L., a limited liability company incorporated and existing under the laws of the Kingdom of Spain, wih registered office at calle Jacinto Benavente 2, Edificio B, 3ª planta, Las Rozas, Madrid (Spain) and Spanish Tax Id number B-28121549.
“Spanish Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Spanish Note Principal Amount as of such date and the denominator of which is the sum of the Dutch Note Principal Amount, the French Facility Principal Amount, the German Note Principal Amount, the Spanish Note Principal Amount and the Italian Note Principal Amount, in each case as of such date.
“Spanish Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Spanish Leasing Company Amortization Event.
“Spanish Predecessor Administrator Work Product” has the meaning given to it in Sub-Clause 6.4 (Reliance on Prior Work Product) of the Spanish Back-Up Administration Agreement.
“Spanish Pledge over Credit Rights” means the public deed of pledge over credit rights dated on or around the Signing Date between Spanish FleetCo as Pledgor and the Spanish Security Trustee and as may be amended, restated, ratified, extended and/or supplemented from time to time.
“Spanish Pledge over VAT Receivables” means the public deed of pledge over credit rights arising from VAT Receivables dated on or around the Signing Date between Spanish FleetCo as Pledgor and the Spanish Security Trustee and as may be amended, restated, ratified, extended and/or supplemented from time to time.
“Spanish Principal Collections” means any Spanish Collections other than Spanish Interest Collections.

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“Spanish Priority of Payments” means the priority of payments applicable to the payments owed by Spanish FleetCo under the Spanish Related Documents set out in Sub-Clauses 7.3 (Application of Spanish Interest Collections) and 7.4 (Application of Spanish Principal Collections) of the Spanish Facility Agreement.
“Spanish Registrar” means the Spanish Administrator.
“Spanish Related Document Actions” has the meaning specified in Sub-Clause 9.24(c) (Actions under the Spanish Related Documents and Manufacturer Programs) of the Spanish Facility Agreement.
“Spanish Related Documents” means, collectively, the Spanish Facility Agreement, the Spanish Note Framework Agreement, the Spanish Administration Agreement, the Spanish Back-Up Administration Agreement, the Spanish Liquidation Co-ordination Agreement, the Spanish Security Documents, the Spanish Master Lease, the Spanish Third Party Holding Agreement, the Spanish Transfer Agreement, the Tax Deed of Covenant, the THC Guarantee and Indemnity and any other agreements relating to the issuance or the purchase of the Spanish Note.
“Spanish Repeating Representations” means the representations and warranties of Spanish FleetCo set out in Clause 8 (Representations and Warranties) of the Spanish Facility Agreement save for: (i) Sub-Clause 8.3 (No Consent); (ii) Sub-Clause 8.12 (Ownership of Limited Liability Company Interests); (iii) Sub-Clause 8.19 (Stamp Taxes); (iv) Sub-Clause 8.20 (Capitalisation); (v) Sub-Clause 8.21 (No Distributions); and (vi) Sub-Clause 8.22 (Beneficial Owner).
“Spanish Repurchase Date” has the meaning given to it in Sub-Clause 11.1 (Optional Redemption of the Spanish Note) of the Spanish Facility Agreement.
“Spanish Required Reserve Advance” means an amount as agreed between the Spanish Security Trustee (acting on the instructions of Required Noteholders) and the Spanish Liquidation Co-ordinator and notified to the Issuer and the Spanish FleetCo.
“Spanish Reserve Advance” has the meaning given to “Reserve Advance” in clause 2.3(a) (Advances) of the Spanish Facility Agreement.
“Spanish Secured Obligations” means the aggregate of Spanish FleetCo’s Indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to the Spanish Secured Parties:
(a)    whether actually or contingently; or
(b)    whether presently due or falling due at some future time,
arising under the Spanish Related Documents and the Spanish Note, whether solely or jointly with another person, whether as principal or surely and whether or not the Spanish Secured Parties shall have been an original party to the relevant transaction and in whatever currency denominated.
“Spanish Secured Party” means each of the Parties listed at Schedule 1 (Spanish Secured Parties) to the Spanish Security Trust Deed.
“Spanish Security” means the security interests granted to the Spanish Security Trustee pursuant to the Spanish Security Documents.
“Spanish Security Documents” means the Spanish Security Trust Deed, the Spanish Vehicle Pledge Agreement, the Spanish Bank Account Pledge Agreement, the Spanish Pledge over Credit Rights, the Spanish Pledge over VAT Receivables, the Spanish Third Party Holding Agreement and the Dutch Shares Pledge.
“Spanish Security Trust Deed” means the security trust deed dated on or about the Signing Date entered into between the Issuer Security Trustee, the Spanish Security Trustee, Spanish FleetCo and the Spanish Secured Parties named therein and as may be amended, restated, supplemented from time to time.
“Spanish Security Trustee” means BNP Paribas Trust Corporation UK Limited.

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“Spanish Servicer” means Hertz de España, S.L., in its capacity as servicer under the Spanish Master Lease.
“Spanish Servicing Fee” means €400,000 per annum or such other adjusted amount notified to the Lessor by the Spanish Servicer based on the reasonable costs and expenses incurred in connection with the provision of services in accordance with the Spanish Master Lease.
“Spanish Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to the Spanish Master Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Spanish Collateral.
“Spanish Third Party Holder” means Hertz de España, S.L.
“Spanish Third Party Holding Agreement” means the Spanish third party holding agreement dated on or around the Signing Date entered into by the Spanish Security Trustee and the Spanish Third Party Holder and as may be amended, restated, supplemented from time to time.
“Spanish Transaction Account” means the transaction account in the name of Spanish FleetCo from which withdrawals are made in accordance with Clause 7 (Applications and Distributions) of the Spanish Facility Agreement.
“Spanish Transfer Agreement” means the sale and purchase agreement dated on or around the Signing Date entered into by the Spanish Third Party Holder and Spanish FleetCo and as may be amended, restated, supplemented from time to time.
“Spanish Transfer Date” has the meaning specified in Sub-Clause 4.1 (Transfer of Administrative Obligations) of the Spanish Back-Up Administration Agreement.
“Spanish Vehicle Pledge Agreement” means the Spanish vehicle pledge agreement dated on or around the Signing Date entered into between Spanish FleetCo as Pledgor, the Spanish Security Trustee and the Spanish Third Party Holder and as may be amended, restated, ratified, extended and/or supplemented from time to time.
“Spanish Vehicle Documents” means the registration documents, keys and spare keys to the Spanish Vehicles.
“Spanish Vehicles” means all Vehicles owned by Spanish FleetCo and which are leased pursuant to the Spanish Master Lease (which, for the avoidance of doubt, excludes any Dutch Vehicles).

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1.6    ITALIAN DEFINITIONS
“CONSOB” means Commissione Nazionale per le Società e la Borsa.
“Banca Finint” means Banca Finanziaria Internazionale S.p.A., breviter Banca Finint S.p.A., a bank incorporated as a joint stock company (società per azioni) under the laws of the Republic of Italy, having its registered office in Via V. Alfieri, 1, 31015 Conegliano (TV), Italy, share capital of Euro 91,743,007.00 fully paid up, tax code and enrolment in the companies’ register of Treviso-Belluno no. 04040580963, VAT Group “Gruppo IVA FININT S.P.A.” – VAT no. 04977190265, registered in the banks’ register held by the Bank of Italy pursuant to article 13 of the Consolidated Banking Act under no. 5580 and in the register of the banking group held by the Bank of Italy as parent company of the Banca Finanziaria Internazionale Banking Group, member of the “Fondo Interbancario di Tutela dei Depositi” and of the “Fondo Nazionale di Garanzia”.
“Consolidated Banking Act” means Italian Legislative Decree No. 385 of 1 September 1993, as amended and supplemented from time to time.
“Consolidated Financial Act” means Italian Legislative Decree no. 58 of 24 February 1998, as amended and supplemented from time to time.
“DPA” means the Data Processing Agreement.
“DU Certificate” means the single registration and property certificate (Documento Unico di Circolazione e di Proprietà del veicolo).
“Due Information” has the meaning specified in Clause 4.4(b) (Information due and management by the Italian Fleet Servicer) of the Italian Master Servicing Agreement.
“Errors” has the meaning specified in Clause 6.4 (Reliance on Prior Work Product) of the Italian Back-Up Administration Agreement.
“EU Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, as amended and supplemented from time to time.
“Euroclear” means Euroclear Bank S.A./N.V.
“EUWA” means the European Union (Withdrawal) Act 2018 (as amended by the European (Withdrawal Agreement) Act 2020).
“Fleet Report Date” means:
(a)    prior to a Lease Event of Default, each Determination Date; and
(b)    following:
(i)    a Lease Event of Default; and/or
(ii)    the long term rating ascribed to The Hertz Corporation Inc. by S&P being B- or lower or by Moody’s being B3 or lower or by Fitch being B- or lower, and whilst the same is continuing, the last Business Day of each calendar week, or such other date as may be agreed between the Italian Liquidation Co-ordinator and Italian OpCo.
“Further Italian Vehicles” means the further Italian Vehicles purchased by Italian FleetCo from the Italian Fleet Seller in accordance with the provisions of the Italian Fleet Transfer Agreement and other sales of Vehicles from the Manufacturers and, among others, the Dealers and/or Auction Sellers, from time to time.
“General Data Protection Regulation” means the Regulation (EU) 2016/679, as amended and supplemented from time to time.
“Initial Italian Vehicles” means the initial Italian Vehicles purchased by Italian FleetCo from the Italian Fleet Seller, on arm’s length terms, pursuant to terms contained in the Italian Fleet Transfer Agreement.

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“Initial Subscription Price” has the meaning specified in Clause 2.2 (Subscription and funding of the Italian Notes on the Fifth Amendment Date) of the Italian Note Purchase Agreement.
“Insurance Distribution Directive” means Directive 2016/97/EU as amended.
“Italian AAA Component” means each of:
(a)    the Italian Eligible Investment Grade Program Vehicle Amount;
(b)    the Italian Eligible Investment Grade Program Receivable Amount;
(c)    the Italian Eligible Non-Investment Grade Program Vehicle Amount;
(d)    the Italian Eligible Non-Investment Grade (High) Program Receivable Amount;
(e)    the Italian Eligible Non-Investment Grade (Low) Program Receivable Amount;
(f)    the Italian Eligible Investment Grade Non-Program Vehicle Amount;
(g)    the Italian Eligible Non-Investment Grade Non-Program Vehicle Amount;
(h)    the Eligible Due and Unpaid Lease Payment Amount under the Italian Master Lease, and
(i)    the Italian Net VAT Receivables.
“Italian AAA Select Component” means each Italian AAA Component other than the Eligible Due and Unpaid Lease Payment Amount.
“Italian Acceleration Notice” has the meaning given to it in the Italian Condition 13.2(b) (Rights of the Italian Noteholder upon Amortization Event or Certain Other Events of Default).
“Italian Account Bank” means Banca Nazionale del Lavoro S.p.A. or, as the case may be, any other Acceptable Bank which would be subsequently appointed as Italian Account Bank pursuant to the terms of the Italian Cash Allocation, Management and Payments Agreement.
“Italian Account Bank Accounts” means the Italian Collection Account, the Italian Transaction Account and the Quota Capital Account.
“Italian Account Bank Mandates” means the signature authorities relating to an Italian Account Bank Account, as amended from time to time in accordance with the Italian Cash Allocation, Management and Payments Agreement.
“Italian Account Mandates” means collectively the Italian Account Bank Mandates and the Italian Payment Account Bank Mandates.
“Italian Accounts” means the Italian Account Bank Accounts and the Italian Payment Account.
“Italian Administration Agreement” means the Italian administration agreement entered into between, among others, Italian FleetCo, the Italian Administrator and the Italian Noteholder dated on or about the Fifth Amendment Date and as may be amended, restated or supplemented from time to time.
“Italian Administrator” means Hertz Fleet Italiana S.r.l., a limited liability company (società a responsabilità limitata) incorporated in the Republic of Italy, with registered office at Via Galileo Galilei, 2 – 39100 Bolzano, share capital fully paid up equal to Euro 10,000, VAT number, tax code and number of registration with the register of companies of Bolzano n. 09536331003.
“Italian Administrator Default” has the meaning specified in Sub-Clause 9.2 (Term of Agreement; Removal of Italian Administrator) of the Italian Administration Agreement.
“Italian Advance Request” has the meaning given to it in Clause 2.4(a)(iv) of the Italian Note Purchase Agreement.

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“Italian Aggregate Asset Amount” means, as of any date of determination, the amount equal to the sum of each of the following with respect to Italian FleetCo:
(a)    the aggregate Net Book Value of all Italian Eligible Vehicles as of such date;
(b)    the aggregate amount of all Italian Manufacturer Receivables as of such date;
(c)    the Due and Unpaid Lease Payment Amount in respect of the Italian Master Lease as of such date; and
(d)    the Italian Net VAT Receivables as of such date.
“Italian Back-Up Administration Agreement” means the Italian back-up administration agreement entered into between, among others, Italian FleetCo, the Italian Administrator, the Italian Back-Up Administrator and the Italian Noteholder dated on or about the Fifth Amendment Date and as may be amended, restated or supplemented from time to time.
“Italian Back-Up Administrator” means TMF SFS Management B.V..
“Italian Back-Up Servicing Fee” has the meaning given to it in Sub-Clause 6.1(a) (Compensation) of the Italian Back-Up Administration Agreement.
“Italian Calculation Agent” means Hertz Fleet Italiana S.r.l. or any other person for the time being acting as Italian Calculation Agent pursuant to the Italian Cash Allocation, Management and Payments Agreement.
“Italian Calculation Agent Monthly Report” means the report to be prepared and delivered by the Italian Calculation Agent on each Italian Calculation Date detailing any payment due by Italian FleetCo on such Payment Date in accordance with the Italian Cash Allocation, Management and Payments Agreement.
“Italian Calculation Date” means with respect to any Payment Date the date falling 2 (two) Business Days prior to such Payment Date.
“Italian Carrying Charges” means, for any Payment Date, without duplication, the sum of:
(a)    the Italian Monthly Servicing Fee payable by Italian FleetCo to the Italian Fleet Servicer pursuant to the Italian Fleet Servicing Agreement on such Payment Date;
(b)    all reasonable out-of-pocket costs and expenses of Italian FleetCo incurred in connection with the Italian Note;
(c)    all fees, expenses and other amounts payable by Italian FleetCo under the Italian Related Documents;
(d)    any accrued Italian Carrying Charges that remain unpaid as of the immediately preceding Payment Date (after giving effect to all distributions in respect of such Payment Date);
(e)    the Italian Percentage of the Carrying Charges; and
(f)    one twelfth of the Italian Percentage of the Issuer Minimum Profit Amount,
which, for the avoidance of doubt, does not include any Italian FleetCo Expenses.
“Italian Cash Allocation, Management and Payments Agreement” means the cash allocation, management and payments agreement entered into between (among others) IFM SPV S.r.l. as Italian FleetCo and International Fleet Financing No.2 B.V. as the Italian Noteholder, dated on or about the Fifth Amendment Date and as may be amended, restated or supplemented from time to time.
“Italian Civil Code” means the Codice civile italiano, enacted pursuant to Royal Decree of 16 March 1941, n. 262 (Approvazione del testo del Codice civile) (as amended).

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“Italian Class A Adjusted Advance Rate” means, as of any date of determination, with respect to any Italian AAA Select Component, a percentage equal to the greater of (A) (i) the Italian Class A Baseline Advance Rate for such Italian AAA Select Component, minus (ii) the Class A Concentration Excess Advance Rate Adjustment for such Italian AAA Select Component minus (iii) the Class A MTM/DT Advance Rate Adjustment for such Italian AAA Select Component; and (B) zero.
“Italian Class A Baseline Advance Rate” means, with respect to each Italian AAA Select Component, the percentage set forth opposite such Italian AAA Select Component in the following table (provided that for the Italian AAA Select Component related to Vehicles subleased to a FleetCo from another jurisdiction as per clause 5.2.2 (D) and 5.2.2 (E) of the Italian Master Lease, the percentage shall be the lower of (i) the percentage set forth opposite such Italian AAA Select Component in the below table and (ii) the percentage set forth opposite such FleetCo AAA Select Component in the table related to the FleetCo Class A Baseline Advance Rate with respect to the FleetCo where it is subleased):

Italian AAA Component	Italian Class A Baseline Advance Rate
Italian Eligible Investment Grade Program Vehicle Amount	73%
Italian Eligible Investment Grade Program Receivable Amount	73%
Italian Eligible Non-Investment Grade Program Vehicle Amount	63.25%
Italian Eligible Non-Investment Grade (High) Program Receivable Amount	63.25%
Italian Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
Italian Eligible Investment Grade Non-Program Vehicle Amount, provided that where the relevant Italian Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the Italian Master Lease, the following Italian Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- Italian Eligible Vehicles subleased to France:
- Italian Eligible Vehicles subleased to Spain:
- Italian Eligible Vehicles subleased to Germany:
- Italian Eligible Vehicles subleased to Netherlands:
67% 67% 60.5% 66.25% 67%

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Italian Eligible Non-Investment Grade Non-Program Vehicle Amount, provided that where the relevant Italian Eligible Vehicles are subleased pursuant to Clause 5.2.2 (D) and 5.2.2 (E) of the Italian Master Lease, the following Italian Class A Baseline Advance Rate shall apply to such subleased Vehicles:
- Italian Eligible Vehicles subleased to France:
- Italian Eligible Vehicles subleased to Spain:
- Italian Eligible Vehicles subleased to Germany:
- Italian Eligible Vehicles subleased to Netherlands:
63.25% 63.25% 52.25% 57.25% 63.25%
Italian Net VAT Receivables	94.75%
Remainder AAA Amount	0%
“Italian Class A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Italian Class A Blended Advance Rate Weighting Numerator and the denominator of which is the Italian Class A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Italian Class A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Italian AAA Select Component, in each case as of such date.
“Italian Class A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Italian AAA Select Component equal to the product of such Italian AAA Select Component and the Italian Class A Adjusted Advance Rate with respect to such Italian AAA Select Component, in each case as of such date.
“Italian Class B Adjusted Advance Rate” means, as of any date of determination, with respect to any Italian AAA Select Component, a percentage equal to the greater of (A) (i) the Italian Class B Baseline Advance Rate for such Italian AAA Select Component, minus (ii) the Class B Concentration Excess Advance Rate Adjustment for such Italian AAA Select Component minus (iii) the Class B MTM/DT Advance Rate Adjustment for such Italian AAA Select Component; and (B) zero.
“Italian Class B Baseline Advance Rate” means, with respect to each Italian AAA Select Component, the percentages agreed between the Issuer and the Class B Noteholders at the time the Class B Notes are first issued, which agreed percentages for the avoidance of doubt shall not require the consent of the Class A Noteholders.
“Italian Class B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Italian Class B Blended Advance Rate Weighting Numerator and the denominator of which is the Italian Class B Blended Advance Rate Weighting Denominator, in each case as of such date.

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“Italian Class B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Italian AAA Select Component, in each case as of such date.
“Italian Class B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Italian AAA Select Component equal to the product of such Italian AAA Select Component and the Italian Class B Adjusted Advance Rate with respect to such Italian AAA Select Component, in each case as of such date.
“Italian Collateral” means all of the Italian assets which from time to time are, or are expressed to be, segregated by virtue of the Italian Securitisation Law.
“Italian Collection Account” means the collection account in the name of Italian FleetCo into which Italian Collections shall be deposited.
“Italian Collection Account Reserve Ledger” means the ledger so named maintained in the Italian Collection Account.
“Italian Collections” means all payments on or in respect of the Italian Collateral, which include but are not limited to:
(a)    all amounts due under or in connection with the Italian Collateral, including, without limitation, amounts due from Manufacturers and their related auction dealers under their Manufacturer Programs with respect to the Italian Vehicles, other than Excluded Payments;
(b)    all amounts representing the proceeds from sales of Vehicles to third parties, other than the Manufacturers or their auction dealers;
(c)    if an Italian Leasing Company Amortization Event with respect to Italian FleetCo has occurred and is continuing, all insurance proceeds and warranty payments in respect of the Italian Vehicles, other than Excluded Payments;
(d)    all amounts payable to Italian FleetCo pursuant to the Italian Master Lease; and
(e)    all Italian Collections from any other source from time to time paid directly into the Italian Collection Account.
Notwithstanding the foregoing any Excluded Payments and, unless an Italian Leasing Company Amortization Event with respect to Italian FleetCo has occurred and is continuing, insurance proceeds and warranty payments with respect to the Italian Vehicles shall not be required to be deposited in the Italian Collection Account, and may be held by Italian FleetCo or paid to Italian OpCo. Italian FleetCo agrees that if any Italian Collections shall be received by Italian FleetCo in an account other than the Italian Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by Italian FleetCo with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by Italian FleetCo for the Issuer Security Trustee.
“Italian Commitment Termination Date” means 1 October 2048.
“Italian Condition” means a condition included in the Italian Terms and Conditions.
“Italian Crisis and Insolvency Code” means the Legislative Decree no. 14 of 12 January 2019, as amended, supplemented and implemented from time to time.
“Italian Daily Collection Report” has the meaning specified in Sub-Clause 6.2.1 (Italian Daily Collection Report) of the Italian Cash Allocation, Management and Payments Agreement.
“Italian Daily Interest Amount” means, for any day in an Interest Period, an amount equal to the result of:
(a)    the product of (i) the Italian Note Rate for such Interest Period and (ii) the Italian Note Principal Amount as of the close of business on such date; divided by

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(b)    30.
“Italian Data Processor” means the Italian Master Servicer.
“Italian Decrease” has the meaning specified in Italian Condition 9.2(a) (Periodical Redemption for Italian Decrease).
“Italian Decree 239” means Italian Legislative Decree no. 239 of 1 April 1996, as amended from time to time.
“Italian Deed of Sale” has the meaning as specified in Clause 2.3.1 (Deeds of Sale) of the Italian Fleet Transfer Agreement.
“Italian Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Non-Program Vehicle owned by Italian FleetCo in respect of the Italian Vehicles for which the Disposition Date has not occurred as of such date.
“Italian Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to Italian FleetCo in respect of the Italian Vehicles, as of such date by all Investment Grade Manufacturers.
“Italian Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Investment Grade Program Vehicle owned by Italian FleetCo in respect of the Italian Vehicles for which the Disposition Date has not occurred as of such date.
“Italian Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Eligible Manufacturer Receivables payable to Italian FleetCo in respect of the Italian Vehicles, as of such date by all Non-Investment Grade (High) Manufacturers.
“Italian Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Manufacturer Receivables payable to Italian FleetCo in respect of the Italian Vehicles, as of such date by all Non-Investment Grade (Low) Manufacturers.
“Italian Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value of each Non-Investment Grade Non-Program Vehicle owned by Italian FleetCo in respect of the Italian Vehicles for which the Disposition Date has not occurred as of such date.
“Italian Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Non-Investment Grade (High) Program Vehicle and each Non-Investment Grade (Low) Program Vehicle, in each case, owned by Italian FleetCo in respect of the Italian Vehicles and for which the Disposition Date has not occurred as of such date.
“Italian Eligible Vehicles” means the Eligible Vehicles owned by Italian FleetCo in respect of the Italian Vehicles.
“Italian FleetCo” means IFM SPV S.r.l., a limited liability company (società a responsabilità limitata), incorporated and existing under the laws of Italy, pursuant to the Italian Securitisation Law, whose registered office is at Via Galileo Galilei 2, 39100 Bolzano (BZ), Italy, fully paid quota capital of Euro 10,000, fiscal code and registration No. with the companies register of Bolzano number 03185110214, in the process of being enrolled in the elenco delle società veicolo held by the Bank of Italy pursuant to the resolution of the Bank of Italy dated 7 June 2017 and having as its corporate object the realisation of securitisation transactions pursuant to articles 7 and 7.2 of the Italian Securitisation Law.
“Italian FleetCo Corporate Services Agreement” means the corporate services agreement between Italian FleetCo and the Italian FleetCo Corporate Services Provider dated 7 December 2022 and as may be amended, restated or supplemented from time to time.
“Italian FleetCo Corporate Services Provider” means Banca Finint.

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“Italian FleetCo Expenses” means any and all documented fees, costs, expenses and Taxes required to be paid by Italian FleetCo to any third-party creditors (other than the Italian Noteholder and the Other Italian FleetCo Creditors) arising in connection with the Italian Securitisation and/or required to be paid in order to preserve the existence of the Italian FleetCo, to maintain it in good standing or to comply with applicable laws.
“Italian FleetCo’s Rights” has the meaning specified in Clause 2.3 (Exercise of Italian FleetCo’s Rights) of the Italian Cash Allocation Management and Payments Agreement.
“Italian Fleet Seller Buy-Back Vehicles” means any Vehicles acquired by the Italian FleetCo from the Italian Fleet Seller in respect of which a manufacturer or one or more of its Affiliates have agreed to repurchase such Vehicles during the specified repurchase period.
“Italian Fleet Seller” means Hertz Fleet Italiana S.r.l., a limited liability company (società a responsabilità limitata) incorporated in the Republic of Italy, with registered office at Via Galileo Galilei, 2 – 39100 Bolzano, share capital fully paid up equal to Euro 10,000, VAT number, tax code and number of registration with the register of companies of Bolzano n. 09536331003.
“Italian Fleet Servicer” means Hertz Fleet Italiana S.r.l., a limited liability company (società a responsabilità limitata) incorporated in the Republic of Italy, with registered office at Via Galileo Galilei, 2 – 39100 Bolzano, share capital fully paid up equal to Euro 10,000, VAT number, tax code and number of registration with the register of companies of Bolzano n. 09536331003.
“Italian Fleet Servicer Report” has the meaning specified in Clause 2.13.3 (Italian Fleet Servicer Records and Italian Fleet Servicer Reports) of the Italian Fleet Servicing Agreement.
“Italian Fleet Servicing Agreement” means the fleet servicing agreement, dated 7 December 2022 between, among others, Italian FleetCo, the Italian Fleet Servicer and the Italian Master Servicer, as may be amended, restated or supplemented from time to time.
“Italian Fleet Transfer Agreement” means the Italian fleet transfer agreement between Italian Fleet Seller and the Italian FleetCo dated 7 December 2022 and all further Offers accepted by the Italian FleetCo pursuant to the terms included thereunder, each a fleet transfer agreement, respectively.
“Italian Information Memorandum” means the “prospetto informativo” prepared in respect of the issuance of the Italian Notes pursuant to article 2 of the Italian Securitisation Law.
“Italian Initial Principal Amount” means EUR 325,000,000.
“Italian Insolvency Proceedings” means bankruptcy (fallimento) or any other insolvency proceedings (procedura concorsuale) including, but not limited to, an arrangement with creditors prior to bankruptcy (accordi di ristrutturazione dei debiti e/o concordato preventivo), compulsory administrative liquidation (liquidazione coatta amministrativa) and the extraordinary administration of large companies in a state of insolvency (amministrazione straordinaria delle grandi imprese in stato di insolvenza).
“Italian Intercreditor Agreement” means the intercreditor agreement dated on or about the Fifth Amendment Date between, among others, Italian FleetCo, the Italian Noteholder and the Other Italian FleetCo Creditors and as may be amended, restated or supplemented from time to time.
“Italian Interest Collections” means on any date of determination, all Italian Collections which represent payments of Monthly Variable Rent under the Italian Master Lease plus any amounts earned on Permitted Investments in the Italian Collection Account that are available for distribution on such date and any indemnity amounts received by Italian FleetCo from any Related Document.
“Italian Interest Priority of Payments” means the priority of payments set out in Italian Condition 7.1 (Italian Interest Priority of Payments).
“Italian Joint Regulation” means the regulation issued jointly by the Bank of Italy and CONSOB on 13 August 2018 jointly issued by CONSOB and Bank of Italy (named “Disciplina dei servizi di gestione accentrata, di liquidazione, dei sistemi di garanzia e delle relative società di gestione”) containing rules on custody, clearing and settlement, as amended from time to time.
“Italian Labour and Social Security Laws” means any regulation governing labour-related matters and relating to employer’s obligations, also including, for the avoidance of doubt, (i) paying

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contributions for social security and mandatory insurance for industrial accidents and occupational diseases and fulfilling health and safety obligations and (ii) paying salary allowances and all other amounts due to the employees, including that portion of TFR (trattamento di fine rapporto) that accrues while performing the Services.
“Italian Labour Claim” means any claim (save for claims brought in bad faith or on frivolous grounds) or litigation or social security or insurance deficiency assessment asserted against (i.e., brought, initiated or otherwise notified to) the Italian Fleet Servicer and/or any of its sub-fleet servicers and/or any subcontractor and/or partner of any of its sub-fleet servicers in connection with the application of Labour and Social Security Laws, to the extent that any such claims may create liability for Italian FleetCo.
“Italian Labour Payments” means any and all payments due by the Italian Fleet Servicer and/or any of its sub-fleet servicers and/or any subcontractor and/or partner of any of its sub-fleet servicers in application of Labour and Social Security Laws, to the extent that failure to pay any such amounts may create liability for the Italian FleetCo.
“Italian Leasing Company Amortization Event” has the meaning given to it in the Italian Condition 13.1 (Italian Leasing Company Amortization Event).
“Italian Legal Final Payment Date” means the one-year anniversary of the Italian Commitment Termination Date.
“Italian Lessee” means Hertz Italiana S.r.l., a limited liability company (società a responsabilità limitata) incorporated in the Republic of Italy, with registered office at Via del Casale Cavallari, 204 – 00145 Rome, share capital fully paid up equal to Euro 1,635,000, VAT number, tax code and number of registration with the register of companies of Rome n. 00433120581, subject to the activity of direction and coordination (soggetta all’attività di direzione e coordinamento) pursuant to article 2497 of the Italian civil code of Hertz Holdings Netherlands 2 B.V..
“Italian Liquidation Co-ordination Agreement” means the liquidation co-ordination agreement entered into between (among others) Italian FleetCo, the Italian OpCo, the Italian Liquidation Co-ordinator and the Italian Noteholder dated on or about the Fifth Amendment Date and as may be amended, restated or supplemented from time to time.
“Italian Liquidation Co-ordinator” means KPMG Advisory SAS.
“Italian Manufacturer Receivables” means the Manufacturer Receivables owing to Italian FleetCo in respect of Italian Vehicles only.
“Italian Master Lease” means the Italian Master Lease Agreement, dated 7 December 2022 between, among others, Italian FleetCo, as lessor thereunder and Italian OpCo, as lessee and as may be amended, restated or supplemented from time to time.
“Italian Master Lease Extension Agreement” means, in relation to the Italian Master Lease, an agreement executed by the Lessor and the Lessee(s) thereunder which provides that the Master Lease Scheduled Expiration Date in respect of the relevant lease entered into pursuant to the Italian Master Lease Agreement will be extended for a further period of five (5) calendar months from the date of such agreement.
“Italian Master Lease Payment Default” means the occurrence of any event described in Sub-Clause 9.1.1 of the Italian Master Lease.
“Italian Master Lease Scheduled Expiration Date” means, in relation to any Lease Vehicles leased pursuant to the Italian Master Lease Agreement, the date falling five (5) calendar months after:
(a)    the Vehicle Lease Commencement Date of such Lease Vehicle; or
(b)    the date on which the most recent Italian Master Lease Extension Agreement became effective with respect to such Lease Vehicle.
“Italian Master Servicer” means Banca Finint, in its capacity as master servicer pursuant to the Italian Master Servicing Agreement, and any other replacing entity who will act as master servicer in accordance with the provisions of the Italian Master Servicing Agreement and the Italian Related Documents.

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“Italian Master Servicer Termination Event” has the meaning specified in Clause 11.1 (Italian Master Servicer Termination Events) of the Italian Master Servicing Agreement.
“Italian Master Servicer’s Fee Letter” has the meaning specified in Clause 7.1 (Italian Master Servicer’s Fee) of the Italian Master Servicing Agreement.
“Italian Master Servicing Agreement” means the master servicing agreement, dated 7 December 2022 between, among others, Italian FleetCo and Banca Finnit in its capacity as Italian Master Servicer as may be amended, restated or supplemented from time to time.
“Italian Maximum Principal Amount” means EUR 1,100,000,000, and/or following a Class A 2022 Liquidity Drawstop, EUR 915,000,000; provided further that such amount may be increased or reduced from time to time pursuant to written agreement between the Italian Noteholder and Italian FleetCo, provided that no such reduction shall cause the Italian Maximum Principal Amount to be less than the Italian Note Principal Amount.
“Italian Minimum Profit Amount” means, on an annual basis, an amount equal to five per cent. (5%) of Italian Servicing Fee payable under the Italian Master Lease as the local GAAP profit before tax.
“Italian Monthly Administration Fee” has the meaning specified in Clause 4 (Compensation) of the Italian Administration Agreement.
“Italian Monthly Collateral Certificate” has the meaning specified in Clause 10.3(d) (Reports and Instructions) of the Italian Intercreditor Agreement.
“Italian Monthly Interest” means, with respect to any Payment Date, an amount equal to the sum of:
(a)    the Italian Daily Interest Amount for each day in the Interest Period related to such Payment Date; plus
(b)    all previously due and unpaid amounts described in paragraph (a) with respect to prior Interest Periods.
“Italian Monthly Servicing Certificate” has the meaning specified in Clause 10.3(c) (Reports and Instructions) of the Italian Intercreditor Agreement.
“Italian Monthly Servicing Fee” has the meaning specified in Clause 2.9 (Italian Fleet Servicer’s Monthly Fee) of the Italian Fleet Servicing Agreement.
“Italian Net VAT Receivables” means(a) for the period commencing on the Fifth Amendment Date to 31 December 2023, the Net VAT Receivables owing to Italian FleetCo and arising in the period running from the Fifth Amendment Date to 31st December 2023; (b) on and after 1 January 2024, an amount equal to the lower of (i) zero and (ii) VAT Receivables minus VAT Payables, provided that (ii) may be a negative amount and if (ii) is a negative amount, such amount shall be subtracted from the Italian Aggregate Asset Amount.
“Italian Note Factor” means, on any Italian Calculation Date, in respect of each of the Italian Notes, a fraction, the numerator of which is equal to the Italian Note Principal Amount of such Italian Notes on such Italian Calculation Date (after taking into account any Advance or Italian Decrease made during the immediately preceding Interest Period in relation to such Italian Notes) and the denominator of which is equal to the Italian Note Nominal Amount of such Italian Notes.
“Italian Noteholder” means the Issuer.
“Italian Note Principal Amount” means, when used with respect to any date, with respect to the Italian Notes, an amount equal to the result of: (i) the Italian Initial Principal Amount, plus (ii) the principal amount of all Advances funded by the Italian Noteholder under the Italian Notes on or prior to such date, minus (iii) the amount of principal payments (whether pursuant to a Italian Decrease, a redemption or otherwise) made in respect of the Italian Notes on or prior to such date.
“Italian Note Nominal Amount” means the nominal amount of the Italian Notes (being up to Euro 1,100,000,000).

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“Italian Note Purchase Agreement” means the note purchase agreement entered into between Italian FleetCo and the Italian Noteholder dated on or about the Fifth Amendment Date and as may be amended, restated or supplemented from time to time.
“Italian Note Rate” means, for any Interest Period, the rate, as determined by the Issuer in its reasonable discretion, reflecting (i) the Italian Percentage of the Carrying Charges payable by the Issuer for such Interest Period and (ii) the proportion of interest costs by the Issuer for such Interest Period attributable to Italian FleetCo (based on the Italian Class A Blended Advance Rate).
“Italian Note Repurchase Amount” means, as of any date of determination, the sum of the Italian Note Principal Amount plus all accrued and unpaid interest thereon and any fees in respect thereof then due and payable to the Italian Noteholder.
“Italian Notes” means up to €1,100,000,000 Italian notes issued by Italian FleetCo pursuant to and in accordance with the Italian Note Purchase Agreement.
“Italian Obligations” means all the obligations of the Italian FleetCo created by or arising under the Italian Notes and the Italian Related Documents.
“Italian OpCo” means Hertz Italiana S.r.l., a limited liability company (società a responsabilità limitata) incorporated in the Republic of Italy, with registered office at Via del Casale Cavallari, 204 – 00145 Rome, share capital fully paid up equal to Euro 1,635,000, VAT number, tax code and number of registration with the register of companies of Rome n. 00433120581, subject to the activity of direction and coordination (soggetta all’attività di direzione e coordinamento) pursuant to article 2497 of the Italian civil code of Hertz Holdings Netherlands 2 B.V..
“Italian OpCo Files” means the original and/or any copies of all relevant documents and records, in whatever form or medium, including all computer tapes, files and discs relating to the activities carried out by the Italian OpCo, as Italian Lessee, under the Italian Master Lease.
“Italian OpCo IP Co-operation Agreement” has the meaning given to it in Clause 9.4.2(b) (Discussions on repossession and liquidation) of the Italian Liquidation Co-ordination Agreement.
“Italian Ordinary Advance” has the meaning specified in Clause 2.4(a)of the Italian Note Purchase Agreement.
“Italian Payment Account” means the transaction account in the name of Italian FleetCo from which withdrawals are made in accordance with Clauses 3.4.5 (Into the Italian Payment Account) and 3.4.6 (Out of the Italian Payment Account) of the Italian Cash Allocation, Management and Payments Agreement.
“Italian Payment Account Bank” means BNP Paribas, Italian Branch or any other person for the time being acting as Italian Payment Account Bank pursuant to the Italian Cash Allocation, Management and Payments Agreement.
“Italian Payment Account Bank Mandates” means the signature authorities relating to the Italian Payment Account, as amended from time to time in accordance with the Italian Cash Allocation, Management and Payments Agreement.
“Italian Paying Agent” means BNP Paribas, Italian Branch or any other person for the time being acting as Italian Paying Agent pursuant to the Italian Cash Allocation, Management and Payments Agreement.
“Italian Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Italian Note Principal Amount as of such date and the denominator of which is the sum of the Dutch Note Principal Amount, the French Facility Principal Amount, the German Note Principal Amount, the Spanish Note Principal Amount and the Italian Note Principal Amount, in each case as of such date.
“Italian Potential Leasing Company Amortization Event” means any occurrence or event that, with the giving of notice, the passage of time or both, would constitute an Italian Leasing Company Amortization Event.
“Italian Predecessor Administrator Work Product” has the meaning given to it in Sub-Clause 6.4 (Reliance on Prior Work Product) of the Italian Back-Up Administration Agreement.

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“Italian Principal Collections” means:
(a)    any Italian Collections other than Italian Interest Collections;
(b)    on any Payment Date, any Italian Interest Collections remaining on the Italian Transaction Account in accordance with item (sixth) of the Italian Interest Priority of Payments, after payment in full of the items from first to fifth of the Italian Interest Priority of Payments; and
(c)    on the Italian Legal Final Payment Date, any amounts recorded in the Italian Collection Account Reserve Ledger.
“Italian Principal Priority of Payments” means the priority of payments set out under Italian Condition 7.2 (Italian Principal Priority of Payments).
“Italian Priority of Payments” means any of the Italian Interest Priority of Payments and the Italian Principal Priority of Payments.
“Italian Privacy Code” means Legislative Decree no. 196 of 30 June 2003 and the Privacy Regulation, as integrated and amended from time to time.
“Italian Privacy Law” means Legislative Decree no. 196 of 30 June 2003 and the Privacy Regulation, as integrated and amended from time to time.
“Italian Privacy Regulation” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016, as integrated and supplemented from time to time.
“Italian Quotaholder Pledge Agreement” means the pledge over the registered quotas of the Italian FleetCo dated on or about the Fifth Amendment Date, entered into by Italian OpCo, HHN2 and the Italian Noteholder pursuant to which the Italian OpCo and HHN2, as pledgors, will grant an Italian law pledge over the entire quota capital of Italian FleetCo for the benefit of the Italian Noteholder and as a security for the fulfilment of Italian OpCo and HHN2’s own direct obligations under the Quotaholders Agreement and certain other Italian Related Documents.
“Italian Quotaholders” means Hertz Italiana S.r.l. and HHN2.
“Italian Quotaholders Agreement” means the quotaholders’ agreement dated on or about the Fifth Amendment Date between, the Italian FleetCo and the Italian Quotaholders as may be amended, restated or supplemented from time to time.
“Italian Regulation 285” means the Bank of Italy Regulation No. 285 of 17 September 2013, as amended, supplemented and/or superseded from time to time.
“Italian Related Document Actions” has the meaning specified in Sub-Clause 10.8(c) (Actions under the Italian Related Documents and Manufacturer Programs) of the Italian Intercreditor Agreement.
“Italian Related Documents” means, collectively, the Italian Note Purchase Agreement, the Italian Information Memorandum, the Italian Intercreditor Agreement, the Italian FleetCo Corporate Services Agreement, the Italian Fleet Transfer Agreement, the Italian Master Servicing Agreement, the Italian Fleet Servicing Agreement, the Italian Administration Agreement, the Italian Back-Up Administration Agreement, the Italian Liquidation Co-ordination Agreement, the Italian Cash Allocation, Management and Payments Agreement, the Italian Quotaholders’ Agreement, the Italian Master Lease, the Italian Terms and Conditions, the Italian Quotaholders Pledge Agreement, the Italian VAT Consolidation Agreement, the Tax Deed of Covenant, the THC Guarantee and Indemnity and any other agreements relating to the issuance or the purchase of the Italian Notes.
“Italian Repeating Representations” means the representations and warranties of Italian FleetCo set out in Clause 8 (Representations and Warranties) of the Italian Note Purchase Agreement save for: (i) Sub-Clause 8.3 (No Consent); (ii) Sub-Clause 8.12 (Ownership of Limited Liability

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Company Interests); (iii) Sub-Clause 8.20 (Stamp Taxes); (iv) Sub-Clause 8.21 (Capitalisation); (v) Sub-Clause 8.22 (No Distributions); and (vi) Sub-Clause 8.23 (Beneficial Owner).
“Italian Required Reserve Advance” means an amount as agreed between the Italian Noteholder (acting on the instructions of Required Noteholders) and the Italian Liquidation Co-ordinator and notified to the Issuer and the Italian FleetCo.
“Italian Reserve Advance” has the meaning specified in Clause 2.4(a)of the Italian Note Purchase Agreement.
“Italian Road Code” means Legislative Decree 30 April 1992, n. 285, described as the “Nuovo codice della strada”, as amended and supplemented from time to time.
“Italian Securitisation Law” means Italian Law 130 of 30 April 1999, as amended and/or supplemented from time to time.
“Italian Security” means the Italian Segregated Assets in favour of the Italian Noteholder and any security interest granted to the Italian Noteholder pursuant to the Italian Security Documents.
“Italian Security Documents” means the Italian Quotaholders Pledge Agreement.
“Italian Securitisation” means the transaction made by the Italian FleetCo through the issuance of the Italian Notes and the entry into of the related arrangements of such issuance of Italian Notes pursuant to the execution of the Italian Related Documents and to articles 7 and 7.2 of the Italian Securitisation Law.
“Italian Segregated Assets” means the Italian FleetCo’s right, title and interest in and to the Italian Collateral, any collections and proceeds in respect thereof, and the other claims of the Italian FleetCo which arise in the context of the securitisation carried out by the Italian FleetCo through the issuance of the Italian Notes.
“Italian Servicing Fee” means €700,000 per annum or such other adjusted amount notified to the Lessor and the Italian Noteholder by the Italian Fleet Servicer based on the reasonable costs and expenses incurred in connection with the provision of services in accordance with the Italian Fleet Servicing Agreement.
“Italian Supervisory Regulations” means the supervisory instructions for the banks issued by the Bank of Italy, as amended and supplemented from time to time.
“Italian Supplemental Documents” means the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to the Italian Master Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles or otherwise relate to and/or constitute Italian Collateral.
“Italian Terms and Conditions” means the terms and conditions of the Italian Notes in the form scheduled to the Italian Note Purchase Agreement as Schedule 3 (Terms and Conditions) and any reference to a particular numbered “Italian Term and Condition” shall be construed in relation to the Italian Notes accordingly.
“Italian Transaction Account” means the transaction account in the name of Italian FleetCo from which withdrawals are made in accordance with Clauses 3.4 (Payments into and out of the Italian Accounts) of the Italian Cash Allocation, Management and Payments Agreement.
“Italian Transfer Date” has the meaning specified in Sub-Clause 4.1 (Transfer of Administrative Obligations) of the Italian Back-Up Administration Agreement.
“Italian Transfer Perfection Formalities” has the meaning ascribed to it in Clause 2.3 (Transfer perfection formalities: PRA, Official Gazette and Companies Register) of the Italian Fleet Servicing Agreement.
“Italian VAT Consolidation Agreement” means an agreed form of the Italian VAT consolidation agreement between inter alia Italian Fleet Seller, Italian FleetCo and Italian OpCo concerning the group settlement of VAT debits and credits pursuant to the Italian VAT Settlement Regime, with Italian OpCo acting as consolidating entity and to be joined by Italian FleetCo with effect from 1 January 2024.

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“Italian VAT Settlement Regime” means the regime provided by article 73(3) of Italian Presidential Decree 26 October 1972, no. 633 and by Italian Ministry of Finance Decree 13 December 1979, as amended from time to time.
“Italian Vehicle Documents” means the registration documents, keys and spare keys to the Italian Vehicles.
“Italian Vehicles” means all Vehicles owned by Italian FleetCo and which are leased pursuant to the Italian Master Lease.
“Liquidation Services” has the meaning ascribed to such term in the Italian Liquidation Co-ordination Agreement.
“Local Agent” means Asia S.r.l.
“MiFID II” means the Markets in Financial Instruments Directive (2004/39/EC).
“Monte Titoli” means Monte Titoli S.p.A., a joint stock company (società per azioni) having its registered office at Piazza degli Affari, 6, 20123 Milan, Italy, and any successor to Monte Titoli S.p.A.
“Monte Titoli Account Holders” means any authorised financial intermediary institution entitled to hold accounts on behalf of its customers with Monte Titoli including any depository banks approved by Euroclear and Clearstream.
“Motorizzazione Civile” means the Italian driver and vehicle licensing agency.
“Offer” has the meaning ascribed to it in Clause 2.2.1 (Sale and Purchase of Further Italian Vehicles) of the Italian Fleet Transfer Agreement.
“Optional Redemption Notice” has the meaning specified in Italian Term and Condition 9.2(a) (Periodical Redemption for Italian Decrease) of the Italian Terms and Conditions.
“Other Italian FleetCo Creditors” means the Italian Master Servicer, the Italian Fleet Servicer, the Italian Fleet Seller, the Italian Calculation Agent, the Italian FleetCo Corporate Services Provider, the Italian Paying Agent, the Italian Payment Account Bank, the Italian Account Bank, the Italian Lessee, the Italian Administrator, the Italian Back-up Administrator and the Italian Liquidation Co-ordinator.
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Personal Data” has the meaning as specified in Regulation (EU) no. 679 of 27 April 2016.
“Privacy Regulation” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016, as integrated and amended from time to time.
“PRA” means the Pubblico Registro Automobilistico.
“Privacy Law Responsible Person” has the meaning specified in Clause 2.8.2 (Data Protection and Privacy Law provisions) of the Italian Fleet Servicing Agreement.
“Product Governance Rules” means the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 regarding the mutual responsibilities of manufacturers.
“Purchase Price” has the meaning ascribed to such term under clause 3.1. (Purchase Price) of the Italian Fleet Transfer Agreement.
“Qualified Asset Manager” has the meaning specified in Clause 3.1.1 (Organisation; Power; Qualification) of the Italian Fleet Servicing Agreement.

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“Quota Capital Account” means the quota capital account in the name of Italian FleetCo opened in accordance with Clause 3.2 (Accounts with the Italian Account Bank and the Italian Payment Account Bank) of the Italian Cash Allocation, Management and Payments Agreement.
“Regulation 285” means Bank of Italy Regulation No. 285 of 17 September 2013.
“STA” means the Italian car drivers’ office (Sportello Telematico dell’Automobilista).
“Terminated Agent” has the meaning given to such term in Clause 16.7.2 (Resignation by the Agent) of the Italian Cash Allocation Management and Payments Agreement.
“Transparency Provisions” means the transparency provisions set forth in the CICR Resolution of 4 March 2003, as amended from time to time, and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clienti” issued by the Bank of Italy and as amended from time to time.

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2    PRINCIPLES OF INTERPRETATION AND CONSTRUCTION
2.1    Knowledge
References in any Related Document to the expression “actual knowledge” or “so far as a person is aware” or “to the best of the knowledge, information and belief of a person” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of directors and senior officers of the person, together with the knowledge which such persons could have had if they had made all reasonable enquiries.
Subject to the provisions of the Issuer Security Trust Deed, Dutch Security Trust Deed, French Security Trust Deed, German Security Trust Deed and Spanish Security Trust Deed relating to the awareness of certain events by the Issuer Security Trustee, Dutch Security Trustee, French Security Trustee, German Security Trustee and Spanish Security Trustee, as the case may be, the Issuer Security Trustee, Dutch Security Trustee, French Security Trustee, German Security Trustee and Spanish Security Trustee are taken not to be aware of anything until an officer or employee of the Issuer Security Trustee, Dutch Security Trustee, French Security Trustee, German Security Trustee and Spanish Security Trustee, as the case may be (or a related entity of the Issuer Security Trustee, Dutch Security Trustee, French Security Trustee, German Security Trustee and Spanish Security Trustee, as the case may be), having day to day responsibility for the administration or management of the transactions contemplated by the Related Documents has actual knowledge of sufficient facts to ascertain that thing.
2.2    Interpretation
Any reference in any Related Document to:
(a)    a “Related Document” or any other agreement or instrument is a reference to that Related Document, or other agreement or instrument as amended, novated, supplemented, extended, restated or replaced;
(b)    an “asset” includes present and future reserves and property;
(c)    “continuing”, means, in relation to a Liquidation Event, Amortization Event, Issuer Administrator Default, FleetCo Administrator Default, Manufacturer Event of Default, Lease Event of Default, Subordinated Note Event of Default, Dutch Master Lease Payment Default, French Master Lease Payment Default, German Master Lease Payment Default, Spanish Master Lease Payment Default, Italian Master Lease Payment Default, Servicer Termination Event or any Potential Amortization Event, such circumstance or event has occurred and has not been remedied or waived;
(d)    “including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;
(e)    a “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court, in each case, as amended, modified, codified, re-enacted or replaced, in whole or in part, and in effect from time to time;
(f)    a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that:
(i)    if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and
(ii)    if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month, and references to “months” shall be construed accordingly;

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(g)    “principal” shall, where applicable, include premium;
(h)    “repay”, “redeem” and “pay” shall each include both of the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption” and “paid”, “payable” and “payment” shall be construed accordingly;
(i)    a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under any document or to which, under such laws, such rights and obligations have been transferred;
(j)    a “wholly owned subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly owned subsidiaries;
(k)    “Euro”, “Euros”, “EUR” or “€” is a reference to the official currency of the European Union;
(l)    “Sterling”, “pounds”, “GBP” or “£” is a reference to the official currency of the United Kingdom;
(m)    the “date hereof” is a reference to the original date of the Related Document; and
(n)    a Person include such Person’s permitted successors and assigns. Any reference in any Related Document, where it relates to a Dutch entity, to:
(i)    a necessary action to authorise, where applicable, includes without limitation:
(A)    any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and
(B)    obtaining unconditional positive advice (advies) from each competent works council;
(ii)    a winding-up, administration or dissolution includes a Dutch entity being:
(A)    declared bankrupt (failliet verklaard);
(B)    dissolved (ontbonden);
(iii)    a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;
(iv)    a liquidator includes a curator;
(v)    an administrator includes a bewindvoerder;
(vi)    a receiver or an administrative receiver does not include a curator or bewindvoerder; and
(vii)    an attachment includes a beslag.
(o)    Any reference in any Related Document, where it relates to a Spanish entity, to:
(i)    a winding-up, administration or dissolution includes, without limitation, insolvency (concurso de acreedores, irrespective of whether it is considered voluntary -voluntario- or compulsory -necesario-), any notice to a competent court pursuant to Article 583 of the Recast Spanish Insolvency Law, the application to file for insolvency (“solicitud de concurso”), court resolution declaring the insolvency proceeding (“auto de declaración de concurso”), liquidation, refinancing agreement (acuerdo colectivo de refinanciación or any arrangement in accordance with articles 598 et seq. and articles 609 et seq. of the reinstated version of the Spanish Insolvency Law (Texto Refundido de la Ley

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Concursal), approved by the Royal Legislative Decree 1/2020, of 5 May and as amended from time to time), moratorium or suspension of payments, controlled management (intervención administrativa o judicial), general settlement with creditors (“convenio judicial con acreedores”), reorganisation or similar laws affecting the rights of creditors generally, and a winding-up in accordance with the articles of the Title X of the Royal Legislative Decree 1/2010 dated 2 July, approving the consolidated text of Spanish Corporate Enterprises Law (Real Decreto Legislativo 1/2010 de 2 de Julio por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) as amended from time to time;
(ii)    a “winding-up”, “administration” or “dissolution” includes, without limitation, disolución, liquidación, procedimiento concursal or any other similar proceedings;
(iii)    a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, administracion concursal, administrador concursal or any other person performing the same function;
(iv)    creditors process means an executor attachment (embargo ejecutivo) or a conservatory attachment (embargo preventivo); and
(v)    a corporate being “unable to pay its debts” includes that person being in a state of insolvencia or concurso, or which cash situation does not enable them to face their current payment obligations; or is unable or admits inability to pay its debts as they fall due.
(p)    Any reference in any Related Document, where it relates to a German entity, “Insolvency” means that such person is in a situation of illiquidity (Zahlungsunfhigkeit) according to Section 17 German Insolvency Code, over indebtedness (berschuldung) according to section 19 German Insolvency Code or pending illiquidity (Drohende Zahlungsunfhigkeit) according to Section 18 of the German Insolvency Code.
(q)    Any reference in any Related Document, where it relates to French entity:
(i)    “Insolvent” means in respect of any entity who is resident in France or who has its centre of main interests (as such term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast)) in France, that:
(A)    such person is in a position of suspension of payments (cessation des paiements) within the meaning of L.631-1 of the French Code de commerce;
(B)    such person admits in writing its inability to pay its debts as they fall due or otherwise states it is insolvent; or
(C)    such Person suspends payment of its debts to creditors generally or announces its intention to do so.
(ii)    “Insolvency Proceedings” means:
(A)    in respect of any entity who is resident in France or who has its centre of main interests (as such term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast)) in France, that any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, dissolution, the opening of proceedings for
(B)    a “mandat ad hoc”, “procédure de conciliation”, “procédure de sauvegarde”, “procédure de sauvegarde accélérée”, “procédure de sauvegarde financière accélérée”, “procédure de redressement judiciaire”, “procédure de liquidation judiciaire” as set out under “LIVRE VI” of the French Code de commerce; or
(C)    a procédure d’alerte in accordance with articles L. 234-1 of the Commercial Code.

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2.3    Other agreements
Any reference to the Master Definitions and Constructions Agreement or any other agreement or document shall be construed as a reference to the Master Definitions and Constructions Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, modified, varied, novated, supplemented or replaced.
2.4    Statutes and Treaties
Any reference to a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.
2.5    Schedules
Any Schedule of, or Annex or Exhibit to a Related Document forms an integral and essential part of such agreement and shall have the same force and effect as if the provisions of such Schedule, Annex or Exhibit were set out in the body of such Related Document. Any reference to a Related Document shall include any such Schedule, Annex or Exhibit.
2.6    Headings
Clause, Part, Schedule, Paragraph and Clause headings and any tables of contents are for ease of reference only and shall not affect the construction of any Related Document and shall in no way modify or restrict any of the terms or provisions of any Related Document.
2.7    Clauses
Except as otherwise specified in a Related Document, reference in a Related Document to:
(a)    a “Clause” shall be construed as a reference to a Clause of such document;
(b)    a “Sub-Clause” shall be construed as a reference to a Sub-Clause of such document;
(c)    a “Part” shall be construed as a reference to a Part of such document;
(d)    a “Schedule” shall be construed as a reference to a Schedule of such document;
(e)    a “Paragraph” shall be construed as a reference to a Paragraph of a Schedule of such document; and
(f)    “this Agreement” or “this Deed”, as the case may be, shall be construed as a reference to such document together with any Schedules thereto.
2.8    Number
Save where the context otherwise requires, words importing the singular number include the plural and vice versa.
2.9    Time of the Essence; Time of Day
Any date or period specified in any document may be postponed or extended by mutual agreement between the applicable parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence. Reference to any time of day is a reference to such time in London unless otherwise stated.
2.10    Spelling Conventions
For the avoidance of doubt, any words importing an American English spelling variety shall have the same meaning and legal effect as though the British English spelling variety had been used.
2.11    Validity
If any obligations of a party to a Related Document or provisions of a Related Document are subject to or contrary to any mandatory principles of applicable law, compliance with such obligations and/

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or provisions of the Related Document shall be deemed to be subject to such mandatory principles (or waived) to the extent necessary to be in compliance with such law.
Notwithstanding any term of any Related Document, the consent of any Person who is not a party hereto is not required to rescind or vary this Master Definitions and Constructions Agreement at any time.
3    COMMON TERMS
3.1    Contractual recognition of bail-in
(a)    Notwithstanding any other term of any Related Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Related Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(i)    any Bail-In Action in relation to any such liability, including (without limitation):
(A)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(B)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(C)    a cancellation of any such liability; and
(ii)    a variation of any term of any Related Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
(b)    In this Clause 3.1:
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Resolution Authority” means any body which has authority to exercise any Write- down and Conversion Powers.
“Write-down and Conversion Powers” means: in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.
3.2    Chain of Instructions
Each of the Issuer Security Trustee, each FleetCo Security Trustee and each Class A Noteholder agree that, where any Relevant Document requires a FleetCo Security Trustee to be instructed by the Issuer Security Trustee (or allows the Issuer Security Trustee to instruct the FleetCo Security Trustee) in respect of any matter and in respect of such matter the Issuer Security Trustee would then be required to be instructed by the Class A Noteholders (or the Class A Noteholders would be permitted to instruct the Issuer Security Trustee in respect of such matter), the Class A Noteholders may provide instructions directly to the relevant FleetCo Security Trustee, by way of written notice

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copying the Issuer Security Trustee and confirming that they represent the requisite Required Noteholders on such matter. Where such instruction is provided by the Class A Noteholders, the FleetCo Security Trustee shall be entitled to rely on such instruction as if it were provided by the Issuer Security Trustee and shall not be required to make any further enquiries as to the authenticity of the instruction.
3.3    Non-Petition – Issuer
Notwithstanding anything to the contrary herein or in any Issuer Related Document to which the Issuer is a party, only the Issuer Security Trustee may pursue the remedies available under the general law or under the Issuer Security Trust Deed to enforce this Agreement, the Issuer Security or an Issuer Note and no other Person shall be entitled to proceed directly against the Issuer in respect hereof (unless the Issuer Security Trustee, having become bound to proceed in accordance with the terms of the Issuer Related Documents, fails or neglects to do so). Each of HHN2 and Wilmington Trust SP Services (Dublin) Limited hereby agrees with and acknowledges to each of the Issuer and the Issuer Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against the Issuer for the purpose of obtaining payment of any amount due from the Issuer (other than serving a written demand subject to the terms of the Issuer Security Trust Deed); and
(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to the Issuer, provided that, the Issuer Security Trustee shall have the right to take any action pursuant to and in accordance with the relevant Issuer Related Documents and Issuer Security Documents.
3.4    Non-Petition – Dutch FleetCo
Notwithstanding anything to the contrary herein or in any Dutch Related Document to which the Dutch FleetCo is a party, only the Dutch Security Trustee may pursue the remedies available under the general law or under the Dutch Security Trust Deed to enforce this Agreement, the Dutch Security or a Dutch Note and no other Person shall be entitled to proceed directly against the Dutch FleetCo in respect hereof (unless the Dutch Security Trustee, having become bound to proceed in accordance with the terms of the Dutch Related Documents, fails or neglects to do so). HHN2 hereby agrees with and acknowledges to each of Dutch FleetCo and the Dutch Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against the Dutch FleetCo for the purpose of obtaining payment of any amount due from the Dutch FleetCo (other than serving a written demand subject to the terms of the Dutch Security Trust Deed); and
(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to the Issuer, provided that, the Dutch Security Trustee shall have the right to take any action pursuant to and in accordance with the relevant Dutch Related Documents and Dutch Security Documents.
3.5    Non-Petition – Spanish FleetCo
Notwithstanding anything to the contrary herein or in any Spanish Related Document to which the Spanish FleetCo is a party, only the Spanish Security Trustee may pursue the remedies available under the general law or under the Spanish Security Trust Deed to enforce this Agreement, the Spanish Security or a Spanish Note and no other Person shall be entitled to proceed directly against the Spanish FleetCo in respect hereof (unless the Spanish Security Trustee, having become bound to proceed in accordance with the terms of the Spanish Related Documents, fails or neglects to do so). HHN2 hereby agrees with and acknowledges to each of Spanish FleetCo and the Spanish Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against the Spanish FleetCo for the purpose of obtaining payment of any amount due from the Spanish FleetCo (other than serving a written demand subject to the terms of the Spanish Security Trust Deed); and

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(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to Spanish FleetCo, provided that, the Spanish Security Trustee shall have the right to take any action pursuant to and in accordance with the relevant Spanish Related Documents and Spanish Security Documents.
3.6    Non-Petition – German FleetCo
Notwithstanding anything to the contrary herein or in any German Related Document to which German FleetCo is a party, only the German Security Trustee may pursue the remedies available under the general law or under the German Security Trust Deed to enforce this Agreement, the German Security or a German Note and no other Person shall be entitled to proceed directly against the German FleetCo in respect hereof (unless the German Security Trustee, having become bound to proceed in accordance with the terms of the Issuer Related Documents, fails or neglects to do so). HHN2 hereby agrees with and acknowledges to each of German FleetCo and the German Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against German FleetCo for the purpose of obtaining payment of any amount due from German FleetCo (other than serving a written demand subject to the terms of the German Security Trust Deed); and
(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to German FleetCo, provided that, the German Security Trustee shall have the right to take any action pursuant to and in accordance with the relevant German Related Documents and German Security Documents.
3.7    Non-Petition – French FleetCo
Notwithstanding anything to the contrary herein or in any French Related Document to which French FleetCo is a party, only the French Security Trustee may pursue the remedies available under the general law or under the French Security Trust Deed to enforce this Agreement, the French Security or a French Note and no other Person shall be entitled to proceed directly against French FleetCo in respect hereof (unless the French Security Trustee, having become bound to proceed in accordance with the terms of the French Related Documents, fails or neglects to do so). HHN2 hereby agrees with and acknowledges to each of the French FleetCo and the French Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against French FleetCo for the purpose of obtaining payment of any amount due from French FleetCo (other than serving a written demand subject to the terms of the French Security Trust Deed); and
(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to French FleetCo, provided that, the French Security Trustee shall have the right to take any action pursuant to and in accordance with the relevant French Related Documents and French Security Documents.
3.8    Non-Petition – Italian FleetCo
Notwithstanding anything to the contrary herein or in any Italian Related Document to which the Italian FleetCo is a party, only the Italian Noteholder (pursuant to the terms of the Issuer Related Documents) as directed by the Issuer Security Trustee (whose instructions have been obtained in accordance with the terms of the Italian Terms and Conditions, the Italian Note Accounts Security Deed and the Issuer Security Trust Deed) may pursue the remedies available under the general law or under the Issuer Security Trust Deed to enforce this Agreement, the Italian Note Accounts Security Deed, the Italian Security or an Italian Note and no other Person shall be entitled to proceed directly against the Italian FleetCo in respect hereof (unless the Italian Noteholder, having become bound to proceed in accordance with the terms of the Italian Related Documents, fails or neglects to do so). HHN2 hereby agrees with and acknowledges to each of Italian FleetCo, the

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Italian Noteholder and the Issuer Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against the Italian FleetCo for the purpose of obtaining payment of any amount due from the Italian FleetCo (other than serving a written demand subject to the terms of the Italian law); and
(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to the Italian FleetCo, provided that, the Italian Noteholder (acting in accordance with the terms of Italian Terms and Condition and as directed by the Issuer Security Trustee) shall have the right to take any action pursuant to and in accordance with the relevant Italian Related Documents.
3.9    Non-Petition – Gresham Receivables (No. 32) UK Limited
Notwithstanding anything to the contrary herein or in any Issuer Related Document to which Gresham Receivables (No. 32) UK Limited (“Gresham”) is expressed to be a party, each party to this Agreement hereby agrees with and acknowledges to Gresham, that neither it nor any person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to Gresham until the date following two years and one day after all notes and commercial paper issued by Gresham (or the Person(s) issuing notes and commercial paper as part of a conduit arrangement with Gresham) have been redeemed in full and all of Gresham’s obligations and liabilities (whether actual or contingent) arising or incurred under or in connection with such asset-backed commercial paper programme or any other notes programme established by it have been discharged in full.
3.10    Limited Recourse – Gresham Receivables (No. 32) UK Limited
Notwithstanding any other provision of this Agreement, each party hereto agrees and acknowledges with Gresham that:
(a)    it will only have recourse in respect of any amount, claim or obligation due or owing to it by Gresham (the “Claims”) to the extent of available funds pursuant to the asset-backed commercial paper notes issuance programme (the “Programme Documents”) of which Gresham is a part subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;
(b)    following the application of funds following enforcement of the security interests created over Gresham’s assets under the relevant Programme Documents, subject to and in accordance with the provisions relating to the application of funds specified therein, Gresham will have no assets available for payment of its obligations under such documents and this Agreement other than as provided for pursuant to the Programme Documents and any Claims will accordingly be extinguished to the extent of any shortfall; and
(c)    the obligations of Gresham under the Programme Documents and this Agreement will not be obligations or responsibilities of, or guaranteed by, any other person or entity.
3.11    Corporate Obligation – Gresham Receivables (No. 32) UK Limited
Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of Gresham contained in this Agreement shall be had against any shareholder, member, officer, director, employee or agent of Gresham, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of Gresham, and that no personal liability shall attach to or be incurred by the shareholders, members, officers, directors, employees or agency of Gresham, as such, or any of them under or by reason of any of the obligations, covenants or agreements of Gresham contained in this Agreement or implied therefrom and that any and all personal liability for breaches by Gresham of any of such obligations, covenants or agreements, either at law or by statute or constitution of every such shareholder, member, officer, director, employee or agent is hereby expressly waived as a condition of an in consideration for the execution of this Agreement.
3.12    Non-Petition – Matchpoint Finance Plc

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Each party agrees that it shall not institute against, or join any Person in instituting against, Matchpoint Finance plc (“Matchpoint”) any bankruptcy, examinership, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law of any jurisdiction, for two (2) years and one day after (i) the latest maturing commercial paper note of any series (as set out in the Programme Documents (as defined below) of Matchpoint) or (ii) the latest maturing medium term note of Matchpoint, if any, is paid in full. This Clause shall survive termination of this Agreement and the termination of each Transaction Document to which Matchpoint is a party to
3.13    Limited Recourse – Matchpoint Finance Plc
The obligations of Matchpoint under this Agreement are solely the corporate obligations of Matchpoint and are payable solely to the extent of available funds pursuant to the Programme Documents. No recourse shall be had for the payment of any amount owing by Matchpoint under this Agreement or for the payment by Matchpoint of any fee in respect hereof or any other obligation or claim of or against Matchpoint arising out of or based upon this Agreement, against any employee, director, officer, member, manager or affiliate of Matchpoint; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might have as a result of fraudulent acts or omissions committed by them. Each party agrees that Matchpoint shall be liable for any claims that it may have against Matchpoint only to the extent that Matchpoint has funds available for such purpose in accordance with the programme documents in respect of its Euro 20,000,000,000 asset-backed commercial paper notes issuance programme (“Programme Documents”) and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Programme Documents such claims shall be extinguished. The provisions of this Clause 3.12 will survive the termination of this Agreement and the termination of each Transaction Document to which Matchpoint is a party.
3.14    Non-Petition – Irish Ring Receivables Purchaser Designated Activity Company
Notwithstanding anything to the contrary herein or in any Issuer Related Document to which Irish Ring Receivables Purchaser Designated Activity Company (“Irish Ring”) is expressed to be a party, each party to this Deed hereby agrees with and acknowledges to Irish Ring, that neither it nor any person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to Irish Ring until the date following two years and one day after all notes and commercial paper issued by Irish Ring (or the Person(s) issuing notes and commercial paper as part of a conduit arrangement with Irish Ring) have been redeemed in full and all of Irish Ring’s obligations and liabilities (whether actual or contingent) arising or incurred under or in connection with such asset-backed commercial paper programme or any other notes programme established by it have been discharged in full.
3.15    Limited Recourse – Irish Ring Receivables Purchaser Designated Activity Company
Notwithstanding any other provision of this Deed, each party hereto agrees and acknowledges with Irish Ring that:
(a)    it will only have recourse in respect of any amount, claim or obligation due or owing to it by Irish Ring (the “Claims”) to the extent of available funds pursuant to the asset-backed commercial paper notes issuance programme (the “Programme Documents”) of which Irish Ring is a part subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;
(b)    following the application of funds following enforcement of the security interests created over Irish Ring’s assets under the relevant Programme Documents, subject to and in accordance with the provisions relating to the application of funds specified therein, Irish Ring will have no assets available for payment of its obligations under such documents and this Agreement other than as provided for pursuant to the Programme Documents and any Claims will accordingly be extinguished to the extent of any shortfall; and
(c)    the obligations of Irish Ring under the Programme Documents and this Agreement will not be obligations or responsibilities of, or guaranteed by, any other person or entity.
3.16    Corporate Obligation – Irish Ring Receivables Purchaser Designated Activity Company
Notwithstanding any other provision of this Deed, no recourse under any obligation, covenant or agreement of Irish Ring contained in this Agreement shall be had against any shareholder, member,

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officer, director, employee or agent of Irish Ring, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of Irish Ring, and that no personal liability shall attach to or be incurred by the shareholders, members, officers, directors, employees or agency of Irish Ring, as such, or any of them under or by reason of any of the obligations, covenants or agreements of Irish Ring contained in this Deed or implied therefrom and that any and all personal liability for breaches by Irish Ring of any of such obligations, covenants or agreements, either at law or by statute or constitution of every such shareholder, member, officer, director, employee or agent is hereby expressly waived as a condition of an in consideration for the execution of this Deed.
3.17    Limited Recourse and Non-Petition – Managed and Enhanced Tap (Magenta) Funding S.T.
Each of the parties hereto (other than the Replacement VFN Noteholder) acting for itself hereby acknowledges and agrees that:
(a)    all sums due or owing to any party from or by the Replacement VFN Noteholder hereunder shall be payable by the Replacement VFN Noteholder in accordance with the Compartment Order of Priority, and provided that all liabilities of the Replacement VFN Noteholder required to be paid in priority thereto and a pro rata amount of all amounts to be paid pari passu therewith pursuant to the Compartment Order of Priority, have been paid, discharged and/or otherwise provided for in full;
(b)    it shall not be entitled to take any steps or proceedings which would result in the Compartment Order of Priority not being observed;
(c)    it shall not to take any action or proceedings against the Replacement VFN Noteholder to recover any amounts payable by the Replacement VFN Noteholder to it hereunder;
(d)    pursuant to article L. 214-175-III of the French Code monétaire et financier, any claim it may have against the Replacement VFN Noteholder subject to the Compartment Order of Priority and any statutory priority of payment; and
(e)    pursuant to article L.214-175-III of the French Code monétaire et financier, neither the Compartment nor Managed and Enhanced Tap (Magenta) Funding S.T. is subject to the provisions of Book VI of the French Code de commerce relating to insolvency proceedings.
Where:
“Compartment Order of Priority” means the following order of priority, with no sum being applied to an item with a lower ranking in the order of priority until all items with a higher ranking have been paid in full:
i.    Firstly: on a pro rata and pari passu basis, (i) to transfer to the ABCP Programme Account (as defined in the Common Terms Agreement) such amounts as are required to pay or to provide for the pro rata share of ABCP Programme Expenses (as defined in the Common Terms Agreement) allocated to the Replacement VFN Noteholder, as determined by the Calculation Agent (as defined in the Common Terms Agreement), and (ii) to pay or to provide for any commitment fees under any Transaction Specific Liquidity Facility Agreement entered into by the Replacement VFN Noteholder;
ii.    Secondly: to the payment or the provisioning on a pro rata and pari passu basis of the following:
1.    to transfer to the ABCP Programme Account such amounts as are required to finance the amounts due (whether in respect of interest capital or discount) under the CP Notes (as defined in the Common Terms Agreement) issued by Managed and Enhanced Tap (Magenta) Funding S.T. to re-finance the Replacement VFN Noteholder as determined by the Calculation Agent;
2.    the payment of the subscription price of the applicable VFN by the Replacement VFN Noteholder;

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3.    the payment of the principal and interest amounts of any advances made available to the Replacement VFN Noteholder under Transaction Specific Liquidity Facilities (as defined in the Common Terms Agreement) which are due to be paid on such day and were drawn under the circumstances set out in Clauses 6.2.1 or 6.2.2 of the ABCP Programme Master Framework Agreement (as defined in the Common Terms Agreement); and
4.    to the Repo Counterparty (as defined in the Common Terms Agreement), the amounts (if any) due under a Repo Agreement (as defined in the Common Terms Agreement) in respect of the Repurchase Price of Eligible Assets (as such terms are defined in the Common Terms Agreement).
iii.    Thirdly: to pay or to provide for any increased costs under any Transaction Specific Liquidity Facility Agreement entered into by the Replacement VFN Noteholder;
iv.    Fourthly: on any date other than the date the Replacement VFN Noteholder is liquidated, any surplus funds shall be paid to the ABCP Programme Account; and
v.    Fifthly: on the date the Replacement VFN Noteholder is liquidated, any surplus funds shall be distributed to the shareholders.
“Common Terms Agreement” means the agreement entitled “Definitions, Interpretation and Common Terms Agreement” entered into on 12 March 2010 between Managed and Enhanced Tap (MAGENTA) Funding S.T., Eurotitrisation and Natixis S.A., as amended from     time to time.
“Transaction Specific Liquidity Facility Agreement” means the facility agreement entered into by the Acceding Senior Noteholder with Natixis S.A. as liquidity bank for an amount of EUR 117,300,000.
3.18    Notices
Any notice or communication by any party hereto to another, whether pursuant to any Related Document or for any purpose that is otherwise ancillary to such Related Document, shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), e-mail, facsimile (other than in the case of the Issuer Security Trustee or any FleetCo Security Trustee) or overnight air courier guaranteeing next day delivery to the relevant address listed below:
Issuer and FCT Noteholder:
INTERNATIONAL FLEET FINANCING NO.2 B.V.
Address:    Fourth Floor
3 George’s Dock
IFSC
Dublin 1, Ireland
Telephone:    [*]
Fax:    [*]
Email:    [*]
Dutch OpCo, Dutch Lessee, Dutch Administrator and Dutch Servicer:
HERTZ AUTOMOBIELEN NEDERLAND B.V.
Address:    Scorpius 120,
2132 LR Hoofddorp
The Netherlands
Email:    [*]
Attention:    Bryn Davies / Falguni Bagchi
Dutch FleetCo and Dutch Lessor:
STUURGROEP FLEET (NETHERLANDS) B.V.
Address:    Scorpius 120,
2132 LR Hoofddorp
The Netherlands
Email:    [*]

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Attention:    Bryn Davies / Falguni Bagchi
With a copy to the board of directors:
INTERTRUST MANAGEMENT B.V.
Address:    Basisweg 10,
1043 AP Amsterdam
The Netherlands
Telephone:    [*]
Fax:    [*]
Email:    [*]
Attention:    Kristina Adamovich
French OpCo, French Lessee, French Administrator and French Servicer:
HERTZ FRANCE S.A.S.
Address:    1/3 avenue Westphalie, Immeuble Futura 3
78180 Montigny Le Bretonneux
France
Email:    [*]
Attention:    Bryn Davies / Falguni Bagchi
French FleetCo and French Lessor:
RAC FINANCE S.A.S.
Address:
Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
78180, Montigny-le-Bretonneux
487 581 498 RCS Versailles
Email:        [*]
Attention:    Bryn Davies / Falguni Bagchi
With a copy to:
TMF France Management SARL, President
Attention:    Mrs. Alina Jouot Guralnik
Email:        [*]
Spanish OpCo, Spanish Lessee, Spanish Administrator and Spanish Servicer:
HERTZ DE ESPANA SL
Address:    Calle Jacinto Benavente, 2, Edificio B, 3ª planta
Las Rozas de Madrid, Madrid
Spain
Telephone:    [*]
Email:        [*]
Attention:    Nuria Serrano Gómez / Bryn Davies / Falguni Bagchi
Spanish FleetCo and Spanish Lessor:
STUURGROEP FLEET (NETHERLANDS) B.V., SUCURSAL EN ESPAÑA
Address:    Calle Jacinto Benavente, 2, Edificio B, 3ª planta
Las Rozas de Madrid, Madrid
Spain
Telephone:    [*]
Email:    [*]
Attention:    Maria José Porrero Valor / Bryn Davies / Falguni Bagchi
With a copy to the board of directors:
INTERTRUST MANAGEMENT B.V.
Address:    Basisweg 10,
1043 AP Amsterdam
The Netherlands
Telephone:    [*]
Fax:    [*]
Email:    [*]
Attention:    Kristina Adamovich

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German FleetCo and German Lessor:
HERTZ FLEET LIMITED
Address:    Hertz Europe Service Centre
Swords Business Park, Swords, Co. Dublin
Ireland
Telephone:    [*]
Fax:    [*]
Email:    [*]
Attention:    Bryn Davies / Falguni Bagchi
With a copy to:
[*] / [*]
Attention: The Directors
German OpCo, German Lessee and German Servicer:
HERTZ AUTOVERMIETUNG GMBH
Address:    Ludwig-Erhard-Strasse 12,
65760 Eschborn,
Germany
Email:    [*]
Attention:    Bryn Davies/Falguni Bagchi
Issuer Security Trustee and FleetCo Security Trustee:
BNP PARIBAS TRUST CORPORATION UK LIMITED
Address:    10 Harewood Avenue
London NW1 6AA
United Kingdom
Fax:    [*]
Email:    [*]
FCT Management Company:
EUROTITRISATION
Address:    12 rue James Watt
93200 Saint Denis
France
Telephone:    [*]
Facsimile:    [*]
Email:    [*]
Attention:    FCT Manager
FCT Custodian:
BNP PARIBAS S.A.
Address:     ACI: CPA05A1
Grands Moulins de Pantin
9 rue du Débarcadère
93500 Pantin
Telephone:     [*]
Email:     [*]
Attention:     FCT Yellow CAR
FCT Registrar:
BNP PARIBAS S.A.
Address:    9 rue du débarcadère
93500 Pantin
Email:    [*]
Attention:    Clients FCPR OPCI
FCT Paying Agent:
BNP PARIBAS S.A.
Address:    AFS-FCPR-FCPI processing
9, rue du débarcadère
93500 Pantin
E-mail:         [*]
Attention:    FCT Yellow CAR

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FCT Servicer:
BNP PARIBAS S.A.
Address:     ACI: CAA05B1 – 3
rue d’Antin, 75002
Paris
Telephone:     [*]
Facsimile:     [*]
Email:     [*]
Attention:     Jérôme Eschbach / Eric Moulinet
Registrar:
BNP PARIBAS, LUXEMBOURG BRANCH
Address:    60, avenue J.F. Kennedy
L-1855 Luxembourg
(Postal Address: L – 2085 Luxembourg)
Telephone:    [*]
Fax:    [*]
Email:    [*]
Attention:    Corporate Trust Operations
Italian Paying Agent and Italian Payment Account Bank
BNP PARIBAS, ITALIAN BRANCH
Address:    Piazza Lina Bo Bardi 3
20124 Milan, Italy
Email:    [*]
PEC:    [*]
Attention:    Securities Services – Corporate Trust Services
Italian OpCo and Italian Lessee:
HERTZ ITALIANA S.R.L.
Address:    Via del Casale Cavallari
204 – 00145 Rome (RM)
Email:    [*]
Attention:    Daniela Dei Agnoli
Italian FleetCo and Italian Lessor:
IFM SPV S.R.L.
Address:    Via Galileo Galilei
39100 Bolzano (BZ), Italy
Email:    [*]
Attention:    Legal Representative
Italian Feet Seller, Italian Administrator and Italian Fleet Servicer
HERTZ FLEET ITALIANA S.R.L.
Address:    Via Galileo Galilei
2-39100 Bolzano (BZ)
Email:    [*]
Attention:    Albana Qoshku
Issuer Administrator and German Administrator:
HERTZ EUROPE LIMITED
Address:    Hertz House, 11 Vine Street
Uxbridge UB8 1QE
United Kingdom
Email:    [*]
Attention:    Bryn Davies/Falguni Bagchi
Issuer Back-Up Administrator, Dutch Back-Up Administrator, French Back-Up Administrator, German Back-Up Administrator, Spanish Back-Up Administrator and Italian Back-Up Administrator:
TMF SFS MANAGEMENT B.V.
Address:    Herikerbergweg 238, Luna Arena
1101 CM Amsterdam
The Netherlands
Telephone:    [*]
Fax:    [*]
Email:    [*] (“Hertz Issuer Back-Up Administrator” in subject line)
Attention:    The Managing Director

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TMF SARL
TMF FRANCE MANAGEMENT SARL
Address:     3-5, rue Saint George
75009 Paris
France
Telephone:    [*]
Fax:    [*]
Email:     [*]
Attention:    Mrs. Alina Jouot Guralnik
TMF SAS
TMF FRANCE SAS
Address:     3-5, rue Saint George
75009 Paris
France
Telephone:    [*]
Fax:    [*]
Email:     [*]
Attention:    Mrs. Alina Jouot Guralnik
Dutch Liquidation Co-ordinator, French Liquidation Co-ordinator, German Liquidation Co-ordinator, Spanish Liquidation Co-ordinator and Italian Liquidation Co-ordinator:
KPMG Advisory SAS
Address:    Tour Eqho
2 avenue Gambetta
92066 Paris La Défense Cedex
France
Telephone:    [*]
Email:    [*]
Attention:    Pascal Bonnet/Barema Bocoum/ Rémy Boulesteix
FCT Account Bank:
BNP PARIBAS S.A.
Address:    9 rue du Débarcadère
93500 Pantin
Fax:    [*] (securities instruction)
Fax:     [*] (cash instruction)
Email:    [*] (securities instruction)
Email:    [*] (cash instruction)
Hertz
THE HERTZ CORPORATION
Address:     8501 Williams Road
Estero, Florida 33928
Telephone:     [*]
Attention:     Treasurer
with copies to (that will not constitute notice):
The Hertz Corporation
Address:     8501 Williams Road
Estero, Florida 33928
Attention:     General Counsel
HIL
HERTZ INTERNATIONAL LIMITED
8501 Williams Road
Estero FL 33928
Attention: M. David Galainena
Email: [*]
Subordinated Noteholder, Subordinated Note Registrar, Convertible Notes Holder, Preference Certificate Holder:
HERTZ HOLDINGS NETHERLANDS 2 B.V.
Address:    Scorpius 120,
2132 LR Hoofddorp
The Netherlands

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Email:    [*]
Attention:    Bryn Davies/Falguni Bagchi/Mohammad Torkamanzehi
Dutch Account Bank:
BNP PARIBAS S.A., NETHERLANDS BRANCH.
Address:    Herengracht 595, 1017 CE Amsterdam, the Netherlands
Telephone:    [*]
Email:    [*]
Attention:    Robbert Dooijes (Senior Cash Management Officer)
French Account Bank:
BNP PARIBAS S.A.
Address:    Centre d’Affaires Ile de France Ouest
92000 Nanterre
Telephone:    [*]
Fax:    [*]
Email:    [*]
Attention:    Jean-François BENGOLD
German Account Bank (Irish Branch):
BNP PARIBAS S.A., DUBLIN BRANCH
Address:    3 Arkle Road
Telephone:    [*]
Email:    [*]
Attention:    BNPP Dublin Branch Legal Team / Caroline Carty
Spanish Account Bank:
BNP PARIBAS S.A., SPANISH BRANCH
Address:    C/ Emilio Vargas, 4 – 28043 Madrid
Telephone:    [*]
Email:        [*]
Attention:    Departamento de Contracting: Mrs. Silvia Juarez / Mr. Fernando Sousa
Italian Account Bank:
BANCA NAZIONALE DEL LAVORO S.P.A.
Address:    Piazza Lina Bo Bardi n. 3, 20124, Milan, Italy
Telephone:    [*]
Email:        [*]
Attention:    Luca Tomasi
Italian FleetCo Corporate Services Provider and Italian Master Servicer
BANCA FINANZIARIA INTERNAZIONALE S.P.A.
Address    :    Via Vittorio Alfieri 1 – 31015 Conegliano
Telephone:    0438 360926
Email:         [*]
Attention:    Managing Director
Italian Notes Custodian
BNP PARIBAS S.A., DUBLIN BRANCH
Address:    Termini, 3 Arkle Road, Sandyford, Dublin D18 T6T7
Telephone:    [*]
Email:        [*]
Attention:    BNPP Dublin Branch Legal Team / Caroline Carty
Class A Conduit Investor and Class A Committed Note Purchaser:
MATCHPOINT FINANCE PLC
Address:    4th Floor
25–28 Adelaide Road
Dublin 2
Ireland
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    The Directors

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With a copy to the Administrator:
BNP PARIBAS S.A., LONDON BRANCH
Address:    10 Harewood Avenue
London NW1 6AA
United Kingdom
Telephone:    [*]
Email:        [*]

Class A Funding Agent:
BNP PARIBAS S.A.
Address:     Capital Markets EMEA (CIB) – Securitised Products Group
37 place du Marché Saint Honoré - 75001 Paris
France
Telephone:    [*]
Email:        [*]
Attention:     Securitised Products Group
Class A Committed Note Purchaser and Class A Funding Agent:
DEUTSCHE BANK AG, LONDON BRANCH
Address:    Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    Gareth James/ Harlan Rothman/Natasha Bharucha
Class A Committed Note Purchaser and Class A Funding Agent:
BARCLAYS BANK PLC
Address:    1 Churchill Place
Canary Wharf
London E14 5HP
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    Sean White/ Sevdalina Shiderova / Kevin Vanistendael
Class A Committed Note Purchaser and Class A Funding Agent:
HSBC CONTINENTAL EUROPE
Address:    38, avenue Kléber
75116 Paris,
France
Telephone:    [*]
Fax:        N/A
Email:        [*]
Attention:    Guillaume BOUET / Edouard de NEYRIEU / Pierre-Yves COUVREUR

Class A Committed Note Purchaser and Class A Conduit Investor:
MANAGED AND ENHANCED TAP (MAGENTA) FUNDING S.T.
Address:    127 rue Amelot
75011 Paris
France
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    Sophie CHOCRON / Pascal VINCENS
Class A Funding Agent
NATIXIS S.A.
Address:    30, avenue Pierre Mendès-France
75013 Paris
France
Telephone:    [*]
Fax:        [*]

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Email:        [*]
Attention:    Caroline PEDREGNO / Frédérique PERRIER
Class A Conduit Investor:
IRISH RING RECEIVABLES PURCHASER DESIGNATED ACTIVITY COMPANY
Address:    1-2 Victoria Buildings
Haddington Road
Dublin 4
Ireland
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    Kathleen Athayde/ Gustavo Nicolosi
And
ROYAL BANK OF CANADA
Address:    100 Bishopsgate
London EC2N 4AA
Telephone:    [*]
Fax:        N/A
Email:        [*]
Attention:    Securitization Finance
Class A Committed Note Purchaser and Class A Funding Agent:
ROYAL BANK OF CANADA
Address:    100 Bishopsgate
London EC2N 4AA
Telephone:    [*]
Fax:        N/A
Email:        [*]
Attention:    Securitization Finance
And
ROYAL BANK OF CANADA
Address:    200 Vesey Street
        New York, NY 10281 8098
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    Securitization Finance
With a copy to:
RBC CAPITAL MARKETS
Address:    Two Little Falls Center
2571 Centerville Road, Suite 212
Wilmington, DE 19808
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    Securitization Finance
Class A Committed Note Purchaser and Class A Conduit Investor:
GRESHAM RECEIVABLES (NO. 32) UK LIMITED
Address:    C/O Wilmington Trust Sp Services (London) Limited
Third Floor
1 King’s Arms Yard
London, EC2R 7AF
United Kingdom
Telephone:    [*]
Fax:        N/A
Email:        [*]
Attention:    Mrs Mignon Clarke-Whelan

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Class A Funding Agent:
LLOYDS BANK PLC
Address:    10 Gresham Street
London EC2V 7AE
Telephone:    [*]
Fax:        N/A
Email:        [*]
Attention:    Michael Hodgson / Vincent Fernandes / Lauren Wilks / Edward Leng
Class A Committed Note Purchaser and Class A Funding Agent:
BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY
Address:    Two Park Place
Hatch Street
Dublin 2
Ireland
Attention:     [*]
Telephone:     [*]
Email:     [*]
Op. queries:     [*]
Loan queries:    [*]
Class A Committed Note Purchaser, Class A Funding Agent and Class A Administrative Agent:
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
Address:    12 Place des Etats-Unis
CS 70052
92547 Montrouge Cedex
France
Telephone:    [*]
Fax:        [*]
Email:        [*]
Attention:    MO SECURITIZATION CACIB/Carole D’HAEYERE-Stephane BOITEUX
Wilmington Trust SP Services (Dublin) Limited:
Address:    Fourth Floor
3 George’s Dock
IFSC
Dublin 1, Ireland
Telephone:    [*]
Fax:        [*]
Email:        [*]
Trustee of the Hertz Funding France Trust
SANNE TRUSTEE SERVICES LIMITED
Address:     IFC 5
St. Helier
Jersey
JE1 1ST
Channel Islands
Telephone:     [*]
Fax:         [*]
Email:         [*]
Attention:     John Pendergast
and any Party by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication: (i) given in person shall be deemed delivered on the date of delivery of such notice; (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed; (iii) delivered by e-mail or facsimile (other than in the case of the Issuer Security Trustee or any FleetCo Security Trustee) shall be deemed given on the date of delivery of such notice; and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier, provided that any notice or communication which is received after 4.00 p.m. (in the location of the applicable addressee) on any particular day or on a day on which commercial banks and foreign exchange markets do not

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settle payments in the location of the addressee shall be deemed to have been received and shall take effect from 10.00 a.m. on the next following Business Day.
Each Party hereto acknowledges that, in respect of any notice, communications, requests, instructions or demands delivered by email, the internet cannot guarantee the integrity and safety of the transferred data nor the time period in which such data is processed. The Registrar shall not therefore be liable for any operational incident and its consequences arising from the use of internet.
3.19    Service of Process
Each of the Issuer, the Subordinated Noteholder, Dutch FleetCo, Dutch OpCo, French FleetCo, French OpCo, the FCT, German FleetCo, German OpCo, Spanish FleetCo, Spanish OpCo, Italian FleetCo and Italian OpCo agrees that the process by which any proceedings arising out of or in connection with this Agreement or any other Related Document may be served on it is by being delivered to Hertz Europe Limited of Hertz House, 11 Vine Street, Uxbridge, Middlesex UB8 1QE and if the appointment of a process agent by a party ceases to be effective, each such party shall immediately appoint another person in England as its process agent in respect of this Agreement and notify the other parties of the appointment and, if such party to a Related Document fails to appoint such further person, the Issuer Security Trustee may appoint another agent for this purpose. Each of the Issuer, the Subordinated Noteholder, Dutch FleetCo, Dutch OpCo, French FleetCo, French OpCo, the FCT, German FleetCo, German OpCo, Spanish FleetCo, Spanish OpCo, Italian FleetCo and Italian OpCo further agrees that failure by an agent for service of process to notify such party to a Related Document of such process will not invalidate the proceedings concerned.
4    AMENDMENTS AND WAIVERS
4.1    Subject to Sub-Clause 4.2 and Sub-Clause 4.3 below, any term of this Agreement may be amended or waived with the consent of only the Issuer, the Issuer Administrator, the Issuer Security Trustee and the FleetCo Security Trustee and any such amendment or waiver will be binding on all of the Parties hereto.
4.2    An amendment or waiver which adversely affects any Party hereto (other than the Noteholders, Committed Note Purchasers, Conduit Investors and Funding Agents) may not be effected without the consent of each such adversely affected Party.
4.3    The Issuer may only give its consent in accordance with Sub-Clause 4.1 if it has first received the necessary consents in accordance with Annex 2 paragraph 2 (Amendments) of the Issuer Facility Agreement.
5    ENFORCEMENT UNDER FRENCH LAW RELATED DOCUMENTS
Unless otherwise required in the relevant French Law Related Document, in accordance with article 1344 of the French Code civil, the parties to any French Law Related Document agree that no formal notice (mise en demeure) shall be served by a party to another party before exercising any of its rights or legal remedies under this French Law Related Document. In particular, with respect to any payment obligation, the debtor of such payment obligation shall be due to pay when such payment obligation is due and payable and no formal notice to pay shall be served beforehand in this respect.
6    DUTCH POWER OF ATTORNEY
If an entity incorporated in the Netherlands is represented by an attorney or attorneys in connection with the signing, execution or delivery of this Agreement or any document, agreement or deed referred to herein or made pursuant hereto, the relevant power of attorney is expressed to be governed by the laws of the Netherlands and it is hereby expressly acknowledged and accepted by the other parties that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
INTERNATIONAL FLEET FINANCING NO. 2 B.V.
as Issuer, Dutch Noteholder, FCT Noteholder, German Noteholder, Spanish Noteholder and Italian Noteholder
By:     __________________________________
    Name:
Title: Authorised Representative
HERTZ AUTOMOBIELEN NEDERLAND B.V.,
as Dutch OpCo, Dutch Lessee, Dutch Administrator and Dutch Servicer
By:     __________________________________
    Name:
Title:
STUURGROEP FLEET (NETHERLANDS) B.V.
as Dutch FleetCo, Dutch Lessor and, acting through its Spanish branch, Spanish FleetCo and Spanish Lessor
By:     __________________________________
    Name:
Title:
HERTZ FRANCE S.A.S.
as French OpCo, French Lessee, French Administrator and French Servicer
By:     __________________________________
    Name:
Title:
RAC FINANCE S.A.S.,
as French FleetCo and French Lessor
By:     __________________________________
    Name:
Title:
HERTZ ITALIANA S.R.L.,
as Italian Opco and Italian Lessee
By:     __________________________________
    Name:
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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Title:
IFM SPV S.R.L.,
as Italian FleetCo and Italian Lessor
By:     __________________________________
    Name:
Title:
HERTZ FLEET ITALIANA S.R.L.,
as Italian Fleet Seller, Italian Administrator and Italian Fleet Servicer
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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HERTZ DE ESPANA SL
as Spanish OpCo, Spanish Lessee, Spanish Administrator and Spanish Servicer
By:     __________________________________
    Name:
Title:
HERTZ AUTOVERMIETUNG GMBH
as German OpCo, German Lessee and German Servicer
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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SIGNED for and on behalf of HERTZ FLEET LIMITED
as German FleetCo and German Lessor,
by its lawfully appointed attorney:__________________            ________________________
                (Name)                    (Attorney signature)

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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EUROTITRISATION S.A.
as FCT Management Company and on behalf of FCT YELLOW CAR
By:     __________________________________
    Name:
Title:
BNP PARIBAS S.A.
as FCT Custodian
By:     __________________________________
    Name:
Title:
BNP PARIBAS S.A.
as FCT Registrar
By:     __________________________________
    Name:
Title:
BNP PARIBAS S.A.
as FCT Servicer and French Lender
By:     __________________________________
    Name:
Title:
BNP PARIBAS, LUXEMBOURG BRANCH
as Registrar
By:     __________________________________
    Name:
Title:
HERTZ EUROPE LIMITED
as Issuer Administrator and German Administrator
By:     __________________________________
    Name:
Title:
TMF SFS MANAGEMENT B.V.
as Issuer Back-Up Administrator, Dutch Back-Up Administrator, French Back-Up Administrator, German Back-Up Administrator, Spanish Back-Up Administrator and Italian Back-Up Administrator
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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By:     __________________________________
    Name:
Title:
KPMG ADVISORY SAS
As Dutch Liquidation Co-ordinator, French Liquidation Co-ordinator, German Liquidation Co-ordinator, Spanish Liquidation Co-ordinator and Italian Liquidation Co-ordinator
By:     __________________________________
    Name:
Title:
SIGNED for and on behalf of
BNP PARIBAS TRUST CORPORATION UK LIMITED
as Issuer Security Trustee, Dutch Security Trustee, French Security Trustee, German Security Trustee and Spanish Security Trustee
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:
BNP PARIBAS S.A.
as FCT Account Bank
By:     __________________________________
    Name:
Title:
THE HERTZ CORPORATION
as THC and Guarantor
By:     __________________________________
    Name:
Title:
HERTZ INTERNATIONAL LIMITED
as HIL
By:     __________________________________
    Name:
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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Title:
HERTZ HOLDINGS NETHERLANDS 2 B.V.
as Subordinated Noteholder and Subordinated Note Registrar
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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SIGNED for and on behalf of MATCHPOINT FINANCE PUBLIC LIMITED COMPANY as Class A Conduit Investor and Class A Committed Note Purchaser,
by its lawfully appointed attorney:
__________________________________    (Matchpoint Finance Public Limited Company
in the presence of: -
    by its attorney ___________________)
__________________________________
(Witness’ Signature)
__________________________________
(Witness’ Address)
__________________________________
(Witness’ Occupation)

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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BNP PARIBAS S.A.
as Class A Funding Agent
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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DEUTSCHE BANK AG, LONDON BRANCH
as Class A Funding Agent
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:
DEUTSCHE BANK AG, LONDON BRANCH
as Class A Committed Note Purchaser
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:
BARCLAYS BANK PLC
as Class A Committed Note Purchaser and Class A Funding Agent
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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HSBC CONTINENTAL EUROPE
as Class A Funding Agent
By:     __________________________________
    Name:
Title:
MANAGED AND ENHANCED TAP (MAGENTA) FUNDING S.T.
as Class A Conduit Investor and Class A Committed Note Purchaser
By:     __________________________________
    Name:
Title:
NATIXIS S.A.
as Class A Funding Agent
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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IRISH RING RECEIVABLES PURCHASER DESIGNATED ACTIVITY COMPANY
as Class A Conduit Investor
SIGNED for and on behalf of
IRISH RING RECEIVABLES PURCHASER DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney
__________________
Attorney Signature
__________________
Print Attorney Name
in the presence of:
__________________
Witness Signature
__________________
Print Witness Name
__________________
Witness Address
__________________
Witness Occupation
ROYAL BANK OF CANADA
as Class A Committed Note Purchaser and Class A Funding Agent
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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LLOYDS BANK PLC
as Class A Funding Agent
By:     __________________________________
    Name:
Title:
BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY
as Class A Committed Note Purchaser and Class A Funding Agent
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Class A Committed Note Purchaser, Class A Funding Agent and Class A Administrative Agent
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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BNP PARIBAS S.A., DUBLIN BRANCH
as Issuer Account Bank and German Account Bank (Irish Branch)
Signature:    ___________________________
Print name:     ___________________________
Title:        ___________________________
Signature:    ___________________________
Print name:     ___________________________
Title:        ___________________________
BNP PARIBAS S.A., DUBLIN BRANCH
as Italian Notes Custodian
Signature:    ___________________________
Print name:     ___________________________
Title:        ___________________________
Signature:    ___________________________
Print name:     ___________________________
Title:        ___________________________
BNP PARIBAS S.A., NETHERLANDS BRANCH
as Dutch Account Bank
By:     __________________________________
    Name:
Title:
BNP PARIBAS S.A.
as French Account Bank
By:     __________________________________
    Name:
Title:
BANCA NAZIONALE DEL LAVORO S.P.A.
as Italian Account Bank
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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By:     __________________________________
    Name:
Title:
[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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SANNE TRUSTEE SERVICES LIMITED
as trustee of the Hertz Funding France Trust and Securitisation Company Shareholder
By:     __________________________________
    Name:
Title:
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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TMF FRANCE MANAGEMENT SARL
as TMF Sarl
By:     __________________________________
    Name:
Title:
TMF FRANCE SAS
as TMF SAS
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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BNP PARIBAS S.A.
as FCT Paying Agent
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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BNP PARIBAS, ITALIAN BRANCH
as Italian Paying Agent and Italian Payment Account Bank
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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BANCA FINANZIARIA INTERNAZIONALE S.P.A.
BANCA FINANZIARIA INTERNAZIONALE S.P.A.
as Italian FleetCo Corporate Services Provider and Italian Master Servicer
By:     __________________________________
    Name:
Title:

[MASTER DEFINITIONS AND CONSTRUCTIONS AGREEMENT – SIGNATURE PAGE]

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Schedule 9
Atto di nomina del responsabile del trattamento dei dati personali

Data Processing Addendum

This Addendum incorporates information and clauses required by the General Data Protection Regulation (GDPR) into the Agreement between the Parties (as each are defined below) and shall come into effect on [●].

Agreement

Name and date of agreement	[Insert name and date of the agreement]

Parties

Hertz	[Insert full legal name and address of Hertz entity - as it appears in the Agreement]
Vendor	[Insert full legal name and address of Vendor – as it appears in the Agreement]

Processing Summary (information required under Article 28(3) of GDPR)

Categories of Data Subjects	[Insert details of the categories of Data Subjects whose Personal Data is Processed]
Subject-matter of the Processing	[Insert description of the activities involving Processing of Personal Data]
Nature and purpose of the Processing	[Insert brief description of nature and purpose of Processing]
Type of Personal Data	[For each category of Data Subject please insert types of Personal Data Processed, e.g. name, email address, home address, phone number]
Special categories of Personal Data (if relevant)	[Insert details of any special categories of Personal Data Processed or The transfer of special categories of Personal Data is not anticipated.]
Duration of Processing	[Insert details of the duration of processing]

(a)    Definitions
In this Addendum:
a.    The terms "Personal Data", "Data Processor", "Data Subject", "Process", and "Data Controller" are as defined in the Data Protection Laws;
b.    "Data Protection Laws" means (i) Regulation (EU) 2016/679 ("GDPR") and any other applicable law; (ii) the Privacy and Electronic Communications (EC Directive) Regulations 2003 ("PECR") together with any other applicable legislation and any associated regulations or instruments and any other data protection laws, regulations, regulatory requirements, instruments, guidance and codes of practice applicable to Vendor's performance of its obligations under this Agreement, all of which as amended or replaced from time to time;
c.    "Losses" means all losses, liabilities, fines, charges, damages, actions, costs and expenses, professional fees (including legal fees actually incurred) and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties;
d.    “Services” means the services requested by Hertz under the Agreement.

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(b)    Responsibilities
1.    Hertz shall be the Data Controller and Vendor shall be the Data Processor in respect of Personal Data processed by Vendor on Hertz’s behalf in performing its obligations under this Agreement.
2.    Hertz shall be solely responsible for determining the purposes for which and the manner in which Personal Data are, or are to be, processed.
3.    Where Vendor processes Personal Data on behalf of Hertz, Vendor shall, in respect of such Personal Data:
4.    process the Personal Data in accordance with the specified duration, purpose, type and categories of data subjects as set out in the Processing Summary;
5.    act only on written instructions and directions from Hertz and comply promptly with all such instructions and directions received from Hertz from time to time;
6.    immediately notify Hertz if, in Vendor's opinion, any instruction or direction from Hertz infringes the Data Protection Laws or other applicable European Union or Member State data protection law.
7.    not process Personal Data for any purpose other than for the provision of [Services] to Hertz and only to the extent reasonably necessary for the performance of this Agreement;
8.    not disclose Personal Data to any employee, director, agent, contractor or affiliate of the Vendor or any third party except as necessary for the performance of the Services, to comply with applicable law or with Hertz's prior written consent;
9.    implement all necessary and appropriate technical and organisational measures:
10.    to protect the security and confidentiality of Personal Data processed by Vendor in providing the Services; and
11.    to protect Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure, access, or processing; and
12.    to ensure a level of security appropriate to the risk, including as appropriate: (A) the pseudonymization and encryption of Personal Data; (B) the ability to ensure the ongoing confidentiality, integrity, availability, and resilience of processing systems and services; (C) the ability to restore the availability and access to the Personal Data in a timely manner; and (D) a process for regularly testing, assessing and evaluating the effectiveness of technical and organizational measures for ensuring and maintaining the security of the processing;
13.    as required under Data Protection Laws, including without limitation Article 32 of the GDPR; and including, without limitation, the safeguards set out in Schedule 1;
14.    provide training as necessary from time to time to Vendor’s personnel with respect to Vendor's obligations in this Addendum and to ensure that Vendor’s personnel are aware of and comply with such obligations;
15.    ensure that any Vendor personnel with access to Personal Data are bound by confidentiality obligations in respect of access, use or processing of such Personal Data;
16.    comply with Data Protection Laws in connection with performance of its obligations under this Agreement;
17.    not do or cause or permit to be done anything within its knowledge or control which may cause (or otherwise result in) Hertz to be in breach of Data Protection Laws; and
18.    on termination or expiry of the Agreement, at Hertz's request, delete or return to Hertz all Personal Data processed on behalf of Hertz, and Vendor shall delete existing copies of such Personal Data except where necessary to retain such Personal Data strictly for the purposes of compliance with applicable law.
(c)    Reporting and Co-operation

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If requested by Hertz, Vendor shall provide reasonable assistance to Hertz in ensuring its compliance with obligations under Articles 32 to 36 of the GDPR, taking into account the nature of processing and the information available to Vendor, including in particular:
1.    Incident notification. Vendor shall, immediately and in any event within 4 hours of becoming aware, promptly notify Hertz in writing of any actual or suspected accidental, unlawful or unauthorised destruction, loss, alteration, access to, disclosure of, or processing of Personal Data ("Incident"), and such notice shall include reasonable details of the Incident including without limitation: (i) a description of the Incident; (ii) likely consequences of the Incident; (iii) the number of data subjects affected, number of records affected and the types of records affected; and (iv) the measures taken or proposed to be taken to address the Incident, including measures to mitigate possible adverse effects of the Incident. Vendor shall co-operate fully with any investigation regarding the Incident and take all necessary measures to limit further unauthorised disclosure of or unauthorised processing of Personal Data in connection with the Incident.
2.    Data protection impact assessments. Vendor shall cooperate and provide Hertz with such assistance as Hertz requires in relation to the preparation of data protection impact assessments to the extent required under the Data Protection Laws.
3.    Data Subject requests. Vendor shall notify Hertz immediately of any request made by a Data Subject under Data Protection Laws in relation to or in connection with Personal Data processed by Vendor on behalf of Hertz and, if required by Hertz, permit Hertz to handle such request and at all times cooperate with and assist Hertz to ensure its compliance with its obligations under the Data Protection Laws in relation to such Data Subject requests. If Hertz elects not to handle any Data Subject request received by Vendor, Vendor shall comply with such request. In all cases, Vendor shall provide a copy to Hertz of all Personal Data which it does so disclose at the same time as making the disclosure.
4.    Regulator contacts. Vendor shall cooperate with Hertz and provide such reasonable assistance as Hertz requires in relation to any complaints made by Data Subjects or investigations or enquiries made by any regulator relating to Hertz's or the Vendor's obligations under the Data Protection Laws.
(d)    Transfers outside the EU
No Personal Data processed by Vendor pursuant to this Agreement shall be exported, processed or otherwise accessed outside the European Economic Area and/or the UK without the prior written permission of Hertz. Where that permission is given it will be conditional on any export, processing or access being done on the terms of a binding agreement incorporating the EU standard clauses on the transfer of Personal Data from Data Controller to Data Processor entered into between Hertz, or the relevant member of the Hertz group which is the Data Controller and Vendor (or any other valid transfer mechanism under Data Protection Laws with Hertz's prior written consent). Vendor agrees to accept any modifications to such standard clauses which are necessary to comply with laws applicable to such data transfer. Such binding agreement shall be without prejudice to the rights of Hertz under the Agreement including this Addendum.
(e)    Sub-contractors
In no event may Vendor subcontract the processing of any Personal Data which Vendor processes on Hertz's behalf, without the prior written consent of Hertz. Where that consent is given it will be conditional upon Vendor having executed a written contract with the third party which contains terms for the protection of Personal Data which are no less protective than the terms set out in this Addendum. Vendor shall remain responsible and liable for any acts or omissions of its subcontractors.

__________________________    _____________________________
Signed for and behalf of Hertz    Signed for and behalf of Vendor
Name:    Name:
Date:    Date:

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Schedule 1
Vendor shall implement administrative, technical and physical safeguards to ensure the confidentiality, integrity and availability of Personal Data, protect against any reasonably anticipated threats or hazards to the confidentiality, integrity and availability of Personal Data, and protect against unauthorized access, use, disclosure, alteration or destruction of Personal Data. In particular, Vendor shall have in place the following safeguards without limitation where appropriate or necessary to ensure the protection of Personal Data:
1.    Access Controls – policies, procedures and physical and technical controls: (i) to limit physical access to its information systems and the facility or facilities in which they are housed to properly authorised persons; (ii) to ensure that all members of its workforce who require access to Personal Data have appropriately controlled access, and to prevent those workforce members and others who should not have access from obtaining access; (iii) to authenticate and permit access only to authorized individuals and to prevent members of its workforce from providing Personal Data or information relating thereto to unauthorized individuals; and (iv) to encrypt and decrypt Personal Data where appropriate.
2.    Security Awareness and Training – a security awareness and training program for all members of Vendor's workforce (including management), which includes training on how to implement and comply with the safeguards in this Schedule 1.
3.    Security Breach Procedures – policies and procedures to detect, respond to and otherwise address security breaches, including procedures to monitor systems and to detect actual and attempted attacks on or intrusions into Personal Data or information systems relating thereto, and procedures to identify and respond to suspected or known security incidents, mitigate harmful effects of security incidents, and document security incidents and their outcomes.
4.    Contingency Planning – policies and procedures for responding to an emergency or other occurrence (for example, fire, vandalism, system failure and natural disaster) that damages Personal Data or systems that contain Personal Data, including a data backup plan and a disaster recovery plan.
5.    Device and Media Controls – policies and procedures that govern the receipt and removal of hardware and electronic media that contain Personal Data into and out of a Vendor facility, and the movement of these items within a Vendor facility, including policies and procedures to address the final disposition of Personal Data and/or the hardware or electronic media on which it is stored, and procedures for removal of Personal Data from electronic media before the media are made available for re-use.
6.    Audit Controls – hardware, software and/or procedural mechanisms that record and examine activity in information systems that contain or use electronic information, including appropriate logs and reports concerning these security requirements and compliance therewith.
7.    Data Integrity – policies and procedures to ensure the confidentiality, integrity and availability of Personal Data and protect it from disclosure, improper alteration or destruction.
8.    Storage and Transmission Security – technical security measures to guard against unauthorized access to Personal Data that is being transmitted over an electronic communications network, including a mechanism to encrypt electronic information whenever appropriate, such as while in transit or in storage on networks or systems to which unauthorized individuals may have access.
9.    Secure Disposal – policies and procedures regarding the disposal of Personal Data, and tangible property containing Personal Data, taking into account available technology so that Personal Data cannot be practicably read or reconstructed.
10.    Testing – Vendor shall regularly and no less than one time per year test the key controls, systems and procedures in relation to information security to ensure that they are properly implemented and effective in addressing the threats and risks identified. Tests should be conducted or reviewed by independent third parties or staff independent of those that develop or maintain the security programs.
11.    Monitoring and Correction – Vendor shall monitor, evaluate and adjust, as appropriate, the measures adopted to comply with the requirements of this Schedule 1 in light of any relevant changes in technology or industry security standards, the sensitivity of Personal Data, internal or external threats to Vendor or Personal Data, requirements of applicable work orders, and Vendor's own changing business arrangements, such as mergers and acquisitions, alliances and joint ventures, outsourcing arrangements and changes to information systems.
OPTIONAL CONTROLLER TO CONTROLLER CLAUSES
12.    [[Vendor] warrants and represents that, prior to any disclosure of Personal Data to Hertz, it has obtained all necessary consents and/or authorisations to enable Hertz to process Personal Data received from [Vendor] lawfully and in accordance with Data Protection Laws for the purposes contemplated under this Agreement.]
13.    [[Vendor] warrants and represents that, prior to any disclosure of Personal Data to Hertz, it is has provided all relevant Data Subjects with necessary fair processing information and/or notices (as prior approved by Hertz in writing) in accordance with Data Protection Laws. Hertz shall be entitled to review and provide amendments to the relevant information and/or notices provided to Data Subjects by [Vendor], where such amendments are in Hertz's reasonable opinion required for compliance with Data Protection Laws. [Vendor] agrees to make any such amendments reasonably requested by Hertz to such information and/or notices without undue delay, and at its own cost.]

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14.    [[Vendor] shall ensure it is not subject to any restrictions or prohibitions which would prevent or restrict it from:
i.    processing the Personal Data in connection with performance of its obligations under this Agreement; or
ii.    disclosing or transferring the Personal Data to Hertz in connection with performance of its obligations under this Agreement.]
C TO P ALTERNATIVES
Challenged instructions [2.3(b)]:
[If [Vendor] is of the opinion that an instruction received from Hertz infringes the Data Protection Laws or other applicable European Union or Member State data protection law and has notified Hertz of the same, [Vendor] is not obliged to follow the Challenged Instruction unless: (a) Hertz confirms the Challenged Instruction after receipt of the notification from [Vendor] regarding the Challenged Instruction; and (b) Hertz acknowledges its liability for the Challenged Instruction;]
Subcontracting
[Hertz authorises the use of subcontractors engaged by [Vendor] in relation to the processing of Personal Data on Hertz's behalf for the provision of the Services under this Agreement. The subcontractors approved by Hertz are set out in Schedule [z]. The [Vendor] shall choose such subcontractors diligently. The [Vendor] remains responsible and liable for any acts or omissions of its subcontractors. The [Vendor] shall execute a written contract with the third party which contains terms for the protection of Personal Data which are no less protective than the terms set out in this Clause [x]. The [Vendor] may remove, replace or appoint suitable and reliable further subcontractors provided that: (i) [Vendor] notifies Hertz in advance of any changes.
Audit
[permit Hertz (or an independent third party acting on Hertz's behalf)[, on one occasion in any twelve (12) month period only,] to perform an audit [of]/[strictly limited to] [Vendor]'s arrangements for complying with this Addendum, [provided that such audit is carried out during the normal business hours and that Hertz (or the relevant third party conducting such an audit) gives Vendor a reasonable period of notice before carrying out the audit.]]

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[Schedule 2]
[Approved Subcontractors]

Name	Address	Purpose of Use

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Schedule 10
Form of Notice to Landlords

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[On letterhead paper of Hertz Italiana S.r.l.]
By registered mail with acknowledgement of receipt
To:    [name and address of the landlord of the Car Park]
With copy to:
IFM SPV S.R.L.
Via Galileo Galilei 2
39100 Bolzano
Italy

HERTZ FLEET ITALIANA S.R.L.
Via Galileo Galilei 2
39100 Bolzano
Italy

Rome, [•]
Dear Madam, dear Sir,
Information Notice
We refer to the Italian master lease agreement entered into on [•] 2022 between yourself and our company [details of the lease agreements to be provided by Hertz Italiana S.r.l.: date, reference number, other applicable details] (the “Lease Agreement(s)”) pursuant to which you have agreed to hire to us the car park[s] having the following features: [identification details of the car park[s] to be provided by Hertz Italiana S.r.l.: address, etc.] (the “Car Park(s)”).
The Hertz Group has embarked on a funding programme to purchase vehicles. As a result of this funding programme, most of the vehicles which may be parked in the Car Park(s) pursuant to the Lease Agreement(s) from time to time as from the date of this letter will not belong to Hertz Italiana S.r.l. and will not be registered in our name. These vehicles may belong to, and be registered in the name of [●].
At any time during the term of the Lease Agreement, upon prior written request, we will provide you with a list of the owners of the vehicles that will be parked in the Car Park(s) as at a given date as from the date of this letter.
HERTZ ITALIANA S.R.L.
Signature:
Name:
Title:

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** ** ** **
If you agree with the terms of this letter, please copy the content of the same on Your letter and send it to us duly signed for acceptance by a duly authorised representative.

Yours faithfully,

[SIGNED]
___________________________
IFM SPV S.R.L."

** ** ** **

By way of full and unconditional acceptance.

Yours faithfully,

___________________________
HERTZ FLEET ITALIANA S.R.L.

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